                                                Filed Pursuant to Rule 424(b)(5)
                                                       Registration No. 33-47913
PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED MARCH 27, 1998)
                                  $589,490,892
                                 (APPROXIMATE)

                         CMC SECURITIES CORPORATION III
                                     ISSUER

             BANK OF AMERICA, FSB AND CENDANT MORTGAGE CORPORATION
                                MASTER SERVICERS

               COLLATERALIZED MORTGAGE OBLIGATIONS, SERIES 1998-1

    The Collateralized Mortgage Obligations, Series 1998-1 (collectively, the "BONDS"), consist of all Classes identified in the chart below (the "OFFERED BONDS") as well as certain additional Classes of Other Subordinate Bonds (as hereinafter defined) which are not being offered for sale hereunder. The original principal amount of one or more Classes of Bonds may be increased or decreased by up to 10% prior to their issuance, depending on the Mortgage Loans actually included in the Mortgage Pool (as defined below), and may be adjusted as necessary to obtain the required ratings on the Offered Bonds. It is a condition to their issuance that each Class of Offered Bonds receive from Moody's Investors Service, Inc. ("MOODY'S") and Duff & Phelps Credit Rating Co. ("DCR") the respective ratings set forth under "Summary of Terms -- Rating".
                                                  (cover continued on next page)
                         ------------------------------
   THE BONDS WILL BE NONRECOURSE OBLIGATIONS SOLELY OF THE ISSUER AND DO NOT
     REPRESENT AN OBLIGATION OF OR INTEREST IN THE LOAN SELLERS, THE MASTER SERVICERS, THE CERTIFICATE TRUSTEE, THE INDENTURE TRUSTEE, THE UNDERWRITER OR
    ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE BONDS NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL ENTITY, THE ISSUER,
 THE LOAN SELLERS, THE MASTER SERVICERS, THE CERTIFICATE TRUSTEE, THE INDENTURE
  TRUSTEE, THE UNDERWRITER OR ANY OF THEIR RESPECTIVE AFFILIATES, OR ANY OTHER
                                    PERSON.
                         ------------------------------
THESE BONDS HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE
    COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.
                         ------------------------------

    PROSPECTIVE INVESTORS SHOULD CONSIDER, AMONG OTHER THINGS, THE FACTORS SET FORTH UNDER "RISK FACTORS" COMMENCING AT PAGE S-32 OF THIS PROSPECTUS SUPPLEMENT AND AT PAGE 15 OF THE PROSPECTUS.

 APPROX. INITIAL    BOND INTEREST
PRINCIPAL BALANCE       RATE              CLASS
-----------------   -------------         -----
   $   335,906            (1)       Class P Bonds
   $11,738,000          6.15%       Class A-1 Bonds
   $13,947,904          6.15%       Class A-2 Bonds
   $24,555,000          6.25%       Class A-3 Bonds
   $40,938,000          6.45%       Class A-4 Bonds
   $24,875,000          6.75%       Class A-5 Bonds
   $ 7,610,000          6.50%       Class A-6 Bonds
   $       (2)          6.75%       Class A-7 Bonds
   $75,183,096          6.75%       Class A-8 Bonds
   $       (2)          6.75%       Class A-9 Bonds
   $25,000,000          6.75%       Class A-10 Bonds
   $50,378,029            (3)       Class A-11 Bonds
   $13,060,971            (4)       Class A-12 Bonds
   $ 3,054,625          7.00%       Class A-13 Bonds
   $ 7,614,250          7.00%       Class A-14 Bonds
   $ 3,500,000            (5)       Class A-15 Bonds
   $ 2,024,125          5.00%       Class A-16 Bonds
   $26,000,000          6.40%       Class A-17 Bonds

 APPROX. INITIAL    BOND INTEREST
PRINCIPAL BALANCE       RATE              CLASS
-----------------   -------------         -----
   $26,000,000          6.40%       Class A-18 Bonds
   $41,592,353          6.75%       Class A-19 Bonds
   $       (6)            (6)       Class X Bonds
   $ 9,774,163          6.75%       Class B-1 Bonds
   $ 3,743,297          6.75%       Class B-2 Bonds
   $ 1,871,649          6.75%       Class B-3 Bonds
   $85,476,274          6.50%       Class 2-A Bonds
   $       (6)            (6)       Class 2-X Bonds
   $ 1,457,300          6.50%       Class 2-B-1 Bonds
   $   441,600          6.50%       Class 2-B-2 Bonds
   $   264,900          6.50%       Class 2-B-3 Bonds
   $86,188,450            (7)       Class 3-A Bonds
   $ 2,104,500            (7)       Class 3-B-1 Bonds
   $   492,600            (7)       Class 3-B-2 Bonds
   $   268,700            (7)       Class 3-B-3 Bonds
   $       100          6.75%       Class R-1 Bonds
   $        50          6.50%       Class R-2 Bonds
   $        50            (7)       Class R-3 Bonds

                                                        (footnotes on next page)
    The Offered Bonds will be purchased by Bear, Stearns & Co. Inc. (the "UNDERWRITER") from the Issuer and will be offered by the Underwriter from time to time in negotiated transactions at varying prices to be determined at the time of sale. Proceeds to the Issuer are expected to be approximately 100.48% of the aggregate principal balance of the Offered Bonds plus accrued interest thereon, but before deducting expenses payable by the Issuer in connection with the Offered Bonds estimated to be $230,000.

    The Offered Bonds are offered by the Underwriter when, as and if issued, delivered to and accepted by the Underwriter and subject to certain other conditions. It is expected that delivery of the Class R-1, Class R-2 and Class R-3 Bonds will be made against payment therefor at the offices of Bear, Stearns & Co. Inc., 245 Park Avenue, New York, New York 10167 and that delivery of the other Offered Bonds will be made in book entry form only, through the Same Day Funds Settlement System of The Depository Trust Company, in each case on or about March 31, 1998.
                            BEAR, STEARNS & CO. INC.
            THE DATE OF THIS PROSPECTUS SUPPLEMENT IS MARCH 27, 1998

(1) The Class P Bonds are principal only bonds and will not bear interest. The Current Principal Balance of the Class P Bonds initially will be the amount shown above and is composed of three components ("COMPONENT P-1", "COMPONENT P-2" and "COMPONENT P-3") equal to (i) in the case of Component P-1 and Component P-2, the PO Percentage (as defined herein) of each Discount Mortgage Loan in Mortgage Loan Groups 1 and 2, respectively, or $133,931 and $191,975, respectively, and in the case of Component P-3, $10,000 of principal payable from all Group 3 Mortgage Loans.

(2) The Class A-7 and Class A-9 Bonds are interest only bonds. The Class Notional Balance of the Class A-7 Bonds (the "CLASS A-7 NOTIONAL BALANCE") on any Payment Date will be equal to the sum of (i) the product of (A) 8.8888888889% and (B) the Class Current Principal Balance of the Class A-1 Bonds, (ii) the product of (A) 14.9544582575% and (B) the Class Current Principal Balance of the Class A-2 Bonds,
         (iii) the product of (A) 7.4074074074% and (B) the Class Current Principal Balance of the Class A-3 Bonds, (iv) the product of (A) 4.4444444444% and (B) the Class Current Principal Balance of the Class A-4 Bonds, and (v) the product of (A) 3.7037037037% and (B) the Class Current Principal Balance of the Class A-6 Bonds. The Class A-7 Notional Balance as of the Cut-off Date will equal approximately $7,049,419. The Class Notional Balance of the Class A- 9 Bonds (the "CLASS A-9 NOTIONAL BALANCE") on any Payment Date will be equal to the product of (A) 2.4610272767% and (B) the Class Current Principal Balance of the Class A-8 Bonds. The Class A-9 Notional Balance as of the Cut-off Date will equal approximately $1,850,276.

(3) During the initial Interest Accrual Period, interest will accrue on the Class A-11 Bonds at the rate of 6.5375% per annum. During each Interest Accrual Period thereafter, interest will accrue on the Class A-11 Bonds at a per annum rate of LIBOR plus 0.85%, determined monthly as described herein, subject to a maximum rate of 8.50% per annum and a minimum rate of 0.85% per annum.

(4) During the initial Interest Accrual Period, interest will accrue on the Class A-12 Bonds at the rate of 7.5696% per annum. During each Interest Accrual Period thereafter, interest will accrue on the Class A-12 Bonds at a per annum rate equal to 29.50714% -- (3.857143 x LIBOR), determined monthly as described herein, subject to a maximum rate of 29.50714% per annum and a minimum rate of 0.00% per annum.

(5) During the initial twelve Interest Accrual Periods, interest will accrue on the Class A-15 Bonds at the rate of 7.75% per annum. During the next twelve Interest Accrual Periods, interest will accrue on the Class A-15 Bonds at the rate of 7.25% per annum. During each Interest Accrual Period thereafter, interest will accrue on the Class A-15 Bonds at a per annum rate of 7.00%.

(6)      The Class X Bonds and the Class 2-X Bonds are interest only bonds.
         The Class Notional Balance of the Class X Bonds (the "CLASS X NOTIONAL BALANCE") immediately prior to a Payment Date will be equal to the aggregate Scheduled Principal Balances of the Group 1 Mortgage Loans, which will equal approximately $415,921,869 as of the Cut-off Date, and the Class Notional Balance of the Class 2-X Bonds (the "CLASS 2-X NOTIONAL BALANCE") immediately prior to a Payment Date will be equal to the aggregate Scheduled Principal Balances of the Group 2 Mortgage Loans, which will equal approximately $88,317,906 as of the Cut-off Date. The Class X and Class 2-X Bonds will bear interest on their respective Class Notional Balances at variable Bond Interest Rates equal, in the case of the Class X Bonds, to the weighted average of the excess, if any, of (a) the Net Rates on each Group 1 Mortgage Loan over (b) 6.75% per annum, and in the case of the Class 2-X Bonds, to the weighted average of the excess, if any, of (a) the Net Rates on each Group 2 Mortgage Loan over (b) 6.50% per annum. The Bond Interest Rates for the Class X Bonds and the Class 2-X Bonds for the initial Interest Accrual Period are expected to be approximately 0.5247% and 0.4265% per annum, respectively.

(7) The Group 3 Bonds (as defined herein) will bear interest at a variable rate equal to the weighted average of the Net Rates of the Group 3 Mortgage Loans.

                          ___________________________

(cover continued from previous page)

         The Bonds will be collateralized by mortgage pass-through certificates (the "CERTIFICATES") evidencing the beneficial ownership interest in entire pools (each, a "MORTGAGE POOL" and collectively, the "MORTGAGE POOL") of certain first lien, fixed rate mortgage loans secured by one- to four-family residences and individual condominium units located primarily in California and having original terms to stated maturity ranging from 15 to 30 years (the "MORTGAGE LOANS") originated or acquired by (i) Bank of America, FSB ("BAFSB"),
(ii) Bank of America National Trust and Savings Association ("BANTSA") or (iii) Cendant Mortgage Corporation ("CENDANT") (each, a "LOAN SELLER" and collectively, the "LOAN SELLERS"). The Mortgage Loans will have an aggregate principal balance as of March 1, 1998, (the "CUT-OFF DATE") of $593,796,661, subject to adjustment as described herein. The Mortgage Loans are separated into three mortgage loan groups ("MORTGAGE LOAN GROUP 1", "MORTGAGE LOAN GROUP 2" and "MORTGAGE LOAN GROUP 3" and each, a "MORTGAGE LOAN GROUP"). Mortgage Loan Group 1 consists of Mortgage Loans having original terms to maturity of 20 to 30 years and having an aggregate principal balance as of the Cut-off Date of $415,921,869, subject to adjustment as described herein; Mortgage Loan Group 2 consists of Mortgage Loans having original terms to maturity of 15 years and having an aggregate principal balance as of the Cut-off Date of $88,317,906, subject to adjustment as described herein; and Mortgage Loan Group 3 consists of Mortgage Loans having original terms to maturity of 15 to 30 years and having an aggregate principal balance as of the Cut-off Date of $89,556,886, subject to adjustment as described herein. The characteristics of the Mortgage Loans included in all three Mortgage Loan Groups are described herein under "Description of the Mortgage Loans" and in Annex A hereto.

         Prior to the date of initial issuance of the Bonds (the "CLOSING DATE"), (i) BAFSB and BANTSA will have sold certain of the Mortgage Loans (the "BA MORTGAGE LOANS") to Bear Stearns Mortgage Capital Corporation ("BSMCC"), an affiliate of the Underwriter, pursuant to one or more loan sale agreements between BAFSB, BANTSA and BSMCC (collectively, the "BA LOAN SALE AGREEMENT") and (ii) Cendant will have sold certain of the Mortgage Loans (the "CENDANT MORTGAGE LOANS") to BSMCC pursuant to one or more loan sale agreements between Cendant and BSMCC (collectively, the "CENDANT LOAN SALE AGREEMENT" and together with the BA Loan Sale Agreement, the "LOAN SALE AGREEMENTS"). On the Closing Date, BSMCC will sell the Mortgage Loans to Capstead Capital Corporation ("CCC"), a Delaware corporation that is a wholly-owned limited purpose finance subsidiary of Capstead Mortgage Corporation ("CMC"), a Maryland corporation, pursuant to the terms of a purchase agreement between BSMCC and CCC (the
"PURCHASE AGREEMENT").   CCC will, in turn, simultaneously sell the Mortgage
Loans to CMC Securities Corporation III (the "ISSUER"), a Delaware corporation that is a wholly-owned limited purpose finance subsidiary of CMC, pursuant to an assignment and assumption agreement between CCC and the Issuer (the "CCC ASSIGNMENT AGREEMENT"). The Issuer will deposit Mortgage Loan Group 1, Mortgage Loan Group 2 and Mortgage Loan Group 3 into three separate trusts (each, a "TRUST") pursuant to the terms of a pooling and servicing agreement (the "POOLING AND SERVICING AGREEMENT") among the Issuer, as depositor, BAFSB and Cendant, as master servicers (each, a "MASTER SERVICER"), and The First National Bank of Chicago, a national bank, as trustee (the "CERTIFICATE TRUSTEE"). Each Trust will create a separate series of Certificates for the benefit of the Issuer in exchange for the Mortgage Loans. The Issuer will pledge the Certificates to The First National Bank of Chicago, as indenture trustee (the "INDENTURE TRUSTEE") under the terms of an indenture (the "INDENTURE") between the Issuer and the Indenture Trustee. The Certificates constitute a series of "Non-Agency Certificates" as described in the Prospectus. The Pooling and Servicing Agreement constitutes a "Pooling and Administration Agreement" as described in the Prospectus.

         The Bonds constitute a Series of "Bonds" that are "Special Allocation Bonds", as such terms are described in the Prospectus, and will be non-recourse obligations of the Issuer. Proceeds from the Certificates and the other assets pledged as collateral to secure the Bonds under the lien of the Indenture (the "TRUST ESTATE") are the sole source of payments on the Bonds. Neither the Bonds nor the Certificates are insured or guaranteed by any government agency or instrumentality, CMC, CCC, the Issuer, the Loan Sellers, BSMCC, the Certificate Trustee, the Indenture Trustee, the Underwriter or any other person or entity.

         Each Class of Senior Bonds (as defined herein) constitutes a "Senior Class" of "Senior Bonds" as described in the Prospectus and each Class of Subordinate Bonds (as defined herein) constitutes a "Junior Class" of "Junior Bonds" as described in the Prospectus. The primary credit support for the Senior Bonds of each Bond Group is the subordination of the Subordinate Bonds of such Bond Group to such Senior Bonds. In addition, the Senior Bonds of each Bond Group, other than the Class A-19 Bonds, will be allocated all or a disproportionately large share of the principal payments and prepayments received on the related Mortgage Loan Group for a period of time, as described herein. The primary credit support for each Class of Offered Subordinate Bonds (as defined herein) of a Bond Group is the subordination of the Other Subordinate Bonds (as defined herein) relating to such Bond Group with higher numerical designations. The rights of Classes B-2, 2-B-2 and 3-B-2 to receive payments of principal and interest will be subordinate to such rights of Classes B-1, 2-B-1 and 3-B-1, respectively, and such rights of Classes B-3, 2-B-3 and 3-B- 3 will be similarly subordinate to such rights of Classes B-1 and B-2, Classes 2-B-1 and 2-B-2 , and Classes 3-B-1 and 3-B-2, respectively, in each case as and to the extent described herein. Except for Excess Special Hazard Losses (as defined herein), Realized Losses (as defined herein) on the Mortgage Loans in a given Mortgage Loan Group will be allocated first to the Other Subordinate Bonds of the related Bond Group in reverse numerical order, second to the Offered Subordinate Bonds of the related Bond Group in reverse numerical order, and then to the Senior Bonds of the related Bond Group, in each case as described herein. Following the reduction of the aggregate Current Principal Balance of the Other Subordinate Bonds of a Bond Group to zero, the yield to maturity on each Class of Offered Subordinate Bonds of such Bond Group, in increasing order of numerical Class designation, will be extremely sensitive to such Realized Losses on the related Mortgage Loans because all or a disproportionately large amount of such losses (rather than a pro rata portion thereof) will be allocable to the Offered Subordinate Bonds with the highest numerical designation then outstanding of the related Bond Group. Similarly, following the reduction of the aggregate Current Principal Balance of the Offered Subordinate Bonds of a Bond Group to zero, the yield to maturity on the Senior Bonds of such Bond Group will be extremely sensitive to all Realized Losses on the Mortgage Loans in the related Mortgage Loan Group. See "Description of the Bonds -- Allocation of Losses; Subordination" herein.

         Payments in respect of the Bonds will be made on the 25th day of each month or, if such day is not a business day, then on the next succeeding business day, commencing in April 1998 (each, a "PAYMENT DATE"). As more fully described herein under "Description of the Bonds -- Payments on the Bonds -- Interest", interest payments on the Offered Bonds will be based on the Current Principal Balance thereof (or on the applicable Class Notional Balance, in the case of the Interest Only Bonds) and the related Bond Interest Rates. Interest accruing on each Class of Bonds during each Interest Accrual Period after the first Interest Accrual Period will be calculated on the assumption that principal payments on, and allocation of Realized Losses to, such Bonds are made on the last day of the preceding Interest Accrual Period, and not on the following Payment Date when actually made. Payments in respect of principal of the Bonds will be allocated among the various Classes of Bonds entitled to principal as described under "Description of the Bonds -- Payments on the Bonds -- Principal" herein.

         There is currently no secondary market for the Bonds and there can be no assurance that one will develop. The Underwriter intends to establish a market in the Offered Bonds but is not obligated to do so. There is no assurance that any such market, if established, will continue or will provide investors with a sufficient level of liquidity.

         The Mortgage Loans generally may be prepaid in full or in part at any time without penalty. Mortgage Loan prepayment rates may fluctuate significantly. Prospective investors should consider the following:

    o THE YIELD TO INVESTORS IN EACH CLASS OF BONDS, PARTICULARLY THE CLASS P BONDS, CLASS A-7 BONDS, CLASS A-9 BONDS, CLASS X BONDS AND CLASS 2-X BONDS, WILL BE SENSITIVE TO THE RATE AND TIMING OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS) ON THE MORTGAGE LOANS IN THE RELATED MORTGAGE LOAN GROUP OR IN THE CASE OF THE CLASS P BONDS, ALL OF THE DISCOUNT MORTGAGE LOANS (AS DEFINED HEREIN) IN MORTGAGE LOAN GROUP 1 AND MORTGAGE LOAN GROUP 2 AND ALL OF THE MORTGAGE LOANS IN MORTGAGE LOAN GROUP 3. IN ADDITION, AS A RESULT OF THE METHOD OF CALCULATION OF THE BOND INTEREST RATES WITH RESPECT TO THE CLASS X AND CLASS 2-X BONDS AND EACH CLASS OF THE GROUP 3 BONDS, THE YIELD TO MATURITY OF SUCH CLASSES WILL BE ADVERSELY AFFECTED BY PRINCIPAL PREPAYMENTS (AS DEFINED HEREIN) OF THE MORTGAGE LOANS IN THE RELATED MORTGAGE LOAN GROUP WITH RELATIVELY HIGH NET RATES. INVESTORS IN THE BONDS REFERRED TO ABOVE SHOULD CONSIDER THE ASSOCIATED RISKS, INCLUDING, IN THE CASE OF THE CLASS A-7, CLASS A-9, CLASS X AND CLASS 2-X BONDS, THE RISK THAT A RAPID RATE OF PRINCIPAL PREPAYMENTS ON THE MORTGAGE LOANS IN THE RELATED MORTGAGE LOAN GROUP COULD RESULT IN THE FAILURE OF INVESTORS IN SUCH BONDS TO RECOVER FULLY THEIR INITIAL INVESTMENTS. THE CLASS A-7, CLASS A-9, CLASS X AND CLASS 2-X BONDS MAY BE SUBJECT TO SIGNIFICANT AND RAPID FLUCTUATIONS IN VALUE.

    o THE WEIGHTED AVERAGE LIVES OF THE CLASS A-11 AND CLASS A-12 BONDS WILL BE RELATIVELY MORE SENSITIVE TO FLUCTUATIONS IN RATES OF PRINCIPAL PREPAYMENTS ON THE MORTGAGE LOANS IN MORTGAGE LOAN GROUP 1 THAN THE WEIGHTED AVERAGE LIVES OF THE PAC BONDS (AS DEFINED HEREIN).

    o LOW LEVELS OF LIBOR WILL SIGNIFICANTLY REDUCE THE YIELD OF THE CLASS A-11 BONDS, WHICH WILL BEAR INTEREST AT A RATE THAT VARIES DIRECTLY WITH LIBOR.

    o HIGH LEVELS OF LIBOR WILL SIGNIFICANTLY REDUCE THE YIELD OF THE CLASS A-12 BONDS, WHICH WILL BEAR INTEREST AT A RATE THAT VARIES AT A MULTIPLE OF AND INVERSELY WITH LIBOR.

    o THE YIELD TO MATURITY OF A CLASS OF OFFERED BONDS PURCHASED AT A DISCOUNT OR PREMIUM WILL BE MORE SENSITIVE TO THE RATE AND TIMING OF PAYMENTS THEREON. HOLDERS OF THE OFFERED BONDS SHOULD CONSIDER, IN THE CASE OF ANY SUCH BONDS PURCHASED AT A DISCOUNT, THE RISK THAT A SLOWER THAN ANTICIPATED RATE OF PRINCIPAL PAYMENTS COULD RESULT IN AN ACTUAL YIELD THAT IS LOWER THAN THE ANTICIPATED YIELD AND, IN THE CASE OF ANY OFFERED BONDS PURCHASED AT A PREMIUM THE RISK THAT A FASTER THAN ANTICIPATED RATE OF PRINCIPAL PAYMENTS COULD RESULT IN AN ACTUAL YIELD THAT IS LOWER THAN THE ANTICIPATED YIELD.

    o BECAUSE THE MAJORITY OF THE PAYMENTS ON THE CLASS P BONDS ARE DERIVED FROM PRINCIPAL PAYMENTS ON THE DISCOUNT MORTGAGE LOANS IN MORTGAGE LOAN GROUP 1 AND MORTGAGE LOAN GROUP 2, THE YIELD TO MATURITY OF THE CLASS P BONDS WILL BE ADVERSELY AFFECTED IF THE DISCOUNT MORTGAGE LOANS IN SUCH MORTGAGE LOAN GROUPS PREPAY MORE SLOWLY THAN ANTICIPATED.

    o THE YIELD TO INVESTORS ON THE BONDS, AND PARTICULARLY THE CLASS B-1, CLASS B-2, CLASS B-3, CLASS 2-B-1, CLASS 2-B-2, CLASS 2-B-3, CLASS 3-B-1, CLASS 3-B-2 AND CLASS 3-B-3 BONDS, WILL BE ADVERSELY AFFECTED BY REALIZED LOSSES AND NET INTEREST SHORTFALLS (EACH, AS DEFINED HEREIN) WITH RESPECT TO THE MORTGAGE LOANS OF THE RELATED MORTGAGE LOAN GROUP.

    o NO REPRESENTATION IS MADE AS TO THE ANTICIPATED RATE OF PREPAYMENTS ON THE MORTGAGE LOANS, THE AMOUNT AND TIMING OF REALIZED LOSSES OR NET INTEREST SHORTFALLS, OR AS TO THE RESULTING YIELD TO MATURITY OF ANY CLASS OF BONDS.

    o THE OFFERED BONDS MAY NOT BE SUITABLE INVESTMENTS FOR ALL INVESTORS DUE TO THEIR COMPLEX NATURE. NO INVESTOR SHOULD PURCHASE ANY OFFERED BONDS UNLESS SUCH INVESTOR UNDERSTANDS AND IS ABLE TO BEAR THE PREPAYMENT, YIELD, LIQUIDITY AND OTHER RISKS ASSOCIATED WITH AN INVESTMENT IN SUCH OFFERED BONDS.

See "Summary of Terms -- Yield and Prepayment Considerations" and "Yield and Prepayment Considerations" herein.

         As described herein, multiple real estate mortgage investment conduit ("REMIC" ) elections will be made in connection with the Bonds for federal income tax purposes. As described more fully herein and in the Prospectus, all of the Bonds other than the Class R-1, Class R-2 and Class R-3 Bonds will be designated as "regular interests" in a REMIC and the Class R-1, Class R-2 and Class R-3 Bonds will each represent a "residual interest" in a REMIC. See "Special Tax Considerations" herein and "Certain Federal Income Tax Consequences" in the Prospectus. The Class R-1, Class R-2 and Class R-3 Bonds will be subject to certain restrictions on transfer and may have tax liabilities during the early years of the REMICs that substantially exceed the principal and interest paid thereon during such period. See "Restrictions on Purchase and Transfer of the Residual Bonds" herein.

         The Class B-2, Class B-3, Class 2-B-2, Class 2-B-3, Class 3-B-2 and Class 3-B-3 Bonds will not constitute "mortgage-related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"), because those Classes are not rated in one of the two highest rating categories by a nationally-recognized rating agency.

         The Residual Bonds may not be purchased by Plans (as defined herein), persons acting on behalf of Plans, or persons using assets of Plans (each of the foregoing, a "PLAN INVESTOR") and the Interest Only Bonds, the Class B-3, Class 2-B-3 and Class 3-B-3 Bonds may not be transferred to a Plan Investor, except as described herein. Each purchaser of an Interest Only Bond or of a Class B-3, Class 2-B-3 or Class 3-B-3 Bond will be deemed to represent, by virtue of its acquisition thereof, that it is not a Plan Investor, unless such purchaser provides a Benefit Plan Opinion or, in the case of an insurance company, a representation letter as described herein.

         The information set forth herein under "Summary of Terms -- The Mortgage Pool", "Description of the Mortgage Loans" and "The Master Servicers" is based on information that has been provided by the Master Servicers. No representation is made by the Issuer, BSMCC, the Underwriter, the Certificate Trustee, the Indenture Trustee or any of their respective affiliates as to the accuracy or completeness of the information provided by the Master Servicers.

                                _______________


         No person is authorized in connection with this offering to give any information or to make any representation about the Issuer, the Loan Sellers, BSMCC, the Master Servicers, the Certificate Trustee, the Indenture Trustee, the Offered Bonds, or any other matter referred to herein, other than those contained in this Prospectus Supplement or the Prospectus. If any other information or representation is given or made, such information or representation may not be relied upon as having been authorized by the Issuer, the Loan Sellers, BSMCC, the Master Servicers, the Certificate Trustee or the Indenture Trustee. This Prospectus Supplement and the Prospectus do not constitute an offer to sell or a solicitation of an offer to buy securities other than the Offered Bonds, or an offer to sell or a solicitation of an offer to buy securities in any jurisdiction or to any person to whom it is unlawful to make such offer in such jurisdiction. Neither the delivery of this Prospectus Supplement or the Prospectus nor any sale hereunder or thereunder shall, under any circumstances, create any implication that the information contained herein or therein is correct as of any time subsequent to their respective dates.

                                _______________


         To the extent statements contained herein do not relate to historic or current information, this Prospectus Supplement may be deemed to contain forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Actual results could differ materially from those contained in such statements as a result of the matters set forth herein under "Summary of Terms -- Yield and Prepayment Considerations" and "Yield and Prepayment Considerations" and elsewhere in this Prospectus Supplement.

         THE OFFERED BONDS OFFERED BY THIS PROSPECTUS SUPPLEMENT WILL BE PART OF A SEPARATE SERIES OF BONDS BEING OFFERED BY THE ISSUER PURSUANT TO ITS PROSPECTUS DATED MARCH 27, 1998, OF WHICH THIS PROSPECTUS SUPPLEMENT IS A PART AND WHICH ACCOMPANIES THIS PROSPECTUS SUPPLEMENT. THE PROSPECTUS CONTAINS IMPORTANT INFORMATION REGARDING THIS OFFERING THAT IS NOT CONTAINED HEREIN, AND PROSPECTIVE INVESTORS ARE URGED TO READ THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT IN FULL.

                                _______________


                             REPORTS TO BONDHOLDERS


         With respect to the Senior Bonds (other than the Interest Only Bonds and Residual Bonds), unless and until definitive bonds are issued, monthly reports containing information concerning the Trust Estate and prepared by the Indenture Trustee, will be sent to Cede & Co. ("CEDE"), as nominee of DTC and registered holder of such Senior Bonds, pursuant to the Indenture. Such reports may be available to beneficial owners of Senior Bonds (other than the Interest Only Bonds and Residual Bonds) in accordance with the regulations and procedures of DTC.

                                _______________


         The Issuer will file with the Securities and Exchange Commission (the "COMMISSION") certain materials relating to the Mortgage Pool and the Offered Bonds on Form 8-K. Such materials were prepared by the Underwriter for certain prospective investors, and, unless otherwise specified in such Form 8-K, the information included in such materials is subject to and is superseded by the information set forth in this Prospectus Supplement.

                               TABLE OF CONTENTS

REPORTS TO BONDHOLDERS  . . . . . . . . . . . . . . . . . . . . . . . . .   S-6

SUMMARY OF TERMS  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   S-8

RISK FACTORS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-32
   Limited Obligations  . . . . . . . . . . . . . . . . . . . . . . . . .  S-32
   Yield and Prepayment Considerations  . . . . . . . . . . . . . . . . .  S-32
   Residual Bonds   . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-32
   Subordination  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-32
   Geographic Concentration of the
         Mortgaged Properties . . . . . . . . . . . . . . . . . . . . . .  S-32

DESCRIPTION OF THE CERTIFICATES . . . . . . . . . . . . . . . . . . . . .  S-33

DESCRIPTION OF THE MORTGAGE
LOANS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-34

THE MASTER SERVICERS  . . . . . . . . . . . . . . . . . . . . . . . . . .  S-34
   General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-34
   BAFSB and BANTSA   . . . . . . . . . . . . . . . . . . . . . . . . . .  S-35
   BAFSB and BANTSA Underwriting
         Standards  . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-36
   Cendant  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-39
   Cendant Underwriting Standards   . . . . . . . . . . . . . . . . . . .  S-39

DESCRIPTION OF INSURANCE  . . . . . . . . . . . . . . . . . . . . . . . .  S-42
   Primary Mortgage Insurance Policies  . . . . . . . . . . . . . . . . .  S-42
   Standard Hazard Insurance Policies
         and Flood Insurance Policies . . . . . . . . . . . . . . . . . .  S-42
   Title Insurance Policies   . . . . . . . . . . . . . . . . . . . . . .  S-43

DESCRIPTION OF THE BONDS  . . . . . . . . . . . . . . . . . . . . . . . .  S-43
   General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-43
   Book-Entry Registration  . . . . . . . . . . . . . . . . . . . . . . .  S-44
   Available Funds  . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-45
   Payments on the Bonds  . . . . . . . . . . . . . . . . . . . . . . . .  S-46
   Allocation of Losses; Subordination  . . . . . . . . . . . . . . . . .  S-61
   Subordination  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-63

YIELD AND PREPAYMENT
   CONSIDERATIONS   . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-64
   General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-64
   Stated Maturity  . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-64
   Weighted Average Lives   . . . . . . . . . . . . . . . . . . . . . . .  S-65
   Interest Only Bonds; Group 3 Bonds   . . . . . . . . . . . . . . . . .  S-65
   Class A-19 Bonds   . . . . . . . . . . . . . . . . . . . . . . . . . .  S-65
   Class P Bonds  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-65
   Prepayment Model   . . . . . . . . . . . . . . . . . . . . . . . . . .  S-66
   Relocation Loans   . . . . . . . . . . . . . . . . . . . . . . . . . .  S-66
   Pricing Assumptions  . . . . . . . . . . . . . . . . . . . . . . . . .  S-66
   Decrement Tables   . . . . . . . . . . . . . . . . . . . . . . . . . .  S-66
   Yield on Class P Bonds   . . . . . . . . . . . . . . . . . . . . . . .  S-92
   Yield on Interest Only Bonds   . . . . . . . . . . . . . . . . . . . .  S-92
   Yield on Class A-12 Bonds  . . . . . . . . . . . . . . . . . . . . . .  S-93

INDENTURE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-94
   General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-94
   Indenture Event of Default   . . . . . . . . . . . . . . . . . . . . .  S-94
   Reports to Bondholders   . . . . . . . . . . . . . . . . . . . . . . .  S-95

POOLING AND SERVICING AGREEMENT . . . . . . . . . . . . . . . . . . . . .  S-95
   General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-95
   Assignment of Mortgage Loans   . . . . . . . . . . . . . . . . . . . .  S-95
   Substitution of Mortgage Loans   . . . . . . . . . . . . . . . . . . .  S-96
   Representations and Warranties   . . . . . . . . . . . . . . . . . . .  S-96
   Collection and Other Servicing Procedures  . . . . . . . . . . . . . .  S-98
   Hazard Insurance   . . . . . . . . . . . . . . . . . . . . . . . . . .  S-99
   Realization Upon Defaulted Mortgage
         Loans; Purchases of Defaulted
         Mortgage Loans   . . . . . . . . . . . . . . . . . . . . . . . . S-100
   Servicing Compensation and Payment
         of Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . S-101
   Protected Accounts   . . . . . . . . . . . . . . . . . . . . . . . . . S-101
   Certificate Account  . . . . . . . . . . . . . . . . . . . . . . . . . S-101
   Certain Matters Regarding the
         Master Servicers . . . . . . . . . . . . . . . . . . . . . . . . S-104
   Events of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . S-105
   Monthly Advances   . . . . . . . . . . . . . . . . . . . . . . . . . . S-106
   Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-106
   The Certificate Trustee  . . . . . . . . . . . . . . . . . . . . . . . S-107

SPECIAL TAX CONSIDERATIONS  . . . . . . . . . . . . . . . . . . . . . . . S-107
   Residual Bondholders   . . . . . . . . . . . . . . . . . . . . . . . . S-107
   Regular Bondholders  . . . . . . . . . . . . . . . . . . . . . . . . . S-109
   Non-U.S. Holders   . . . . . . . . . . . . . . . . . . . . . . . . . . S-109

RESTRICTIONS ON PURCHASE AND
   TRANSFER OF THE RESIDUAL BONDS   . . . . . . . . . . . . . . . . . . . S-109

ERISA CONSIDERATIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . S-110
   Prohibited Transactions  . . . . . . . . . . . . . . . . . . . . . . . S-110

LEGAL INVESTMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-111

UNDERWRITING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-112

USE OF PROCEEDS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-113

LEGAL MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-113

RATING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-113

PRINCIPAL DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . S-115

                                SUMMARY OF TERMS


   The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the accompanying Prospectus. Capitalized terms used but not defined in this summary shall have the meaning assigned elsewhere in the Prospectus Supplement. See "Principal Definitions" herein.

Title of Bonds  . . . . . . . . . . . . .      Collateralized Mortgage
                                                  Obligations, Series 1998-1
                                                  (the "BONDS").

Issuer. . . . . . . . . . . . . . . . . .      CMC Securities Corporation III
                                                  (the "ISSUER").  See "The
                                                  Issuer" in the Prospectus.

Offered Bonds . . . . . . . . . . . . . .

                                                                       Bond Interest  Approximate Initial
                                                   Class                    Rate       Principal Balance
                                                   -----               -------------  -------------------
                                                   Class P Bonds             (1)          $      335,906
                                                   Class A-1 Bonds         6.15%          $   11,738,000
                                                   Class A-2 Bonds         6.15%          $   13,947,904
                                                   Class A-3 Bonds         6.25%          $   24,555,000
                                                   Class A-4 Bonds         6.45%          $   40,938,000
                                                   Class A-5 Bonds         6.75%          $   24,875,000
                                                   Class A-6 Bonds         6.50%          $    7,610,000
                                                   Class A-7 Bonds         6.75%                     (2)
                                                   Class A-8 Bonds         6.75%          $   75,183,096
                                                   Class A-9 Bonds         6.75%                     (2)
                                                   Class A-10 Bonds        6.75%          $   25,000,000
                                                   Class A-11 Bonds          (3)          $   50,378,029
                                                   Class A-12 Bonds          (4)          $   13,060,971
                                                   Class A-13 Bonds        7.00%          $    3,054,625
                                                   Class A-14 Bonds        7.00%          $    7,614,250
                                                   Class A-15 Bonds          (5)          $    3,500,000
                                                   Class A-16 Bonds        5.00%          $    2,024,125
                                                   Class A-17 Bonds        6.40%          $   26,000,000
                                                   Class A-18 Bonds        6.40%          $   26,000,000
                                                   Class A-19 Bonds        6.75%          $   41,592,353
                                                   Class X Bonds             (6)                     (6)
                                                   Class B-1 Bonds         6.75%          $    9,774,163
                                                   Class B-2 Bonds         6.75%          $    3,743,297
                                                   Class B-3 Bonds         6.75%          $    1,871,649
                                                   Class 2-A Bonds         6.50%          $   85,476,274
                                                   Class 2-X Bonds           (6)                     (6)
                                                   Class 2-B-1 Bonds       6.50%          $    1,457,300
                                                   Class 2-B-2 Bonds       6.50%          $      441,600
                                                   Class 2-B-3 Bonds       6.50%          $      264,900
                                                   Class 3-A Bonds           (7)          $   86,188,450
                                                   Class 3-B-1 Bonds         (7)          $    2,104,500
                                                   Class 3-B-2 Bonds         (7)          $      492,600
                                                   Class 3-B-3 Bonds         (7)          $      268,700
                                                   Class R-1 Bonds         6.75%          $          100
                                                   Class R-2 Bonds         6.50%          $           50
                                                   Class R-3 Bonds           (7)          $           50

                                        (1)    The Class P Bonds are principal
                                               only bonds and will not bear
                                               interest.  The Current Principal
                                               Balance of the Class P Bonds
                                               initially will be the amount
                                               shown above and is composed of
                                               three components ("COMPONENT
                                               P-1", "COMPONENT P-2" and
                                               "COMPONENT P-3") equal to (i) in
                                               the case of Component P-1 and
                                               Component P-2, the PO Percentage
                                               (as defined herein) of each
                                               Discount Mortgage Loan in
                                               Mortgage Loan Groups 1 and 2,
                                               respectively, or $133,931 and
                                               $191,975, respectively, and in
                                               the case of Component P-3,
                                               $10,000 of principal payable
                                               from all Group 3 Mortgage Loans.

                                        (2)    The Class A-7 and Class A-9 Bonds
                                               are interest only bonds.  The
                                               Class Notional Balance of the
                                               Class A-7 Bonds (the "CLASS A-7
                                               NOTIONAL BALANCE") on any
                                               Payment Date will be equal to
                                               the sum of (i) the product of
                                               (A) 8.8888888889% and (B) the
                                               Class Current Principal Balance
                                               of the Class A-1 Bonds, (ii) the
                                               product of (A) 14.9544582575%
                                               and (B) the Class Current
                                               Principal Balance of the Class
                                               A-2 Bonds, (iii) the product of
                                               (A) 7.4074074074% and (B) the
                                               Class Current Principal Balance
                                               of the Class A-3 Bonds, (iv) the
                                               product of (A) 4.4444444444%,
                                               and (B) the Class Current
                                               Principal Balance of the Class
                                               A-4 Bonds, and (v) the product
                                               of (A) 3.7037037037% and (B) the
                                               Class Current Principal Balance
                                               of the Class A-6 Bonds.  The
                                               Class A-7 Notional Balance as of
                                               the Cut-off Date will equal
                                               approximately $7,049,419.  The
                                               Class Notional Balance of the
                                               Class A-9 Bonds (the "CLASS A-9
                                               NOTIONAL BALANCE") on any
                                               Payment Date will be equal to
                                               the product of (A) 2.4610272767%
                                               and (B) the Class Current
                                               Principal Balance of the Class
                                               A-8 Bonds.  The Class A-9
                                               Notional Balance as of the
                                               Cut-off Date will equal
                                               approximately $1,850,276.

                                        (3)    During the initial Interest
                                               Accrual Period, interest will
                                               accrue on the Class A-11 Bonds at
                                               the rate of 6.5375% per annum.
                                               During each Interest Accrual
                                               Period thereafter, interest will
                                               accrue on the Class A-11 Bonds at
                                               a per annum rate of LIBOR plus
                                               0.85%, determined monthly as
                                               described herein, subject to a
                                               maximum rate of 8.50% per annum
                                               and a minimum rate of 0.85% per
                                               annum.

                                        (4)    During the initial Interest
                                               Accrual Period, interest will
                                               accrue on the Class A-12 Bonds at
                                               the rate of 7.5696% per annum.
                                               During each Interest Accrual
                                               Period thereafter, interest will
                                               accrue on the Class A-12 Bonds at
                                               a per annum rate equal to
                                               29.50714% -- (3.857143 x LIBOR),
                                               determined monthly as described
                                               herein, subject to a maximum rate
                                               of 29.50714% per annum and a
                                               minimum rate of 0.00% per annum.

                                        (5)    During the initial twelve
                                               Interest Accrual Periods,
                                               interest will accrue on the Class
                                               A-15 Bonds at the rate of 7.75%
                                               per annum. During the next twelve
                                               Interest Accrual Periods,
                                               interest will accrue on the Class
                                               A-15 Bonds at the rate of 7.25%
                                               per annum. During each Interest
                                               Accrual Period thereafter,
                                               interest will accrue on the Class
                                               A-15 Bonds at a per annum rate of
                                               7.00%.

                                        (6)    The Class X Bonds and the Class
                                               2-X Bonds are interest only
                                               bonds. The Class Notional Balance
                                               of the Class X Bonds (the "CLASS
                                               X NOTIONAL BALANCE") on any
                                               Payment Date will be equal to the
                                               aggregate Scheduled Principal
                                               Balances of the Group 1 Mortgage
                                               Loans, which will equal
                                               approximately $415,921,869 as of
                                               the Cut-off Date, and the Class
                                               Notional Balance of the Class 2-X
                                               Bonds (the "CLASS 2-X NOTIONAL
                                               BALANCE") on any Payment Date
                                               will be equal to the aggregate
                                               Scheduled Principal Balances of
                                               the Group 2 Mortgage Loans, which
                                               will equal approximately
                                               $88,317,906 as of the Cut-off
                                               Date.  The Class X and Class 2-X
                                               Bonds will bear interest on their
                                               respective Class Notional
                                               Balances at variable Bond
                                               Interest Rates equal, in the case
                                               of the Class X Bonds, to the
                                               weighted average of the excess,
                                               if any, of (a) the Net Rates on
                                               each Group 1 Mortgage Loan over
                                               (b) 6.75% per annum, and in the
                                               case of the Class 2-X Bonds, to
                                               the weighted average of the
                                               excess, if any, of (a) the Net
                                               Rates on each Group 2 Mortgage
                                               Loan over (b) 6.50% per annum.
                                               The Bond Interest Rates for the
                                               Class X Bonds and the Class 2-X
                                               Bonds for the initial Interest
                                               Accrual Period are expected to be
                                               approximately 0.5247% and 0.4265%
                                               per annum, respectively.

                                        (7)    The Group 3 Bonds (as defined
                                               herein) will bear interest at a
                                               variable rate equal to the
                                               weighted average of the Net
                                               Rates of the Group 3 Mortgage
                                               Loans.

                                               The original principal amount of
                                                  one or more Classes of Bonds
                                                  may be increased or decreased
                                                  by the Issuer by up to 10%,
                                                  depending upon the Mortgage
                                                  Loans actually acquired by the
                                                  Issuer and included in the
                                                  Mortgage Pool.  In addition,
                                                  the original principal amount
                                                  of any Class of Bonds may be
                                                  adjusted, as necessary, to
                                                  obtain the required ratings on
                                                  the Bonds from the Rating
                                                  Agencies. Accordingly, any
                                                  investor's commitments with
                                                  respect to the Bonds may be
                                                  correspondingly decreased or
                                                  increased.

Other Subordinate Bonds . . . . . . . . .      In addition to the Offered
                                                  Bonds, the Issuer will issue
                                                  the following Classes of
                                                  "OTHER SUBORDINATE BONDS", in
                                                  the indicated approximate
                                                  original principal amounts,
                                                  which will provide credit
                                                  support to the Offered Bonds,
                                                  but which are not offered
                                                  hereby:

                                                                                              Approximate
                                                                         Bond Interest     Initial Principal
                                                   Class                      Rate              Balance
                                                   -----                 -------------     -----------------
                                                   Class B-4 Bonds            6.75%          $   1,455,726
                                                   Class B-5 Bonds            6.75%          $     831,844
                                                   Class B-6 Bonds            6.75%          $   1,039,805
                                                   Class 2-B-4 Bonds          6.50%          $     220,800
                                                   Class 2-B-5 Bonds          6.50%          $     132,500
                                                   Class 2-B-6 Bonds          6.50%          $     132,506
                                                   Class 3-B-4 Bonds            (1)          $     223,900
                                                   Class 3-B-5 Bonds            (1)          $     134,300
                                                   Class 3-B-6 Bonds            (1)          $     134,386

                                                   ----------

                                                  (1) Interest accrues at the same rate as interest
                                                      accrues on the Class 3-B-1, Class 3-B-2 and
                                                      Class 3-B-3 Bonds.

                                               Any information contained herein
                                                  with respect to the Other
                                                  Subordinate Bonds is provided
                                                  only to permit a better
                                                  understanding of the Offered
                                                  Bonds.

Designations
     Bonds  . . . . . . . . . . . . . . .      Offered Bonds and Other
                                                  Subordinate Bonds.

     Offered Bonds  . . . . . . . . . . .      The Class P, Class A-1, Class
                                                  A-2, Class A-3, Class A-4,
                                                  Class A-5, Class A-6, Class
                                                  A-7, Class A-8, Class A-9,
                                                  Class A-10, Class A-11, Class
                                                  A- 12, Class A-13, Class
                                                  A-14, Class A-15, Class A-16,
                                                  Class A-17, Class A-18, Class
                                                  A-19, Class X, Class B-1,
                                                  Class B-2, Class B-3, Class
                                                  2-A, Class 2-X, Class 2-B-1,
                                                  Class 2-B-2, Class 2-B-3,
                                                  Class 3-A, Class 3- B-1,
                                                  Class 3-B-2, Class 3-B-3,
                                                  Class R-1, Class R-2 and
                                                  Class R-3 Bonds.

     Group 1 Bonds  . . . . . . . . . . .      The Class A-1, Class A-2, Class
                                                  A-3, Class A-4, Class A-5,
                                                  Class A-6, Class A-7, Class
                                                  A-8, Class A-9, Class A-10,
                                                  Class A-11, Class A-12, Class
                                                  A-13, Class A-14, Class A-15,
                                                  Class A-16, Class A-17, Class
                                                  A- 18, Class A-19, Class X,
                                                  Class R-1, Class B-1, Class
                                                  B-2, Class B-3, Class B-4,
                                                  Class B-5 and Class B-6 Bonds
                                                  and Component P-1.

     Group 2 Bonds  . . . . . . . . . . .      The Class 2-A, Class 2-X, Class
                                                  R-2, Class 2-B-1, Class
                                                  2-B-2, Class-2-B- 3, Class
                                                  2-B-4, Class 2-B-5 and Class
                                                  2-B-6 Bonds and Component
                                                  P-2.

     Group 3 Bonds  . . . . . . . . . . .      The Class 3-A, Class R-3, Class
                                                  3-B-1, Class 3-B-2, Class
                                                  3-B-3, Class 3- B-4, Class
                                                  3-B-5 and Class 3-B-6 Bonds
                                                  and Component P-3.

     Bond Group . . . . . . . . . . . . .      Each of the Group 1 Bonds, the
                                                  Group 2 Bonds and the Group
                                                  3 Bonds.

     Group 1 Senior Bonds . . . . . . . .      The Class A-1, Class A-2, Class
                                                  A-3, Class A-4, Class A-5,
                                                  Class A-6, Class A-7, Class
                                                  A-8, Class A-9, Class A-10,
                                                  Class A-11, Class A-12, Class
                                                  A-13, Class A-14, Class A-15,
                                                  Class A-16, Class A-17, Class
                                                  A- 18, Class A-19, Class X
                                                  and Class R-1 Bonds and
                                                  Component P-1.

     Group 2 Senior Bonds . . . . . . . .      The Class 2-A, Class 2-X and
                                                  Class R-2 Bonds and Component
                                                  P-2.

     Group 3 Senior Bonds . . . . . . . .      The Class 3-A and Class R-3
                                                  Bonds and Component P-3.

     Senior Bonds   . . . . . . . . . . .      The Group 1 Senior Bonds, Group
                                                  2 Senior Bonds and Group 3
                                                  Senior Bonds.


     P Components . . . . . . . . . . . .      Component P-1, Component P-2 and
                                                  Component P-3.

     Stripped P Components  . . . . . . .      Component P-1 and Component P-2.

     Interest Only Bonds  . . . . . . . .      The Class A-7, Class A-9, Class
                                                  X and Class 2-X Bonds.

     Group 1 Subordinate Bonds  . . . . .      The Class B-1, Class B-2, Class
                                                  B-3, Class B-4, Class B-5 and
                                                  Class B-6 Bonds.

     Group 2 Subordinate Bonds  . . . . .      The Class 2-B-1, Class 2-B-2,
                                                  Class 2-B-3, Class 2-B-4,
                                                  Class 2-B-5 and Class 2-B-6
                                                  Bonds.

     Group 3 Subordinate Bonds  . . . . .      The Class 3-B-1, Class 3-B-2,
                                                  Class 3-B-3, Class 3-B-4,
                                                  Class 3-B-5 and Class 3-B-6
                                                  Bonds.

     Subordinate Bonds  . . . . . . . . .      The Group 1 Subordinate Bonds,
                                                  Group 2 Subordinate Bonds and
                                                  Group 3 Subordinate Bonds.

     Offered Subordinate Bonds  . . . . .      The Class B-1, Class B-2, Class
                                                  B-3, Class 2-B-1, Class
                                                  2-B-2, Class 2-B- 3, Class
                                                  3-B-1, Class 3-B-2 and Class
                                                  3-B-3 Bonds.

     Other Subordinate Bonds  . . . . . .      The Class B-4, Class B-5, Class
                                                  B-6, Class 2-B-4, Class
                                                  2-B-5, Class 2-B- 6, Class
                                                  3-B-4, Class 3-B-5 and Class
                                                  3-B-6 Bonds.  The Other
                                                  Subordinate Bonds are not
                                                  offered hereby.

     PAC I Bonds  . . . . . . . . . . . .      The Class A-1, Class A-2, Class
                                                  A-3, Class A-4 and Class A-6
                                                  Bonds.

     PAC II Bonds . . . . . . . . . . . .      The Class A-5, Class A-8, Class
                                                  A-10, Class A-13, Class A-14,
                                                  Class A-15, Class A-16, Class
                                                  A-17 and Class A-18 Bonds.

     PAC Bonds  . . . . . . . . . . . . .      The PAC I Bonds and the PAC II
                                                  Bonds.

     Companion Bonds  . . . . . . . . . .      The Class A-11 and Class A-12
                                                  Bonds.

     LIBOR Bonds  . . . . . . . . . . . .      The Class A-11 and Class A-12
                                                  Bonds.

     Group 1 Senior P&I Bonds   . . . . .      All Group 1 Senior Bonds other
                                                  than the Class A-7, Class A-9
                                                  and Class X Bonds and
                                                  Component P-1.

     Group 2 Senior P&I Bonds   . . . . .      All Group 2 Senior Bonds other
                                                  than the Class 2-X Bonds and
                                                  Component P- 2.

     Group 3 Senior P&I Bonds   . . . . .      All Group 3 Senior Bonds.

     Senior P&I  Bonds  . . . . . . . . .      The Group 1 Senior P&I Bonds,
                                                  the Group 2 Senior P&I Bonds
                                                  and the Group 3 Senior P&I
                                                  Bonds.

     Regular Bonds  . . . . . . . . . . .      All Classes of Bonds other than
                                                  the Residual Bonds.

     Residual Bonds   . . . . . . . . . .      The Class R-1, Class R-2 and
                                                  Class R-3 Bonds.

     Physical Bonds   . . . . . . . . . .      The Residual Bonds.

     Book-Entry Bonds . . . . . . . . . .      All Bonds other than the
                                                  Physical Bonds.

Denominations   . . . . . . . . . . . . .      Each Class of Book-Entry Bonds
                                                  will be registered as a
                                                  single Bond held by a nominee
                                                  of The Depository Trust
                                                  Company, and beneficial
                                                  interests will be held by
                                                  investors through the
                                                  book-entry facilities of The
                                                  Depository Trust Company, as
                                                  described herein, in minimum
                                                  denominations of (i) in the
                                                  case of the Senior Bonds
                                                  (other than the Residual
                                                  Bonds), $1,000 and increments
                                                  of $1.00 in excess thereof
                                                  and (ii) in the case of the
                                                  Offered Subordinate Bonds,
                                                  $25,000 and increments of
                                                  $1.00 in excess thereof.  One
                                                  Bond of each Class of
                                                  Book-Entry Bonds may be
                                                  issued in a different
                                                  principal or notional amount
                                                  to
                                                  accommodate the remainder of
                                                  the initial principal or
                                                  notional amount of the Bonds
                                                  of such Class.

                                               Each Class of Residual Bonds
                                                  will each be issued in
                                                  certificated fully- registered
                                                  form in a single bond of $100,
                                                  in the case of the Class R-1
                                                  Bond, and $50, in the case of
                                                  the Class R-2 and Class R-3
                                                  Bonds.

Master Servicers  . . . . . . . . . . . .      With respect to the BA Mortgage
                                                  Loans, Bank of America, FSB
                                                  ("BAFSB"), and with respect
                                                  to the Cendant Mortgage
                                                  Loans, Cendant Mortgage
                                                  Corporation ("CENDANT").
                                                  BAFSB will act as Master
                                                  Servicer with respect to
                                                  approximately 57.41% of the
                                                  Group 1 Mortgage Loans by
                                                  Scheduled Principal Balance
                                                  as of the Cut-off Date.
                                                  Cendant will act as Master
                                                  Servicer with respect to all
                                                  remaining Mortgage Loans.
                                                  Notwithstanding anything to
                                                  the contrary in the
                                                  Prospectus, the Master
                                                  Servicers will provide all
                                                  customary servicing functions
                                                  with respect to the related
                                                  Mortgage Loans pursuant to
                                                  the Pooling and Servicing
                                                  Agreement. Each Master
                                                  Servicer will be entitled to:
                                                  (i) a monthly master
                                                  servicing fee with respect to
                                                  each Mortgage Loan serviced
                                                  by such Master Servicer, (ii)
                                                  any interest or investment
                                                  income earned on funds
                                                  deposited in certain accounts
                                                  as described herein, and
                                                  (iii) certain additional
                                                  servicing compensation as
                                                  described herein.  Each
                                                  Master Servicer is an
                                                  "Administrator" as such term
                                                  is used in the Prospectus.
                                                  See "Pooling and Servicing
                                                  Agreement -- Certain Matters
                                                  Regarding the Master
                                                  Servicers" herein.

Certificate Trustee . . . . . . . . . . .      The First National Bank of
                                                  Chicago, a national bank, as
                                                  Certificate Trustee under the
                                                  Pooling and Servicing
                                                  Agreement.  See "Pooling and
                                                  Servicing Agreement -- The
                                                  Certificate Trustee" herein.

Indenture Trustee . . . . . . . . . . . .      The First National Bank of
                                                  Chicago, a national bank, as
                                                  Indenture Trustee under the
                                                  Indenture.  See "Indenture"
                                                  herein.

Loan Sellers  . . . . . . . . . . . . . .      Each of (i) BAFSB and BANTSA, as
                                                  sellers of the BA Mortgage
                                                  Loans and (ii) Cendant, as
                                                  seller of the Cendant
                                                  Mortgage Loans.

Cut-off Date  . . . . . . . . . . . . . .      March 1, 1998.

Closing Date  . . . . . . . . . . . . . .      On or about March 31, 1998.

The Mortgage Pool   . . . . . . . . . . .      The Mortgage Loans in the
                                                  aggregate (the "MORTGAGE
                                                  POOL") consist primarily of
                                                  first lien, fixed rate
                                                  mortgage loans secured by
                                                  one- to four-family
                                                  residences and individual
                                                  condominium units located
                                                  primarily in California and
                                                  having original terms to
                                                  stated maturity ranging from
                                                  15 to 30 years.

                                               The Mortgage Loans have been
                                                  divided into three groups
                                                  ("GROUP 1 MORTGAGE LOANS",
                                                  "GROUP 2 MORTGAGE LOANS" and
                                                  "GROUP 3 MORTGAGE LOANS" and
                                                  each, a "MORTGAGE LOAN
                                                  GROUP"), each of which is more
                                                  fully described below and in
                                                  "Description of the Mortgage
                                                  Loans" and Annex A.  See Annex
                                                  A herein for additional
                                                  statistical information
                                                  regarding each Mortgage Loan

                                                  Group.  The Group 1 Mortgage
                                                  Loans relate to Bond Group 1,
                                                  the Group 2 Mortgage Loans
                                                  relate to Bond Group 2 and the
                                                  Group 3 Mortgage Loans relate
                                                  to Bond Group 3.

                                               All of the Mortgage Loans are
                                                  conventional mortgage loans.
                                                  All of the Mortgage Loans
                                                  with Loan-to-Value Ratios (as
                                                  defined herein) in excess of
                                                  80% have primary mortgage
                                                  insurance.

                                               The Group 1 Mortgage Loans
                                                  consist of the BA Mortgage
                                                  Loans and certain Cendant
                                                  Mortgage Loans having original
                                                  terms to stated maturity
                                                  ranging from 20 to 30 years.
                                                  The Group 2 Mortgage Loans
                                                  consist of certain Cendant
                                                  Mortgage Loans having original
                                                  terms to stated maturity of 15
                                                  years.  The Group 3 Mortgage
                                                  Loans consist of certain
                                                  Cendant Mortgage Loans having
                                                  original terms to stated
                                                  maturity ranging from 15 to 30
                                                  years.  See "--Description of
                                                  the Mortgage Loans" herein.

                                               Approximately 98.79%, 98.81% and
                                                  100% of the Group 1, Group 2
                                                  and Group 3 Mortgage Loans,
                                                  respectively, by their
                                                  Scheduled Principal Balances
                                                  as of the Cut-off Date are
                                                  Jumbo Loans.  "JUMBO LOANS"
                                                  are mortgage loans that have
                                                  principal balances at
                                                  origination that exceed the
                                                  then applicable limitations
                                                  for purchase by the Federal
                                                  National Mortgage Association
                                                  ("FNMA") and Freddie Mac
                                                  (formerly the Federal Home
                                                  Loan Mortgage Corporation)
                                                  ("FREDDIE MAC").

                                               All of the Group 3 Mortgage
                                                  Loans are Relocation Loans.
                                                  "RELOCATION LOANS" are
                                                  mortgage loans made to
                                                  employees of corporations who
                                                  have a substantial portion of
                                                  the costs related to the
                                                  mortgage loan reimbursed by
                                                  their employer.  Some of the
                                                  expenses eligible for
                                                  reimbursement include costs
                                                  and discount points or real
                                                  estate commissions.

                                               Set forth below is certain
                                                  information regarding the
                                                  Mortgage Loans in each
                                                  Mortgage Loan Group and the
                                                  related Mortgaged Properties
                                                  as of the Cut-off Date.  All
                                                  such information is provided
                                                  on an approximate basis.  All
                                                  weighted average information
                                                  provided below reflects
                                                  weighting of the Mortgage
                                                  Loans by their respective
                                                  Scheduled Principal Balances
                                                  as of the Cut-off Date.  In
                                                  each case, such Scheduled
                                                  Principal Balance has been
                                                  calculated on the assumption
                                                  that the principal portion of
                                                  all scheduled payments (as
                                                  defined herein) due in respect
                                                  of each Mortgage Loan on or
                                                  before the Cut-off Date have
                                                  been received.

                                                              Group 1 Mortgage Loans
                                                              ----------------------
                                                   Number of Mortgage Loans . . . . . . .               1,226
                                                   Aggregate Scheduled Principal
                                                       Balance  . . . . . . . . . . . . .        $415,921,869
                                                   Minimum Scheduled Principal Balance  .        $     67,200
                                                   Maximum Scheduled Principal Balance  .        $  1,000,000
                                                   Average Scheduled Principal Balance  .        $    339,251
                                                   Minimum Mortgage Rate  . . . . . . . .    6.750% per annum
                                                   Maximum Mortgage Rate  . . . . . . . .    9.000% per annum

                                                   Weighted Average Mortgage Rate . . . .    7.503% per annum
                                                   Weighted Average Net Rate  . . . . . .    7.273% per annum
                                                   Minimum Remaining Term
                                                       to Stated Maturity . . . . . . . .          237 months
                                                   Maximum Remaining Term
                                                       to Stated Maturity . . . . . . . .          360 months
                                                   Weighted Average Remaining
                                                       Term to Stated Maturity  . . . . .          355 months
                                                   Weighted Average Original
                                                       Loan-to-Value Ratio  . . . . . . .              73.62%
                                                   Location of Mortgaged Property
                                                       California . . . . . . . . . . . .              59.50%
                                                       Massachusetts  . . . . . . . . . .               4.42%
                                                       New Jersey . . . . . . . . . . . .               3.16%
                                                       Illinois . . . . . . . . . . . . .               2.43%
                                                       New York . . . . . . . . . . . . .               2.33%
                                                       Other  . . . . . . . . . . . . . .              28.16%

                                                                    Group 2 Mortgage Loans
                                                                    ----------------------

                                                   Number of Mortgage Loans . . . . . . .                 263
                                                   Aggregate Scheduled Principal
                                                       Balance  . . . . . . . . . . . . .     $    88,317,906
                                                   Minimum Scheduled Principal Balance  .     $        48,726
                                                   Maximum Scheduled Principal Balance  .     $       772,889
                                                   Average Scheduled Principal Balance  .     $       335,810
                                                   Minimum Mortgage Rate  . . . . . . . .    6.250% per annum
                                                   Maximum Mortgage Rate  . . . . . . . .    8.000% per annum
                                                   Weighted Average Mortgage Rate . . . .    7.113% per annum
                                                   Weighted Average Net Rate  . . . . . .    6.912% per annum
                                                   Minimum Remaining Term
                                                       to Stated Maturity . . . . . . . .          120 months
                                                   Maximum Remaining Term
                                                       to Stated Maturity . . . . . . . .          180 months
                                                   Weighted Average Remaining
                                                       Term to Stated Maturity  . . . . .          178 months
                                                   Weighted Average Original Loan-to-Value
                                                       Ratio  . . . . . . . . . . . . . .              69.42%
                                                   Location of Mortgaged Property
                                                       California . . . . . . . . . . . .              45.24%
                                                       New Jersey . . . . . . . . . . . .               7.03%
                                                       Wisconsin  . . . . . . . . . . . .               6.37%
                                                       Massachusetts  . . . . . . . . . .               4.48%
                                                       Other  . . . . . . . . . . . . . .              36.88%

                                                                    Group 3 Mortgage Loans
                                                                    ----------------------

                                                   Number of Mortgage Loans . . . . . . .                 287
                                                   Aggregate Scheduled Principal
                                                       Balance  . . . . . . . . . . . . .     $    89,556,886
                                                   Minimum Scheduled Principal Balance  .     $       226,327
                                                   Maximum Scheduled Principal Balance  .     $       679,443
                                                   Average Scheduled Principal Balance  .     $       312,045
                                                   Minimum Mortgage Rate  . . . . . . . .    6.500% per annum
                                                   Maximum Mortgage Rate  . . . . . . . .    7.875% per annum

                                                   Weighted Average Mortgage Rate . . . .    7.110% per annum
                                                   Weighted Average Net Rate  . . . . . .    6.892% per annum
                                                   Minimum Remaining Term
                                                       to Stated Maturity . . . . . . . .          176 months
                                                   Maximum Remaining Term
                                                       to Stated Maturity . . . . . . . .          360 months
                                                   Weighted Average Remaining
                                                       Term to Stated Maturity  . . . . .          344 months

                                                   Weighted Average Original Loan-to-Value
                                                       Ratio  . . . . . . . . . . . . . .              79.98%
                                                   Location of Mortgaged Property
                                                       California . . . . . . . . . . . .              27.22%
                                                       Illinois . . . . . . . . . . . . .               7.87%
                                                       Texas  . . . . . . . . . . . . . .               7.47%
                                                       Washington . . . . . . . . . . . .               6.34%
                                                       Other  . . . . . . . . . . . . . .              51.10%

Net Rate  . . . . . . . . . . . . . . . .      The "NET RATE" for each Mortgage
                                                  Loan is the Mortgage Rate
                                                  less the applicable Master
                                                  Servicing Fee (as defined in
                                                  the Pooling and Servicing
                                                  Agreement) attributable
                                                  thereto (expressed as a per
                                                  annum rate).  It is expected
                                                  that with respect to each
                                                  Payment Date, the Master
                                                  Servicing Fee for each
                                                  Mortgage Loan will be 0.25%
                                                  per annum with respect to
                                                  Mortgage Loans serviced by
                                                  BAFSB and between 0.20% and
                                                  1.075% per annum with respect
                                                  to Mortgage Loans serviced by
                                                  Cendant.  Any Cendant Master
                                                  Servicing Fee in excess of
                                                  0.20% will be set aside to
                                                  pay for lender funded
                                                  mortgage insurance and will
                                                  not be treated as servicing
                                                  compensation to Cendant and
                                                  will not be available to make
                                                  Compensating Interest
                                                  Payments (as defined herein).
                                                  For any Payment Date, the
                                                  "DUE DATE" for each Mortgage
                                                  Loan will be the first day of
                                                  the month in which the
                                                  Payment Date occurs.

                                               The "SCHEDULED PRINCIPAL
                                                  BALANCE" of a Mortgage Loan
                                                  with respect to a Payment Date
                                                  is (i) the unpaid principal
                                                  balance of such Mortgage Loan
                                                  as of the close of business on
                                                  the related Due Date (i.e.,
                                                  taking account of the
                                                  principal payment to be made
                                                  on such Due Date and
                                                  irrespective of any
                                                  delinquency in its payment),
                                                  as specified in the
                                                  amortization schedule at the
                                                  time relating thereto (before
                                                  any adjustment to such
                                                  amortization schedule by
                                                  reason of any bankruptcy or
                                                  similar proceeding occurring
                                                  after the Cut-off Date (other
                                                  than a Deficient Valuation, as
                                                  defined under "Description of
                                                  the Bonds -- Allocation of
                                                  Losses; Subordination" herein)
                                                  or any moratorium or similar
                                                  waiver or grace period) less
                                                  (ii) any Principal Prepayments
                                                  and the principal portion of
                                                  any Net Liquidation Proceeds
                                                  (as defined herein) received
                                                  during or prior to the
                                                  immediately preceding
                                                  Prepayment Period (as defined
                                                  herein); provided that the
                                                  Scheduled Principal Balance of
                                                  any Liquidated Mortgage Loan
                                                  (as defined herein) is zero.

Payment Dates . . . . . . . . . . . . . .      The 25th day of each month, or
                                                  if such day is not a business
                                                  day, then the next succeeding
                                                  business day, beginning in
                                                  April 1998 (each, a "PAYMENT
                                                  DATE").

Record Date . . . . . . . . . . . . . . .      The "RECORD DATE" for each
                                                  Payment Date will be the
                                                  close of business on the last
                                                  business day of the month
                                                  preceding the month in which
                                                  the related Payment Date
                                                  occurs.

Due Period  . . . . . . . . . . . . . . .      With respect to each Payment
                                                  Date, the period commencing
                                                  on the second day of the
                                                  month preceding the month in
                                                  which the Payment Date occurs
                                                  and ending at the close of
                                                  business on the first day of
                                                  the month in which the
                                                  Payment Date occurs (each, a
                                                  "DUE PERIOD").

Prepayment Period . . . . . . . . . . . .      With respect to each Payment
                                                  Date, the period from the
                                                  first day through the last
                                                  day of the month preceding
                                                  the month in which the
                                                  Payment Date occurs (each, a
                                                  "PREPAYMENT PERIOD").

Payments on the Bonds . . . . . . . . . .      Interest Payments. With respect
                                                  to each Payment Date,
                                                  interest will accrue during
                                                  the related Interest Accrual
                                                  Period for each Class of
                                                  Bonds (other than the Class P
                                                  Bonds) at the rate for such
                                                  Class set forth or determined
                                                  as provided on the cover page
                                                  hereof (each, a "BOND
                                                  INTEREST RATE") on the Class
                                                  Current Principal Balance (or
                                                  in the case of the Interest
                                                  Only Bonds, the Class
                                                  Notional Balance) of such
                                                  Class immediately preceding
                                                  such Payment Date.  With
                                                  respect to each Payment Date,
                                                  the "INTEREST ACCRUAL PERIOD"
                                                  for each Class of Bonds will
                                                  be the calendar month
                                                  preceding the month in which
                                                  the Payment Date occurs, in
                                                  each case commencing in March
                                                  1998.  Interest will be
                                                  calculated on the basis of a
                                                  360-day year comprised of
                                                  twelve 30-day months.

                                               The Class P Bonds are principal
                                                  only Bonds and will not bear
                                                  interest.

                                               On each Payment Date, as
                                                  described herein, interest
                                                  will be payable on each
                                                  interest-bearing Class of
                                                  Bonds in an aggregate amount
                                                  equal to the Accrued Bond
                                                  Interest for such Class on
                                                  such Payment Date, plus any
                                                  Accrued Bond Interest thereon
                                                  remaining unpaid from previous
                                                  Payment Dates.  Net Interest
                                                  Shortfalls on the Mortgage
                                                  Loans will be allocated to the
                                                  Classes of Bonds as described
                                                  herein. See "Description of
                                                  the Bonds -- Payments on the
                                                  Bonds -- Interest" herein.

                                               LIBOR. The Bond Interest Rates
                                                  for the LIBOR Bonds will be
                                                  determined by the Indenture
                                                  Trustee based on the
                                                  arithmetic mean of quotations
                                                  of the London Interbank
                                                  Offered Rate for one-month
                                                  U.S. dollar deposits ("LIBOR")
                                                  as provided by the Reference
                                                  Banks (as defined herein), as
                                                  further described herein. See
                                                  "Description of the Bonds --
                                                  Payments on the Bonds --
                                                  Calculation of LIBOR" herein.

                                               Principal Payments.  On each
                                                  Payment Date, amounts in
                                                  respect of principal will be
                                                  paid to the holders of the
                                                  Bonds of the related Bond
                                                  Group (other than the Interest
                                                  Only Bonds of such Bond Group)
                                                  as provided herein under
                                                  "Description of the Bonds --
                                                  Payments on the Bonds --
                                                  Principal".

Credit Enhancement --
   General  . . . . . . . . . . . . . . .      Credit enhancement for the Group
                                                  1 Senior Bonds, the Group 2
                                                  Senior Bonds and the Group 3
                                                  Senior Bonds generally will
                                                  be provided by the Group 1
                                                  Subordinate Bonds, the Group
                                                  2 Subordinate Bonds and the
                                                  Group 3 Subordinate Bonds,
                                                  respectively.  Credit
                                                  enhancement for each Class of
                                                  Subordinate Bonds of a Bond
                                                  Group will be provided by the
                                                  Class or Classes of
                                                  Subordinate Bonds of such
                                                  Bond Group with higher
                                                  numerical Class designations.

Credit Enhancement --
   Subordination  . . . . . . . . . . . .      The rights of the holders of
                                                  each Class of the Group 1
                                                  Subordinate Bonds, the Group
                                                  2 Subordinate Bonds and the
                                                  Group 3 Subordinate Bonds to
                                                  receive payments with respect
                                                  to the Group 1 Mortgage
                                                  Loans, the Group 2 Mortgage
                                                  Loans and the Group 3
                                                  Mortgage Loans, respectively,
                                                  will be subordinated to such
                                                  rights of the holders of the
                                                  Group 1 Senior Bonds, the
                                                  Group 2 Senior Bonds and the
                                                  Group 3 Senior Bonds,
                                                  respectively, and to each
                                                  Class of Subordinate Bonds of
                                                  the related Bond Group having
                                                  a lower numerical designation
                                                  than such Class.  The
                                                  subordination of the
                                                  Subordinate Bonds of each
                                                  Bond Group to the Senior
                                                  Bonds of such Bond Group, and
                                                  the further subordination
                                                  among the Subordinate Bonds
                                                  of a Bond Group, are each
                                                  intended to increase the
                                                  likelihood of timely receipt
                                                  by the holders of the Bonds
                                                  with higher relative payment
                                                  priority of the maximum
                                                  amount to which they are
                                                  entitled on any Payment Date
                                                  and to provide such holders
                                                  protection against losses
                                                  resulting from defaults on
                                                  Mortgage Loans, to the extent
                                                  described herein.  The
                                                  Subordinate Bonds also
                                                  provide protection against
                                                  Special Hazard Losses (as
                                                  defined herein) to the extent
                                                  described herein.  However,
                                                  in certain circumstances, the
                                                  amount of available
                                                  subordination (including the
                                                  limited subordination
                                                  provided for certain types of
                                                  losses) may be exhausted and
                                                  shortfalls in payments  on
                                                  the Offered Bonds could
                                                  result.  Holders of Senior
                                                  Bonds of a Bond Group will
                                                  bear their pro rata share of
                                                  any Realized Losses with
                                                  respect to Mortgage Loans in
                                                  the related Mortgage Loan
                                                  Group in excess of the
                                                  available total subordination
                                                  amount provided by the
                                                  related Subordinate Bonds.
                                                  See "Description of the Bonds
                                                  -- Payments on the Bonds",
                                                  "Description of the Bonds --
                                                  Allocation of Losses;
                                                  Subordination" and
                                                  "Description of the Bonds --
                                                  Subordination" herein.

                                               As of the Closing Date, the
                                                  aggregate Current Principal
                                                  Balances of the Group 1
                                                  Subordinate Bonds and of the
                                                  Other Subordinate Bonds which
                                                  are part of the Group 1
                                                  Subordinate Bonds will equal
                                                  approximately 4.50% and 0.80%,
                                                  respectively, of the aggregate
                                                  Current Principal Balances of
                                                  all of the Classes of Group 1
                                                  Bonds, (ii) the aggregate
                                                  Current Principal Balances of
                                                  the Group 2 Subordinate Bonds
                                                  and of the Other Subordinate
                                                  Bonds which are part of the
                                                  Group 2 Subordinate Bonds will
                                                  equal approximately 3.00% and
                                                  0.55%, respectively, of the
                                                  aggregate Current Principal
                                                  Balances of all the Classes of
                                                  Group 2 Bonds, and (iii) the
                                                  aggregate Current Principal
                                                  Balances of the Group 3
                                                  Subordinate Bonds and of the
                                                  Other Subordinate

                                               Bonds which are part of the
                                                  Group 3 Subordinate Bonds will
                                                  equal approximately 3.75% and
                                                  0.55%, respectively, of the
                                                  aggregate Current Principal
                                                  Balances of all of the Classes
                                                  of Group 3 Bonds.

                                               In addition, to extend the period
                                                  during which the Group 1
                                                  Subordinate Bonds, the Group
                                                  2 Subordinate Bonds and the
                                                  Group 3 Subordinate Bonds
                                                  remain available as credit
                                                  enhancement to the Group 1
                                                  Senior Bonds, the Group 2
                                                  Senior Bonds, and the Group 3
                                                  Senior Bonds, respectively,
                                                  the entire amount of any
                                                  prepayments and certain other
                                                  unscheduled recoveries of
                                                  principal with respect to the
                                                  Mortgage Loans in the related
                                                  Mortgage Loan Group will be
                                                  allocated to the Senior Bonds
                                                  (other than Class A-19 Bonds)
                                                  in the related Bond Group to
                                                  the extent described herein
                                                  during the first five years
                                                  after the Cut-off Date (with
                                                  such allocation being subject
                                                  to reduction over an
                                                  additional four year period
                                                  thereafter as described
                                                  herein).  This allocation has
                                                  the effect of accelerating
                                                  the amortization of the
                                                  Senior Bonds in each Bond
                                                  Group as a whole while, in
                                                  the absence of losses in
                                                  respect of the Mortgage Loans
                                                  in the related Mortgage Loan
                                                  Group, increasing the
                                                  percentage interest in the
                                                  principal balance of the
                                                  Mortgage Loans in such
                                                  Mortgage Loan Group evidenced
                                                  by the related Subordinate
                                                  Bonds.  See "Description of
                                                  the Bonds -- Payments  on the
                                                  Bonds" and "-- Subordination"
                                                  herein.

Monthly Advances  . . . . . . . . . . . .      Each Master Servicer will be
                                                  obligated, under certain
                                                  circumstances, to advance
                                                  delinquent scheduled payments
                                                  of principal and interest on
                                                  Mortgage Loans it services
                                                  (each such advance, a
                                                  "MONTHLY ADVANCE").  See "
                                                  Pooling and Servicing
                                                  Agreement -- Monthly
                                                  Advances" herein.

Allocation of Losses  . . . . . . . . . .      Subject to the limitations set
                                                  forth below, Realized Losses
                                                  (other than those relating to
                                                  Excess Special Hazard Losses
                                                  (as defined herein)) on the
                                                  Mortgage Loans in each
                                                  Mortgage Loan Group will be
                                                  allocated as follows:  (i)
                                                  the applicable Non-PO
                                                  Percentage of the principal
                                                  portion of such Realized
                                                  Losses will be allocated to
                                                  the Bonds of each Bond Group
                                                  (other than the Stripped P
                                                  Component of Bond Groups 1
                                                  and 2), first, to the
                                                  Subordinate Bonds of such
                                                  Bond Group in the inverse
                                                  order of their numerical
                                                  Class designations and then
                                                  pro rata to the Senior Bonds
                                                  of such Bond Group (other
                                                  than the Stripped P Component
                                                  of Bond Groups 1 and 2)
                                                  until, in each case, the
                                                  Current Principal Balance of
                                                  each such Class of Bonds is
                                                  reduced to zero; and (ii) the
                                                  applicable PO Percentage of
                                                  any such loss will be
                                                  allocated, to the extent
                                                  described herein, among the
                                                  Subordinate Bonds of the
                                                  applicable Bond Group in the
                                                  inverse order of their
                                                  numerical Class designation,
                                                  through the operation of the
                                                  applicable Component P
                                                  Deferred Payment Writedown
                                                  Amount for the Stripped P
                                                  Component of Bond Groups 1
                                                  and 2.  Notwithstanding the
                                                  foregoing, the aggregate
                                                  amount of Realized Losses
                                                  which may be allocated by
                                                  means of subordination to
                                                  cover Special Hazard Losses
                                                  are initially limited to (i)
                                                  $4,842,479 for the Group 1
                                                  Bonds, (ii) $1,545,777 for
                                                  the Group 2 Bonds and (iii)
                                                  $1,358,885 for the Group 3

                                                  Bonds.  See "Description of
                                                  the Bonds -- Allocation of
                                                  Losses; Subordination" herein.

                                               Any Special Hazard Losses in
                                                  excess of the amounts of
                                                  coverage therefor (an "EXCESS
                                                  SPECIAL HAZARD LOSS") on
                                                  Non-Discount Mortgage Loans in
                                                  Mortgage Loan Groups 1 and 2,
                                                  and all Excess Special Hazard
                                                  Losses on Mortgage Loans in
                                                  Mortgage Loan Group 3, will be
                                                  allocated on a pro rata basis
                                                  among the Senior Bonds of the
                                                  related Bond Group (other than
                                                  the Stripped P Components of
                                                  Mortgage Loan Groups 1 and 2)
                                                  and Subordinate Bonds of the
                                                  related Bond Group.  The
                                                  principal portion of such
                                                  Excess Special Hazard Losses
                                                  on Discount Mortgage Loans in
                                                  Mortgage Loan Groups 1 and 2
                                                  will be allocated to the
                                                  Stripped P Component of the
                                                  related Bond Group in an
                                                  amount equal to the related PO
                                                  Percentage thereof, and the
                                                  remainder of such losses on
                                                  such Discount Mortgage Loans
                                                  will be allocated among the
                                                  remaining Senior Bonds and
                                                  Subordinate Bonds of such Bond
                                                  Group on a pro rata basis as
                                                  described above. After the
                                                  applicable Cross-Over Date,
                                                  all Realized Losses
                                                  (including, without
                                                  limitation, all Special Hazard
                                                  Losses) on the Mortgage Loans
                                                  in a Mortgage Loan Group will
                                                  be allocated among the Bonds
                                                  of the related Bond Group on a
                                                  pro rata basis.  The amount of
                                                  any Realized Loss (other than
                                                  an Excess Special Hazard Loss)
                                                  allocated to a Stripped P
                                                  Component on or prior to the
                                                  Cross-Over Date for the
                                                  related Bond Group will be
                                                  treated as a Component P
                                                  Deferred Amount.  See
                                                  "Description of the Bonds --
                                                  Allocation of Losses;
                                                  Subordination" herein.

                                               Neither the Offered Bonds nor the
                                                  Mortgage Loans are insured or
                                                  guaranteed by any government
                                                  agency or instrumentality,
                                                  CMC, CCC, the Issuer, the
                                                  Loan Sellers, BSMCC, the
                                                  Master Servicers, the
                                                  Certificate Trustee, the
                                                  Indenture Trustee, the
                                                  Underwriter or any affiliates
                                                  thereof or any other person
                                                  or entity.

Yield and Prepayment
   Considerations . . . . . . . . . . . .      General Considerations.  The
                                                  yield to maturity of each
                                                  Class of Bonds will be
                                                  affected by the amount and
                                                  timing of principal payments
                                                  on the Mortgage Loans in the
                                                  related Mortgage Loan Group,
                                                  the allocation of Available
                                                  Funds to such Class of Bonds,
                                                  the applicable Bond Interest
                                                  Rate for such Class of Bonds
                                                  and the purchase price paid
                                                  for such Bonds.  In addition,
                                                  the yields to investors in
                                                  the Bonds will be adversely
                                                  affected by Realized Losses
                                                  and Net Interest Shortfalls.
                                                  The interaction of the
                                                  foregoing factors may have
                                                  different effects on the
                                                  various Classes of Bonds and
                                                  the effects on any Class may
                                                  vary at different times
                                                  during the life of such
                                                  Class.  No representation is
                                                  made as to the anticipated
                                                  rate of prepayments on the
                                                  Mortgage Loans, the amount
                                                  and timing of Realized Losses
                                                  or Net Interest Shortfalls or
                                                  as to the anticipated yield
                                                  to maturity of any Bonds.
                                                  Prospective investors are
                                                  urged to consider their own
                                                  estimates as to the
                                                  anticipated rate of future
                                                  prepayments on the Mortgage
                                                  Loans and the suitability of
                                                  the Bonds to their investment
                                                  objectives.  In addition to
                                                  the discussion below,
                                                  prospective investors  should
                                                  review the discussion  under
                                                  "Yield and Prepayment
                                                  Considerations" herein.

                                               Mortgage Loan Payments. If
                                                  prevailing mortgage rates fall
                                                  significantly below the
                                                  Mortgage Rates on the Mortgage
                                                  Loans, the Mortgage Loans are
                                                  likely to be subject to higher
                                                  prepayment rates than if
                                                  prevailing rates remain at or
                                                  above the Mortgage Rates on
                                                  the Mortgage Loans.  Other
                                                  factors affecting prepayments
                                                  of Mortgage Loans include
                                                  changes in Mortgagors' housing
                                                  needs, job transfers,
                                                  unemployment, net equity in
                                                  the Mortgaged Properties and
                                                  servicing decisions.  Amounts
                                                  received by virtue of
                                                  liquidations of the related
                                                  Mortgage Loans, repurchases of
                                                  the related Mortgage Loans
                                                  upon breach of representations
                                                  or warranties and optional
                                                  redemption of the Bonds also
                                                  affect the timing of receipt
                                                  of principal on the Bonds.  In
                                                  general, the Mortgage Loans
                                                  may be prepaid at any time
                                                  without penalty.

                                               Timing and Amount of Payments.
                                                  Unlike certain corporate
                                                  bonds, the timing and amount
                                                  of principal payments on the
                                                  Bonds are not fixed because
                                                  they are generally determined
                                                  by the timing and amount of
                                                  distributions on the
                                                  underlying Certificates,
                                                  distributions of which are
                                                  generally determined by the
                                                  timing and amount of principal
                                                  payments on the applicable
                                                  Mortgage Loans. The timing of
                                                  payments on the Mortgage Loans
                                                  may significantly affect an
                                                  investor's yield.  In general,
                                                  the earlier a prepayment of
                                                  principal on the Mortgage
                                                  Loans, the greater will be the
                                                  effect on an investor's yield
                                                  to maturity.  As a result, the
                                                  effect on an investor's yield
                                                  of principal prepayments
                                                  occurring at a rate higher (or
                                                  lower) than the rate
                                                  anticipated by the investor
                                                  during the period immediately
                                                  following the issuance of the
                                                  Bonds will not be offset by a
                                                  subsequent like reduction (or
                                                  increase) in the rate of
                                                  principal prepayments.
                                                  Furthermore, the effective
                                                  yield to Bondholders will be
                                                  slightly lower than the yield
                                                  otherwise produced by the
                                                  applicable Bond Interest Rate
                                                  and purchase price because,
                                                  while interest generally will
                                                  accrue on each such Bond from
                                                  the first day of the month,
                                                  the payment of such interest
                                                  will not be made earlier than
                                                  the 25th day of the month
                                                  following the month of
                                                  accrual.  Moreover, to the
                                                  extent any Net Interest
                                                  Shortfall or the interest
                                                  portion of any Realized Loss
                                                  is allocated to a Class of
                                                  Bonds the yield to investors
                                                  in such Class will be reduced.

                                               Discounts and Premiums.  In the
                                                  case of any Bonds purchased at
                                                  a discount (including the
                                                  Class P Bonds), a slower than
                                                  anticipated rate of principal
                                                  payments could result in an
                                                  actual yield that is lower
                                                  than the anticipated yield. In
                                                  the case of any Bonds
                                                  purchased at a premium
                                                  (including each Class of
                                                  Interest Only Bonds), a faster
                                                  than anticipated rate of
                                                  principal payments could
                                                  result in an actual yield that
                                                  is lower than the anticipated
                                                  yield.  A discount or premium
                                                  would be determined in
                                                  relation to the price at which
                                                  a Bond will yield its Bond
                                                  Interest Rate, after giving
                                                  effect to any payment delay.

                                               Reinvestment Risk.  Because the
                                                  Mortgage Loans may be prepaid
                                                  at any time, it is not
                                                  possible to predict the rate
                                                  at which payments on the
                                                  Bonds will be received.
                                                  Since prevailing interest
                                                  rates are subject to
                                                  fluctuation, there can be no
                                                  assurance that investors in
                                                  the Bonds will be able to
                                                  reinvest the payments thereon
                                                  at yields equaling or
                                                  exceeding the yields on the
                                                  Bonds.  Yields on any such
                                                  reinvestments may be lower,
                                                  and may even be significantly
                                                  lower, than yields on the
                                                  Bonds.  Generally, when
                                                  prevailing interest rates
                                                  increase, prepayment rates on
                                                  mortgage loans tend to
                                                  decrease, resulting in a
                                                  reduced rate of return of
                                                  principal to investors at a
                                                  time when reinvestment at
                                                  such higher prevailing rates
                                                  would be desirable.
                                                  Conversely, when prevailing
                                                  interest rates decline,
                                                  prepayment rates on mortgage
                                                  loans tend to increase,
                                                  resulting in a greater rate
                                                  of return of principal to
                                                  investors at a time when
                                                  reinvestment at comparable
                                                  yields may not be possible.
                                                  Prospective investors in the
                                                  Bonds should consider
                                                  carefully the related
                                                  reinvestment risks in light
                                                  of other investments that may
                                                  be available to such
                                                  investors.

                                               Weighted Average Interest Rates.
                                                  Because the Bond Interest
                                                  Rate applicable to (i) each
                                                  of the Class X Bonds and the
                                                  Class 2-X Bonds will equal or
                                                  be based upon the weighted
                                                  average of the excess, if
                                                  any, of the Net Rates of the
                                                  Group 1 Mortgage Loans and
                                                  Group 2 Mortgage Loans,
                                                  respectively, over a
                                                  specified percentage and (ii)
                                                  each Class of the Group 3
                                                  Bonds (except Component P-3)
                                                  will be based upon the
                                                  weighted average of the Net
                                                  Rates of all the Group 3
                                                  Mortgage Loans,
                                                  disproportionate prepayments
                                                  of Mortgage Loans with higher
                                                  Net Rates in the related
                                                  Mortgage Loan Group will
                                                  adversely affect the yield on
                                                  such Classes.  Mortgage Loans
                                                  with higher Net Rates will
                                                  have higher Mortgage Rates as
                                                  well, and such Mortgage Loans
                                                  are likely to prepay at rates
                                                  that are faster than those
                                                  applicable to Mortgage Loans
                                                  with lower Mortgage Rates
                                                  with adverse effects on the
                                                  yields on the Bonds.

                                               Subordination of Certain Classes
                                                  of Bonds.  The rights of the
                                                  holders of the Group 1
                                                  Subordinate Bonds, the Group 2
                                                  Subordinate Bonds and the
                                                  Group 3 Subordinate Bonds to
                                                  receive payments with respect
                                                  to the Group 1 Mortgage Loans,
                                                  the Group 2 Mortgage Loans and
                                                  the Group 3 Mortgage Loans,
                                                  respectively, will be
                                                  subordinated to such rights of
                                                  the holders of the Group 1
                                                  Senior Bonds, the Group 2
                                                  Senior Bonds and the Group 3
                                                  Senior Bonds, respectively,
                                                  and to each Class of
                                                  Subordinate Bonds of the
                                                  related Bond Group having a
                                                  lower numerical designation
                                                  than such Class.  The level of
                                                  subordination available as
                                                  support to the Senior Bonds of
                                                  a Bond Group will be directly
                                                  affected by the rate and
                                                  timing of prepayments and the
                                                  occurrence of Realized Losses.

                                               Prepayments.  The applicable
                                                  Non-PO Percentage (as defined
                                                  herein) of Principal
                                                  Prepayments on the Mortgage
                                                  Loans in any Mortgage Loan
                                                  Group will be allocated solely
                                                  to the Senior P&I Bonds of the
                                                  related Bond Group during the
                                                  first five years after the
                                                  Closing Date and then such
                                                  allocation will decrease
                                                  subject to meeting certain
                                                  loss and delinquency tests
                                                  during the next
                                                  four years until the Senior
                                                  P&I Bonds of such Bond Group
                                                  and the related Subordinate
                                                  Bonds share pro rata in such
                                                  allocations.  The entire
                                                  amount of the applicable PO
                                                  Percentage of any prepayment
                                                  on a Mortgage Loan in Mortgage
                                                  Loan Groups 1 or 2 will be
                                                  allocated solely to the
                                                  related Stripped P Component
                                                  as long as the Component
                                                  Current Principal Balance of
                                                  such Stripped P Component has
                                                  not been reduced to zero.
                                                  Consequently, during not less
                                                  than the first nine years
                                                  after the Closing Date,
                                                  prepayments, if applicable,
                                                  will have the effect of
                                                  accelerating the amortization
                                                  of one or more Classes of the
                                                  Senior P&I Bonds of the
                                                  related Bond Group and, if
                                                  applicable, the Stripped P
                                                  Component of such Bond Group
                                                  while increasing the
                                                  percentage interest in such
                                                  Mortgage Loan Group evidenced
                                                  by the Subordinate Bonds of
                                                  such Bond Group.  In addition,
                                                  in order to maintain the
                                                  relative subordination among
                                                  the Subordinate Bonds of a
                                                  Bond Group, the applicable
                                                  Non-PO Percentage of
                                                  prepayments and certain other
                                                  unscheduled recoveries of
                                                  principal in respect of the
                                                  Mortgage Loans of the related
                                                  Mortgage Loan Group will not
                                                  be payable to the holders of a
                                                  Class of Subordinate Bonds of
                                                  such Bond Group on any Payment
                                                  Date if the Class Prepayment
                                                  Payment Trigger (as defined
                                                  herein) for such Class is not
                                                  satisfied, except as otherwise
                                                  described herein. If the Class
                                                  Prepayment Payment Trigger is
                                                  not satisfied with respect to
                                                  any Class of Subordinate Bonds
                                                  of a Bond Group, the
                                                  amortization of those Classes
                                                  of Subordinate Bonds with a
                                                  lower numerical class
                                                  designation may occur more
                                                  rapidly than would otherwise
                                                  have been the case and, in the
                                                  absence of losses in respect
                                                  of the Mortgage Loans of the
                                                  related Mortgage Loan Group,
                                                  the percentage interest in the
                                                  principal balance of the
                                                  Mortgage Loans evidenced by
                                                  such Class of Subordinate
                                                  Bonds may increase.

                                               Relocation Loans.  All of the
                                                  Group 3 Mortgage Loans are
                                                  Relocation Loans, which are
                                                  mortgage loans made to
                                                  employees of corporations who
                                                  have a substantial portion of
                                                  the costs related to the
                                                  mortgage loan reimbursed by
                                                  their employer. Because
                                                  mortgagors of Relocation Loans
                                                  generally may be more likely
                                                  to be transferred by their
                                                  employers than mortgagors in
                                                  general, Relocation Loans are
                                                  generally believed to prepay
                                                  faster than other loans with
                                                  similar characteristics that
                                                  are not Relocation Loans.

                                               Sequential Pay Senior P&I Bonds.
                                                  The Classes of Senior P&I
                                                  Bonds of each Bond Group are
                                                  subject to various priorities
                                                  for payment of principal as
                                                  described herein.  Payments on
                                                  Classes currently entitled to
                                                  receive principal payments
                                                  will be immediately affected
                                                  by the prepayment rate of the
                                                  Mortgage Loans of the related
                                                  Mortgage Loan Group at such
                                                  time.  Payments on Classes
                                                  with a later priority of
                                                  payment will not be directly
                                                  affected by the prepayment
                                                  rate until such time as
                                                  principal is payable on such
                                                  Classes.  However, the timing
                                                  of commencement of principal
                                                  payments and the weighted
                                                  average lives of such Classes
                                                  may be affected by the
                                                  prepayment rate experienced
                                                  both before and after the
                                                  commencement of principal
                                                  payments on such Classes.  In
                                                  addition, because
                                                  principal payments are paid to
                                                  certain Classes of Senior P&I
                                                  Bonds of a Bond Group before
                                                  other Classes of Senior P&I
                                                  Bonds of such Bond Group,
                                                  holders of Senior P&I Bonds
                                                  that receive principal later
                                                  bear a greater risk of being
                                                  allocated Realized Losses on
                                                  the Mortgage Loans of the
                                                  related Mortgage Loan Group
                                                  than holders of such Classes
                                                  that receive principal
                                                  earlier.

                                               PAC Bonds. The Group 1 Senior
                                                  Bonds have been structured to
                                                  provide for relatively stable
                                                  payments of principal to the
                                                  PAC Bonds.  Using the modeling
                                                  assumptions described in
                                                  "Description of the Bonds --
                                                  Payments on the Bonds --
                                                  Payments in Reduction of the
                                                  Current Principal Balance of
                                                  the PAC Bonds" herein, the
                                                  outstanding principal balance
                                                  of each of the Classes of the
                                                  PAC I Bonds and the PAC II
                                                  Bonds will be reduced to its
                                                  respective Planned Balance (as
                                                  defined herein) for each
                                                  Payment Date if prepayments on
                                                  the Mortgage Loans in Mortgage
                                                  Loan Group 1 occur at a
                                                  CONSTANT rate within the range
                                                  of approximately 125% to
                                                  approximately 500% SPA (as
                                                  defined herein) with respect
                                                  to the PAC I Bonds and at a
                                                  CONSTANT rate within the range
                                                  of approximately 175% to
                                                  approximately 275% SPA with
                                                  respect to the PAC II Bonds.
                                                  To the extent that prepayments
                                                  on the Group 1 Mortgage Loans
                                                  occur at a constant rate below
                                                  approximately 125% SPA with
                                                  respect to the PAC I Bonds or
                                                  below approximately 175% SPA
                                                  with respect to the PAC II
                                                  Bonds, the Group 1 Available
                                                  Funds allocable as payments of
                                                  principal on each Payment Date
                                                  may be insufficient to make
                                                  payments of principal on the
                                                  PAC I and PAC II Bonds,
                                                  respectively, in amounts
                                                  sufficient to reduce their
                                                  Current Principal Balances in
                                                  accordance with their Planned
                                                  Balances for such Payment
                                                  Date, and, as a result, the
                                                  weighted average lives of such
                                                  Bonds may be extended. To the
                                                  extent that prepayments occur
                                                  at a constant rate higher than
                                                  approximately 500% SPA with
                                                  respect to the PAC I Bonds and
                                                  higher than approximately 275%
                                                  SPA with respect to the PAC II
                                                  Bonds, the weighted average
                                                  lives of such Bonds may be
                                                  shortened.

                                               Companion Bonds.  Principal
                                                  Prepayments and other
                                                  unscheduled payments of
                                                  principal on the Group 1
                                                  Mortgage Loans may result in
                                                  principal available for
                                                  payment to the PAC Bonds on a
                                                  Payment Date in an amount
                                                  greater than the amount
                                                  necessary to reduce the
                                                  applicable Class Current
                                                  Principal Balances to their
                                                  respective Planned Balances
                                                  for such Payment Date.  Such
                                                  excess will be paid to the
                                                  Companion Bonds until their
                                                  respective Class Current
                                                  Principal Balances have been
                                                  reduced to zero.  In addition,
                                                  if the rate of Principal
                                                  Prepayments and other
                                                  unscheduled payments of
                                                  principal on the Group 1
                                                  Mortgage Loans causes the
                                                  principal available for
                                                  payment on the Group 1 Bonds
                                                  on any Payment Date to be less
                                                  than the amounts necessary to
                                                  reduce the Class Current
                                                  Principal Balances of the PAC
                                                  Bonds then entitled to receive
                                                  principal to their respective
                                                  Planned Balances, the
                                                  Companion Bonds will not
                                                  receive any payment of
                                                  principal.  Accordingly, the
                                                  rate of payments on the Group
                                                  1 Mortgage Loans is expected
                                                  to have
                                                  a greater effect on the
                                                  weighted average lives of the
                                                  Companion Bonds than on the
                                                  weighted average lives of the
                                                  PAC Bonds.

                                               Interest Only Bonds.  Because
                                                  the Class Notional Balance of
                                                  the Class X Bonds and the
                                                  Class 2-X Bonds will be based
                                                  upon the Scheduled Principal
                                                  Balances of the Group 1
                                                  Mortgage Loans and the Group 2
                                                  Mortgage Loans, respectively,
                                                  the yield on the Class X Bonds
                                                  and the Class 2-X Bonds will
                                                  be sensitive to the rate and
                                                  timing of principal payments
                                                  of the Group 1 Mortgage Loans
                                                  and the Group 2 Mortgage
                                                  Loans, respectively.  The
                                                  yield on the Class A-7 and
                                                  Class A-9 Bonds also will be
                                                  sensitive to the rate and
                                                  timing of principal payments
                                                  of the Group 1 Mortgage Loans,
                                                  because the Class A-7 Notional
                                                  Balance is based on the Class
                                                  Current Principal Balances of
                                                  the Class A-1 through Class
                                                  A-4 Bonds and of the Class A-6
                                                  Bonds and the Class A-9
                                                  Notional Balance is based on
                                                  the Class Current Principal
                                                  Balance of the Class A-8
                                                  Bonds.  A rapid rate of
                                                  principal payments on the
                                                  Group 1 Mortgage Loans will
                                                  have a materially negative
                                                  effect on the yield to
                                                  investors in the Class X,
                                                  Class A-7 and Class A-9 Bonds
                                                  and a rapid rate of principal
                                                  payments on the Group 2
                                                  Mortgage Loans will have a
                                                  materially negative effect on
                                                  the yield to investors in the
                                                  Class 2-X Bonds.  Investors
                                                  should fully consider the
                                                  associated risks, including
                                                  the risk that a rapid rate of
                                                  principal payments could
                                                  result in the failure of
                                                  investors in each such Class
                                                  of Bonds to recover fully
                                                  their initial investments. See
                                                  "Yield and Prepayment
                                                  Considerations -- Yield on the
                                                  Interest Only Bonds" herein.

                                               Class A-19 Bonds.  As described
                                                  herein, during certain
                                                  periods, no principal payments
                                                  or a disproportionately small
                                                  or large portion of principal
                                                  payments will be paid to the
                                                  Class A-19 Bonds.  Unless the
                                                  Class Current Principal
                                                  Balances of all other Group 1
                                                  Senior P&I Bonds have been
                                                  reduced to zero, the Class
                                                  A-19 Bonds will not be
                                                  entitled to receive any
                                                  payments of principal prior to
                                                  the Payment Date occurring in
                                                  April 2003.

                                               Class P Bonds.  The amounts
                                                  payable with respect to the
                                                  Stripped P Components of the
                                                  Class P Bonds generally derive
                                                  from principal payments on the
                                                  Discount Mortgage Loans in the
                                                  related Mortgage Loan Group.
                                                  As a result, the yield on the
                                                  Stripped P Components of the
                                                  Class P Bonds will be
                                                  adversely affected by slower
                                                  than expected payments of
                                                  principal (including
                                                  prepayments, defaults and
                                                  liquidations) on the Discount
                                                  Mortgage Loans in the related
                                                  Mortgage Loan Group.  Because
                                                  Discount Mortgage Loans in
                                                  each Mortgage Loan Group have
                                                  lower Net Rates than the
                                                  Non-Discount Mortgage Loans of
                                                  such Mortgage Loan Group, and
                                                  because the Mortgage Loans
                                                  with lower Net Rates are
                                                  likely to have lower Mortgage
                                                  Rates, the Discount Mortgage
                                                  Loans are generally likely to
                                                  prepay at a slower rate than
                                                  the Non-Discount Mortgage
                                                  Loans of such Mortgage Loan
                                                  Group.  See "Yield and
                                                  Prepayment Considerations --
                                                  Class P Bonds" herein.

                                               Residual Bonds.  Holders of the
                                                  Residual Bonds are entitled
                                                  to receive payments of
                                                  principal and interest as
                                                  described herein.

                                                  However, holders of such Bonds
                                                  may have tax liabilities with
                                                  respect to their Bonds during
                                                  the early years of the related
                                                  REMIC that substantially
                                                  exceed the principal and
                                                  interest payable thereon
                                                  during such periods.

Liquidity . . . . . . . . . . . . . . . .      There is currently no secondary
                                                  market for the Bonds, and
                                                  there can be no assurance
                                                  that one will develop.  The
                                                  Underwriter intends to
                                                  establish a market in the
                                                  Offered Bonds, but it is not
                                                  obligated to do so.  There is
                                                  no assurance that any such
                                                  market, if established, will
                                                  continue or will provide
                                                  investors with a sufficient
                                                  level of liquidity.  Each
                                                  Bondholder will receive
                                                  monthly reports pertaining to
                                                  the Bonds as described under
                                                  "Indenture -- Reports by
                                                  Indenture Trustee to
                                                  Bondholders" in the
                                                  Prospectus.  There are a
                                                  limited number of sources
                                                  which provide certain
                                                  information about
                                                  collateralized mortgage
                                                  obligations in the secondary
                                                  market, and there can be no
                                                  assurance that any of these
                                                  sources will provide
                                                  information about the Bonds.
                                                  Investors should consider the
                                                  effect of limited information
                                                  on the liquidity of the
                                                  Bonds.

Optional Redemption   . . . . . . . . . .      At its option, BSMCC or its
                                                  designee may, upon giving
                                                  written notice to the Issuer,
                                                  each Master Servicer, the
                                                  Certificate Trustee and the
                                                  Indenture Trustee, repurchase
                                                  from the related Trust all of
                                                  the remaining Mortgage Loans
                                                  of any Mortgage Loan Group,
                                                  and thereby effect an early
                                                  termination of the related
                                                  Certificates and redemption
                                                  of the Bonds of the related
                                                  Bond Group, on any Payment
                                                  Date when the aggregate
                                                  outstanding principal balance
                                                  of such Mortgage Loans in
                                                  such Mortgage Loan Group is
                                                  equal to or less than 5% of
                                                  the aggregate outstanding
                                                  principal balance of the
                                                  Mortgage Loans in such
                                                  Mortgage Loan Group as of the
                                                  Cut-off Date (any such
                                                  Payment Date is referred to
                                                  herein as an "OPTIONAL
                                                  REDEMPTION DATE").  Any such
                                                  repurchase shall be at a
                                                  price (the "REDEMPTION
                                                  PRICE") equal to the
                                                  aggregate Class Current
                                                  Principal Balances of the
                                                  then outstanding Bonds of the
                                                  related Bond Group, plus
                                                  accrued and unpaid interest
                                                  thereon through the end of
                                                  the month preceding the month
                                                  in which the Optional
                                                  Redemption Date occurs.  Upon
                                                  any such optional repurchase
                                                  after which no Bonds are
                                                  outstanding, the Trust Estate
                                                  will terminate and any
                                                  remaining assets in the Trust
                                                  Estate shall be released to
                                                  the repurchasing party.  See
                                                  "Pooling and Servicing
                                                  Agreement -- Termination"
                                                  herein.

Certain Federal Income Tax
   Consequences . . . . . . . . . . . . .      For federal income tax purposes,
                                                  elections will be made to
                                                  treat the assets of the Trust
                                                  Estate as three separate real
                                                  estate mortgage investment
                                                  conduits (each a "REMIC," and
                                                  respectively, "REMIC I",
                                                  "REMIC II" and "REMIC III").
                                                  Upon the issuance of the
                                                  Offered Bonds, Andrews &
                                                  Kurth L.L.P., counsel to the
                                                  Issuer, will deliver its
                                                  opinion generally to the
                                                  effect that, assuming
                                                  compliance with all
                                                  provisions of the Indenture
                                                  and the Pooling and Servicing
                                                  Agreement, for federal income
                                                  tax purposes, each of REMIC
                                                  I, REMIC II and REMIC III
                                                  will qualify as a REMIC
                                                  within the meaning of
                                                  Sections 860A through 860G of
                                                  the Internal Revenue Code of
                                                  1986 (the "CODE").  For
                                                  federal income tax purposes,
                                                  the Senior Bonds or

                                                  P Components thereof (other
                                                  than the Residual Bonds) and
                                                  the Subordinate Bonds will be
                                                  designated as the "regular
                                                  interests" in REMIC III, and
                                                  the Class R-1, Class R-2 and
                                                  Class R-3 Bonds will be
                                                  designated as the "residual
                                                  interests" in REMIC I, REMIC
                                                  II and REMIC III,
                                                  respectively.

                                               Because the Senior Bonds or P
                                                  Components thereof (other
                                                  than the Residual Bonds) and
                                                  the Subordinate Bonds will be
                                                  considered REMIC regular
                                                  interests, they will be
                                                  taxable debt obligations
                                                  under the Code, and interest
                                                  paid or accrued on such
                                                  Bonds, including any original
                                                  issue discount, will be
                                                  taxable to the holders of
                                                  such Bonds in accordance with
                                                  the accrual method of
                                                  accounting, regardless of
                                                  such Bondholder's usual
                                                  method of accounting.  It is
                                                  expected that the Class P,
                                                  Class A- 7, Class A-9, Class
                                                  X and Class 2-X Bonds will
                                                  be, and the other Classes of
                                                  Bonds may be, treated as
                                                  having been issued with
                                                  original issue discount for
                                                  federal income tax purposes.
                                                  See "Certain Federal Income
                                                  Tax Consequences -- REMIC
                                                  Bonds --  Taxation of Regular
                                                  Bonds -- Original Issue
                                                  Discount" in the Prospectus.
                                                  The prepayment assumption
                                                  that should be used in
                                                  determining the rate of
                                                  accrual of original issue
                                                  discount, if any, with
                                                  respect to the Offered Bonds
                                                  is 250% of SPA (as defined
                                                  herein), with respect to the
                                                  Group 1 Loans, 250% of SPA
                                                  with respect to the Group 2
                                                  Loans, and 315% of SPA with
                                                  respect to the Group 3 Loans.
                                                  However, no representation is
                                                  made herein as to the rate at
                                                  which prepayments actually
                                                  will occur.  See "Yield and
                                                  Prepayment Considerations"
                                                  herein.

                                               For federal income tax purposes,
                                                  the Offered Bonds generally
                                                  will be treated as "regular or
                                                  residual interests in a REMIC"
                                                  for domestic building and loan
                                                  associations and as "real
                                                  estate assets" for real estate
                                                  investment trusts ("REITS"),
                                                  subject to the limitations
                                                  described in "Certain  Federal
                                                  Income Tax Consequences" in
                                                  the Prospectus.  Similarly,
                                                  interest on the Offered Bonds
                                                  will be considered "interest
                                                  on obligations secured by
                                                  mortgages on real property"
                                                  for REITs, subject to the
                                                  limitations  described in
                                                  "Certain Federal Income Tax
                                                  Consequences" in the
                                                  Prospectus.

                                               For further information regarding
                                                  the federal income tax
                                                  consequences of investing in
                                                  the Offered Bonds see "Certain
                                                  Federal Income Tax
                                                  Consequences" in the
                                                  Prospectus.

Federal Income Tax Aspects
   of Residual Bonds  . . . . . . . . . .      The Residual Bonds generally
                                                  will be treated in the same
                                                  manner as the other Offered
                                                  Bonds for the various
                                                  qualification purposes
                                                  referred to above, but
                                                  generally will not be treated
                                                  as evidences of indebtedness
                                                  for federal income tax
                                                  purposes.  Instead, the Class
                                                  R-1, Class R-2 and Class R-3
                                                  Bonds will be considered as
                                                  representing the right to the
                                                  net income or loss of REMIC
                                                  I, REMIC II and REMIC III,
                                                  respectively.  Holders of the
                                                  Residual Bonds ("RESIDUAL
                                                  BONDHOLDERS") will be
                                                  required to report, and will
                                                  be taxed on, their pro rata
                                                  shares of such income or
                                                  loss, and such requirements
                                                  will continue until there are
                                                  no Bonds of any Class
                                                  outstanding, even though such
                                                  Bondholders previously
                                                  may have received full payment
                                                  of their stated interest and
                                                  principal.  Furthermore, the
                                                  taxable income of Residual
                                                  Bondholders attributable to
                                                  the Residual Bonds may exceed
                                                  the principal and interest
                                                  payments received by such
                                                  Bondholders with respect to
                                                  such Bonds during the
                                                  corresponding period, which
                                                  could result in a highly
                                                  negative after- tax return for
                                                  such Bondholders.  See
                                                  "Special Tax Considerations"
                                                  herein.

                                               The REMICs may generate income, a
                                                  portion of which will be
                                                  treated as "excess inclusion"
                                                  income.  Such excess
                                                  inclusion income (a) is
                                                  taxable to a tax-exempt
                                                  Residual Bondholder as
                                                  unrelated business taxable
                                                  income ("UBTI"), (b) in the
                                                  case of foreign holders, is
                                                  subject to withholding tax at
                                                  a rate of 30% (regardless of
                                                  any statutory or treaty
                                                  exemptions or rate reduction
                                                  that otherwise would apply),
                                                  and (c) generally cannot be
                                                  offset by any net operating
                                                  losses or current deductions
                                                  of Residual Bondholders.
                                                  Consequently, Residual
                                                  Bondholders may experience an
                                                  after-tax return that is
                                                  highly negative.  Residual
                                                  Bondholders who are
                                                  individuals, estates or
                                                  trusts may be subject to
                                                  limitations on the
                                                  deductibility of
                                                  administrative expenses of
                                                  the applicable REMICs for
                                                  purposes of determining their
                                                  taxable income and
                                                  alternative minimum taxable
                                                  income.

                                               Furthermore, the Treasury
                                                  regulations relating to REMICs
                                                  (the "REMIC REGULATIONS")
                                                  provide that certain transfers
                                                  of noneconomic residual
                                                  interests ("NERDS") and
                                                  residual interests that have
                                                  tax avoidance potential
                                                  ("TAPRIS") will be disregarded
                                                  for federal income tax
                                                  purposes.  It is expected that
                                                  the Class R-3 Bonds will
                                                  constitute NERDs and TAPRIs
                                                  for purposes of the REMIC
                                                  Regulations on the Closing
                                                  Date.  A transferor of a
                                                  Residual Bond should consult
                                                  with its tax advisor to
                                                  determine whether the Residual
                                                  Bonds would be considered a
                                                  NERD or a TAPRI at the time of
                                                  the transfer thereof for
                                                  purposes of the REMIC
                                                  Regulations.  See "Special Tax
                                                  Considerations" herein.

                                               THE CLASS R-1, CLASS R-2 AND
                                                  CLASS R-3 BONDS REPRESENT THE
                                                  RESIDUAL INTEREST IN REMIC I,
                                                  REMIC II AND REMIC III,
                                                  RESPECTIVELY, AND MAY
                                                  EXPERIENCE A HIGHLY NEGATIVE
                                                  AFTER-TAX RETURN. ACCORDINGLY,
                                                  PROSPECTIVE INVESTORS ARE
                                                  URGED TO CONSULT THEIR OWN TAX
                                                  ADVISORS AND CONSIDER THE
                                                  AFTER-TAX EFFECT OF OWNERSHIP
                                                  OF A RESIDUAL BOND AND THE
                                                  SUITABILITY OF THE RESIDUAL
                                                  BONDS TO THEIR INVESTMENT
                                                  OBJECTIVES.

Restrictions on Purchase and
   Transfer of Residual Bonds . . . . . .      The Residual Bonds are not
                                                  offered for sale to
                                                  tax-exempt organizations that
                                                  are "disqualified
                                                  organizations" as defined in
                                                  "Certain Federal Income Tax
                                                  Consequences -- Special Tax
                                                  Considerations Applicable to
                                                  Residual Bonds --
                                                  Restrictions on Transfer of a
                                                  Residual Bond" in the
                                                  Prospectus.  In addition,
                                                  there are prohibitions on
                                                  transfers of Residual Bonds
                                                  to a Plan or Plan Investor
                                                  (each as defined herein).
                                                  Finally, none of the Residual
                                                  Bonds or any beneficial
                                                  interest therein may be sold
                                                  or otherwise transferred
                                                  except upon delivery to the
                                                  Indenture Trustee of the
                                                  certificates, affidavits and
                                                  other agreements
                                                  described herein.  See
                                                  "Certain Federal Income Tax
                                                  Consequences -- REMIC Bonds"
                                                  and "-- Special Tax
                                                  Considerations Applicable to
                                                  Residual Bonds -- Restrictions
                                                  on Transfer of a Residual
                                                  Bond" in the Prospectus and
                                                  "Restrictions on Purchase and
                                                  Transfer of the Residual
                                                  Bonds" herein.

ERISA Considerations  . . . . . . . . . .      Fiduciaries of employee benefit
                                                  plans and certain other
                                                  retirement plans and
                                                  arrangements, including
                                                  individual retirement
                                                  accounts and annuities, Keogh
                                                  plans, and collective
                                                  investment funds in which
                                                  such plans, accounts,
                                                  annuities or arrangements are
                                                  invested, that are subject to
                                                  the Employee Retirement
                                                  Income Security Act of 1974,
                                                  as amended ("ERISA"), or
                                                  corresponding provisions of
                                                  the Code (each of the
                                                  foregoing, a "PLAN") should
                                                  review carefully with their
                                                  legal advisors whether the
                                                  purchase or holding of the
                                                  Offered Bonds will result in
                                                  unfavorable consequences for
                                                  the Plan or its fiduciaries
                                                  under the Regulations (as
                                                  defined in the Prospectus) or
                                                  the prohibited transaction
                                                  provisions of ERISA or the
                                                  Code (the "PROHIBITED
                                                  TRANSACTION PROVISIONS").
                                                  Such consequences could
                                                  result unless one of the
                                                  exceptions in, or exemptions
                                                  from, the Plan Asset
                                                  Regulations and Prohibited
                                                  Transaction Provisions is
                                                  applicable.  See "ERISA
                                                  Considerations" herein and
                                                  "ERISA Matters" in the
                                                  Prospectus.

                                               Subject to the considerations
                                                  set forth herein in "ERISA
                                                  Considerations", the Class
                                                  B-1, Class B-2, Class 2-B-1,
                                                  Class 2-B-2, Class 3-B-1 and
                                                  Class 3-B-2 Bonds and the
                                                  Senior Bonds, other than the
                                                  Residual Bonds and the
                                                  Interest Only Bonds, may be
                                                  transferred to a Plan, a
                                                  person acting on behalf of a
                                                  Plan, or any person using the
                                                  assets of a Plan (each, a
                                                  "PLAN INVESTOR"). The purchase
                                                  or holding of any of the
                                                  Interest Only Bonds, the
                                                  Residual Bonds, or the Class
                                                  B-3, Class 2-B-3 or Class
                                                  3-B-3 Bonds by a Plan Investor
                                                  may constitute a non-exempt
                                                  prohibited transaction or
                                                  result in the imposition of
                                                  excise taxes or penalties.
                                                  Accordingly, the Residual
                                                  Bonds may not be transferred
                                                  to a Plan Investor, and the
                                                  Interest Only Bonds, and the
                                                  Class B-3, Class 2-B-3 and
                                                  Class 3-B-3 Bonds may not be
                                                  transferred to a Plan Investor
                                                  unless the Plan Investor
                                                  provides each Master Servicer
                                                  and the Indenture Trustee with
                                                  a Benefit Plan Opinion (as
                                                  defined herein) or, subject to
                                                  certain conditions described
                                                  herein, a representation
                                                  letter stating that the source
                                                  of funds used to purchase any
                                                  such Bond is an insurance
                                                  company eligible for an
                                                  exemption from the applicable
                                                  prohibited transaction
                                                  provisions of ERISA and the
                                                  Code.  Each purchaser of an
                                                  Interest Only Bond, the
                                                  Residual Bonds or a Class B-3,
                                                  Class 2-B-3 or Class 3-B-3
                                                  Bond, by virtue of such
                                                  purchaser's receipt of such
                                                  Bond, will be deemed to have
                                                  represented that it is not a
                                                  Plan Investor, unless such
                                                  purchaser provides a Benefit
                                                  Plan Opinion or representation
                                                  letter.  See "ERISA
                                                  Considerations" herein and
                                                  "ERISA Matters" in the
                                                  Prospectus.

                                               See also "Restrictions on
                                                  Purchase and Transfer of the
                                                  Residual Bonds" herein.

Stated Maturity of the Bonds  . . . . . .      The "STATED MATURITY" of each
                                                  Class of Bonds will be: (i)
                                                  with respect to each Class of
                                                  Group 1 Bonds and the Class P
                                                  Bonds, the Payment Date
                                                  occurring in May 2028; (ii)
                                                  with respect to each Class of
                                                  Group 2 Bonds, the Payment
                                                  Date occurring in April 2013;
                                                  and (iii) with respect to
                                                  each Class of Group 3 Bonds,
                                                  the Payment Date occurring in
                                                  April 2028.  The Stated
                                                  Maturity has been determined
                                                  by adding one month to the
                                                  maturity date of the Mortgage
                                                  Loan in the related Mortgage
                                                  Loan Group with the latest
                                                  stated maturity date.
                                                  Because the rate of payments
                                                  on the Bonds in each Bond
                                                  Group will depend on the rate
                                                  of payment of principal
                                                  (including prepayments) on
                                                  the Mortgage Loans in the
                                                  related Mortgage Loan Group,
                                                  the actual final payment on
                                                  any Class of Offered Bonds
                                                  could occur significantly
                                                  earlier than its Stated
                                                  Maturity.  The rate of
                                                  payments on the Mortgage
                                                  Loans will depend on their
                                                  particular characteristics,
                                                  as well as on the interest
                                                  rates prevailing from time to
                                                  time and other economic
                                                  factors, and no assurance can
                                                  be given as to the actual
                                                  payment experience of the
                                                  Mortgage Loans.

Rating    . . . . . . . . . . . . . . . .      It is a condition to their
                                                  issuance that each Class of
                                                  Offered Bonds receives the
                                                  ratings set forth below from
                                                  Moody's Investors Service,
                                                  Inc. ("MOODY'S") and Duff &
                                                  Phelps Credit Rating Co.
                                                  ("DCR").  Moody's and DCR are
                                                  referred to herein as the
                                                  "RATING AGENCIES".

                                                                                   Rating
                                                                          ------------------------
                                                       Class              Moody's            DCR
                                                       -----              -------          -------
                                                   Class P Bonds             Aaa              AAA
                                                   Class A-1 Bonds           Aaa              AAA
                                                   Class A-2 Bonds           Aaa              AAA
                                                   Class A-3 Bonds           Aaa              AAA
                                                   Class A-4 Bonds           Aaa              AAA
                                                   Class A-5 Bonds           Aaa              AAA
                                                   Class A-6 Bonds           Aaa              AAA
                                                   Class A-7 Bonds           Aaa              AAA
                                                   Class A-8 Bonds           Aaa              AAA
                                                   Class A-9 Bonds           Aaa              AAA
                                                   Class A-10 Bonds          Aaa              AAA
                                                   Class A-11 Bonds          Aaa              AAA
                                                   Class A-12 Bonds          Aaa              AAA
                                                   Class A-13 Bonds          Aaa              AAA
                                                   Class A-14 Bonds          Aaa              AAA
                                                   Class A-15 Bonds          Aaa              AAA
                                                   Class A-16 Bonds          Aaa              AAA
                                                   Class A-17 Bonds          Aaa              AAA
                                                   Class A-18 Bonds          Aaa              AAA
                                                   Class A-19 Bonds          Aaa              AAA
                                                   Class X Bonds             Aaa              AAA
                                                   Class B-1 Bonds            -               AA
                                                   Class B-2 Bonds            -               A
                                                   Class B-3 Bonds            -               BBB
                                                   Class 2-A Bonds           Aaa              AAA
                                                   Class 2-X Bonds           Aaa              AAA

                                                                                   Rating
                                                                          ------------------------
                                                       Class              Moody's            DCR
                                                       -----              -------          -------
                                                   Class 2-B-1 Bonds          -               AA
                                                   Class 2-B-2 Bonds          -               A
                                                   Class 2-B-3 Bonds          -               BBB
                                                   Class 3-A Bonds           Aaa              AAA
                                                   Class 3-B-1 Bonds          -               AA
                                                   Class 3-B-2 Bonds          -               A
                                                   Class 3-B-3 Bonds          -               BBB
                                                   Class R-1 Bonds           Aaa              AAA
                                                   Class R-2 Bonds           Aaa              AAA
                                                   Class R-3 Bonds           Aaa              AAA

                                               The ratings of the Offered Bonds
                                                  of any Class should be
                                                  evaluated independently from
                                                  similar ratings on other types
                                                  of securities.  A rating is
                                                  not a recommendation to buy,
                                                  sell or hold securities and
                                                  may be subject to revision or
                                                  withdrawal at any time by the
                                                  Rating Agencies.   See
                                                  "Rating" herein.

                                               The Issuer has not requested a
                                                  rating of the Offered Bonds by
                                                  any rating agency other than
                                                  the Rating Agencies.  However,
                                                  there can be no assurance as
                                                  to whether any other rating
                                                  agency will rate the Offered
                                                  Bonds or, if it does, what
                                                  rating would be assigned by
                                                  such other rating agency. The
                                                  rating assigned by such other
                                                  rating agency to the Offered
                                                  Bonds could be lower than the
                                                  respective ratings assigned by
                                                  the Rating Agencies.

Legal Investment  . . . . . . . . . . . .      The Senior Bonds and the Class
                                                  B-1, Class 2-B-1 and Class
                                                  3-B-1 Bonds will constitute
                                                  "mortgage related securities"
                                                  for purposes of the Secondary
                                                  Mortgage Market Enhancement
                                                  Act of 1984 ("SMMEA") so long
                                                  as they are rated in one of
                                                  the two highest rating
                                                  categories and, as such, will
                                                  be legal investments for
                                                  certain entities to the
                                                  extent provided in SMMEA,
                                                  subject to state laws
                                                  overriding SMMEA.  Certain
                                                  states have enacted
                                                  legislation overriding  the
                                                  legal  investment provisions
                                                  of SMMEA.  The remaining
                                                  Classes of Bonds will not
                                                  constitute "mortgage related
                                                  securities" under SMMEA (the
                                                  "NON-SMMEA BONDS").  The
                                                  appropriate characterization
                                                  of the Non-SMMEA Bonds under
                                                  various legal  investment
                                                  restrictions, and thus the
                                                  ability of investors subject
                                                  to these restrictions to
                                                  purchase Non-SMMEA Bonds, may
                                                  be subject to significant
                                                  interpretive uncertainties.

                                               All investors whose investment
                                                  activities are subject to
                                                  legal investment laws and
                                                  regulations or to review by
                                                  certain regulatory
                                                  authorities may be subject to
                                                  restrictions on investment in
                                                  the Bonds.  Any such
                                                  institution should consult
                                                  its own legal advisors in
                                                  determining whether and to
                                                  what extent there may be
                                                  restrictions on its ability
                                                  to invest in the Bonds.  See
                                                  "Legal Investment" herein and
                                                  in the Prospectus.

                                  RISK FACTORS


         In addition to the matters described elsewhere in this Prospectus Supplement and the Prospectus, prospective investors should carefully consider the following factors (as well as the factors set forth under "Risk Factors" in the Prospectus) before deciding to invest in the Offered Bonds.

LIMITED OBLIGATIONS

         The Offered Bonds will be nonrecourse obligations solely of the Issuer and will not represent an obligation of or interest in CMC, CCC, BSMCC, the Loan Sellers, the Master Servicers, the Certificate Trustee, the Indenture Trustee or any of their respective affiliates. None of the Offered Bonds, the Certificates, or the Mortgage Loans are or will be guaranteed or insured by any governmental agency or instrumentality or by CMC, CCC, BSMCC, the Loan Sellers, the Master Servicers, the Certificate Trustee, the Indenture Trustee or any of their respective affiliates. The assets included in the Trust Estate will be the sole source of payments on the Offered Bonds, and there will be no recourse to the Issuer, CMC, CCC, BSMCC, the Loan Sellers, the Master Servicers, the Certificate Trustee, the Indenture Trustee or any of their respective affiliates, or any other entity, in the event that such assets are insufficient or otherwise unavailable to make all payments provided for under the Offered Bonds.

YIELD AND PREPAYMENT CONSIDERATIONS

         The yield to maturity of each Class of Bonds will be affected by the amount and timing of principal payments on the Mortgage Loans in the related Mortgage Loan Group, the allocation of the related Group Available Funds to such Class of Bonds, the applicable Bond Interest Rate for such Class of Bonds and the purchase price paid for such Bonds. Prospective investors are urged to consider their own estimates as to the anticipated rate of future prepayments on the Mortgage Loans and the suitability of the Bonds to their investment
objectives.   Prospective investors  should  review the discussion  under
"Yield and Prepayment Considerations" herein.

RESIDUAL BONDS

         The Class R-1, Class R-2 and Class R-3 Bonds, which represent the residual interest in REMIC I, REMIC II and REMIC III, respectively, may experience a highly negative after tax return. See "Special Tax
Considerations" herein.

SUBORDINATION

         The rights of the Subordinate Bonds of a Bond Group to receive payments in respect of the Mortgage Loans in the related Mortgage Loan Group will be subordinated to such rights of the holders of the Senior Bonds of such Bond Group and the Subordinate Bonds of such Bond Group senior thereto, all to the extent described herein under "Description of the Bonds". Except for Excess Special Hazard Losses, Realized Losses on Mortgage Loans in a Mortgage Loan Group will be allocated first to the Other Subordinate Bonds of the related Bond Group in reverse numerical order, second to the Offered Subordinate Bonds of such Bond Group in reverse numerical order, and then to the Senior Bonds of such Bond Group, in each case as described herein. See "Description of the Bonds -- Allocation of Losses; Subordination" herein.

GEOGRAPHIC CONCENTRATION OF THE MORTGAGED PROPERTIES

         Approximately 59.50% of the Mortgage Loans included in Mortgage Loan Group 1 (by aggregate principal balance as of the Cut-off Date), approximately 45.24% of the Mortgage Loans included in Mortgage Loan Group 2 (by aggregate principal balance as of the Cut-off Date), and approximately 27.22% of the Mortgage Loans included in Mortgage Loan Group 3 (by aggregate principal balance as of the Cut-off Date) are expected to be secured by Mortgaged Properties located in the State of California. Consequently, losses and prepayments on the Mortgage Loans and resultant payments on the Offered Bonds may be affected significantly by changes in the housing markets and regional economies of, and the occurrence of natural disasters (such as mud slides, earthquakes, fires, floods, and hurricanes) in, the State of California. Recently, certain counties in the State of California have been experiencing severe rain and flooding. In the Purchase Agreement, BSMCC will represent that, as of the Closing Date, each Mortgaged Property is free of material damage or any such damage is adequately covered by an insurance policy. Any repurchase of a Mortgage Loan due to a breach of this representation will be treated as a Principal Prepayment.

                        DESCRIPTION OF THE CERTIFICATES


         Each Certificate securing the Bonds will be issued pursuant to the Pooling and Servicing Agreement. On or prior to the Closing Date, BSMCC will have acquired the Mortgage Loans from the Loan Sellers pursuant to the terms of the related Loan Sale Agreements. On the Closing Date, pursuant to a loan purchase agreement between BSMCC and CCC (the "PURCHASE AGREEMENT"), BSMCC will assign and convey the Mortgage Loans to CCC and CCC will, in turn, assign and convey the Mortgage Loans, together with all of CCC's rights and benefits under the Purchase Agreement, to the Issuer. The Issuer will simultaneously convey the Mortgage Loans, together with all of the Issuer's rights and benefits under the Purchase Agreement to the Certificate Trustee, and the Certificate Trustee will issue the Certificates in exchange therefor. The Issuer will simultaneously convey the Certificates to the Indenture Trustee as collateral for the Bonds.

         Pursuant to the Pooling and Servicing Agreement, each Master Servicer will remit to its Protected Account payments (including prepayments) of principal received on each related Mortgage Loan, together with interest thereon at a rate (the "NET RATE") equal to the mortgage rate of interest borne by such Mortgage Loan (the "MORTGAGE RATE"), less the applicable Master Servicing Fee. See "Pooling and Servicing Agreement -- Protected Accounts" herein. Funds or permitted investments in each Protected Account will be transferred to the Certificate Account maintained with the Certificate Trustee and will be applied on each Payment Date to make distributions to the Indenture Trustee, as the sole Certificateholder, in respect of the Group Available Funds (as defined herein) for each Mortgage Loan Group. The Indenture Trustee shall deposit such funds into the collection account (the "COLLECTION ACCOUNT") established in accordance with the Indenture and maintained with the Indenture Trustee, and such funds will be available to make payments on the Bonds. Each Certificate will evidence the entire beneficial ownership interest in a separate trust (each a "TRUST") consisting of, among other things, the Mortgage Loans in the related Mortgage Loan Group and all proceeds in respect thereof.

         Each Certificate will evidence the entire interest in a Mortgage Loan Group. The Mortgage Loans constituting each Mortgage Loan Group will be transferred and assigned to the Certificate Trustee for the benefit of the Indenture Trustee, as sole Certificateholder. The Certificates will be issued by the Certificate Trustee, transferred to the Issuer in exchange for the Mortgage Loans and pledged by the Issuer to the Indenture Trustee as collateral for the Bonds. Thereafter, the Certificates will at all times be registered in the name of the Indenture Trustee and held as security for the benefit of the Bondholders until released as described herein.

         Pursuant to the Purchase Agreement, BSMCC will make certain representations and warranties with respect to the related Mortgage Loans thereunder and will be obligated to (i) repurchase Mortgage Loans as to which there has been a breach of such representations and warranties that materially and adversely affects the interests of the holders of the Certificates (the "CERTIFICATEHOLDERS") or as to which the related documentation is found to contain a material defect or (ii) substitute a new mortgage loan for such Mortgage Loan which satisfies the conditions set forth in the Pooling and Servicing Agreement. Such representations and warranties are described herein under "Pooling and Servicing Agreement -- Representations and Warranties". The Certificate Trustee, on behalf of the Indenture Trustee, as sole Certificateholder, will have no other remedies for any breaches of the representations and warranties regarding the Mortgage Loans made by BSMCC under the Purchase Agreement. Each Master Servicer's obligations with respect to the Mortgage Loans being master serviced by it will generally consist of (i) the obligation to notify the Certificate Trustee if the documentation for any such Mortgage Loan is found to be defective, (ii) its monitoring and supervisory obligations under the Pooling and Servicing Agreement and (iii) its obligation to make certain cash advances in the event of delinquencies in payments on or with respect to such Mortgage Loans. The Mortgage Loans will be master serviced by the Master Servicers pursuant to the Pooling and Servicing Agreement. See "Pooling and Servicing Agreement" herein.

                       DESCRIPTION OF THE MORTGAGE LOANS


         The Mortgage Pool will consist of approximately 1,776 Mortgage Loans. In general, these are first lien, fixed rate mortgages secured by one- to four-family residences and individual condominium units (the "MORTGAGED PROPERTIES") located primarily in California and having original terms to stated maturity ranging from 20 to 30 years (in the case of Mortgage Loan Group
1), 15 years (in the case of Mortgage Loan Group 2), and 15 to 30 years (in the case of Mortgage Loan Group 3). All of the Mortgage Loans are conventional mortgage loans. All of the Mortgage Loans with Loan-to-Value Ratios (as defined herein) in excess of 80% have primary mortgage insurance. The Cut-off Date Scheduled Principal Balance of each Mortgage Loan Group set forth herein is subject to a permitted variance of up to 10%. The Mortgage Loans have been divided into three groups ("GROUP 1 MORTGAGE LOANS", "GROUP 2 MORTGAGE LOANS" and "GROUP 3 MORTGAGE LOANS"). The following paragraphs and the tables set forth in Annex A set forth additional information with respect to the Mortgage Pool in the aggregate and each Mortgage Loan Group.* All percentages set forth herein are based on the aggregate Scheduled Principal Balance of the Mortgage Loans in the related Mortgage Loan Group as of the Cut-off Date unless otherwise indicated.

         Approximately 40.21% of the Mortgage Loans (the "BA MORTGAGE LOANS") were originated or acquired by Bank of America, FSB ("BAFSB") or Bank of America National Trust and Savings Association ("BANTSA"). Approximately 59.79% of the Mortgage Loans (the "CENDANT MORTGAGE LOANS") were originated or acquired by Cendant Mortgage Corporation ("CENDANT"). As of the Cut-off Date, none of the Mortgage Loans was more than 30 days delinquent.

         Approximately 98.79%, 98.81% and 100% of the Group 1, Group 2 and Group 3 Mortgage Loans, respectively, are Jumbo Loans.

         Approximately 0.15% and approximately 7.54% of the Group 1 Mortgage Loans and Group 3 Mortgage Loans, respectively, are Buydown Loans. "BUYDOWN LOANS" are mortgage loans that include provisions whereby the Loan Seller or a third party partially subsidizes the monthly payments of the related mortgagor during the initial portion of the term of the Buydown Loan, the difference to be made up from funds contributed by the mortgagor, the Loan Seller or a third party at the time of origination of the Mortgage Loan (such funds, exclusive of interest earnings thereon, being referred to herein as "BUYDOWN FUNDS"). Buydown Funds will be in an amount equal to the aggregate amount of future payment subsidies. None of the Group 2 Mortgage Loans is a Buydown Loan.

         As used herein, the term "LOAN-TO-VALUE RATIO" means, with respect to a Mortgage Loan, a ratio, expressed as a percentage, equal to the original principal amount of such Mortgage Loan divided by the lesser of (i) the appraised value determined in an appraisal obtained at origination and (ii) the sales price (if applicable) of the related Mortgaged Property.

                              THE MASTER SERVICERS


GENERAL

         Pursuant to the Pooling and Servicing Agreement, BAFSB will act as Master Servicer with respect to the BA Mortgage Loans, which Mortgage Loans will be serviced either by BAFSB or through sub-servicers. Cendant will act as Master Servicer with respect to the Cendant Mortgage Loans, which Mortgage Loans will be serviced either by





__________________________________

* The description herein and in Annex A hereof of the Mortgage Loans and the Mortgage Loan Groups is based upon estimates of the composition thereof as of the Cut-off-Date, as adjusted to reflect the Scheduled Principal Balance as of the Cut-off-Date. Prior to the issuance of the Bonds, Mortgage Loans may be removed as a result of (i) Principal Prepayments thereof in full prior to the dates on which the Issuer acquired the Mortgage Loans, (ii) requirements of Moody s or DCR or (iii) delinquencies or otherwise. In any such event, other mortgage loans may be included in the Trusts. The Issuer believes that the estimated information set forth herein with respect to the Mortgage Loans and the Mortgage Loan Groups as presently constituted is representative of the characteristics thereof at the time the Bonds are issued, although certain characteristics of the Mortgage Loans and the Mortgage Loan Groups may vary.

Cendant or through sub-servicers, pursuant to the Pooling and Servicing Agreement. With respect to those Mortgage Loans serviced by sub-servicers, each Master Servicer will remain liable for its servicing obligations under the Pooling and Servicing Agreement as if such Master Servicer alone were servicing such Mortgage Loans.

         The Mortgage Loans were originated under the applicable programs described below. The information set forth in the following paragraphs with respect to BAFSB, BANTSA and Cendant has been provided by the respective party. None of the Issuer, CCC, CMC, BSMCC, the Underwriter, the Indenture Trustee, the Certificate Trustee or any of their respective affiliates have made or will make any representation as to the accuracy or completeness of such information.

BAFSB AND BANTSA

         With more than $235 billion in assets as of September 30, 1997, BANTSA is the primary subsidiary of BankAmerica Corporation. In California it operates more than 1,000 full-service branches as well as major consumer lending, residential lending, small business banking, and commercial banking operations. It also maintains corporate banking offices in major U.S. cities, and branches and other facilities in more than 30 countries and territories around the world. Its residential lending and home loan servicing operation, combined with that of BAFSB, ranks among the top ten in the United States, according to American Banker, with originations of more than $15 billion for 1996 and with a combined servicing portfolio of $82 billion as of December 31, 1996.

         The principal executive offices of BANTSA are located at 555 California Street, San Francisco, California 94104.

         With more than $14 billion in assets as of September 30, 1997, BAFSB, a subsidiary of BankAmerica Corporation, originates and services home loans nationwide through retail, wholesale and other specialized channels, and originates and services manufactured housing loans throughout the United States. In addition, BAFSB's Midwest Retail Division operates ATMs and a small network of Financial Service Centers, primarily in the Chicago metropolitan area, and its Community Development Division finances affordable housing projects and offers government-guaranteed small business loans in 11 states.

         BAFSB's headquarters is located in Portland, Oregon, and its administrative offices are located at 555 California Street, San Francisco, California 94104 (telephone 415-622-2220).

         Residential mortgage loans are serviced currently by BAFSB at either its servicing facility located in Cypress, California (the "CYPRESS CENTER") or at its servicing facility in Richmond, Virginia (the "RICHMOND CENTER"). On September 30, 1997, the Cypress Center was servicing approximately 443,000 mortgage loans with an aggregate principal balance of $54,370,000,000 and the Richmond Center was servicing approximately 409,000 mortgage loans with an aggregate principal balance of $35,660,000,000. Prior to January 1, 1998, the Cypress Center loans were serviced by BANTSA.

         The Cypress Center and the Richmond Center are responsible for answering customer inquiries, receiving loan payments, reporting to investors, maintaining hazard insurance or a blanket hazard policy, monitoring payment of taxes, assessments and, when applicable, premiums under primary mortgage insurance policies, and all mortgage accounting and record keeping. The Cypress Center and the Richmond Center also are responsible for collection efforts on delinquent residential mortgage loans and foreclosures thereon. Separate units exist within affiliates of BankAmerica to manage and dispose of other real estate owned.

         Because both Centers service loans for governmental and quasi-governmental agencies of the U.S. Government, the Centers are regularly examined by either BANTSA's or BAFSB's internal and external auditors and periodically by FNMA, Freddie Mac, GNMA, the Comptroller of the Currency or the Office of Thrift Supervision, as applicable, and HUD. Certain financial records of BANTSA and BAFSB relating to their mortgage servicing activities are reviewed annually by their independent public accountants.

BAFSB AND BANTSA UNDERWRITING STANDARDS

         GENERAL. The underwriting standards of BAFSB and BANTSA under both the "Standard Processing Program" and the "Rapid Processing Program" generally allow Loan-to-Value Ratios at origination of between 70% and 95% depending upon the original principal balance and the purpose of the mortgage loan.

         Under both the Standard Processing Program and the Rapid Processing Program, in determining whether a prospective borrower has sufficient income available (i) to meet the borrower's monthly obligations on the proposed mortgage loan and (ii) to meet monthly housing expenses and other financial obligations including the borrower's monthly obligations on the proposed mortgage loan, BAFSB and BANTSA generally apply ratios of the proposed borrower's acceptable stable monthly gross income that vary based upon the Loan-to-Value Ratios at origination. Such ratios may be exceeded when there are mitigating factors such as the liquidity of the mortgagor, the length of employment, the Loan-to-Value Ratio, and the stability of the real estate market where the mortgaged property is located combined with local economic conditions.

         BAFSB and BANTSA use credit scoring as a principal tool in the credit decision process. Credit scoring is used to identify loan requests eligible for accelerated processing. Used as a tool, credit scoring allows BAFSB and BANTSA to apply minimal credit documentation in the credit decision process. When an application fits a profile that has been determined by BAFSB or BANTSA as very low risk it is eligible for processing under the "Rapid Processing Program". The characteristics of this profile can be determined from information on the application and the in-file credit report.

         As one component of the "Rapid Processing Program", a BAFSB and BANTSA proprietary score is calculated based on credit information obtained from credit repositories, or a credit score is obtained from two to three major credit repositories. The BAFSB and BANTSA proprietary score was developed for use in mortgage lending and, unlike a credit score obtained from a credit repository, takes into account the effect of mortgage loan characteristics on the probability of repayment by the borrower.

         All mortgage loans underwritten under the "Rapid Processing Program" have an Alternative Documentation Program designed for Rapid Processing. Only minimal documentation is obtained. A year-to-date pay stub or a W-2 for the most current year to verify current and total earnings and withholding, plus a verbal Verification of Employment, are required for a salaried borrower. Federal income tax returns (Form 1040) with all schedules are required for borrowers who are self-employed. Documentation of assets is necessary only for those assets needed for down payment and closing costs. Depending on the Loan-to-Value Ratio, determining the source of the funds may not be required.

         Each mortgage loan underwritten to the "Standard Processing Program" or the "Rapid Processing Program" with a Loan-to-Value Ratio at origination in excess of 80% is insured by a primary mortgage insurance policy covering a portion of the principal balance of the mortgage loan at origination. The amount of such coverage depends upon the Loan-to- Value Ratio at origination.

         DELINQUENCY AND FORECLOSURE EXPERIENCE. The delinquency, foreclosure and loss experience on the portfolios of one- to four-family first mortgage loans owned and serviced by BAFSB and BANTSA are set forth in the following tables. The portfolios of mortgage loans serviced by BAFSB and BANTSA include both fixed and adjustable interest rate mortgage loans, including buydown mortgage loans, loans with stated maturities of 15 to 40 years and other types of mortgage loans having a variety of payment characteristics, and include mortgage loans secured by mortgaged properties in geographic locations that may not be representative of the geographic distribution or concentration of the Mortgaged Properties securing the Mortgage Loans. BAFSB's and BANTSA's portfolio of mortgage loans may differ significantly from the BA Mortgage Loans in terms of interest rates, principal balances, geographic distribution, types of properties and other possibly relevant characteristics. There can be no assurance, and no representation is made, that the delinquency and foreclosure experience with respect to the BA Mortgage Loans will be similar to that reflected in the table below, nor is any representation made as to the rate at which losses may be experienced on liquidation of defaulted BA Mortgage Loans. The actual delinquency experience on the BA Mortgage Loans will depend, among other things, upon the value of the real estate securing such BA Mortgage Loans and the ability of borrowers to make required payments. In addition because BAFSB did not begin servicing mortgage loans for BankAmerica until August 31, 1994, the delinquency, foreclosure and loss experience set forth below with respect to the mortgage loans owned and serviced by BAFSB should not be considered representative of its historical experience servicing mortgage loans similar to the Mortgage Loans or indicative of future servicing performance.

             DELINQUENCY, FORECLOSURE AND LOSS EXPERIENCE OF BAFSB

                                               At or for the year ended December 31,
                              ------------------------------------------------------------------ At or for the nine-month
                                                                                                        Period Ended
                                    1994                   1995                  1996                September 30, 1997
                               ----------------------------------------------------------------------------------------
                                        By Dollar              By Dollar              By Dollar              By Dollar
                               By No.   Amount of    By No.    Amount of    By No.    Amount of     By No.   Amount of
                                 of       Loans       of        Loans        of        Loans         of        Loans
                               Loans  (In Millions)  Loans   (In Millions)  Loans   (In Millions)   Loans  (In Millions)
                               -----  -------------  -----   -------------  -----   -------------   -----  -------------
Total Portfolio . . . . . .       931        $105.8    4,846        $875.2   14,683      $3,410.5   16,337       $3,858.0
Average Portfolio Balance(1)      703          78.0    3,206         530.8    8,886       1,973.9   16,931        3,928.2
Period of Delinquency:
   31 to 59 days  . . . . .         1           0.1       55           7.4      154          34.0      166           28.8
   60 to 89 days  . . . . .         1           0.0        3           1.0       34           7.3       30            4.2
   90 days or more (2)  . .         4           0.3        1           0.3       14           2.0       49            7.3
                                   --        ------    -----        ------   ------      --------   ------       --------
Total Delinquent Losses . .         6        $  0.4       59        $  8.7      202      $   43.3      245       $   40.3
Delinquency Ratio . . . . .      0.64%         0.41%    1.22%         0.98%    1.38%         1.27%    1.50%          1.04%
Foreclosures Pending(3) . .         0             0        2        $  0.3       23      $    3.7       73       $   12.3
Foreclosure Ratio . . . . .      0.00%         0.00%    0.04%         0.04%     0.16%        0.11%    0.45%          0.32%
Losses(4) . . . . . . . . .         0             0        0        $   0         0      $      0        0       $      0
Loss Ratio(5) . . . . . . .      0.00%         0.00%    0.00%         0.00%    0.00%         0.00%    0.00%          0.00%


(1) Average Portfolio Balance for the period indicated is based on end of month balances divided by the number of months in the period indicated.

(2)      Does not include Foreclosures Pending.

(3) Includes mortgage loans for which foreclosure proceedings had been instituted and title to which had not been acquired by BAFSB, a third party or by an insurer at the date indicated.

(4) Losses are the sum of losses less net gains ("Excess Recoveries") on all mortgage loans liquidated during the period indicated. Loss for any mortgage loan is equal to the difference between (a) the sum of the outstanding principal balance plus accrued interest, lost interest income accrued at BAFSB's internal reinvestment rate from the date such mortgage loan became real estate owned until the date it was liquidated, servicing advances and all liquidation expenses related to such mortgage loan and (b) all amounts received in connection with the liquidation of the related mortgaged property. Losses are included in the year in which they were expensed or written down. Excess Recovery is calculated only with the respect to defaulted mortgage loans as to which the liquidation of the related mortgaged property resulted in recoveries in excess of the sum of the outstanding principal balance plus accrued interest thereon, servicing advances and all liquidation expenses related to such mortgage loan.

(5) Loss Ratios are computed by dividing the Losses during the period indicated by the Average Portfolio Balance during such period.

             DELINQUENCY, FORECLOSURE AND LOSS EXPERIENCE OF BANTSA


                                              At or for the year ended December 31,
                              ------------------------------------------------------------------  At or for the nine-month
                                                                                                        Period Ended
                                      1994                  1995                  1996               September 30, 1997
                              --------------------------------------------------------------------------------------------
                                         By Dollar              By Dollar               By Dollar             By Dollar
                               By No.    Amount of    By No.    Amount of               Amount of    By No.    Amount of
                                 of        Loans        of        Loans      By No.       Loans       of        Loans
                               Loans   (In Millions)  Loans   (In Millions) of Loans   (In Millions) Loans   (In Millions)
                               -----   -------------  -----   ------------- --------   ------------- -----   -------------
Total Portfolio . . . . . .   175,323    $25,513.8   170,017    $25,460.0    $134,495    $24,421.6  136,623     $24,003.5
Average Portfolio Balance(1)  173,760     25,286.6   175,016     25,777.7     151,826     25,131.8  145,839      25,439.0
Period of Delinquency:
   31 to 59 days  . . . . .     2,317        299.1     2,673        360.2       2,459        332.1    2,953         383.2
   60 to 89 days  . . . . .       652         98.4       776        117.3         628         89.4      810         113.3
   90 days or more (2)  . .     1,017        194.9       876        161.4         599         96.3      655          91.5
                                -----    ---------   -------    ---------    --------    ---------  -------     ---------
Total Delinquent Losses . .     3,986    $   592.4     4,325    $   638.9       3,686    $   517.8    4,418     $   588.0
Delinquency Ratio . . . . .      2.27%        2.32%     2.54%        2.51%       2.74%        2.12%    3.23%         2.45%
Foreclosures Pending(3) . .       693    $   162.9     1.099    $   215.7         881    $  $156.8      808     $   130.3
Foreclosure Ratio . . . . .      0.40%        0.64%     0.65%        0.85%       0.66%        0.64%    0.59%         0.54%
Losses(4) . . . . . . . . .       975    $   101.6     1,286    $   112.6       1,832    $    98.8      927     $    39.1
Loss Ratio(5) . . . . . . .      0.56%        0.40%     0.73%        0.44%       1.21%        0.39%    0.85%         0.21%
Excess Recovery(6)  . . . .       (7)          (7)        13    $    0.2           54    $     0.5       48     $     0.6


(1) Average Portfolio Balance for the period indicated is based on end of month balances divided by the number of months in the period indicated.

(2)      Does not include Foreclosures Pending.

(3) Includes mortgage loans for which foreclosure proceedings had been instituted and title to which had not been acquired by BANTSA, a third party or by an insurer at the date indicated.

(4) Losses are the sum of losses less net gains ("Excess Recoveries") on all mortgage loans liquidated during the period indicated. Loss for any mortgage loan is equal to the difference between (a) the sum of the outstanding principal balance plus accrued interest, lost interest income accrued at BANTSA's internal reinvestment rate from the date such mortgage loan became real estate owned until the date it was liquidated, servicing advances and all liquidation expenses related to such mortgage loan and (b) all amounts received in connection with the liquidation of the related mortgaged property. Losses are included in the year in which they were expensed or written down.

(5) Loss Ratios are computed by dividing the Losses during the period indicated by the Average Portfolio Balance during such period.

(6) Excess Recovery is calculated only with the respect to defaulted mortgage loans as to which the liquidation of the related mortgaged property resulted in recoveries in excess of the sum of the outstanding principal balance plus accrued interest thereon, servicing advances and all liquidation expenses related to such mortgage loan.

(7)      Excess Recovery cannot be computed for the indicated period.

CENDANT

         On April 30, 1997, the parent of PHH Mortgage Services Corporation, PHH Corporation, announced that it had merged with HFS Incorporated pursuant to which PHH Corporation became a subsidiary of HFS Incorporated. On December 18, 1997, HFS Incorporated announced it had merged with CUC International, Inc.
The new company name is Cendant Corporation. Cendant's primary business segments include Travel (hotels, rental cars, and vacation time shares), Real Estate (real estate brokerage offices including Century 21, Coldwell Banker, and ERA, and mortgage services), and Membership (access to travel, shopping, auto, dining, financial, and other services to over 73 million members worldwide). PHH Mortgage Services Corporation has since changed its name to Cendant Mortgage Corporation to show its affiliation with the new parent company.

         As of September 30, 1997, Cendant provided servicing for approximately $28 billion aggregate principal amount of mortgage loans, substantially all of which are being serviced for unaffiliated persons.

         The following table set forth the number and dollar value of Cendant's mortgage loan production for the periods indicated:

                            MORTGAGE LOAN PRODUCTION

                                                                                               Nine Months
                                                Year Ended December 31,                           Ended
                          -------------------------------------------------------------       September 30,
                            1993             1994              1995              1996             1997
                          --------         --------          --------          --------       -------------
Total Loans
  Number of Loans           70,045           40,279            50,333            70,929            62,448
  Volume of Loans
  (in millions)           $7,765.9         $4,607.7          $5,755.4          $8,292.6          $  7,813
Average Loan
Balance                   $110,862         $114,389          $114,356          $116,916          $125,115


         Cendant believes that its increased loan production in recent years is attributable to growth in volume from established customer relationships and increased market penetration as well as volume generated from residential mortgage refinancings in 1993. The decrease in the number and dollar amount of loans in 1994 and 1995 as compared to 1993 was attributable primarily to the increasing mortgage interest rate environment, resulting in a decrease in mortgage loan activity, particularly refinancings. The increase in number and dollar amount of loans in 1996 and 1997 are attributable to increased market penetration for existing clients as well as additional new clients and the merger with HFS Incorporated described above.

CENDANT UNDERWRITING STANDARDS

         The underwriting standards of Cendant generally allow Loan-to-Value Ratios at origination of up to 95% for mortgage loans with original principal balances of up to $300,000, up to 80% for mortgage loans with original principal balances of up to $500,000, up to 75% for mortgage loans with original principal balances of up to $650,000 and up to 60% for mortgage loans with principal balances of up to $1,000,000. In determining whether a prospective borrower has sufficient monthly income available (i) to meet the borrower's monthly obligation on the proposed mortgage loan and (ii) to meet monthly housing expenses and other financial obligations including the borrower's monthly obligations on the proposed mortgage loan, Cendant generally applies ratios of up to 33% and 38%, respectively, of the proposed borrower's acceptable stable monthly gross income. From time to time, Cendant makes loans where these ratios are exceeded. In those instances, Cendant's underwriters typically look at mitigating factors such as the liquidity of the mortgagor, the stability of the real estate market where the mortgaged property is located, and local economic conditions. In addition, with respect to mortgage loans secured by owner-occupied condominium units, Cendant generally will fund up to the lesser of 10 units or 50% of the total units in a project.

         Cendant also originates mortgage loans pursuant to alternative sets of underwriting criteria under its reduced documentation program ("REDUCED DOCUMENTATION PROGRAM"), no asset, no income program ("NO ASSET, NO INCOME PROGRAM"), and rate term refinance limited documentation program ("STREAMLINED DOCUMENTATION PROGRAM"). Each of these programs is designed to facilitate the loan approval process. Under the Reduced Documentation Program and the No Asset, No Income Program, certain documentation concerning income/employment and asset verification is reduced or excluded. Loans underwritten under the Reduced Documentation Program and the No Asset, No Income Program are generally limited to borrowers who have demonstrated an established ability and willingness to repay the mortgage loans in a timely fashion. Permitted maximum Loan-to-Value Ratios under the Reduced Documentation Program and the No Asset, No Income Program are generally more restrictive than those under the standard underwriting criteria of Cendant.

         Under the Streamlined Documentation Program, which is generally available only to Cendant portfolio refinances having an original Loan-to-Value Ratio of 80% or less and no mortgage delinquencies in the past 12 months, rate and term refinance loans are underwritten based solely on the original appraisal and limited credit verification, if any. Although no current appraisal of the property is obtained with respect to the origination of these mortgage loans, a "drive-by" appraisal may be obtained in certain cases.

         From time to time, exceptions to Cendant's underwriting policies may be made. Such exceptions may be made on a loan-by-loan basis at the discretion of the Cendant underwriter. Exceptions may be made only after consideration of certain mitigating factors such as borrower capacity, liquidity, employment and residential stability and local economic conditions.

         Approximately 0.15% and approximately 7.54% of the Cendant Mortgage Loans (by aggregate Scheduled Principal Balance of the Mortgage Loans in the related Mortgage Loan Group as of the Cut-off Date) included in the Group 1 Mortgage Loans and the Group 3 Mortgage Loans, respectively, are Buydown Loans. Buydown Loans are subject to temporary buydown plans, pursuant to which the monthly payments made by the mortgagor in the early years of such Buydown Loan will be less than the scheduled monthly payments thereon after the expiration of the buydown period, the resulting differences to be made up from Buydown Funds placed in a custodial account.

         With respect to each Buydown Loan, not later than the Master Servicer Remittance Date in each month during the buydown period, Cendant will be required to withdraw from the related Buydown Account and deposit into the Certificate Account the amount, if any, of the Buydown Funds for such Buydown Loan that, when added to the amount due from the mortgagor or such Buydown Loan, equals the full monthly payment which would be due on the Buydown Loan on the related Due Date if it were not subject to the buydown plan.

         DELINQUENCY AND FORECLOSURE EXPERIENCE. The following table sets forth the delinquency and foreclosure experience of mortgage loans serviced by Cendant as of the dates indicated. Cendant's portfolio of mortgage loans may differ significantly from the Cendant Mortgage Loans in terms of interest rates, principal balances, geographic distribution, types of properties and other possibly relevant characteristics. There can be no assurance, and no representation is made, that the delinquency and foreclosure experience with respect to the Cendant Mortgage Loans will be similar to that reflected in the table below, nor is any representation made as to the rate at which losses may be experienced on liquidation of defaulted Cendant Mortgage Loans. The actual delinquency experience on the Cendant Mortgage Loans will depend, among other things, upon the value of the real estate securing such Cendant Mortgage Loans and the ability of borrowers to make required payments.

 DELINQUENCY AND FORECLOSURE EXPERIENCE IN CENDANT'S PORTFOLIO OF ONE-TO-FOUR
                      FAMILY, RESIDENTIAL MORTGAGE LOANS(1)


                                                                                         AS OF APRIL 30,
                                                                                 -----------------------
                                          1994(5)                    1995(5)                        1996
                                        ---------                  ---------                   ---------
                             No. of     Principal     No. of       Principal     No. of        Principal
                              Loans      Balance      Loans         Balance      Loans          Balance
                             -------    ---------    -------       ---------    -------        ---------
Total Portfolio              149,869     $16,646     135,693        $14,319     195,224         $21,681
Period of Delinquency(2)
    30-59 Days                 1,408        $169       1,640           $184       2,115            $231
    60-89 Days                   239         $29         293            $34         472             $57
    90 Days of more(3)           168         $34          99            $28          14             $19
Total Delinquencies            1,815        $232       2,032           $246       2,601            $307
Foreclosure/Bankruptcies(4)      940        $122         991           $117       1,045            $121
Real Estate Owned
Total Portfolio

                                   AS OF DECEMBER 31,         NINE MONTHS ENDED
                                ---------------------      --------------------
                                                 1996        SEPTEMBER 30, 1997
                                            ---------      --------------------
                                 No. of     Principal      No. of     Principal
                                 Loans       Balance       Loans       Balance
                                -------     ---------     -------     ---------
Total Portfolio                 224,622      $24,825      255,312      $28,195
Period of Delinquency(2)
    30-59 Days                    3,334         $344       $4,893         $501
    60-89 Days                      576          $71          901          $92
    90 Days of more(3)                0           $0          432          $53
Total Delinquencies               4,110         $415        6,226         $646
Foreclosure/Bankruptcies(4)       1,340         $149          976         $102
Real Estate Owned
Total Portfolio


__________________________________

(1) The table shows mortgage loans which were delinquent or for which foreclosure proceedings had been instituted as of the date indicated. All dollar amounts are in millions.

(2) No mortgage loan is included in this table as delinquent until it is 30 days past due.

(3) The 90 days or more period of delinquency is net of the Foreclosures/Bankruptcies/Real Estate Owned category. On some occasions, these loans may fall into the current through 89 days late categories as well, however, such occurrences are rare.

(4)      Entries may not add up to total due to rounding.

(5) Delinquency and foreclosure information as of April 30, 1994 and April 30, 1995 includes 508 and 533 loans, respectively, which are associated with a portfolio of non-performing loans which were acquired by Cendant in a bulk servicing purchase.

                            DESCRIPTION OF INSURANCE


PRIMARY MORTGAGE INSURANCE POLICIES

         All of the Mortgage Loans with Loan-to-Value Ratios at origination in excess of 80% are insured by a primary mortgage insurance policy (each, a "PRIMARY MORTGAGE INSURANCE POLICY") insuring a portion of the balance of each such Mortgage Loan generally equal to the product of the original principal balance of such Mortgage Loan and a fraction, the numerator of which is the excess of the original principal balance of such Mortgage Loan over 75% of the lesser of the appraised value or selling price of the related Mortgaged Property and the denominator of which is the original principal balance of the related Mortgage Loan plus accrued interest thereon and related foreclosure expenses. The Pooling and Servicing Agreement requires each Master Servicer to use its best reasonable efforts to keep in full force and effect such Primary Insurance Policies until such policies are no longer required. No such Primary Mortgage Insurance Policy will be required with respect to any such Mortgage Loan (i) after the date on which the related Loan- to-Value Ratio decreases to 80% or less or, based upon a new appraisal, the principal balance of such Mortgage Loan represents 80% or less of the appraised value of the related Mortgaged Property, or (ii) if maintaining such policy is prohibited by applicable law.

         Claim payments, if any, under each Primary Mortgage Insurance Policy will be required to be remitted by the related Master Servicer to the Certificate Trustee and will be treated in the same manner as a prepayment of a Mortgage Loan.

STANDARD HAZARD INSURANCE POLICIES AND FLOOD INSURANCE POLICIES

         The Pooling and Servicing Agreement requires each Master Servicer to cause to be maintained for each related Mortgage Loan a hazard insurance policy (each, a "STANDARD HAZARD POLICY") providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary in the state in which the Mortgaged Property is located. Such coverage will generally be in an amount which is not less than the original principal balance of such Mortgage Loan, except in cases approved by the related Master Servicer in which such amount exceeds the value of the improvements to the related Mortgaged Property. In general, the standard form of Standard Hazard Policy covers physical damage to or destruction of the Mortgaged Property by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the Standard Hazard Policies relating to the Mortgage Loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reactions, wet or dry rot, vermin, rodents, insects, domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

         In addition, whenever any part of any improvement to the related Mortgaged Property is located in a federally designated special flood hazard area and in a community which participates in the national flood insurance program at the time of origination of the related Mortgage Loan, the Pooling and Servicing Agreement requires the applicable Master Servicer to cause a flood insurance policy (each, a "FLOOD POLICY") to be maintained in respect thereof. The amount of coverage under such Flood Policy shall generally be equal to the lesser of (i) the replacement cost of the improvements which are part of the related Mortgaged Property and (ii) the maximum amount of insurance available for such Mortgaged Property under the national flood insurance program (assuming that the area in which such Mortgaged Property is located is participating in such program). The ability of a Master Servicer to assure that insurance proceeds are appropriately applied may be dependent on its being named as an additional insured under any Standard Hazard Policy or Flood Policy, or upon the extent to which information in this regard is furnished to such Master Servicer by the related Mortgagors. All amounts collected by a Master Servicer under any Standard Hazard Policy or Flood Policy (other than amounts to be applied to the restoration or repair of the related Mortgaged Property) will be deposited in the Certificate Account.

         Since the amount of insurance to be maintained on the Mortgaged Properties may decline over time as the principal balances owing on the related Mortgage Loans decrease, and since residential properties have generally appreciated in value over time, in the event of partial loss, insurance proceeds under any Special Hazard Policy or Flood Policy may be insufficient to restore fully the damaged property.

TITLE INSURANCE POLICIES

         The Pooling and Servicing Agreement requires that a policy of title insurance ("TITLE INSURANCE POLICY") be in effect on each Mortgaged Property and that such Title Insurance Policy contain no coverage exceptions, except those permitted pursuant to the guidelines heretofore established by FNMA.


                            DESCRIPTION OF THE BONDS


         The following summaries describing certain provisions of the Bonds do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the Prospectus and the provisions of the Indenture relating to the Bonds offered hereby. GENERAL

         The Bonds will be issued pursuant to the Indenture between the Issuer and the Indenture Trustee. Copies of the Indenture will be available following the Closing Date from the Indenture Trustee and will be filed with the Commission after the Closing Date. See "Indenture" herein and in the Prospectus.

         The Bonds constitute a Series of Bonds as described in the Prospectus and will be non-recourse obligations of the Issuer. Proceeds of the Trust Estate are the sole source of payments on the Bonds. The Trust Estate will include all of the Issuer's right, title and interest in and to (i) the Certificates and (ii) such assets as from time to time are identified as deposited in respect of the Certificates in the Collection Account established by the Indenture Trustee for the benefit of the Bondholders, including an amount deposited in the Collection Account in an amount equal to the aggregate of the Class A-15 Incremental Interest Amounts, as defined under "--Available Funds". Each Certificate will represent the beneficial ownership interest in
(i) the Mortgage Loans in the related Mortgage Loan Group and all rights pertaining thereto; (ii) such assets as from time to time may be held by the Certificate Trustee (or its duly appointed agent) in the Certificate Account;
(iii) property which secured a related Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure after the Cut-Off Date;
(iv) amounts paid or payable by the insurer under any Primary Mortgage Insurance Policy and any other insurance policy related to any Mortgage Loan in the related Mortgage Loan Group; and (v) the rights and benefits of the Issuer and the Certificate Trustee in and under each of the Loan Sale Agreements.

         Payments on the Offered Bonds will be made on each Payment Date, commencing in April 1998, to Bondholders of record on the immediately preceding Record Date.

         The Offered Bonds (with the exception of the Residual Bonds) will be issued as Book-Entry Bonds, maintained and transferred on the book-entry records of DTC and its participants. The Book-Entry Bonds will be represented by one or more certificates registered in the name of the nominee of DTC. The Issuer has been informed by DTC that DTC's nominee will be Cede. Payments on the Book-Entry Bonds will be made by or on behalf of the Indenture Trustee to DTC (as described below) by wire transfer. No person acquiring a beneficial interest in a Book-Entry Bond (each a "BENEFICIAL OWNER") will be entitled to receive a definitive bond representing such person's interest, except as set forth below under "-- Book Entry Registration -- Definitive Bonds". Unless and until definitive bonds are issued for the Book-Entry Bonds under the limited circumstances described herein, all references to actions by Bondholders with respect to the Book-Entry Bonds shall refer to actions taken by DTC upon instructions from Clearing Agency Participants, and all references herein to payments, notices, reports and statements to Bondholders with respect to the Book-Entry Bonds shall refer to payments, notices, reports and statements to DTC or Cede, as the registered holder of the Book-Entry Bonds, for distribution to beneficial owners by DTC in accordance with DTC procedures.

         The Residual Bonds will be issued in certificated, fully-registered form. Payments on the Offered Bonds that are issued in certificated form will be made to each registered holder entitled thereto, either (i) by check mailed to the address of the applicable Bondholder as it appears on the books of the Indenture Trustee or (ii) at the request, submitted to the Indenture Trustee in writing at least five business days prior to the related Record Date, of any holder of such an Offered Bond having an initial Current Principal Balance or Class Notional Balance of not less than $1,000,000, by wire transfer in immediately available funds, provided that the final payment in respect of any Offered Bond will be made only upon presentation and surrender of such Bond at the Corporate Trust Office of the Indenture Trustee. See "Indenture -- General" herein.

         The Offered Bonds will be issued in minimum denominations of (i) in the case of the Senior Bonds (other than the Residual Bonds), $1,000 and increments of $1.00 in excess thereof and (ii) in the case of the Offered Subordinate Bonds, $25,000 and integral multiples of $1.00 in excess thereof. In addition, one Bond of each Class of Senior Bonds and Offered Subordinate Bonds may be issued in a different principal or notional amount to accommodate the remainder of the initial principal or notional amount of the Bonds of such Class. The Residual Bonds will be issued in minimum denominations of $100, in the case of the Class R-1 Bonds, and $50, in the case of the Class R-2 and Class R-3 Bonds.

         HOLDERS OF THE CLASS P BONDS MAY NOT TRANSFER THE P COMPONENTS SEPARATELY.

BOOK-ENTRY REGISTRATION

         GENERAL. Beneficial Owners that are not participants or indirect participants of DTC but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the related Book-Entry Bonds may do so only through participants and indirect participants. In addition, Beneficial Owners will receive all payments of principal of and interest on the related Book-Entry Bonds through DTC and its participants and indirect participants. Accordingly, Beneficial Owners may experience delays in their receipt of payments. Unless and until definitive bonds are issued for the related Book-Entry Bonds, it is anticipated that the only registered holder of such Book-Entry Bonds will be Cede, as nominee of DTC. Beneficial Owners will not be recognized by the Indenture Trustee as Bondholders, as such term is used in the Indenture, and Beneficial Owners will be permitted to receive information furnished to Bondholders and to exercise the rights of Bondholders only indirectly through DTC, its participants and indirect participants.

         Under the rules, regulations and procedures creating and affecting DTC and its operations (the "RULES"), DTC is required to make book-entry transfers of Book-Entry Bonds among participants and to receive and transmit payments of principal of and interest on such Book-Entry Bonds. Participants and indirect participants with which Beneficial Owners have accounts with respect to such Book-Entry Bonds similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not possess physical certificates evidencing their interests in the Book-Entry Bonds, the Rules provide a mechanism by which Beneficial Owners, through their participants and indirect participants, will receive payments and will be able to transfer their interests in the Book-Entry Bonds.

         None of the Issuer, the Loan Sellers, BSMCC, the Master Servicers, the Underwriter, the Certificate Trustee, the Indenture Trustee or any of their respective affiliates will have any liability for any actions taken by DTC or its nominee, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Book-Entry Bonds held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

         DEFINITIVE BONDS. Each Class of the Book-Entry Bonds will be issued in definitive, registered form to Beneficial Owners or their nominees, and thereupon such Beneficial Owners will become Bondholders if, and only if, one of the following events shall occur (any such event being referred to as "BOOK-ENTRY TERMINATION"): (i) DTC or the Issuer advises the Indenture Trustee in writing that DTC is no longer willing or able properly to discharge its responsibilities as a clearing corporation with respect to such Book-Entry Bonds and the Issuer and the Indenture Trustee are unable to engage a qualified successor to serve as DTC, or (ii) an event of default under the Indenture (an "INDENTURE EVENT OF DEFAULT") shall occur and be continuing and DTC and its participants or indirect participants, at the direction of Beneficial Owners representing a majority of the outstanding principal amount of such Book-Entry Bonds, advise the Indenture Trustee in writing that the continuation of a book entry system is no longer in the best interests of Beneficial Owners. Upon Book-Entry Termination, Beneficial Owners will become registered Bondholders and will deal directly with the Indenture Trustee with respect to transfers, notices, payments and requests for redemption.

         DTC has advised the Issuer and the Indenture Trustee that, prior to Book-Entry Termination, DTC will take any action permitted to be taken by a Bondholder under the Indenture only at the direction of one or more DTC participants to whom the Book-Entry Bonds are credited in an account maintained by DTC. The DTC has advised that it will take such action with respect to any principal amount of the Book-Entry Bonds only at the direction of and on behalf of DTC Participants with respect to that principal amount of such Book-Entry Bonds. For example, if a vote of Beneficial Owners is required to accelerate maturity of one or more Classes of the Book-Entry Bonds following an Indenture Event of Default, DTC, acting at the direction of its participants or indirect participants (which in turn are acting at the direction of Beneficial Owners), may vote in favor of acceleration of maturity with respect to a portion of the principal amount of such Class or Classes of the Book-Entry Bonds owned by a group of Beneficial Owners and against acceleration with respect to other principal amounts of such Class or Classes of the Book-Entry Bonds owned by a different group of Beneficial Owners.

         ISSUANCE OF THE BOOK-ENTRY BONDS OFFERED HEREBY IN BOOK ENTRY FORM RATHER THAN AS PHYSICAL CERTIFICATES MAY ADVERSELY AFFECT THE LIQUIDITY OF THE BOOK-ENTRY BONDS IN THE SECONDARY MARKET AND THE ABILITY OF BENEFICIAL OWNERS TO PLEDGE THEM. IN ADDITION, AS DESCRIBED ABOVE, PRIOR TO BOOK-ENTRY TERMINATION PAYMENTS ON THE BOOK-ENTRY BONDS WILL BE MADE BY THE INDENTURE TRUSTEE TO DTC AND DTC WILL CREDIT SUCH PAYMENTS TO THE ACCOUNTS OF ITS PARTICIPANTS, WHICH WILL FURTHER CREDIT THEM TO THE ACCOUNTS OF INDIRECT PARTICIPANTS OR BENEFICIAL OWNERS. AS A RESULT, BENEFICIAL OWNERS MAY EXPERIENCE DELAYS IN THE RECEIPT OF SUCH PAYMENTS. SEE "RISK FACTORS -- BOOK ENTRY REGISTRATION" AND "DESCRIPTION OF THE BONDS -- BOOK ENTRY REGISTRATION" IN THE PROSPECTUS.

AVAILABLE FUNDS

         Available funds for any Payment Date will be determined separately with respect to each Mortgage Loan Group ("GROUP 1 AVAILABLE FUNDS", "GROUP 2 AVAILABLE FUNDS" and "GROUP 3 AVAILABLE FUNDS", respectively, and collectively, "AVAILABLE FUNDS" and individually, each a "GROUP AVAILABLE FUNDS") and in each case will be an amount equal to the aggregate of the following with respect to the related Mortgage Loans: (a) all previously undistributed payments on account of principal (including the principal portion of Monthly Payments, Principal Prepayments and the principal amount of Liquidation Proceeds) and all previously undistributed payments on account of interest received after the Cut- off Date and on or prior to the related Determination Date (including scheduled amounts of distributions from Buydown Funds respecting Buydown Loans, if any), (b) any Monthly Advances (including Certificate Account Advances, as defined under "Pooling and Servicing Agreement -- Monthly Advances" herein) and Compensating Interest Payments (as defined under "Pooling and Servicing Agreement -- Servicing Compensation and Payment of Expenses" herein) by a Master Servicer and (c) any amount reimbursed by a Master Servicer in connection with losses on certain eligible investments, except:

               (i)   all payments that were due on or before the Cut-off Date;

               (ii) all Principal Prepayments and Liquidation Proceeds received after the applicable Prepayment Period;

               (iii) all payments, other than Principal Prepayments, that represent early receipt of scheduled payments due on a date or dates subsequent to the related Due Date;

               (iv) amounts received on particular Mortgage Loans as late payments of principal or interest and respecting which, and to the extent that, there are any unreimbursed Monthly Advances or Certificate Account Advances;

               (v) amounts of Monthly Advances or Certificate Account Advances determined to be nonrecoverable; and

               (vi) amounts permitted to be withdrawn from the Certificate Account pursuant to clauses (i) through (xii) described under the caption "Pooling and Servicing Agreement -- Certificate Account" herein.

In addition, on each Payment Date through the first 24 Payment Dates, the Group 1 Available Funds will be increased by an amount of cash in the Collection Account, deposited on the Closing Date, equal to the excess of the Accrued Bond Interest on the Class A-15 Bonds for each such Payment Date over the amount of such Accrued Bond Interest calculated as if such Class A-15 Bonds had a Bond Interest Rate of 7.00% (such amount, the "CLASS A-15 INCREMENTAL INTEREST AMOUNT" with respect to such Payment Date).

PAYMENTS ON THE BONDS

         ALLOCATION OF AVAILABLE FUNDS. Interest and principal on the Bonds will be paid monthly on each Payment Date, commencing in April 1998, in an aggregate amount equal to the Available Funds for such Payment Date.

         GROUP 1 SENIOR BONDS. On each Payment Date prior to the acceleration, if any, of the Bonds, the Group 1 Available Funds will be paid in the following order of priority among the Group 1 Senior Bonds, except as otherwise noted, and provided that on each of the first 24 Payment Dates the Class A-15 Incremental Interest Amount with respect to such Payment Dates will be applied solely to make payments of Accrued Bond Interest on the Class A-15 Bonds for such Payment Dates:

         first, to the interest-bearing Classes of Group 1 Senior Bonds, the Accrued Bond Interest on each such Class for such Payment Date; as described below, Accrued Bond Interest on each such Class of Group 1 Bonds is subject to reduction in the event of certain Net Interest Shortfalls allocable thereto and any Net Interest Shortfalls shall be allocated among the Group 1 Senior Bonds as described below;

         second, to the interest-bearing Classes of Group 1 Senior Bonds, any Accrued Bond Interest thereon remaining unpaid from previous Payment Dates to the extent of remaining Group 1 Available Funds, with any shortfall in available amounts being allocated among such Classes in proportion to the amount of such Accrued Bond Interest remaining unpaid for each such Class for such Payment Date;

         third, on each Payment Date on or before the Group 1 Cross-Over Date, to the Group 1 Senior Bonds (other than the Class A-7, Class A-9 and Class X Bonds) in reduction of the Class Current Principal Balances or Component Current Principal Balances thereof, as applicable:

                 (a) the Group 1 Senior P&I Optimal Principal Amount (as defined herein) for such Payment Date, in the following order of priority:

                          (i) to the Class A-19 Bonds up to the Class A-19 Optimal Principal Amount (as defined herein) for such Payment Date, until the Class Current Principal Balance thereof has been reduced to zero;

                          (ii) to the Class R-1 Bonds until the Class Current Principal Balance thereof has been reduced to zero;

                          (iii) concurrently to the Class A-1 and Class A-10 Bonds in the percentages of approximately 70.1278527901% and 29.8721472099%, respectively, until the Class Current
                                  Principal Balance of the Class A-1 Bonds has been reduced to its Planned Balance (as set forth in Annex B hereto) for such Payment Date;

                          (iv) concurrently to the Class A-2, Class A-17 and Class A-18 Bonds in the percentages of approximately 46.0874438277%, 26.9562780862%
                                  and 26.9562780862%, respectively, until the
                                  Class Current Principal Balance of the Class
                                  A-2 Bonds has been reduced to its Planned
                                  Balance (as set forth in Annex B hereto) for such Payment Date;

                          (v) concurrently to the Class A-3 and Class A-10 Bonds in the percentages of approximately 83.0823887667% and 16.9176112333%, respectively, until the Class Current
                                  Principal Balance of the Class A-3 Bonds has been reduced to its Planned Balance (as set forth in Annex B hereto) for such Payment Date;

                          (vi) concurrently to the Class A-4 and Class A-10 Bonds in the percentages of approximately 80.3211586902% and 19.6788413098%, respectively, until the Class Current
                                  Principal Balance of the Class A-4 Bonds has been reduced to the greater of its Planned Balance (as set forth in Annex B hereto) for such Payment Date or $20,530,000;

                          (vii) sequentially, to the Class A-4 and Class A-6 Bonds, in that order, until their respective Class Current Principal Balances have been reduced to their respective Planned Balances (as set forth in Annex B hereto) for such Payment Date;

                          (viii) concurrently to the Class A-8, Class A-10, Class A-17 and Class A-18 Bonds in the percentages of approximately 62.2031621534%, 8.2735568848%, 14.7616404809% and
                                  14.7616404809%, respectively, until the Class Current Principal Balance of the Class A-8 Bonds has been reduced to its respective Planned Balance (as set forth in Annex B hereto) for such Payment Date;

                          (ix) to the Class A-5 Bonds until the Class Current Principal Balance thereof has been reduced to its Planned Balance (as set forth in Annex B hereto) for such Payment Date;

                          (x) concurrently to the Class A-13 and Class A-16 Bonds in the percentages of approximately 87.5% and 12.5%, respectively, until their respective Class Current Principal Balances have been reduced to their respective Planned Balances (as set forth in Annex B hereto) for such Payment Date;

                          (xi) concurrently to the Class A-14, Class A-15 and Class A-16 Bonds in the percentages of approximately 59.9452842072%, 27.5547157928%
                                  and 12.5%, respectively, until their
                                  respective Class Current Principal Balances have been reduced to their respective Planned Balances (as set forth in Annex B hereto) for such Payment Date;

                          (xii) concurrently to the Class A-11 and Class A-12 Bonds, pro rata, until their respective Class Current Principal Balances have been reduced to zero;

                          (xiii) concurrently to the Class A-8, Class A-10, Class A-17 and Class A-18 Bonds in the percentages set forth in clause (viii) above, without regard to the Planned Balance of the Class A-8 Bonds for such Payment Date, until the Class Current Principal Balance of the Class A-8 Bonds has been reduced to zero;

                          (xiv) to the Class A-5 Bonds without regard to the Planned Balance thereof for such Payment Date, until the Class Current Principal Balance of the Class A-5 Bonds has been reduced to zero;

                          (xv) concurrently to the Class A-13 and Class A-16 Bonds in the percentages set forth in clause
                                  (x) above, without regard to their respective Planned Balances for such Payment Date, until the Class Current Principal Balance of the Class A-13 Bonds has been reduced to zero;

                          (xvi) concurrently to the Class A-14, Class A-15 and Class A-16 Bonds in the percentages set forth in clause (xi) above, without regard to their respective

                                  Planned Balances for such Payment Date, until their respective Class Current Principal Balances have been reduced to zero;

                          (xvii) concurrently to the Class A-1 and Class A-10 Bonds in the percentages set forth in clause
                                  (iii) above, without regard to the Planned
                                  Balance of the Class A-1 Bonds for such
                                  Payment Date, until the Class Current
                                  Principal Balance of the Class A-1 Bonds has been reduced to zero;

                          (xviii) concurrently to the Class A-2, Class A-17 and
                                  Class A-18 Bonds in the percentages set forth in clause (iv) above, without regard to the Planned Balance of the Class A-2 Bonds for such Payment Date, until the Class Current Principal Balance of the Class A- 2 Bonds has been reduced to zero;

                          (xix) concurrently to the Class A-3 and Class A-10 Bonds in the percentages set forth in clause
                                  (v) above, without regard to the Planned
                                  Balance of the Class A-3 Bonds for such
                                  Payment Date, until the Class Current
                                  Principal Balance of the Class A-3 Bonds has been reduced to zero;

                          (xx) concurrently to the Class A-4 and Class A-10 Bonds in the percentages set forth in clause
                                  (vi) above, without regard to the Planned
                                  Balance of the Class A-4 Bonds for such
                                  Payment Date, until the Class Current
                                  Principal Balance of the Class A-4 Bonds has been reduced to $20,530,000; and

                          (xxi) sequentially, to the Class A-4 and Class A-6 Bonds, in that order, without regard to their respective Planned Balances for such Payment Date, until their respective Class Current Principal Balances have been reduced to zero; and

                 (b) the Component P Principal Payment Amount (as defined herein) for Component P-1 and such Payment Date, to the Class P Bonds, until the Component Current Principal Balance of Component P-1 has been reduced to zero; and

         fourth, the Component P Deferred Amount for Component P-1 for such Payment Date, to the Class P Bonds; provided that (i) on any Payment Date, payments pursuant to this priority fourth shall not exceed the excess, if any, of (x) the Group 1 Available Funds remaining after giving effect to payments pursuant to clauses first through third above over (y) the sum of the amount of Accrued Bond Interest for such Payment Date and Accrued Bond Interest remaining unpaid from previous Payment Dates on all Classes of Group 1 Subordinate Bonds then outstanding, (ii) such payments shall not reduce the Component Current Principal Balance of Component P-1 and (iii) no payment will be made in respect of the Component P Deferred Amount for Component P-1 after the Group 1 Cross-Over Date.

         On each Payment Date prior to the acceleration, if any, of the Bonds and after the Group 1 Cross-Over Date, payments of principal on the outstanding Group 1 Senior Bonds (other than the Class A-7, Class A-9 and Class X Bonds and Component P-1) will be made pro rata among all such Group 1 Senior Bonds, regardless of the allocation, or sequential nature, of principal payments described in priority third (a) above, and the Component P Principal Payment Amount for Component P-1 for such Payment Date shall be paid to the Class P Bonds until the Component Current Principal Balance of Component P-1 has been reduced to zero.

         If, after payments have been made pursuant to priorities first and second under "--Group 1 Senior Bonds" above on any Payment Date, the remaining Group 1 Available Funds are less than the sum of the Group 1 Senior P&I Optimal Principal Amount and the Component P Principal Payment Amount for Component P-1 for such Payment Date, such amounts shall be proportionately reduced, and such remaining Group 1 Available Funds will be paid on the Group 1 Senior Bonds (other than the Class A-7, Class A-9 and Class X Bonds) on the basis of such reduced amounts. Notwithstanding any reduction in principal payable to the Class P Bonds pursuant to this paragraph, the Component Current Principal Balance of Component P-1 shall be reduced not only by principal so paid but also by the difference between (i) principal payable to the Class P Bonds with respect to Component P-1 in accordance with clause (b) of priority third above and (ii) principal actually paid to the Class P Bonds with respect to Component P-1 after giving effect to this paragraph (such difference, the "COMPONENT P-1 CASH SHORTFALL"). The Component P-1 Cash Shortfall with respect to any Payment Date will be added to the Component P Deferred Amount applicable to Component P-1.

         The "CLASS A-19 OPTIMAL PRINCIPAL AMOUNT" for any Payment Date occurring prior to the Payment Date in April 2003 will equal zero. The Class A-19 Optimal Principal Amount for any Payment Date occurring after the first five years following the Closing Date will be as follows: for any Payment Date during the sixth, seventh, eighth and ninth years after the Closing Date, 30%, 40%, 60% and 80%, respectively, of the Class A-19 Pro Rata Optimal Principal Amount (as defined below) for such Payment Date; and, for any Payment Date thereafter, 100% of the Class A-19 Pro Rata Optimal Principal Amount for such Payment Date. Notwithstanding the foregoing, if on any Payment Date the Class Current Principal Balance of each Class of Group 1 Senior Bonds (other than the Class A-19 Bonds and Component P-1) has been reduced to zero, the Class A-19 Optimal Principal Amount shall equal the Group 1 Senior P&I Optimal Principal Amount to the extent not paid on such Payment Date to other Classes of Group 1 Senior Bonds.

         For any Payment Date, the "CLASS A-19 PRO RATA OPTIMAL PRINCIPAL AMOUNT" shall be an amount equal to the product of (x) the sum of the Group 1 Senior P&I Optimal Principal Amount and the Group 1 Subordinate Optimal Principal Amount for such Payment Date multiplied by (y) a fraction, the numerator of which is the Class Current Principal Balance of the Class A-19 Bonds immediately prior to such Payment Date and the denominator of which is the aggregate Class Current Principal Balances of all Classes of Group 1 Bonds (other than Component P-1) immediately prior to such Payment Date.

         GROUP 1 SUBORDINATE BONDS. On each Payment Date prior to the acceleration, if any, of the Bonds, the Group 1 Available Funds remaining after the payments described above under "--Group 1 Senior Bonds" will be paid to the Group 1 Subordinate Bonds sequentially, in the following order, to the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Bonds, in each case up to an amount equal to and in the following order: (a) the Accrued Bond Interest thereon for such Payment Date, (b) any Accrued Bond Interest thereon remaining unpaid from previous Payment Dates and (c) such Class's Allocable Share (as defined herein) for such Payment Date.

         GROUP 2 SENIOR BONDS. On each Payment Date prior to the acceleration, if any, of the Bonds, the Group 2 Available Funds will be paid in the following order of priority among the Group 2 Senior Bonds except as otherwise noted:

         first, to the interest-bearing Classes of Group 2 Senior Bonds, the Accrued Bond Interest on each such Class for such Payment Date; as described below, Accrued Bond Interest on each such Class of Group 2 Senior Bonds is subject to reduction in the event of certain Net Interest Shortfalls allocable thereto and any Net Interest Shortfalls shall be allocated among the Group 2 Senior Bonds as described below;

         second, to the interest-bearing Classes of Group 2 Senior Bonds, any Accrued Bond Interest thereon remaining unpaid from previous Payment Dates to the extent of remaining Group 2 Available Funds, with any shortfall in available amounts being allocated among such Classes in proportion to the amount of such Accrued Bond Interest remaining unpaid for each such Class for such Payment Date;

         third, to the Group 2 Senior Bonds (other than the Class 2-X Bonds) in reduction of the Class Current Principal Balances or Component Current Principal Balance thereof, as applicable:

                 (a) the Group 2 Senior P&I Optimal Principal Amount (as defined herein) for such Payment Date, in the following order of priority:

                          (i) to the Class R-2 Bonds until the Class Current Principal Balance thereof has been reduced to zero;

                          (ii) to the Class 2-A Bonds until the Class Current Principal Balance thereof has been reduced to zero;

                 (b) the Component P Principal Payment Amount for Component P-2 for such Payment Date, to the Class P Bonds, until the Component Current Principal Balance of Component P-2 has been reduced to zero; and

         fourth, the Component P Deferred Amount for Component P-2 for such Payment Date, to the Class P Bonds; provided that (i) on any Payment Date, payments pursuant to this priority fourth shall not exceed the excess, if any, of (x) the Group 2 Available Funds remaining after giving effect to payments pursuant to clauses first through third above over (y) the sum of the amount of Accrued Bond Interest for such Payment Date and Accrued Bond Interest remaining unpaid from previous Payment Dates on all Classes of Group 2 Subordinate Bonds then outstanding, (ii) such payments shall not reduce the Component Current Principal Balance of Component P-2 and (iii) no payment will be made in respect of the Component P Deferred Amount for Component P-2 after the Group 2 Cross-Over Date.

         If, after payments have been made pursuant to priorities first and second under "--Group 2 Senior Bonds" above on any Payment Date, the remaining Group 2 Available Funds are less than the sum of the Group 2 Senior P&I Optimal Principal Amount and the Component P Principal Payment Amount for Component P-2 for such Payment Date, such amounts shall be proportionately reduced, and such remaining Group 2 Available Funds will be paid on the Group 2 Senior Bonds (other than the Class 2-X Bonds) on the basis of such reduced amounts. Notwithstanding any reduction in principal payable to the Class P Bonds pursuant to this paragraph, the Component Current Principal Balance of Component P-2 shall be reduced not only by principal so paid but also by the difference between (i) principal payable to the Class P Bonds with respect to Component P-2 in accordance with clause (b) of priority third above and (ii) principal actually paid to the Class P Bonds with respect to Component P-2 after giving effect to this paragraph (such difference, the "COMPONENT P-2 CASH SHORTFALL", and the Component P-1 Cash Shortfall and the Component P-2 Cash Shortfall, each a "COMPONENT P CASH SHORTFALL"). The Component P-2 Cash Shortfall with respect to any Payment Date will be added to the Component P Deferred Amount applicable to Component P-2.

         GROUP 2 SUBORDINATE BONDS. On each Payment Date prior to the acceleration, if any, of the Bonds, the Group 2 Available Funds remaining after the payments described above under "-- Group 2 Senior Bonds" will be paid to the Group 2 Subordinate Bonds sequentially, in the following order, to the Class 2-B-1, Class 2-B-2, Class 2-B-3, Class 2-B-4, Class 2-B-5 and Class 2-B-6 Bonds, in each case up to an amount equal to and in the following order: (a) the Accrued Bond Interest thereon for such Payment Date, (b) any Accrued Bond Interest thereon remaining unpaid from previous Payment Dates and (c) such Class's Allocable Share (as defined herein) for such Payment Date.

         GROUP 3 SENIOR BONDS. On each Payment Date prior to the acceleration, if any, of the Bonds, the Group 3 Available Funds will be paid in the following order of priority among the Group 3 Senior Bonds except as otherwise noted:

         first, to the interest-bearing Classes of Group 3 Senior Bonds, the Accrued Bond Interest on each such Class for such Payment Date; as described below, Accrued Bond Interest on each such Class of Group 3 Senior Bonds is subject to reduction in the event of certain Net Interest Shortfalls allocable thereto and any Net Interest Shortfalls shall be allocated between the Group 3 Senior Bonds as described below;

         second, to the interest-bearing Classes of Group 3 Senior Bonds, any Accrued Bond Interest thereon remaining unpaid from previous Payment Dates to the extent of remaining Group 3 Available Funds, with any shortfalls in available amounts being allocated between such Classes in proportion to the amount of Accrued Bond Interest remaining unpaid for each such Class for such Payment Date;

         third, the Group 3 Senior P&I Optimal Principal Amount (as defined herein) for such Payment Date in the following order of priority: (a) to the Class R-3 Bonds until the Class Current Principal Balance thereof has been reduced to zero; and (b) concurrently to the Class 3-A Bonds and Component P-3, pro rata, until the Class Current Principal Balance and Component Current Principal Balance thereof, respectively, have been reduced to zero.

         GROUP 3 SUBORDINATE BONDS. On each Payment Date prior to the acceleration, if any, of the Bonds, the Group 3 Available Funds remaining after the payments described above under "-- Group 3 Senior Bonds" will be paid among the Group 3 Subordinate Bonds sequentially, in the following order, to the Class 3-B-1, Class 3-B-2, Class 3-B-3, Class 3-B- 4, Class 3-B-5 and Class 3-B-6 Bonds, in each case up to an amount equal to and in the following order:
(a) the Accrued Bond Interest thereon for such Payment Date, (b) any Accrued Bond Interest thereon remaining unpaid from previous Payment Dates and (c) such Class's Allocable Share (as defined herein) for such Payment Date.

         ACCELERATION OF THE BONDS. If the maturity of the Bonds is accelerated as described in this paragraph, payments will be made on the Bonds as described in this paragraph. Upon the occurrence of an event of default under the Indenture (an "INDENTURE EVENT OF DEFAULT"), holders of Senior Bonds representing 100% of the Class Current Principal Balances of each Class of Senior Bonds then outstanding may exercise their remedies pursuant to the terms of the Indenture; provided, however, that after the aggregate of the Class Current Principal Balances of the Senior Bonds has been reduced to zero, holders representing 66 2/3% of the Class Current Principal Balances of the Class or Classes of Subordinate Bonds then outstanding with the lowest numerical Class designation may exercise such remedies. Such Class or Classes of Subordinate Bonds constitute the "Highest Priority Junior Class" for purposes of "The Indenture -- Rights Upon Event of Default" in the Prospectus. These remedies include the right to cause the payments of accrued interest on the Bonds to be paid in proportion to the amount of unpaid accrued interest and payments of principal on the outstanding Bonds (other than the Interest Only Bonds) to be paid (either in lump sum from proceeds of the sale of the Trust Estate or from monthly collections on the Certificates), pro rata out of remaining Available Funds for all Mortgage Loan Groups, regardless of the allocation, or sequential nature, of principal payments described above, based upon the Class Current Principal Balances of the Bonds (technically, an "acceleration"). Since the entitlement to such amounts is based on the Class Current Principal Balances of the Bonds, after the Cross-Over Date for a Bond Group, the Subordinate Bonds of such Bond Group would not share in such payments, except as provided in the following sentence. On each Payment Date on and after such acceleration of the Bonds, and following the reduction to zero of the Class Current Principal Balances of all Classes of Bonds, any remaining Group Available Funds for each Mortgage Loan Group will be applied in repayment first of any unpaid accrued interest on the Bonds and then to repay any previously unpaid Realized Losses allocated to the Bonds, pro rata. However, it is expected that in such case there would not be any remaining Available Funds.

         "PRO RATA" payments or allocations among Classes of Bonds and each P Component will be made in proportion to the then Class Current Principal Balance of such Classes and Component Current Principal Balances of each such P Component.

         INTEREST. With respect to each Payment Date, interest will accrue during the related Interest Accrual Period for each Class of Bonds (other than the Class P Bonds) at its then applicable Bond Interest Rate on the Class Current Principal Balance or Class Notional Balance of such Class immediately preceding such Payment Date. The Bond Interest Rate for each Class of Bonds is set forth or described on the cover page hereof. The effective yield to the holders of Bonds will be lower than the yield otherwise produced by the applicable Bond Interest Rate and purchase price, because interest will not be paid to such Bondholders until the 25th day (or if such day is not a Business Day, then on the next succeeding Business Day) of the month following the month in which interest accrues on the Mortgage Loans. See "Yield and Prepayment Considerations" herein.

         The Class P Bonds are principal only Bonds and will not bear interest.

         The "ACCRUED BOND INTEREST" for any interest-bearing Class of Bonds for any Payment Date will equal the interest accrued during the related Interest Accrual Period at the applicable Bond Interest Rate on the Class Current Principal Balance (or in the case of a Class of Interest Only Bonds, the Class Notional Balance) of such Class immediately prior to such Payment Date less (i) in the case of an interest-bearing Class of Senior Bonds, such Class's share of any Net Interest Shortfall (as defined below) and the interest portion of any Excess Special Hazard Losses and, after the Payment Date on which the aggregate of Class Current Principal Balances of the Subordinate Bonds in the related Bond Group is reduced to zero, giving effect to all payments on such Payment Date (the "GROUP 1 CROSS-OVER DATE", the "GROUP 2 CROSS-OVER DATE", the "GROUP 3 CROSS-OVER DATE", respectively, and each, a "CROSS-OVER DATE"), the interest portion of any Realized Losses applicable to its related Mortgage Loan Group and (ii) in the case of a Class of Subordinate Bonds, such Class's share of any Net Interest Shortfall and the interest portion of any Realized Losses applicable to its related Mortgage Loan Group. Such Net Interest Shortfalls will be allocated among the Classes of Bonds in a Bond Group in proportion to the amount of Accrued Bond Interest that would have been allocated thereto in the absence of such shortfalls. The interest portion of Realized Losses in a Mortgage Loan Group will be allocated first to the Classes of Subordinate Bonds in the related Bond Group in reverse order of their numerical designations commencing with the Class B-6, Class 2-B-6 and Class 3-B-6 Bonds and following the applicable Cross-Over Date, such Realized Losses will be allocated to the Classes of interest-bearing Senior Bonds in the related Bond Group in proportion to the amount of Accrued Bond Interest that would have been allocated thereto in the absence of such Realized Losses. Accrued Bond Interest is calculated on the basis of a 360-day year consisting of twelve 30-day months. No Accrued Bond Interest will be payable with respect to any Class of Bonds after the Payment Date on which the Class Current Principal Balance or Class Notional Balance of such Class has been reduced to zero.

         The "CURRENT PRINCIPAL BALANCE" of any Bond (other than a Class of Interest Only Bonds) as of any Payment Date will equal such Bond's initial principal amount on the Closing Date, as reduced by (i) all amounts paid on previous Payment Dates on such Bond on account of principal, (ii) the principal portion of all Realized Losses previously allocated to such Bond (taking account of the Loss Allocation Limitation applicable to the Bond Group of such
Bond) and (iii) in the case of a Subordinate Bond, such Bond's pro rata share, if any, of the applicable Subordinate Bond Writedown Amount and/or any applicable Component P Deferred Payment Writedown Amount, in each case for previous Payment Dates. With respect to any Class of Bonds (other than the Interest Only Bonds), the "CLASS CURRENT PRINCIPAL BALANCE" thereof will equal the sum of the Current Principal Balances of all Bonds in such Class. With respect to any P Component, the "COMPONENT CURRENT PRINCIPAL BALANCE" thereof will equal such P Component's initial principal amount on the Closing Date, as reduced by (i) all amounts paid on previous Payment Dates on such P Component (other than with respect to Component P Deferred Amounts), (ii) the principal portion of all Realized Losses previously allocated to such P Component (taking account of the Loss Allocation Limitation applicable to the Bond Group of such P Component) and (iii) any applicable Component P Cash Shortfalls, in each case for previous Payment Dates.

         As of any Payment Date, the "SUBORDINATE BOND WRITEDOWN AMOUNT" for each Subordinate Bond Group will equal the amount by which (a) the sum of the Class Current Principal Balances of all of the Bonds in the related Bond Group and the Component Current Principal Balance of the P Component in such Bond Group (after giving effect to the payment of principal and the allocation of applicable Realized Losses and any applicable Component P Deferred Payment Writedown Amount and Component P Cash Shortfall in reduction of the Class Current Principal Balances of such Bonds and the Component Current Principal Balance of such P Component on such Payment Date) exceeds (b) the Scheduled Principal Balances of Mortgage Loans in the related Mortgage Loan Group on the Due Date related to such Payment Date. The applicable Subordinate Bond Writedown Amount and any applicable Component P Deferred Payment Writedown Amount will be allocated to the Classes of Subordinate Bonds in a Bond Group in inverse order of their numerical Class designations, until the Class Current Principal Balance of each such Class has been reduced to zero. From and after the Cross-Over Date for a Bond Group, the Subordinate Bond Writedown Amount for such Bond Group not allocated to the Subordinate Bonds of such Bond Group will be allocated among the Senior Bonds of such Bond Group, other than the Stripped P Component of such Bond Group (if any), pro rata.

         The "CLASS NOTIONAL BALANCE" of a Bond is an amount used as a reference to calculate the amount of interest due on an Interest Only Bond.
The Class Notional Balance of the Class A-7 Bonds (the "CLASS A-7 NOTIONAL BALANCE") on any date will be equal to the sum of (i) the product of (A) 8.8888888889% and (B) the Class Current Principal Balance of the Class A-1 Bonds, (ii) the product of (A) 14.9544582575% and (B) the Class Current Principal Balance of the Class A-2 Bonds, (iii) the product of (A) 7.4074074074% and (B) the Class Current Principal Balance of the Class A-3 Bonds, (iv) the product of (A) 4.4444444444% and (B) the Class Current Principal Balance of the Class A-4 Bonds, and (v) the product of (A) 3.7037037037% and (B) the Class Current Principal Balance of the Class A-6 Bonds. The Class Notional Balance of the Class A-9 Bonds (the "Class A-9 Notional Balance") on any date will be equal to the product of 2.4610272767% of the Class Current Principal Balance of the Class A-8 Bonds.

         The Class Notional Balance of the Class X Bonds (the "CLASS X NOTIONAL BALANCE") immediately prior to a given Payment Date will be equal to the aggregate of the Scheduled Principal Balances of the Group 1 Mortgage Loans on the second preceding Due Date, and the Class Notional Balance of the Class 2-X Bonds (the "CLASS 2-X NOTIONAL BALANCE") immediately prior to a given Payment Date will be equal to the aggregate of the Scheduled Principal Balances of the Group 2 Mortgage Loans on the second preceding Due Date.

         With respect to any Payment Date, the "INTEREST SHORTFALL" is equal to the aggregate shortfall, if any, in collections of interest (adjusted to the related Net Rates) on Mortgage Loans in the related Mortgage Loan Group resulting from (a) prepayments in full received during the related Prepayment Period, (b) partial prepayments received during the related Prepayment Period to the extent applied prior to the Due Date in the month of the Payment Date and (c) interest payments on certain of the Mortgage Loans being limited pursuant to the provisions of the Soldiers' and Sailors' Civil Relief Act of 1940 (the "RELIEF ACT"). Interest Shortfalls will result because (i) Mortgagors are obligated to pay interest on prepayments in full only to the date of prepayment by the Mortgagor, (ii) (a) partial prepayments are generally not required to be accompanied by interest on the amount of such partial prepayment and (b) partial prepayments applied prior to the Due Date in the month of the Payment Date will result in a reduction of the Scheduled Principal Balance of the related Mortgage Loan without a corresponding reduction of the Current Principal Balance of any Bond and (iii) the Relief Act limits, in certain circumstances, the interest rate required to be paid by a Mortgagor in the military service to 6% per annum. Interest Shortfalls resulting from prepayments in full or in part in any calendar month will be offset by the Master Servicer which services the Mortgage Loan on the Payment Date in the following calendar month to the extent that such Interest Shortfalls do not exceed the applicable Master Servicing Fee in connection with such Payment Date. The amount of the applicable Master Servicing Fee used to offset such Interest Shortfalls is referred to herein as "COMPENSATING INTEREST PAYMENTS". Interest Shortfalls net of Compensating Interest Payments are referred to herein as "NET INTEREST SHORTFALLS". Any Cendant Master Servicing Fee in excess of 0.20% will be set aside to pay for lender funded mortgage insurance and will not be treated as servicing compensation to Cendant and will not be available to make Compensating Interest Payments.

         If on any Payment Date the applicable Group Available Funds for the Senior Bonds of a Bond Group is less than the Accrued Bond Interest on such Senior Bonds for such Payment Date prior to reduction for Net Interest Shortfall and the interest portion of Realized Losses, the shortfall will be allocated among the holders of each Class of interest- bearing Senior Bonds in such Bond Group in proportion to the respective amounts of Accrued Bond Interest that would have been allocated thereto in the absence of such Net Interest Shortfall and/or Realized Losses for such Payment Date. In addition, the amount of any interest shortfalls with respect to the related Mortgage Loan Group that are covered by subordination will constitute unpaid Accrued Bond Interest and will be payable to holders of the Bonds of the related Classes entitled to such amounts on subsequent Payment Dates, to the extent of the applicable Available Funds after current interest payments as required herein. Any such amounts so carried forward will not bear interest. Shortfalls in interest payments will not be offset by a reduction in the servicing compensation of the Master Servicers or otherwise, except to the extent of applicable Compensating Interest Payments.

         CALCULATION OF LIBOR. Commencing on March 30, 1998, with respect to the Class A-11 and Class A-12 Bonds, and monthly thereafter on the second business day prior to the first day of the related Interest Accrual Period for the Class A-11 and Class A-12 Bonds (each, a "LIBOR DETERMINATION DATE"), until the Class Current Principal Balances of such Classes of Bonds have been reduced to zero, the Indenture Trustee will request each of the designated reference banks meeting the criteria set forth herein (the "REFERENCE BANKS") to inform the Indenture Trustee of the quotation offered by its principal London office for making one-month United States dollar deposits in leading banks in the London interbank market, as of 11:00 a.m. (London time) on such LIBOR Determination Date. (For purposes of calculating LIBOR, "business day" means a day on which banks are open for dealing in foreign currency and exchange in London and New York City). In lieu of making a request of the Reference Banks, the Indenture Trustee may rely on the quotations for those Reference Banks that appear at such time on the Reuters Screen LIBO Page (as defined in the International Swap Dealers Association Inc. Code of Standard Wording, Assumptions and Provisions for Swaps, 1986 Edition), to the extent available.

         LIBOR will be established by the Indenture Trustee on each LIBOR Determination Date as follows:

                 (a) If on any LIBOR Determination Date two or more Reference Banks provide such offered quotations, LIBOR for the next Interest Accrual Period shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 1/32%).

                 (b) If on any LIBOR Determination Date only one or none of the Reference Banks provides such offered quotations, LIBOR for the next Interest Accrual Period shall be whichever is the higher of (i) LIBOR as determined on the previous LIBOR Determination Date or (ii) the Reserve Interest Rate. The "RESERVE INTEREST RATE" shall be the rate per annum which the Indenture Trustee determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 1/32%) of the one-month United States dollar lending rates that New York City banks selected by the Indenture Trustee are quoting, on the relevant LIBOR Determination Date, to the principal London offices of at least two of the Reference Banks to which such quotations are, in the opinion of the Indenture Trustee, being so made, or (ii) in the event that the Indenture Trustee can determine no such arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the Indenture Trustee are quoting on such LIBOR Determination Date to leading European banks.

                 (c) If on the first LIBOR Determination Date, the Indenture Trustee is required but is unable to determine the Reserve Interest Rate in the manner provided in paragraph (b) above, LIBOR shall be 5.6875%. If on any subsequent LIBOR Determination Date, the Indenture Trustee is required but is unable to determine the Reserve Interest Rate in the manner provided in paragraph (b) above, LIBOR shall be LIBOR for the immediately preceding LIBOR Determination Date.

         Each Reference Bank shall (i) be a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market,
(ii) not control, be controlled by, or be under common control with the Indenture Trustee, and (iii) have an established place of business in London. If any such Reference Bank should be unwilling or unable to act as such or if the Indenture Trustee should terminate the appointment of any such Reference Bank, the Indenture Trustee will promptly appoint another leading bank meeting the criteria specified above.

         The establishment of LIBOR on each LIBOR Determination Date by the Indenture Trustee and the Indenture Trustee's calculation of the rate of interest applicable to the Class A-11 and Class A-12 Bonds for the related Interest Accrual Period shall (in the absence of manifest error) be final and binding. Each such rate of interest may be obtained by telephoning the Indenture Trustee at 1-800-524-9472.

         PRINCIPAL. All payments and other amounts received in respect of the Scheduled Principal Balance of the Group 1 Mortgage Loans will be allocated between (i) the Group 1 Senior P&I Bonds and the Group 1 Subordinate Bonds, on the one hand, and (ii) Component P-1, on the other, in each case based on the applicable Non-PO Percentage and the applicable PO Percentage, respectively, of such amounts. All payments and other amounts received in respect of the Scheduled Principal Balance of the Group 2 Mortgage Loans will be allocated between (i) the Group 2 Senior P&I Bonds and the Group 2 Subordinate Bonds, on the one hand, and (ii) Component P-2, on the other, in each case based on the applicable Non-PO Percentage and the applicable PO Percentage, respectively, of such amounts. All payments and other amounts received in respect of the Scheduled Principal Balance of the Group 3 Mortgage Loans will be allocated between the Group 3 Senior Bonds and the Group 3 Subordinate Bonds.

         The "NON-PO PERCENTAGE" with respect to any Mortgage Loan in Mortgage Loan Group 1 or Mortgage Loan Group 2 with a Net Rate less than 6.75% or 6.50%, respectively, per annum (each such Mortgage Loan, a "DISCOUNT MORTGAGE LOAN") will be equal to the Net Rate thereof divided by 6.75% or 6.50%, respectively. The "NON-PO PERCENTAGE" with respect to any Mortgage Loan in Mortgage Loan Group 1 or Mortgage Loan Group 2 with a Net Rate equal to or greater than 6.75% or 6.50%, respectively, per annum (each such Mortgage Loan, a "NON-DISCOUNT MORTGAGE LOAN") will be 100%. The "NON-PO PERCENTAGE" with respect to each Mortgage Loan in Mortgage Loan Group 3 will be 100%. The "PO PERCENTAGE" with respect to any Discount Mortgage Loan in Mortgage Loan Group 1 or Mortgage Loan Group 2 will be the fraction, expressed as a percentage, equal to 6.75% or 6.50%, respectively, minus the Net Rate thereof divided by 6.75% or 6.50%, respectively. The "PO PERCENTAGE" with respect to each Non-Discount Mortgage Loan in Mortgage Loan Group 1 or Mortgage Loan Group 2 and each Mortgage Loan in Mortgage Loan Group 3 will be 0%.

         Payments in reduction of (i) the Class Current Principal Balance of each Class of Group 1 Senior P&I Bonds and (ii) the Component Current Principal Balance of Component P-1 will be made on each Payment Date as described under priority third above under "-- Group 1 Senior Bonds". In accordance with such priority third, the Group 1 Available Funds remaining after payment of interest on the interest-bearing Group 1 Senior P&I Bonds will be allocated to such Group 1 Senior P&I Bonds and Component P-1 in an aggregate amount not to exceed the sum of the Group 1 Senior P&I Optimal Principal Amount and the Component P Principal Payment Amount for Component P-1 for such Payment Date.

         Payments in reduction of the Class Current Principal Balances of each Class of Group 1 Subordinate Bonds will be made as described under "--Group 1 Subordinate Bonds" above. In accordance therewith, the Group 1 Available Funds, if any, remaining after payments of principal and interest on the Group 1 Senior Bonds and payments in respect of the Component P Deferred Amounts for Component P-1 on such Payment Date will be allocated to the Group 1 Subordinate Bonds in an amount equal to each such Class's Allocable Share for such Payment Date, provided that no payment of principal will be made on any such Class until any Class ranking prior thereto has received payments of interest and principal, and such Class has received payments of interest, on such Payment Date.

         Payments in reduction of (i) the Class Current Principal Balance of each Class of Group 2 Senior P&I Bonds and (ii) the Component Current Principal Balance of Component P-2 will be made on each Payment Date as described under priority third above under "--Group 2 Senior Bonds". In accordance with such priority third, the Group 2 Available Funds remaining after payment of interest on the Group 2 Senior P&I Bonds will be allocated to such Group 2 Senior P&I Bonds and Component P-2 in an aggregate amount not to exceed the sum of the Group 2 Senior P&I Optimal Principal Amount and the Component P Principal Payment Amount for Component P-2 for such Payment Date.

         Payments in reduction of the Class Current Principal Balances of each Class of Group 2 Subordinate Bonds will be made as described under "-- Group 2 Subordinate Bonds" above. In accordance therewith, the Group 2 Available Funds, if any, remaining after payments of principal and interest on the Group 2 Senior Bonds and payments in respect of the Component P Deferred Amounts for Component P-2 on such Payment Date will be allocated to the Group 2 Subordinate Bonds in an amount equal to each such Class's Allocable Share for such Payment Date, provided that no payment of principal will be made on any such Class until any Class ranking prior thereto has received payments of interest and principal, and such Class has received payments of interest, on such Payment Date.

         Payments in reduction of (i) the Class Current Principal Balance of each Class of Group 3 Senior P&I Bonds and (ii) the Component Current Principal Balance of Component P-3 will be made on each Payment Date as described under priority third above under "--Group 3 Senior Bonds". In accordance with such priority third, the Group 3 Available Funds remaining after payment of interest on the Group 3 Senior P&I Bonds will be allocated to such Group 3 Senior P&I Bonds in an aggregate amount not to exceed the Group 3 Senior P&I Optimal Principal Amount for such Payment Date.

         Payments in reduction of the Class Current Principal Balances of each Class of Group 3 Subordinate Bonds will be made as described under "-- Group 3 Subordinate Bonds" above. In accordance therewith, the Group 3 Available Funds, if any, remaining after payments of principal and interest on the Group 3 Senior Bonds on such Payment Date will be allocated to the Group 3 Subordinate Bonds in an amount equal to each such Class's Allocable Share for such Payment Date, provided that no payment of principal will be made on any such Class until any Class ranking prior thereto has received payments of interest and principal, and such Class has received payments of interest, on such Payment Date.

         The "SENIOR P&I OPTIMAL PRINCIPAL AMOUNT" for each Bond Group with respect to each Payment Date will be an amount equal to the sum of the following (but in no event greater than the aggregate of the Class Current Principal Balances of each Class of the Senior P&I Bonds of such Bond Group (including the Component Current Principal Balance of Component P-3 in the case of Bond Group 3) immediately prior to such Payment Date):

                 (i) the applicable Senior Percentage of the applicable Non-PO Percentage of all scheduled payments of principal due on each Mortgage Loan in the related Mortgage Loan Group on the related Due Date, as specified in the amortization schedule at the time applicable thereto (after adjustment for previous principal prepayments but before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period);

                 (ii) the applicable Senior Prepayment Percentage of the applicable Non-PO Percentage of the Scheduled Principal Balance of each Mortgage Loan in the related Mortgage Loan Group which was the subject of a prepayment in full received by the related Master Servicer during the applicable Prepayment Period (as defined below);

                 (iii) the applicable Senior Prepayment Percentage of the applicable Non-PO Percentage of all partial prepayments allocated to principal received by the related Master Servicer during the applicable Prepayment Period with respect to each Mortgage Loan in the related Mortgage Loan Group;

                 (iv) the lesser of (a) the applicable Senior Prepayment Percentage of the sum of (A) all Net Liquidation Proceeds (as defined herein) allocable to principal received in respect of each Mortgage Loan in the related Mortgage Loan Group which became a Liquidated Mortgage Loan during the related Prepayment Period (other than Mortgage Loans described in the immediately following clause (B)) and
         (B) the Scheduled Principal Balance of each such Mortgage Loan in the related Mortgage Loan Group purchased by an insurer from the Certificate Trustee during the related Prepayment Period pursuant to the related Primary Mortgage Insurance Policy, if any, or otherwise; and (b) the applicable Senior Percentage of the applicable Non-PO Percentage of the sum of (A) the Scheduled Principal Balance of each Mortgage Loan in the related Mortgage Loan Group which became a Liquidated Mortgage Loan during the related Prepayment Period (other than the Mortgage Loans described in the immediately following clause
         (B)) and (B) the Scheduled Principal Balance of each such Mortgage Loan in the related Mortgage Loan Group that was purchased by an insurer from the Certificate Trustee during the related Prepayment Period pursuant to the related Primary Mortgage Insurance Policy, if any, or otherwise, less (C) in the case of clause (b), the then applicable Senior Percentage of the applicable Non-PO Percentage of the principal portion of Excess Special Hazard Losses on each Mortgage Loan in the related Mortgage Loan Group incurred during the related Prepayment Period; and

                 (v) the applicable Senior Prepayment Percentage of the applicable Non-PO Percentage of the sum of (a) the Scheduled Principal Balance of each Mortgage Loan or REO Property in the related Mortgage Loan Group which was repurchased by BSMCC in connection with such Payment Date and (b) the excess, if any, of the Scheduled Principal Balance of a Mortgage Loan in the related Mortgage Loan Group that has been replaced by BSMCC with a substitute Mortgage Loan pursuant to the Pooling and Servicing Agreement in connection with such Payment Date over the Scheduled Principal Balance of such substitute Mortgage Loan.

         The Senior P&I Optimal Principal Amount with respect to Bond Group 1, Bond Group 2 and Bond Group 3 is referred to herein as the "GROUP 1 SENIOR P&I OPTIMAL PRINCIPAL AMOUNT", the "GROUP 2 SENIOR P&I OPTIMAL PRINCIPAL AMOUNT" and the "GROUP 3 SENIOR P&I OPTIMAL PRINCIPAL AMOUNT", respectively.

         The "SENIOR PERCENTAGE" for the Senior Bonds of each Bond Group on any Payment Date will equal the lesser of (i) 100% and (ii) the percentage (carried to six places rounded up) obtained by dividing the aggregate of the Class Current Principal Balances of all the Senior P&I Bonds of such Bond Group immediately preceding such Payment Date by the aggregate Scheduled Principal Balance of the Mortgage Loans (other than the PO Percentage of each Discount Mortgage Loan) in the related Mortgage Loan Group as of the beginning of the related Due Period. The initial Senior Percentages for the Group 1, Group 2 and Group 3 Bonds are expected to be approximately 95.50%, 96.99% and 96.25%, respectively.

         The "SENIOR PREPAYMENT PERCENTAGE" for the Senior Bonds of each Bond Group on any Payment Date occurring during the periods set forth below will be as follows:

PERIOD (MONTHS INCLUSIVE)                                    SENIOR PREPAYMENT PERCENTAGE
-------------------------                                    ----------------------------
    April 1998 - March 2003.  . . . . . . . . . . . . . . .       100%

    April 2003 - March 2004 . . . . . . . . . . . . . . . .       Senior Percentage for the related Bond Group plus 70%
                                                                  of the Subordinate  Percentage for such  Bond Group

    April 2004 - March 2005 . . . . . . . . . . . . . . . .       Senior Percentage for the related Bond Group plus 60%
                                                                  of the Subordinate  Percentage for such  Bond Group

    April 2005 - March 2006 . . . . . . . . . . . . . . . .       Senior Percentage for the related Bond Group plus 40%
                                                                  of the Subordinate  Percentage for such  Bond Group

    April 2006 - March 2007  . . . . . . . . . . . . . .  .       Senior Percentage for the related Bond Group plus 20%
                                                                  of the Subordinate  Percentage for such  Bond Group

    April 2007 and thereafter . . . . . . . . . . . . . . .       Senior Percentage for the related Bond Group

         Notwithstanding the foregoing, if on any Payment Date the Senior Percentage for a Bond Group exceeds the Senior Percentage for such Bond Group as of the Closing Date, the Senior Prepayment Percentage for such Bond Group for such Payment Date will equal 100%.

         In addition, no reduction of the Senior Prepayment Percentage for a Bond Group shall occur on any Payment Date (such limitation being the "SENIOR PREPAYMENT PERCENTAGE STEPDOWN LIMITATION") unless, as of the last day of the month preceding such Payment Date, (i) the aggregate Scheduled Principal Balance of Mortgage Loans of the related Mortgage Loan Group delinquent 60 days or more (including for this purpose any such Mortgage Loans in foreclosure and Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the related Trust), averaged over the last six months, as a percentage of the sum of the aggregate of the Class Current Principal Balances of the Subordinate Bonds of such Bond Group does not exceed 50% and (ii) cumulative Realized Losses on such Mortgage Loans do not exceed (a) 30% of the aggregate of the Class Current Principal Balances of the Subordinate Bonds of such Bond Group as of the Closing Date (the "ORIGINAL SUBORDINATE PRINCIPAL BALANCE") if such Payment Date occurs between and including April 2003 and March 2004, (b) 35% of the applicable Original Subordinate Principal Balance if such Payment Date occurs between and including April 2004 and March 2005, (c) 40% of the applicable Original Subordinate Principal Balance if such Payment Date occurs between and including April 2005 and March 2006, (d) 45% of the applicable Original Subordinate Principal Balance if such Payment Date occurs between and including April 2006 and March 2007, and (e) 50% of the applicable Original Subordinate Principal Balance if such Payment Date occurs during or after April 2007.

         With respect to any Mortgage Loan and any Payment Date, the "PREPAYMENT PERIOD" is the period from the first day through the last day of the month preceding the month of such Payment Date.

         The "COMPONENT P PRINCIPAL PAYMENT AMOUNT" for each of Component P-1 and Component P-2 with respect to each Payment Date will be an amount equal to the sum of:

                 (i) the applicable PO Percentage of all scheduled payments of principal due on each Discount Mortgage Loan in the related Mortgage Loan Group on the related Due Date as specified in the amortization schedule at the time applicable thereto (after adjustment for previous principal prepayments but before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period);

                 (ii) the applicable PO Percentage of the Scheduled Principal Balance of each Discount Mortgage Loan in the related Mortgage Loan Group which was the subject of a prepayment in full received by the related Master Servicer during the applicable Prepayment Period;

                 (iii) the applicable PO Percentage of all partial prepayments allocated to principal of each Discount Mortgage Loan in the related Mortgage Loan Group received by the related Master Servicer during the applicable Prepayment Period;

                 (iv) the lesser of (a) the applicable PO Percentage of the sum of (A) all Net Liquidation Proceeds allocable to principal received with respect to each Discount Mortgage Loan in the related Mortgage Loan Group which became a Liquidated Mortgage Loan during the related Prepayment Period (other than a Discount Mortgage Loan described in the immediately following clause (B)) and (B) the Scheduled Principal Balance of each such Discount Mortgage Loan in the related Mortgage Loan Group purchased by an insurer from the Certificate Trustee during the related Prepayment Period pursuant to the related Primary Mortgage Insurance Policy, if any, or otherwise; and (b) the applicable PO Percentage of the sum of (A) the Scheduled Principal Balance of each Discount Mortgage Loan in the related Mortgage Loan Group which became a Liquidated Mortgage Loan during the related Prepayment Period (other than a Discount Mortgage Loan described in the immediately following clause (B)) and (B) the Scheduled Principal Balance of each such Discount Mortgage Loan in the related Mortgage Loan Group that was purchased by an insurer from the Certificate Trustee during the related Prepayment Period pursuant to the related Primary Mortgage Insurance Policy, if any, or otherwise, less (C) in the case of clause (b), the applicable PO Percentage of the principal portion of Excess Special Hazard Losses with respect to Discount Mortgage Loans in the related Mortgage Loan Group incurred during the related Prepayment Period; and

                 (v) the applicable PO Percentage of the sum of (a) the Scheduled Principal Balance of each Discount Mortgage Loan or REO Property (which previously secured a Discount Mortgage Loan) in the related Mortgage Loan Group which was repurchased by BSMCC in connection with such Payment Date and (b) the excess, if any, between the Scheduled Principal Balance of a Discount Mortgage Loan in the related Mortgage Loan Group that has been replaced by BSMCC with a substitute Discount Mortgage Loan pursuant to the Pooling and Servicing Agreement in connection with such Payment Date and the Scheduled Principal Balance of such substitute Discount Mortgage Loan.

         The "SUBORDINATE PERCENTAGE" for the Subordinate Bonds of each Bond Group on any Payment Date will equal 100% minus the Senior Percentage for the Senior Bonds of such Bond Group. The "SUBORDINATE PREPAYMENT PERCENTAGE" for the Subordinate Bonds of any Bond Group on any Payment Date will equal 100% minus the applicable Senior Prepayment Percentage, except that on any Payment Date after the aggregate of the Class Current Principal Balances of the Senior Bonds of such Bond Group have each been reduced to zero, the Subordinate Prepayment Percentage for such Bond Group will equal 100%. The initial Subordinate Percentages for the Group 1, Group 2 and Group 3 Subordinate Bonds are expected to be approximately 4.50%, 3.01% and 3.75%, respectively.

         The "SUBORDINATE OPTIMAL PRINCIPAL AMOUNT" for the Subordinate Bonds of each Bond Group with respect to each Payment Date will be an amount equal to the sum of the following (but in no event greater than the aggregate of the Class Current Principal Balances of the Subordinate Bonds of such Bond Group immediately prior to such Payment Date):

                 (i) the applicable Subordinate Percentage of the applicable Non-PO Percentage of all scheduled payments of principal due on each Mortgage Loan in the related Mortgage Loan Group on the related Due Date, as specified in the amortization schedule at the time applicable thereto (after adjustment for previous principal prepayments but before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period);

                 (ii) the applicable Subordinate Prepayment Percentage of the applicable Non-PO Percentage of the Scheduled Principal Balance of each Mortgage Loan in the related Mortgage Loan Group which was the subject of a prepayment in full received by the related Master Servicer during the applicable Prepayment Period;

                 (iii) the applicable Subordinate Prepayment Percentage of the applicable Non-PO Percentage of all partial prepayments of principal received by the related Master Servicer during the applicable Prepayment Period with respect to each Mortgage Loan in the related Mortgage Loan Group;

                 (iv) the excess, if any, of the applicable Non-PO Percentage of (a) all Net Liquidation Proceeds allocable to principal received on each Mortgage Loan in the related Mortgage Loan Group which became a Liquidated Mortgage Loan during the related Prepayment Period over (b) (I) the amount payable to Senior Bondholders of the applicable Bond Group as described under clause (iv) of the definition of "Senior P&I Optimal Principal Amount" plus (II) in the case of Bond Group 1 or 2, the amount payable with respect to Component P-1 or P-2, respectively, as described under clause (iv) of the definition of Component P Principal Payment Amount on such Payment Date;

                 (v) the applicable Subordinate Prepayment Percentage of the applicable Non-PO Percentage of the sum of (a) the Scheduled Principal Balance of each Mortgage Loan or REO Property in the related Mortgage Loan Group which was repurchased by BSMCC in connection with such Payment Date and (b) the excess. if any, of the Scheduled Principal Balance of a Mortgage Loan in the related Mortgage Loan Group that has been replaced by BSMCC with a substitute Mortgage Loan pursuant to the Pooling and Servicing Agreement in connection with such Payment Date over the Scheduled Principal Balance of such substitute Mortgage Loan; and

                 (vi) on the Payment Date on which the aggregate of the Class Current Principal Balances of the Senior P&I Bonds of such Bond Group have all been reduced to zero, 100% of any applicable Senior P&I Optimal Principal Amount.

         The "ALLOCABLE SHARE" with respect to any Class of Subordinate Bonds of any Bond Group on any Payment Date will generally equal such Class's pro rata share (based on the Class Current Principal Balances of each Class entitled thereto) of the Subordinate Optimal Principal Amount for such Bond Group; provided that, except as described in the second succeeding sentence, no Class of Subordinate Bonds (other than the Class of Subordinate Bonds outstanding with the lowest numerical designation) shall be entitled on any Payment Date to receive payments pursuant to clauses (ii), (iii) and (v) of the definition of the Subordinate Optimal Principal Amount unless the Class Prepayment Payment Trigger for the related Class is satisfied for such Payment Date. The "CLASS PREPAYMENT PAYMENT TRIGGER" for a Class of Subordinate Bonds for any Payment Date is satisfied if the fraction (expressed as a percentage), the numerator of which is the Class Current Principal Balances of such Class and each Class subordinate thereto, if any, and the denominator of which is the aggregate of the Scheduled Principal Balances of all of the applicable Mortgage Loans as of the related Due Date, equals or exceeds such percentage calculated as of the Closing Date. If the Class Prepayment Payment Trigger is not satisfied for any Class of Subordinate Bonds on any Payment Date, this may have the effect of accelerating the amortization of more senior Classes of Subordinate Bonds. If on any Payment Date the Class Current Principal Balance of any Class of Subordinate Bonds for which the related Class Prepayment Payment Trigger was satisfied on such Payment Date is reduced to zero, any amounts payable to such Class pursuant to clauses (ii), (iii) and (v) of the definition of "Subordinate Optimal Principal Amount", to the extent of such Class's remaining Allocable Share, shall be paid to the remaining Classes of Subordinate Bonds in reduction of their respective Class Current Principal Balances, sequentially, in the order of their numerical Class designations.

         "DETERMINATION DATE" means the 18th day of the month of the Payment Date, or if such day is not a Business Day, the following Business Day (but in no event less than two Business Days prior to the related Payment Date).

         "INSURANCE PROCEEDS" are amounts paid by an insurer under any Primary Mortgage Insurance Policy, standard hazard insurance policy, flood insurance policy or title insurance policy covering any Mortgage Loan or Mortgaged Property other than amounts required to be paid over to the Mortgagor pursuant to law or the related Mortgage Note and other than amounts used to repair or restore the Mortgaged Property or to reimburse certain expenses. "REPURCHASE

PROCEEDS" are proceeds of any Mortgage Loan repurchased by BSMCC and any cash deposit in connection with the substitution of a Mortgage Loan pursuant to the provisions described under "Pooling and Servicing Agreement -- Assignment of Mortgage Loans" and "-- Representations and Warranties" herein.

         "PRINCIPAL PREPAYMENT" is any payment or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date to the extent that it is not accompanied by an amount as to interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment, including Insurance Proceeds and Repurchase Proceeds, but excluding Liquidation Proceeds received at the time a Mortgage Loan becomes a Liquidated Mortgage Loan.

         "MONTHLY PAYMENT" with respect to any Mortgage Loan and any month is the scheduled payment or payments of principal and interest due during such month on such Mortgage Loan which either is payable by a Mortgagor in such month under the related Mortgage Note, or in the case of any Mortgaged Property acquired through foreclosure or deed-in-lieu of foreclosure (each such Mortgaged Property, an "REO PROPERTY"), would otherwise have been payable under the related Mortgage Note.

         PAYMENTS IN REDUCTION OF THE CURRENT PRINCIPAL BALANCE OF THE PAC BONDS. The Class A-1, Class A-2, Class A-3, Class A-4 and Class A-6 Bonds are planned amortization class securities and are sometimes collectively referred to as the "PAC I BONDS". The Class A-5, Class A-8, Class A-10, Class A-13, Class A-14, Class A-15, Class A-16, Class A-17 and Class A-18 Bonds also are planned amortization class securities and are sometimes collectively referred to as the "PAC II BONDS", and together with the PAC I Bonds, as the "PAC BONDS". On each Payment Date, the Group 1 Available Funds will be allocated among the Group 1 Senior Bonds, including, but not limited to, the PAC Bonds, as described under "Description of the Bonds -- Payments on the Bonds -- Allocations of Available Funds" herein. To the extent that funds are available to make payments in reduction of the Class Current Principal Balances of each of the Classes of the PAC Bonds on each Payment Date, each such Class will be entitled to receive the amount, if any, required to reduce the outstanding Class Current Principal Balance thereof (prior to giving effect to payments in reduction thereof to be made on such Payment Date) for such Payment Date to the planned balance (each a "PLANNED BALANCE") for such Class set forth in Annex B hereof.

         The Planned Balances of each Class of PAC Bonds on each Payment Date were calculated assuming that (i) the Mortgage Loans in Mortgage Loan Group 1 and the Group 1 Bonds have the characteristics described below in the second paragraph under "Yield and Prepayment Considerations -- Decrement Tables" herein as used for the computation of weighted average lives, and (ii) (A) with respect to the PAC I Bonds, such Mortgage Loans are prepaid at any constant rate within the range of approximately 125% to approximately 500% SPA (as defined herein) and (B) with respect to the PAC II Bonds, such Mortgage Loans are prepaid at a constant rate within the range of approximately 175% to approximately 275% SPA and (iii) the initial Class Current Principal Balances of the PAC I and PAC II Bonds are as set forth on the cover page hereof.

         It is extremely unlikely that the Mortgage Loans in Mortgage Loan Group 1 will prepay at a constant percentage of SPA. In addition, some or all of the other assumptions that are used in preparing the table in Annex B are unlikely to reflect actual experience. Accordingly, there is no assurance that the Class Current Principal Balance of any Class of PAC Bonds will conform on any Payment Date to the applicable level set forth in such table. In addition, if the Group 1 Senior P&I Optimal Principal Amount exceeds the amount necessary to pay the amounts necessary to reduce the PAC Bonds to their respective Planned Balances, on any Payment Date, the excess will be allocated on such Payment Date to payments in reduction of the Current Principal Balances of the Group 1 Bonds in accordance with the priorities described herein, and will not be retained for payment on subsequent Payment Dates. Accordingly, if principal prepayments on the Mortgage Loans in Mortgage Loan Group 1 do not occur at a constant rate within the applicable ranges in the case of the PAC I and PAC II Bonds, the amount available on subsequent Payment Dates for payment of each Class of the PAC Bonds may be less than the amounts necessary to reduce their Class Current Principal Balances to their Planned Balances for such Payment Dates, even if on average prepayments on the Mortgage Loans in Mortgage Loan Group 1 do occur at such a constant rate. Payments in reduction of the Class Current Principal Balance of any Class of PAC Bonds may reduce the Current Principal Balance of such Bonds to zero significantly earlier or later than the Payment Date specified herein. See "Yield and Prepayment Considerations -- Weighted Average Lives and Decrement Tables" below for a further discussion of the effect of prepayments on the

Mortgage Loans on the rate of payments in reduction of Class Current Principal Balances and on the weighted average lives of the Bonds.

ALLOCATION OF LOSSES; SUBORDINATION

         A "REALIZED LOSS" with respect to a Mortgage Loan is (i) a Deficient Valuation (as defined below) or (ii) as to any Liquidated Mortgage Loan, the unpaid principal balance thereof plus accrued and unpaid interest thereon at the Mortgage Rate through the last day of the month of liquidation less the Net Liquidation Proceeds with respect to such Mortgage Loan and the related Mortgaged Property. A "LIQUIDATED MORTGAGE LOAN" is any defaulted Mortgage Loan as to which the applicable Master Servicer has determined that all amounts which it expects to recover from or on account of such Mortgage Loan have been recovered.

         "LIQUIDATION PROCEEDS" are amounts received by the applicable Master Servicer in connection with the liquidation of a defaulted Mortgage Loan whether through trustee's sale, foreclosure sale, proceeds of insurance policies, condemnation proceeds or otherwise.

         "NET LIQUIDATION PROCEEDS" with respect to a Mortgage Loan are Liquidation Proceeds net of unreimbursed advances by the related Master Servicer, Monthly Advances and expenses incurred by the related Master Servicer in connection with the liquidation of such Mortgage Loan and the related Mortgaged Property.

         In the event of a personal bankruptcy of a Mortgagor, the bankruptcy court may establish the value of the Mortgaged Property at an amount less than the then Outstanding Principal Balance of the Mortgage Loan secured by such Mortgaged Property and could reduce the secured debt to such value. In such case, the holder of such Mortgage Loan would become an unsecured creditor to the extent of the difference between the Outstanding Principal Balance of such Mortgage Loan and such reduced secured debt (such difference, a "DEFICIENT VALUATION"). In addition, certain other modifications of the terms of a Mortgage Loan can result from a bankruptcy proceeding, including the reduction of the amount of the monthly payment on the related Mortgage Loan (a "DEBT SERVICE REDUCTION").

         A "SPECIAL HAZARD LOSS" is a Realized Loss attributable to damage or a direct physical loss suffered by a Mortgaged Property (including any Realized Loss due to the presence or suspected presence of hazardous wastes or substances on a Mortgaged Property) other than any such damage or loss covered by a hazard policy or a flood insurance policy required to be maintained in respect of such Mortgaged Property under the Pooling and Servicing Agreement or any loss due to normal wear and tear or certain other causes.

         On each Payment Date, the applicable PO Percentage of the principal portion of any Realized Loss on a Discount Mortgage Loan in Mortgage Loan Group 1 or Mortgage Loan Group 2 and any Component P Cash Shortfall relating to Component P-1 or P-2 will be allocated to Component P-1 and P-2, respectively, until the Component Current Principal Balance of each such P Component is reduced to zero. With respect to any Payment Date through the Cross-Over Date for the relevant Bond Group, the aggregate of all amounts so allocable to Component P-1 or Component P-2, as applicable, on such date in respect of any Realized Losses (other than Excess Special Hazard Losses) on Mortgage Loans in the related Mortgage Loan Group and any related Component P Cash Shortfalls and all amounts previously allocated in respect of such Realized Losses or related Component P Cash Shortfalls and not paid on prior Payment Dates will be the applicable "COMPONENT P DEFERRED AMOUNT" for Components P-1 and P-2, respectively. To the extent funds are available therefor on any Payment Date through the applicable Cross-Over Date for the relevant Bond Group, payments in respect of the related Component P Deferred Amount will be made in accordance with priority fourth under "--Payments on the Bonds -- Group 1 Senior Bonds" and "-- Group 2 Senior Bonds", respectively, above (any amount so paid, a "COMPONENT P DEFERRED PAYMENT WRITEDOWN AMOUNT"). No interest will accrue on any Component P Deferred Amount. On each Payment Date through the applicable Cross-Over Date for the relevant Bond Group, the Class Current Principal Balance of the Class of Subordinate Bonds with the highest numerical designation in such Bond Group then outstanding will be reduced by the amount of any payments in respect of the applicable Component P Deferred Amount for such Bond Group on such Payment Date in accordance with priority fourth under "--Payments on the Bonds -- Group 1 Senior Bonds" and "--Group 2 Senior Bonds", respectively. After the Cross-Over Date with respect to Bond Groups 1 and 2, no more payments will be made in respect of, and applicable Realized Losses and Component P Cash Shortfalls allocable to the Stripped P Component of such Bond Group will not be added to, the Component P Deferred Amount for such Stripped P Component.

         On any Payment Date, the Non-PO Percentage of the principal portion of Realized Losses ("NON-PO REALIZED LOSSES") with respect to a Mortgage Loan in any Mortgage Loan Group which suffered Realized Losses during the related Prepayment Period (other than Excess Special Hazard Losses) will be allocated among the outstanding Classes of Subordinate Bonds in such Bond Group in inverse order of priority, until the Class Current Principal Balance of each such Class has been reduced to zero (i.e., such Realized Losses will be allocated first to the Class B-6, Class 2-B-6 and Class 3-B-6 Bonds, respectively, while such Bonds are outstanding, second, to the Class B-5, Class 2-B-5 and Class 3-B-5 Bonds, respectively, and so on). After the Cross-Over Date for such Bond Group, such Non-PO Realized Losses will be allocated, pro rata based on their Class Current Principal Balances (or Component Current Principal Balance in the case of Component P-3), among the Senior Bonds of such Bond Group (excluding the Stripped P Component, if any, of such Bond Group). The applicable Non-PO Percentage of the principal portion of any Excess Special Hazard Loss with respect to a Mortgage Loan in any Mortgage Loan Group for any Payment Date will be allocated pro rata among all outstanding Classes of Bonds of the related Bond Group (other than the Stripped P Components of the Class P Bonds, and the Class A- 7, Class A-9, Class X and Class 2-X Bonds) based on their Class Current Principal Balances (or Component Current Principal Balance, in the case of Component P-3). An "EXCESS SPECIAL HAZARD LOSS" is any Special Hazard Loss occurring after the Special Hazard Termination Date, as described more fully below.

         No reduction of the Class Current Principal Balance of any Class of Bonds of any Bond Group, or of the Component Current Principal Balance of the P Component of any Bond Group, shall be made on any Payment Date on account of Realized Losses to the extent that such reduction would have the effect of reducing the aggregate of the Class Current Principal Balances of all of the Classes of Bonds of such Bond Group and the Component Current Principal Amount of the P Component of such Bond Group as of such Payment Date to an amount less than the aggregate of the Scheduled Principal Balances of the Mortgage Loans in the related Mortgage Loan Group as of the preceding Due Date (such limitation being the applicable "LOSS ALLOCATION LIMITATION" with respect to each such Bond Group).

         The principal portion of Debt Service Reductions will not be allocated in reduction of the Class Current Principal Balance of any Bond. However, regardless of when they occur, Debt Service Reductions may reduce the amount of Group Available Funds for a Mortgage Loan Group that would otherwise be available for payment on a Payment Date. As a result of the subordination of the Subordinate Bonds of a Bond Group in right of payment, any Debt Service Reductions relating to Mortgage Loans in the related Mortgage Loan Group, prior to the applicable Cross-Over Date for such Bond Group, will be borne by such Subordinate Bonds (to the extent then outstanding) in inverse order of priority and, after the Cross-Over Date for such Bond Group, will be borne by the Senior Bonds of such Bond Group.

         All allocations of the principal portion of Realized Losses will be accomplished on a Payment Date by reducing the Class Current Principal Balances of the applicable Classes and the Component Current Principal Balances of the applicable P Components by their appropriate shares of any such losses occurring during the month preceding the month of such Payment Date and, accordingly, will be taken into account in determining the payments of principal and interest on the Bonds commencing on the following Payment Date, except that the aggregate amount of the principal portion of any Realized Losses on the Mortgage Loans in Mortgage Loan Groups 1 and 2 to be allocated to Component P-1 and Component P- 2, respectively, on any Payment Date through the applicable Cross-Over Date for the related Bond Group will also be taken into account in determining payments in respect of the Component P Deferred Amount for such Payment Date.

         The interest portion of Realized Losses will be allocated among the outstanding Classes of Bonds offered hereby to the extent described under "-- Payments on the Bonds -- Interest" above.

         Any Special Hazard Loss will on each Payment Date be allocated solely to the Subordinate Bonds of the related Bond Group until the Special Hazard Termination Date. The "SPECIAL HAZARD TERMINATION DATE" is the Payment Date upon which the Special Hazard Loss Amount for the applicable Bond Group has been reduced to zero or a negative number (or the applicable Cross-Over Date, if earlier). Upon the initial issuance of the Bonds, the "SPECIAL HAZARD LOSS AMOUNT" for the Group 1 Mortgage Loans will equal the aggregate of the Scheduled Principal Balances as of the Cut-off Date of the highest percentage of Mortgage Loans of Mortgage Loan Group 1 (by principal balance) secured by Mortgaged Properties in any single California five-digit ZIP code area (or approximately $4,842,479) and the "SPECIAL HAZARD LOSS AMOUNT" for the Group 2 and Group 3 Mortgage Loans will equal twice the outstanding principal balance of the Mortgage Loan in the applicable Mortgage Loan Group which has the largest outstanding principal balance as of the Cut-off Date (or approximately $1,545,777 and $1,358,885, respectively).
As of any Payment Date, the Special Hazard Loss Amount for each Mortgage Loan Group will equal the initial Special Hazard Loss Amount for such Mortgage Loan Group minus the sum of (i) the aggregate amount of Special Hazard Losses that would have been previously allocated to the Subordinate Bonds of the related Bond Group in the absence of the Loss Allocation Limitation and (ii) the Adjustment Amount for such Mortgage Loan Group. For each anniversary of the Cut-off Date, the "ADJUSTMENT AMOUNT" for each Mortgage Loan Group shall be equal to the amount, if any, by which the applicable Special Hazard Loss Amount (without giving effect to the deduction of the Adjustment Amount for such anniversary) exceeds the lesser of (A) an amount calculated by the Certificate Trustee and approved by each of Moody's and DCR, which amount shall not be less than $500,000, and (B) the greater of (x) 1.0% (or if greater than 1.0%, the highest percentage of Mortgage Loans in such Mortgage Loan Group by principal balance secured by Mortgaged Properties in any California five- digit ZIP code area) of the outstanding principal balance of all the Mortgage Loans in such Mortgage Loan Group on the Payment Date immediately preceding such anniversary and (y) twice the outstanding principal balance of the Mortgage Loan in such Mortgage Loan Group which has the largest outstanding principal balance on the Payment Date immediately preceding such anniversary.

SUBORDINATION

         PRIORITY OF SENIOR BONDS. As of the Closing Date, (i) the aggregate Class Current Principal Balances of the Group 1 Subordinate Bonds and of the Other Subordinate Bonds which are part of the Group 1 Subordinate Bonds will equal approximately 4.50% and 0.80%, respectively, of the aggregate Class Current Principal Balances of all of the Classes of Group 1 Bonds, (ii) the aggregate of the Class Current Principal Balances of the Group 2 Subordinate Bonds and of the Other Subordinate Bonds which are part of the Group 2 Subordinate Bonds will equal approximately 3.00% and 0.55%, respectively, of the aggregate of the Class Current Principal Balances of all the Classes of Group 2 Bonds, and (iii) the aggregate of the Class Current Principal Balances of the Group 3 Subordinate Bonds and of the Other Subordinate Bonds which are part of the Group 3 Subordinate Bonds will equal approximately 3.75% and 0.55%, respectively, of the aggregate Current Principal Balances of all of the Classes of Group 3 Bonds.

         The rights of the holders of each Class of the Group 1 Subordinate Bonds, the Group 2 Subordinate Bonds and the Group 3 Subordinate Bonds to receive payments with respect to the Group 1 Mortgage Loans, the Group 2 Mortgage Loans and the Group 3 Mortgage Loans, respectively, will be subordinated to such rights of the holders of the Group 1 Senior Bonds, the Group 2 Senior Bonds and the Group 3 Senior Bonds, respectively, and to each Class of Subordinate Bonds of the related Bond Group having a lower numerical designation than such Class. The subordination of the Subordinate Bonds of a Bond Group to the Senior Bonds of such Bond Group, and the further subordination among the Subordinate Bonds of a Bond Group, are each intended to increase the likelihood of timely receipt by the holders of the Bonds with higher relative payment priority of the maximum amount to which they are entitled on any Payment Date and to provide such holders protection against losses resulting from defaults on Mortgage Loans to the extent described above.

         However, in certain circumstances, the amount of available subordination (including the limited subordination provided for Excess Special Hazard Losses) may be exhausted and shortfalls in payments on the Offered Bonds could result. Holders of Senior Bonds will bear their proportionate share of Realized Losses in excess of the total subordination amount. The allocation of Non-PO Realized Losses and, in the case of Bond Groups 1 and 2, the applicable Component P Deferred Payment Writedown Amount to the Subordinate Bonds of the related Bond Group on any Payment Date will decrease the protection provided to the Senior Bonds of such Bond Group then outstanding on future Payment Dates by reducing the aggregate of the Class Current Principal Balances of the related Subordinate Bonds then outstanding.

         In addition, in order to extend the period during which the Subordinate Bonds of a Bond Group remain available as credit enhancement for the Senior Bonds of such Bond Group, the entire amount of any prepayment or other unscheduled recovery of principal with respect to a Mortgage Loan will be allocated to the applicable Senior Bonds to the extent described herein during the first five years after the Closing Date (with such allocation being subject to reduction thereafter as described herein). This allocation has the effect of accelerating the amortization of the applicable Senior Bonds while, in the absence of losses in respect of the related Mortgage Loans, increasing the percentage interest in the principal balance of the related Mortgage Loans evidenced by the related Subordinate Bonds.

         In certain other circumstances as described under "-- Payments on the Bonds -- Allocation of Available Funds -- Acceleration of the Bonds" above, principal prepayments otherwise payable to the Subordinate Bonds of a Bond Group will in lieu thereof be paid to the related Senior Bonds.

         After the payment of amounts payable in respect of the Senior Bonds of a Bond Group on each Payment Date, the Subordinate Bonds of such Bond Group will be entitled on such date to the remaining portion, if any, of the related Group Available Funds in an aggregate amount equal to the Accrued Bond Interest on the Subordinate Bonds for such date, any remaining unpaid Accrued Bond Interest thereon from previous Payment Dates and the sum of the Allocable Shares of the Subordinate Bonds. Amounts so paid to Subordinate Bondholders will not be available to cover any delinquencies or any Realized Losses on Mortgage Loans in respect of subsequent Payment Dates.

         PRIORITY AMONG SUBORDINATE BONDS. On each Payment Date, the holders of any particular Class of Subordinate Bonds of a Bond Group will have a preferential right to receive the amounts due them on such Payment Date out of Available Funds for the related Mortgage Loan Group, prior to any payment being made on such date on each Class of Bonds subordinated to such Class. In addition, except as described herein, Non-PO Realized Losses for all Bond Groups and, in the case of Bond Groups 1 and 2, the applicable Component P Deferred Payment Writedown Amounts will be allocated, to the extent set forth herein, in reduction of the Class Current Principal Balances of the related Classes of Subordinate Bonds in the inverse order of their numerical Class designation. The effect of the allocation of such Non-PO Realized Losses and any applicable Component P Deferred Payment Writedown Amounts to a Class of Subordinate Bonds will be to reduce future payments allocable to such Class and increase the relative portion of payments allocable to more senior Classes of Subordinate Bonds.

         In order to maintain the relative levels of subordination among the related Classes of Subordinate Bonds in each Bond Group, the applicable Non-PO Percentage of prepayments and certain other unscheduled recoveries of principal in respect of the Mortgage Loans in the related Mortgage Loan Group (which generally will not be payable to such Bonds for at least the first five years after the Cut-off Date) will not be payable to the holders of any Class of Subordinate Bonds of such Bond Group on any Payment Date for which the related Class Prepayment Payment Trigger is not satisfied, except as described above. See "-- Payments on the Bonds -- Principal" above. If the Class Prepayment Payment Trigger is not satisfied with respect to any Class of Subordinate Bonds of a Bond Group, the amortization of more senior Classes of Subordinate Bonds of such Bond Group may occur more rapidly than would otherwise have been the case and, in the absence of losses in respect of the related Mortgage Loans, the percentage interest in the principal balance of the Mortgage Loans evidenced by such Subordinate Bonds may increase.

         As a result of the subordination of any Class of Subordinate Bonds of a Bond Group, such Class of Bonds will be more sensitive than more senior Classes of Bonds of such Group to the rate of delinquencies and defaults on the Mortgage Loans in the related Mortgage Loan Group, and under certain circumstances investors in such Bonds may not recover their initial investment.

                      YIELD AND PREPAYMENT CONSIDERATIONS

GENERAL

         The yields to maturity and weighted average lives of the Bonds will be affected by the amount and timing of principal payments on the applicable Mortgage Loan Group and the allocation of Available Funds to various Classes of Bonds. Investors should carefully consider the associated risks discussed under the headings "Yield and Prepayment Considerations" and "Legal Investment" in the "Summary of Terms" herein and under the heading "Legal Investment" in the Prospectus.

 STATED MATURITY

         The "Stated Maturities" for payments on each Class of Group 1 Bonds and the Class P Bonds, the Group 2 Bonds and the Group 3 Bonds are May 2028, April 2013 and April 2028, respectively, which, in each case, is the Payment Date in the month following the latest scheduled maturity date of all of the Mortgage Loans in the related Mortgage Loan Group. Because the rate of payment (including prepayments) of principal on the Mortgage Loans can be expected to exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the disposition of the last remaining Mortgage Loan in any Mortgage Loan Group may be earlier, and could be substantially earlier, than the applicable Stated Maturity. In addition, BSMCC or its designee may, at its option, repurchase all the Mortgage Loans of a Mortgage Loan Group from the related Trust on an Optional Redemption Date. See "Pooling and Servicing Agreement -- Termination" herein.

WEIGHTED AVERAGE LIVES

         The weighted average life of a security refers to the average amount of time that will elapse from the date of its issuance until each dollar of principal of such security will be paid to the investor. The weighted average life of a Bond is determined by (a) multiplying the amount of the reduction, if any, of the Class Current Principal Balance (or Class Current Notional Balance) of such Bond from one Payment Date to the next Payment Date by the number of years from the date of issuance to the second such Payment Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the Class Current Principal Balance or Class Notional Balance of such Bond referred to in clause (a). The weighted average lives of the Bonds will be influenced by, among other factors, the rate at which principal is paid on Mortgage Loans in the applicable Mortgage Loan Group or Groups. Principal payments of Mortgage Loans may be in the form of scheduled amortization or prepayments including as a result of foreclosure proceedings or by virtue of the purchase of a Mortgage Loan in advance of its stated maturity as required or permitted by the Pooling and Servicing Agreement. In general, the Mortgage Loans may be prepaid by the Mortgagors at any time without payment of any prepayment fee or penalty. The actual weighted average life and term to maturity of each Class of Bonds, in general, will be shortened if the level of such prepayments with respect to principal on the applicable Mortgage Loan Group or Groups increase.

INTEREST ONLY BONDS; GROUP 3 BONDS

         Because the Class X Notional Balance and the Class 2-X Notional Balance will be based upon the Scheduled Principal Balances of the Group 1 Mortgage Loans and the Group 2 Mortgage Loans, respectively, the yield on the Class X and Class 2-X Bonds will be sensitive to the rate and timing of principal payments of the Group 1 Mortgage Loans and Group 2 Mortgage Loans, respectively. The yield on the Class A-7 and Class A-9 Bonds also will be sensitive to the rate and timing of principal payments on the Group 1 Mortgage Loans, because the Class A-7 Notional Balance is based on the Class Current Principal Balances of the Class A-1 through Class A-4 Bonds and the Class A-6 Bonds, and the Class A-9 Notional Balance is based on the Class Current Principal Balance of the Class A-8 Bonds. A rapid rate of principal payments with respect to the applicable Mortgage Loan Group will have a materially negative effect on the yield to investors in the related Class or Classes of Interest Only Bonds. Moreover, as a result of the method of calculation of the Bond Interest Rate of the Class X and Class 2-X Bonds and each Class of the Group 3 Bonds (other than Component P- 3), to the extent the Mortgage Loans in the applicable Mortgage Loan Group with relatively higher Net Rates prepay faster than those with relatively lower Net Rates, the yield on the Classes of Bonds will be reduced. Investors should fully consider the associated risks, including the risk that a rapid rate of principal payments could result in the failure of investors in such Classes of Bonds to recover fully their initial investments.

CLASS A-19 BONDS

         As described herein, during certain periods, no principal payments or a disproportionately small or large portion of principal payments will be paid to the Class A-19 Bonds. Unless the Class Current Principal Balances of all other Group 1 Senior P&I Bonds have been reduced to zero, the Class A-19 Bonds will not be entitled to receive any payments of principal prior to the Payment Date occurring in April 2003.

CLASS P BONDS

         The amounts payable with respect to the Component P-1 and Component P-2 derive from principal payments on the Discount Mortgage Loans in Mortgage Loan Group 1 and Mortgage Loan Group 2, respectively. As a result, the yield on the Class P Bonds will be adversely affected by slower than expected payments of principal (including prepayments, defaults and liquidations) on such Discount Mortgage Loans. Because the Discount Mortgage Loans of each such Mortgage Loan Group have lower Net Rates than the Non-Discount Mortgage Loans of such Mortgage Loan Group, and because the Mortgage Loans with lower Net Rates are likely to have lower Mortgage Rates, the Discount

Mortgage Loans of each such Mortgage Loan Group are generally likely to prepay at a slower rate than the Non-Discount Mortgage Loans of such Mortgage Loan Group.

PREPAYMENT MODEL

         Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The prepayment model used in this Prospectus Supplement ("SPA") represents an assumed rate of prepayment each month of the then outstanding principal balance of a pool of new mortgage loans. SPA does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans in the Mortgage Loan Groups. A 100% SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such mortgage loans in the first month of the life of the mortgage and an additional 0.2% per annum in each month thereafter (for example, 0.4% per annum in the second month) until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the mortgage loans, 100% SPA assumes a constant prepayment rate of 6% per annum. Multiples will be calculated from this prepayment rate series. For example, 250% SPA assumes prepayment rates will be approximately 0.50% per annum in month one, approximately 1% per annum in month two, reaching approximately 15% per annum in month 30 and remaining constant at approximately 15% per annum thereafter. A 0% SPA assumes no prepayments.

RELOCATION LOANS

         All of the Group 3 Mortgage Loans are Relocation Loans, which are mortgage loans made to employees of corporations who have a substantial portion of the costs related to the mortgage loan reimbursed by their employer.
Because mortgagors of Relocation Loans generally may be more likely to be transferred by their employers than mortgagors in general, Relocation Loans are generally believed to prepay faster than other loans with similar characteristics that are not Relocation Loans.

PRICING ASSUMPTIONS

         The Bonds were structured assuming, among other things, a 250% SPA with respect to the Group 1 Bonds, a 250% SPA with respect to the Group 2 Bonds and a 315% SPA with respect to the Group 3 Bonds. The prepayment assumptions to be used for pricing purposes for the respective Classes may vary as determined at the time of sale. The actual rate of prepayment may vary considerably from the rate used for any prepayment assumption.

DECREMENT TABLES

         The following tables entitled "Percent of Initial Class Principal Balance or Class Notional Balance Outstanding" indicate the percentages of the initial Class Current Principal Balance or Class Notional Balance of each Class of Offered Bonds that would be outstanding after each of the dates shown at various constant percentages of SPA and the corresponding weighted average lives of such Classes of Offered Bonds.

         The following tables have been prepared based on the assumptions that:
(i) Mortgage Loan Group 1 consists of Mortgage Loans having characteristics based on the characteristics of the related Mortgage Loans as described herein, and each of Mortgage Loan Groups 2 and 3 consists of Mortgage Loans having the characteristics set forth below:



                   Cut-off Date     Original Term to  Remaining Term to
 Mortgage           Scheduled           Maturity          Maturity
Loan Group       Principal Balance     (in months)       (in months)       Mortgage Rate         Net Rate
----------       -----------------     -----------       -----------       -------------         --------
   2               $ 80,980,678            180               178              7.165827465%      6.965110072%
   2               $  7,337,228            180               179              6.529930336%      6.329930336%
   3               $ 89,556,886            346               344              7.110187824%      6.891751440%

(ii) the Mortgage Loans prepay at the specified percentages of SPA, (iii) no defaults in the payment by Mortgagors of principal of and interest on the Mortgage Loans are experienced, (iv) scheduled payments on the Mortgage Loans are received on the first day of each month commencing in April 1998 and are computed prior to giving effect to prepayments received on the last day of the prior month, (v) prepayments are allocated as described herein without giving effect to loss and delinquency tests, (vi) there are no Net Interest Shortfalls and prepayments represent prepayments in full of individual Mortgage Loans that are received on the last day of each month, commencing in March 1998, (vii) scheduled Monthly Payments of principal and interest on the Mortgage Loans are calculated with respect to their respective principal balances (prior to giving effect to prepayments received thereon during the preceding calendar month), Mortgage Rate and remaining terms to stated maturity such that the Mortgage Loans will fully amortize by their stated maturities, (viii) the initial Class Current Principal Balances or Class Notional Balances of the Bonds are as set forth on the cover page hereof and under "Summary of Terms -- Other Subordinate Bonds", (ix) payments in respect of the Bonds are received in cash on the 25th day of each month, commencing in April 1998, (x) the Offered Bonds are purchased on March 31, 1998 and (xi) neither BSMCC nor its designee exercises its option to repurchase the Mortgage Loans described under the caption "Pooling and Servicing Agreement -- Termination". While it is assumed that each of the Mortgage Loans prepays at the specified constant percentages of the SPA, this is not likely to be the case.

         Discrepancies will exist between the characteristics of the actual Mortgage Loans which will be delivered to the Certificate Trustee and characteristics of the Mortgage Loans assumed in preparing the tables. To the extent that the Mortgage Loans have characteristics which differ from those assumed in preparing the tables, the Bonds may mature earlier or later than indicated by the tables.

         Based on the foregoing assumptions, the tables below indicate the weighted average life of each Class of Offered Bonds and set forth the percentages of the initial Class Current Principal Balance or Class Notional Balance of each such Class that would be outstanding after the Payment Date in March of each of the years indicated, assuming that the Mortgage Loans in the related Mortgage Loan Group prepay at the percentage of SPA indicated therein. Neither SPA nor any other prepayment model or assumption purports to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans included in the Mortgage Loan Groups. Variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentage of initial Class Current Principal Balance or Class Notional Balance (and weighted average life) shown in the following tables. Such variations may occur even if the average prepayment experience of all such Mortgage Loans equals any of the specified percentages of SPA.

                   PERCENT OF INITIAL CLASS PRINCIPAL BALANCE
                      OR CLASS NOTIONAL BALANCE OUTSTANDING


                                  CLASS P BONDS
PAYMENT DATE              0%      125%    250%    375%    500%
------------              --      ----    ----    ----    ----

Initial Percentage ..     100     100     100     100     100
March 1999 ..........      97      95      94      92      90
March 2000 ..........      94      88      82      76      70
March 2001 ..........      91      79      68      58      48
March 2002 ..........      88      70      55      43      32
March 2003 ..........      84      62      45      32      22
March 2004 ..........      80      55      37      24      15
March 2005 ..........      76      48      29      17      10
March 2006 ..........      72      42      24      13       6
March 2007 ..........      67      36      19       9       4
March 2008 ..........      62      31      15       7       3
March 2009 ..........      56      26      11       5       2
March 2010 ..........      51      22       9       3       1
March 2011 ..........      44      18       7       2       1
March 2012 ..........      38      14       5       1       *
March 2013 ..........      31      11       3       1       *
March 2014 ..........      30       9       3       1       *
March 2015 ..........      29       8       2       1       *
March 2016 ..........      27       7       2       *       *
March 2017 ..........      26       6       1       *       *
March 2018 ..........      24       6       1       *       *
March 2019 ..........      22       5       1       *       *
March 2020 ..........      20       4       1       *       *
March 2021 ..........      18       3       1       *       *
March 2022 ..........      16       3       *       *       *
March 2023 ..........      14       2       *       *       *
March 2024 ..........      11       2       *       *       *
March 2025 ..........       9       1       *       *       *
March 2026 ..........       6       1       *       *       *
March 2027 ..........       3       *       *       *       *
March 2028 ..........       0       0       0       0       0
March 2029 ..........       0       0       0       0       0

Weighted Average Life
   (in years)** .....    13.4     8.1     5.7     4.4     3.6

   *     Represents a percentage greater than 0% but less than 0.5%.

  ** The weighted average life of a Bond is determined by (a) multiplying the amount of the reduction, if any, of the principal balance (or notional amount) of such Bond from one Payment Date to the next Payment Date by the number of years from the date of issuance to the second such Payment Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance (or notional amount) of such Bond referred to in clause (a).

                   PERCENT OF INITIAL CLASS PRINCIPAL BALANCE
                      OR CLASS NOTIONAL BALANCE OUTSTANDING


                                 CLASS A-1 BONDS
PAYMENT DATE               0%    125%    250%    375%    500%
------------              ---    -----   -----   -----   ----
Initial Percentage ..     100     100     100     100     100
March 1999 ..........     100     100     100     100     100
March 2000 ..........     100     100     100     100     100
March 2001 ..........      73       0       0       0       0
March 2002 ..........      45       0       0       0       0
March 2003 ..........      14       0       0       0       0
March 2004 ..........       0       0       0       0       0

Weighted Average Life
   (in years)** .....     3.8     2.3     2.3     2.3     2.3


   ** The weighted average life of a Bond is determined by (a) multiplying the amount of the reduction, if any, of the principal balance (or notional amount) of such Bond from one Payment Date to the next Payment Date by the number of years from the date of issuance to the second such Payment Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance (or notional amount) of such Bond referred to in clause (a).

                   PERCENT OF INITIAL CLASS PRINCIPAL BALANCE
                      OR CLASS NOTIONAL BALANCE OUTSTANDING

                                 CLASS A-2 BONDS
PAYMENT DATE              0%      125%    250%    375%    500%
------------              --      ----    ----    ----    ----
Initial Percentage ..     100     100     100     100     100
March 1999 ..........     100     100     100     100     100
March 2000 ..........     100     100     100     100     100
March 2001 ..........     100      51      51      51      51
March 2002 ..........     100       0       0       0       0
March 2003 ..........     100       0       0       0       0
March 2004 ..........      90       0       0       0       0
March 2005 ..........      71       0       0       0       0
March 2006 ..........      51       0       0       0       0
March 2007 ..........      30       0       0       0       0
March 2008 ..........       8       0       0       0       0
March 2009 ..........       0       0       0       0       0

Weighted Average Life
    (in years)** ....     8.0     3.0     3.0     3.0     3.0


   ** The weighted average life of a Bond is determined by (a) multiplying the amount of the reduction, if any, of the principal balance (or notional amount) of such Bond from one Payment Date to the next Payment Date by the number of years from the date of issuance to the second such Payment Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance (or notional amount) of such Bond referred to in clause (a).

                   PERCENT OF INITIAL CLASS PRINCIPAL BALANCE
                      OR CLASS NOTIONAL BALANCE OUTSTANDING

                                 CLASS A-3 BONDS
PAYMENT DATE              0%      125%   250%    375%    500%
------------              --      ----   ----    ----    ----
Initial Percentage ..     100     100     100     100     100
March 1999 ..........     100     100     100     100     100
March 2000 ..........     100     100     100     100     100
March 2001 ..........     100     100     100     100     100
March 2002 ..........     100      51      51      51      51
March 2003 ..........     100       0       0       0       0
March 2004 ..........     100       0       0       0       0
March 2005 ..........     100       0       0       0       0
March 2006 ..........     100       0       0       0       0
March 2007 ..........     100       0       0       0       0
March 2008 ..........     100       0       0       0       0
March 2009 ..........      84       0       0       0       0
March 2010 ..........      58       0       0       0       0
March 2011 ..........      30       0       0       0       0
March 2012 ..........       0       0       0       0       0
March 2013 ..........       0       0       0       0       0

Weighted Average Life
    (in years)** ....     12.3    4.0     4.0     4.0     4.0


   ** The weighted average life of a Bond is determined by (a) multiplying the amount of the reduction, if any, of the principal balance (or notional amount) of such Bond from one Payment Date to the next Payment Date by the number of years from the date of issuance to the second such Payment Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance (or notional amount) of such Bond referred to in clause (a).

                   PERCENT OF INITIAL CLASS PRINCIPAL BALANCE
                      OR CLASS NOTIONAL BALANCE OUTSTANDING


                                 CLASS A-4 BONDS
PAYMENT DATE              0%      125%   250%    375%    500%
------------              --      ----   ----    -----   ----
Initial Percentage ..     100     100     100     100     100
March 1999 ..........     100     100     100     100     100
March 2000 ..........     100     100     100     100     100
March 2001 ..........     100     100     100     100     100
March 2002 ..........     100     100     100     100     100
March 2003 ..........     100      75      75      75      75
March 2004 ..........     100      24      24      24      24
March 2005 ..........     100       0       0       0       0
March 2006 ..........     100       0       0       0       0
March 2007 ..........     100       0       0       0       0
March 2008 ..........     100       0       0       0       0
March 2009 ..........     100       0       0       0       0
March 2010 ..........     100       0       0       0       0
March 2011 ..........     100       0       0       0       0
March 2012 ..........     100       0       0       0       0
March 2013 ..........      81       0       0       0       0
March 2014 ..........      61       0       0       0       0
March 2015 ..........      36       0       0       0       0
March 2016 ..........       6       0       0       0       0
March 2017 ..........       0       0       0       0       0

Weighted Average Life
 (in years)** .......     16.4    5.5     5.5     5.5     5.5


   ** The weighted average life of a Bond is determined by (a) multiplying the amount of the reduction, if any, of the principal balance (or notional amount) of such Bond from one Payment Date to the next Payment Date by the number of years from the date of issuance to the second such Payment Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance (or notional amount) of such Bond referred to in clause (a).

                   PERCENT OF INITIAL CLASS PRINCIPAL BALANCE
                      OR CLASS NOTIONAL BALANCE OUTSTANDING



                                 CLASS A-5 BONDS
PAYMENT DATE              0%      125%    250%    375%    500%
------------              --      ----    ----    ----    ----
Initial Percentage ..     100     100     100     100     100
March 1999 ..........     100     100     100     100     100
March 2000 ..........     100     100     100     100     100
March 2001 ..........     100     100     100     100     100
March 2002 ..........     100     100     100     100      14
March 2003 ..........     100     100     100     100       0
March 2004 ..........     100     100     100     100       0
March 2005 ..........     100     100     100      76       0
March 2006 ..........     100     100     100      34       0
March 2007 ..........     100     100     100       3       0
March 2008 ..........     100     100     100       0       0
March 2009 ..........     100     100      71       0       0
March 2010 ..........     100     100      45       0       0
March 2011 ..........     100      81      25       0       0
March 2012 ..........     100      39       7       0       0
March 2013 ..........     100       *       0       0       0
March 2014 ..........     100       0       0       0       0
March 2015 ..........     100       0       0       0       0
March 2016 ..........     100       0       0       0       0
March 2017 ..........     100       0       0       0       0
March 2018 ..........     100       0       0       0       0
March 2019 ..........     100       0       0       0       0
March 2020 ..........     100       0       0       0       0
March 2021 ..........     100       0       0       0       0
March 2022 ..........     100       0       0       0       0
March 2023 ..........     100       0       0       0       0
March 2024 ..........      62       0       0       0       0
March 2025 ..........       0       0       0       0       0

Weighted Average Life
  (in years)** ......     26.2    13.8    12.0    7.7     3.7

  *      Represents a percentage greater than 0% but less than 0.5%.

   ** The weighted average life of a Bond is determined by (a) multiplying the amount of the reduction, if any, of the principal balance (or notional amount) of such Bond from one Payment Date to the next Payment Date by the number of years from the date of issuance to the second such Payment Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance (or notional amount) of such Bond referred to in clause (a).

                   PERCENT OF INITIAL CLASS PRINCIPAL BALANCE
                      OR CLASS NOTIONAL BALANCE OUTSTANDING


                                 CLASS A-6 BONDS
PAYMENT DATE              0%      125%    250%   375%    500%
------------              ---     -----  -----   -----   ----
Initial Percentage ..     100     100     100     100     100
March 1999 ..........     100     100     100     100     100
March 2000 ..........     100     100     100     100     100
March 2001 ..........     100     100     100     100     100
March 2002 ..........     100     100     100     100     100
March 2003 ..........     100     100     100     100     100
March 2004 ..........     100     100     100     100     100
March 2005 ..........     100      39      39      39      39
March 2006 ..........     100       0       0       0       0
March 2007 ..........     100       0       0       0       0
March 2008 ..........     100       0       0       0       0
March 2009 ..........     100       0       0       0       0
March 2010 ..........     100       0       0       0       0
March 2011 ..........     100       0       0       0       0
March 2012 ..........     100       0       0       0       0
March 2013 ..........     100       0       0       0       0
March 2014 ..........     100       0       0       0       0
March 2015 ..........     100       0       0       0       0
March 2016 ..........     100       0       0       0       0
March 2017 ..........       0       0       0       0       0

Weighted Average Life
   (in years)** .....     18.5    7.0     7.0     7.0     7.0

   ** The weighted average life of a Bond is determined by (a) multiplying the amount of the reduction, if any, of the principal balance (or notional amount) of such Bond from one Payment Date to the next Payment Date by the number of years from the date of issuance to the second such Payment Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance (or notional amount) of such Bond referred to in clause (a).

                   PERCENT OF INITIAL CLASS PRINCIPAL BALANCE
                      OR CLASS NOTIONAL BALANCE OUTSTANDING


                                 CLASS A-7 BONDS
PAYMENT DATE              0%      125%   250%    375%    500%
------------              ---    -----   -----   -----   ----
Initial Percentage ..     100     100     100     100     100
March 1999 ..........     100     100     100     100     100
March 2000 ..........     100     100     100     100     100
March 2001 ..........      96      71      71      71      71
March 2002 ..........      92      43      43      43      43
March 2003 ..........      87      23      23      23      23
March 2004 ..........      82      10      10      10      10
March 2005 ..........      77       2       2       2       2
March 2006 ..........      71       0       0       0       0
March 2007 ..........      65       0       0       0       0
March 2008 ..........      58       0       0       0       0
March 2009 ..........      52       0       0       0       0
March 2010 ..........      45       0       0       0       0
March 2011 ..........      38       0       0       0       0
March 2012 ..........      30       0       0       0       0
March 2013 ..........      25       0       0       0       0
March 2014 ..........      20       0       0       0       0
March 2015 ..........      13       0       0       0       0
March 2016 ..........       6       0       0       0       0
March 2017 ..........       0       0       0       0       0
March 2018 ..........       0       0       0       0       0
March 2019 ..........       0       0       0       0       0
March 2020 ..........       0       0       0       0       0
March 2021 ..........       0       0       0       0       0
March 2022 ..........       0       0       0       0       0
March 2023 ..........       0       0       0       0       0
March 2024 ..........       0       0       0       0       0
March 2025 ..........       0       0       0       0       0
March 2026 ..........       0       0       0       0       0
March 2027 ..........       0       0       0       0       0
March 2028 ..........       0       0       0       0       0
March 2029 ..........       0       0       0       0       0

Weighted Average Life
   (in years)** .....     11.1    4.0     4.0     4.0     4.0


   ** The weighted average life of a Bond is determined by (a) multiplying the amount of the reduction, if any, of the principal balance (or notional amount) of such Bond from one Payment Date to the next Payment Date by the number of years from the date of issuance to the second such Payment Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance (or notional amount) of such Bond referred to in clause (a).

                   PERCENT OF INITIAL CLASS PRINCIPAL BALANCE
                      OR CLASS NOTIONAL BALANCE OUTSTANDING

                          CLASS A-8 AND CLASS A-9 BONDS
PAYMENT DATE              0%      125%   250%    375%    500%
------------              ---     -----  -----   -----   ----
Initial Percentage ..     100     100     100     100     100
March 1999 ..........      97      91      88      88      88
March 2000 ..........      93      71      63      63      61
March 2001 ..........      93      71      55      46      12
March 2002 ..........      93      71      48      21       0
March 2003 ..........      93      71      43       6       0
March 2004 ..........      93      71      39       1       0
March 2005 ..........      93      65      31       0       0
March 2006 ..........      93      52      19       0       0
March 2007 ..........      93      38       8       0       0
March 2008 ..........      93      27       *       0       0
March 2009 ..........      93      16       0       0       0
March 2010 ..........      93       5       0       0       0
March 2011 ..........      93       0       0       0       0
March 2012 ..........      93       0       0       0       0
March 2013 ..........      93       0       0       0       0
March 2014 ..........      93       0       0       0       0
March 2015 ..........      93       0       0       0       0
March 2016 ..........      93       0       0       0       0
March 2017 ..........      91       0       0       0       0
March 2018 ..........      79       0       0       0       0
March 2019 ..........      67       0       0       0       0
March 2020 ..........      54       0       0       0       0
March 2021 ..........      40       0       0       0       0
March 2022 ..........      25       0       0       0       0
March 2023 ..........       9       0       0       0       0
March 2024 ..........       0       0       0       0       0

Weighted Average Life
   (in years)** .....     21.0    7.0     4.5     2.8     2.1


    *    Represents a percentage greater than 0% but less than 0.5%.

   ** The weighted average life of a Bond is determined by (a) multiplying the amount of the reduction, if any, of the principal balance (or notional amount) of such Bond from one Payment Date to the next Payment Date by the number of years from the date of issuance to the second such Payment Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance (or notional amount) of such Bond referred to in clause (a).

                   PERCENT OF INITIAL CLASS PRINCIPAL BALANCE
                      OR CLASS NOTIONAL BALANCE OUTSTANDING


                                CLASS A-10 BONDS
PAYMENT DATE              0%     125%    250%    375%    500%
------------              ---    -----   -----   -----   ----
Initial Percentage ..     100     100     100     100     100
March 1999 ..........      99      96      95      95      95
March 2000 ..........      97      89      85      85      84
March 2001 ..........      92      69      62      58      45
March 2002 ..........      86      59      49      39      30
March 2003 ..........      80      39      27      13      10
March 2004 ..........      77      28      16       *       0
March 2005 ..........      77      26      13       0       0
March 2006 ..........      77      21       8       0       0
March 2007 ..........      77      15       3       0       0
March 2008 ..........      77      11       *       0       0
March 2009 ..........      74       6       0       0       0
March 2010 ..........      69       2       0       0       0
March 2011 ..........      63       0       0       0       0
March 2012 ..........      57       0       0       0       0
March 2013 ..........      50       0       0       0       0
March 2014 ..........      42       0       0       0       0
March 2015 ..........      37       0       0       0       0
March 2016 ..........      37       0       0       0       0
March 2017 ..........      36       0       0       0       0
March 2018 ..........      32       0       0       0       0
March 2019 ..........      27       0       0       0       0
March 2020 ..........      22       0       0       0       0
March 2021 ..........      16       0       0       0       0
March 2022 ..........      10       0       0       0       0
March 2023 ..........       4       0       0       0       0
March 2024 ..........       0       0       0       0       0

Weighted Average Life
   (in years)** .....     14.7    5.1     4.1     3.4     3.1


    *    Represents a percentage greater than 0% but less than 0.5%.

   ** The weighted average life of a Bond is determined by (a) multiplying the amount of the reduction, if any, of the principal balance (or notional amount) of such Bond from one Payment Date to the next Payment Date by the number of years from the date of issuance to the second such Payment Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance (or notional amount) of such Bond referred to in clause (a).

                   PERCENT OF INITIAL CLASS PRINCIPAL BALANCE
                      OR CLASS NOTIONAL BALANCE OUTSTANDING


                         CLASS A-11 AND CLASS A-12 BONDS
PAYMENT DATE              0%      125%   250%    375%    500%
------------              ---    -----   -----   -----   ----
Initial Percentage ..     100     100     100     100     100
March 1999 ..........     100     100      93      81      69
March 2000 ..........     100     100      76      36       0
March 2001 ..........     100     100      54       0       0
March 2002 ..........     100     100      39       0       0
March 2003 ..........     100     100      28       0       0
March 2004 ..........     100     100      23       0       0
March 2005 ..........     100     100      22       0       0
March 2006 ..........     100     100      20       0       0
March 2007 ..........     100     100      19       0       0
March 2008 ..........     100     100      17       0       0
March 2009 ..........     100     100      15       0       0
March 2010 ..........     100     100      13       0       0
March 2011 ..........     100     100      11       0       0
March 2012 ..........     100     100      10       0       0
March 2013 ..........     100     100       9       0       0
March 2014 ..........     100      93       7       0       0
March 2015 ..........     100      84       6       0       0
March 2016 ..........     100      75       5       0       0
March 2017 ..........     100      66       4       0       0
March 2018 ..........     100      58       4       0       0
March 2019 ..........     100      51       3       0       0
March 2020 ..........     100      43       2       0       0
March 2021 ..........     100      36       2       0       0
March 2022 ..........     100      30       1       0       0
March 2023 ..........     100      24       1       0       0
March 2024 ..........     100      18       1       0       0
March 2025 ..........     100      13       1       0       0
March 2026 ..........      79       8       *       0       0
March 2027 ..........      39       4       *       0       0
March 2028 ..........       0       0       0       0       0
March 2029 ..........       0       0       0       0       0

Weighted Average Life
   (in years)** .....     28.7    21.6    5.4     1.7     1.3


    *    Represents a percentage greater than 0% but less than 0.5%.

   ** The weighted average life of a Bond is determined by (a) multiplying the amount of the reduction, if any, of the principal balance (or notional amount) of such Bond from one Payment Date to the next Payment Date by the number of years from the date of issuance to the second such Payment Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance (or notional amount) of such Bond referred to in clause (a).

                   PERCENT OF INITIAL CLASS PRINCIPAL BALANCE
                      OR CLASS NOTIONAL BALANCE OUTSTANDING


                                CLASS A-13 BONDS
PAYMENT DATE              0%     125%    250%    375%    500%
------------              ---    -----   -----   -----   ----
Initial Percentage ..     100     100     100     100     100
March 1999 ..........     100     100     100     100     100
March 2000 ..........     100     100     100     100     100
March 2001 ..........     100     100     100     100     100
March 2002 ..........     100     100     100     100     100
March 2003 ..........     100     100     100     100       0
March 2004 ..........     100     100     100     100       0
March 2005 ..........     100     100     100     100       0
March 2006 ..........     100     100     100     100       0
March 2007 ..........     100     100     100     100       0
March 2008 ..........     100     100     100       6       0
March 2009 ..........     100     100     100       0       0
March 2010 ..........     100     100     100       0       0
March 2011 ..........     100     100     100       0       0
March 2012 ..........     100     100     100       0       0
March 2013 ..........     100     100      52       0       0
March 2014 ..........     100       0       0       0       0
March 2015 ..........     100       0       0       0       0
March 2016 ..........     100       0       0       0       0
March 2017 ..........     100       0       0       0       0
March 2018 ..........     100       0       0       0       0
March 2019 ..........     100       0       0       0       0
March 2020 ..........     100       0       0       0       0
March 2021 ..........     100       0       0       0       0
March 2022 ..........     100       0       0       0       0
March 2023 ..........     100       0       0       0       0
March 2024 ..........     100       0       0       0       0
March 2025 ..........       0       0       0       0       0
March 2026 ..........       0       0       0       0       0
Weighted Average Life
   (in years)** .....     26.8    15.3    15.1    9.6     4.2


   ** The weighted average life of a Bond is determined by (a) multiplying the amount of the reduction, if any, of the principal balance (or notional amount) of such Bond from one Payment Date to the next Payment Date by the number of years from the date of issuance to the second such Payment Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance (or notional amount) of such Bond referred to in clause (a).

                   PERCENT OF INITIAL CLASS PRINCIPAL BALANCE
                      OR CLASS NOTIONAL BALANCE OUTSTANDING


                         CLASS A-14 AND CLASS A-15 BONDS
PAYMENT DATE              0%     125%    250%    375%    500%
------------              ---    -----   -----   -----   ----
Initial Percentage ..     100     100     100     100     100
March 1999 ..........     100     100     100     100     100
March 2000 ..........     100     100     100     100     100
March 2001 ..........     100     100     100     100     100
March 2002 ..........     100     100     100     100     100
March 2003 ..........     100     100     100     100      15
March 2004 ..........     100     100     100     100       *
March 2005 ..........     100     100     100     100       *
March 2006 ..........     100     100     100     100       0
March 2007 ..........     100     100     100     100       0
March 2008 ..........     100     100     100     100       0
March 2009 ..........     100     100     100      77       0
March 2010 ..........     100     100     100      58       0
March 2011 ..........     100     100     100      44       0
March 2012 ..........     100     100     100      33       0
March 2013 ..........     100     100     100      24       0
March 2014 ..........     100      92      92      18       0
March 2015 ..........     100      73      73      13       0
March 2016 ..........     100      58      58      10       0
March 2017 ..........     100      46      46       7       0
March 2018 ..........     100      36      36       5       0
March 2019 ..........     100      28      28       4       0
March 2020 ..........     100      21      21       3       0
March 2021 ..........     100      16      16       2       0
March 2022 ..........     100      12      12       1       0
March 2023 ..........     100       8       8       1       0
March 2024 ..........     100       6       6       1       0
March 2025 ..........      78       4       4       *       0
March 2026 ..........       2       2       2       *       0
March 2027 ..........       1       1       1       *       0
March 2028 ..........       0       0       0       0       0
March 2029 ..........       0       0       0       0       0

Weighted Average Life
   (in years)** .....     27.2    19.5    19.5    13.5    4.7


   *     Represents a percentage greater than 0% but less than 0.5%.

  ** The weighted average life of a Bond is determined by (a) multiplying the amount of the reduction, if any, of the principal balance (or notional amount) of such Bond from one Payment Date to the next Payment Date by the number of years from the date of issuance to the second such Payment Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance (or notional amount) of such Bond referred to in clause (a).

                   PERCENT OF INITIAL CLASS PRINCIPAL BALANCE
                      OR CLASS NOTIONAL BALANCE OUTSTANDING


                                CLASS A-16 BONDS
PAYMENT DATE              0%     125%    250%    375%    500%
------------              ---    -----   -----   -----   ----
Initial Percentage ..     100     100     100     100     100
March 1999 ..........     100     100     100     100     100
March 2000 ..........     100     100     100     100     100
March 2001 ..........     100     100     100     100     100
March 2002 ..........     100     100     100     100     100
March 2003 ..........     100     100     100     100      11
March 2004 ..........     100     100     100     100       *
March 2005 ..........     100     100     100     100       *
March 2006 ..........     100     100     100     100       0
March 2007 ..........     100     100     100     100       0
March 2008 ..........     100     100     100      80       0
March 2009 ..........     100     100     100      60       0
March 2010 ..........     100     100     100      46       0
March 2011 ..........     100     100     100      34       0
March 2012 ..........     100     100     100      26       0
March 2013 ..........     100     100      90      19       0
March 2014 ..........     100      72      72      14       0
March 2015 ..........     100      57      57      11       0
March 2016 ..........     100      45      45       8       0
March 2017 ..........     100      36      36       6       0
March 2018 ..........     100      28      28       4       0
March 2019 ..........     100      22      22       3       0
March 2020 ..........     100      17      17       2       0
March 2021 ..........     100      12      12       1       0
March 2022 ..........     100       9       9       1       0
March 2023 ..........     100       7       7       1       0
March 2024 ..........     100       4       4       *       0
March 2025 ..........      61       3       3       *       0
March 2026 ..........       2       2       2       *       0
March 2027 ..........       1       1       1       *       0
March 2028 ..........       0       0       0       0       0
March 2029 ..........       0       0       0       0       0

Weighted Average Life
   (in years)** .....     27.1    18.6    18.6    12.7    4.6


  *      Represents a percentage greater than 0% but less than 0.5%.

 ** The weighted average life of a Bond is determined by (a) multiplying the amount of the reduction, if any, of the principal balance (or notional amount) of such Bond from one Payment Date to the next Payment Date by the number of years from the date of issuance to the second such Payment Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance (or notional amount) of such Bond referred to in clause (a).

                   PERCENT OF INITIAL CLASS PRINCIPAL BALANCE
                      OR CLASS NOTIONAL BALANCE OUTSTANDING


                         CLASS A-17 AND CLASS A-18 BONDS
PAYMENT DATE              0%     125%    250%    375%    500%
------------              ---    -----   -----   -----   ----
Initial Percentage ..     100     100     100     100     100
March 1999 ..........      98      94      92      92      92
March 2000 ..........      95      80      74      74      73
March 2001 ..........      95      65      54      48      24
March 2002 ..........      95      49      33      15       0
March 2003 ..........      95      49      29       4       0
March 2004 ..........      92      49      27       *       0
March 2005 ..........      86      45      22       0       0
March 2006 ..........      80      36      13       0       0
March 2007 ..........      74      26       6       0       0
March 2008 ..........      67      18       *       0       0
March 2009 ..........      64      11       0       0       0
March 2010 ..........      64       4       0       0       0

March 2011 ..........      64       0       0       0       0
March 2012 ..........      64       0       0       0       0
March 2013 ..........      64       0       0       0       0
March 2014 ..........      64       0       0       0       0
March 2015 ..........      64       0       0       0       0
March 2016 ..........      64       0       0       0       0
March 2017 ..........      62       0       0       0       0
March 2018 ..........      55       0       0       0       0
March 2019 ..........      46       0       0       0       0
March 2020 ..........      37       0       0       0       0
March 2021 ..........      28       0       0       0       0
March 2022 ..........      17       0       0       0       0
March 2023 ..........       6       0       0       0       0
March 2024 ..........       0       0       0       0       0

Weighted Average Life
   (in years)** .....     17.0    5.8     4.0     2.9     2.4


     *   Represents a percentage greater than 0% but less than 0.5%.

    ** The weighted average life of a Bond is determined by (a) multiplying the amount of the reduction, if any, of the principal balance (or notional amount) of such Bond from one Payment Date to the next Payment Date by the number of years from the date of issuance to the second such Payment Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance (or notional amount) of such Bond referred to in clause (a).

                   PERCENT OF INITIAL CLASS PRINCIPAL BALANCE
                      OR CLASS NOTIONAL BALANCE OUTSTANDING


                                CLASS A-19 BONDS
PAYMENT DATE              0%     125%    250%    375%    500%
------------              ---    -----   -----   -----   ----
Initial Percentage ..     100     100     100     100     100
March 1999 ..........     100     100     100     100     100
March 2000 ..........     100     100     100     100     100
March 2001 ..........     100     100     100     100     100
March 2002 ..........     100     100     100     100     100
March 2003 ..........     100     100     100     100     100
March 2004 ..........     100      97      95      92      90
March 2005 ..........      99      94      88      83      77
March 2006 ..........      98      88      79      70      55
March 2007 ..........      96      82      69      57      36
March 2008 ..........      94      74      57      43      25
March 2009 ..........      92      67      47      32      17
March 2010 ..........      90      60      39      24      12
March 2011 ..........      87      54      32      18       8
March 2012 ..........      84      48      27      14       5
March 2013 ..........      81      43      22      10       4
March 2014 ..........      78      38      18       8       2
March 2015 ..........      75      34      14       6       2
March 2016 ..........      71      30      12       4       1
March 2017 ..........      67      26       9       3       1
March 2018 ..........      62      22       7       2       *
March 2019 ..........      58      19       6       2       *
March 2020 ..........      53      16       5       1       *
March 2021 ..........      48      14       3       1       *
March 2022 ..........      42      11       3       1       *
March 2023 ..........      36       9       2       *       *
March 2024 ..........      30       7       1       *       *
March 2025 ..........      23       5       1       *       *
March 2026 ..........      16       3       1       *       *
March 2027 ..........       8       1       *       *       *
March 2028 ..........       0       0       0       0       0
March 2029 ..........       0       0       0       0       0

Weighted Average Life
   (in years)** .....     21.4    15.0    11.9    10.2    8.9


     *   Represents a percentage greater than 0% but less than 0.5%.

    ** The weighted average life of a Bond is determined by (a) multiplying the amount of the reduction, if any, of the principal balance (or notional amount) of such Bond from one Payment Date to the next Payment Date by the number of years from the date of issuance to the second such Payment Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance (or notional amount) of such Bond referred to in clause (a).

                   PERCENT OF INITIAL CLASS PRINCIPAL BALANCE
                      OR CLASS NOTIONAL BALANCE OUTSTANDING


                                  CLASS X BONDS
PAYMENT DATE              0%     125%    250%    375%    500%
------------              ---    -----   -----   -----   ----
Initial Percentage ..     100     100     100     100     100
March 1999 ..........      99      97      95      94      92
March 2000 ..........      98      92      85      79      73
March 2001 ..........      97      84      72      61      51
March 2002 ..........      96      77      61      47      36
March 2003 ..........      94      70      51      36      25
March 2004 ..........      93      64      43      27      17
March 2005 ..........      91      58      36      21      12
March 2006 ..........      90      53      30      16       8
March 2007 ..........      88      48      25      12       6
March 2008 ..........      86      43      21       9       4
March 2009 ..........      84      39      17       7       3
March 2010 ..........      82      35      14       5       2
March 2011 ..........      80      32      12       4       1
March 2012 ..........      77      28      10       3       1
March 2013 ..........      74      25       8       2       1
March 2014 ..........      71      22       6       2       *
March 2015 ..........      68      20       5       1       *
March 2016 ..........      65      17       4       1       *
March 2017 ..........      61      15       3       1       *
March 2018 ..........      57      13       3       *       *
March 2019 ..........      53      11       2       *       *
March 2020 ..........      48      10       2       *       *
March 2021 ..........      44       8       1       *       *
March 2022 ..........      38       6       1       *       *
March 2023 ..........      33       5       1       *       *
March 2024 ..........      27       4       *       *       *
March 2025 ..........      21       3       *       *       *
March 2026 ..........      14       2       *       *       *
March 2027 ..........       7       1       *       *       *
March 2028 ..........       0       0       0       0       0
March 2029 ..........       0       0       0       0       0

Weighted Average Life
   (in years)** .....     19.9    10.4    6.6     4.8     3.8


     *   Represents a percentage greater than 0% but less than 0.5%.

    ** The weighted average life of a Bond is determined by (a) multiplying the amount of the reduction, if any, of the principal balance (or notional amount) of such Bond from one Payment Date to the next Payment Date by the number of years from the date of issuance to the second such Payment Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance (or notional amount) of such Bond referred to in clause (a).

                   PERCENT OF INITIAL CLASS PRINCIPAL BALANCE
                      OR CLASS NOTIONAL BALANCE OUTSTANDING


                         CLASS B-1, CLASS B-2 AND CLASS B-3 BONDS
PAYMENT DATE              0%     125%    250%    375%    500%
------------              ---    -----   -----   -----   ----
Initial Percentage ..     100     100     100     100     100
March 1999 ..........      99      99      99      99      99
March 2000 ..........      98      98      98      98      98
March 2001 ..........      97      97      97      97      97
March 2002 ..........      96      96      96      96      96
March 2003 ..........      94      94      94      94      94
March 2004 ..........      93      91      89      86      84
March 2005 ..........      91      87      82      77      71
March 2006 ..........      90      81      73      65      57
March 2007 ..........      88      75      63      52      42
March 2008 ..........      86      68      52      39      29
March 2009 ..........      84      61      43      30      20
March 2010 ..........      82      55      36      22      13
March 2011 ..........      80      49      30      17       9
March 2012 ..........      77      44      24      13       6
March 2013 ..........      74      40      20       9       4
March 2014 ..........      71      35      16       7       3
March 2015 ..........      68      31      13       5       2
March 2016 ..........      65      27      11       4       1
March 2017 ..........      61      24       9       3       1
March 2018 ..........      57      21       7       2       1
March 2019 ..........      53      18       5       1       *
March 2020 ..........      48      15       4       1       *
March 2021 ..........      44      12       3       1       *
March 2022 ..........      38      10       2       *       *
March 2023 ..........      33       8       2       *       *
March 2024 ..........      27       6       1       *       *
March 2025 ..........      21       4       1       *       *
March 2026 ..........      14       3       *       *       *
March 2027 ..........       7       1       *       *       *
March 2028 ..........       0       0       0       0       0
March 2029 ..........       0       0       0       0       0

Weighted Average Life
   (in years)** .....     19.9    14.0    11.2    9.7     8.8


     *   Represents a percentage greater than 0% but less than 0.5%.

    ** The weighted average life of a Bond is determined by (a) multiplying the amount of the reduction, if any, of the principal balance (or notional amount) of such Bond from one Payment Date to the next Payment Date by the number of years from the date of issuance to the second such Payment Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance (or notional amount) of such Bond referred to in clause (a).

                   PERCENT OF INITIAL CLASS PRINCIPAL BALANCE
                      OR CLASS NOTIONAL BALANCE OUTSTANDING



                                 CLASS 2-A BONDS
PAYMENT DATE              0%     125%    250%    375%    500%
------------              ---    -----   -----   -----   ----
Initial Percentage ..     100     100     100     100     100
March 1999 ..........      96      94      92      90      88
March 2000 ..........      92      85      79      72      66
March 2001 ..........      87      75      63      53      43
March 2002 ..........      82      65      50      38      28
March 2003 ..........      77      56      40      27      18
March 2004 ..........      72      48      31      19      11
March 2005 ..........      66      41      24      13       7
March 2006 ..........      59      34      18       9       4
March 2007 ..........      52      28      14       6       2
March 2008 ..........      45      22      10       4       1
March 2009 ..........      37      17       7       3       1
March 2010 ..........      28      12       5       2       *
March 2011 ..........      19       7       3       1       *
March 2012 ..........       9       3       1       *       *
March 2013 ..........       0       0       0       0       0
March 2014 ..........       0       0       0       0       0

Weighted Average Life
   (in years)** .....     8.7     6.4     4.9     3.9     3.2


     *   Represents a percentage greater than 0% but less than 0.5%.

    ** The weighted average life of a Bond is determined by (a) multiplying the amount of the reduction, if any, of the principal balance (or notional amount) of such Bond from one Payment Date to the next Payment Date by the number of years from the date of issuance to the second such Payment Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance (or notional amount) of such Bond referred to in clause (a).

                   PERCENT OF INITIAL CLASS PRINCIPAL BALANCE
                      OR CLASS NOTIONAL BALANCE OUTSTANDING


                                 CLASS 2-X BONDS
PAYMENT DATE              0%     125%    250%    375%    500%
------------              ---    -----   -----   -----   ----
Initial Percentage ..     100     100     100     100     100
March 1999 ..........      96      94      92      90      88
March 2000 ..........      92      85      79      73      67
March 2001 ..........      87      75      64      54      45
March 2002 ..........      82      66      51      39      30
March 2003 ..........      77      57      41      29      19
March 2004 ..........      72      49      32      21      13
March 2005 ..........      66      41      25      15       8
March 2006 ..........      59      34      19      10       5
March 2007 ..........      52      28      14       7       3
March 2008 ..........      45      22      10       5       2
March 2009 ..........      37      17       7       3       1
March 2010 ..........      28      12       5       2       1
March 2011 ..........      19       7       3       1       *
March 2012 ..........       9       3       1       *       *
March 2013 ..........       0       0       0       0       0
March 2014 ..........       0       0       0       0       0

Weighted Average Life
   (in years)** .....     8.7     6.4     5.0     4.0     3.3


     *   Represents a percentage greater than 0% but less than 0.5%.

    ** The weighted average life of a Bond is determined by (a) multiplying the amount of the reduction, if any, of the principal balance (or notional amount) of such Bond from one Payment Date to the next Payment Date by the number of years from the date of issuance to the second such Payment Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance (or notional amount) of such Bond referred to in clause (a).

                   PERCENT OF INITIAL CLASS PRINCIPAL BALANCE
                      OR CLASS NOTIONAL BALANCE OUTSTANDING


                      CLASS 2-B-1, CLASS 2-B-2 AND CLASS 2-B-3 BONDS
PAYMENT DATE              0%     125%    250%    375%    500%
------------              ---    -----   -----   -----   ----
Initial Percentage ..     100     100     100     100     100
March 1999 ..........      96      96      96      96      96
March 2000 ..........      92      92      92      92      92
March 2001 ..........      87      87      87      87      87
March 2002 ..........      82      82      82      82      82
March 2003 ..........      77      77      77      77      77
March 2004 ..........      72      70      68      66      64
March 2005 ..........      66      62      59      55      51
March 2006 ..........      59      53      48      42      37
March 2007 ..........      52      44      37      31      25
March 2008 ..........      45      35      27      20      15
March 2009 ..........      37      27      19      13       9
March 2010 ..........      28      19      12       8       5
March 2011 ..........      19      12       7       4       2
March 2012 ..........       9       5       3       1       1
March 2013 ..........       0       0       0       0       0
March 2014 ..........       0       0       0       0       0

Weighted Average Life
   (in years)** .....     8.7     8.1     7.7     7.3     6.9


   ** The weighted average life of a Bond is determined by (a) multiplying the amount of the reduction, if any, of the principal balance (or notional amount) of such Bond from one Payment Date to the next Payment Date by the number of years from the date of issuance to the second such Payment Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance (or notional amount) of such Bond referred to in clause (a).

                   PERCENT OF INITIAL CLASS PRINCIPAL BALANCE
                      OR CLASS NOTIONAL BALANCE OUTSTANDING



                                 CLASS 3-A BONDS
PAYMENT DATE              0%     150%    315%    425%    550%
------------              --     ----    ----    ----    ----
Initial Percentage ..     100     100     100     100     100
March 1999 ..........      99      96      93      91      89
March 2000 ..........      98      89      80      74      67
March 2001 ..........      96      80      63      54      44
March 2002 ..........      95      71      50      38      28
March 2003 ..........      94      63      39      27      17
March 2004 ..........      92      57      31      19      10
March 2005 ..........      90      50      24      14       6
March 2006 ..........      88      45      19      10       4
March 2007 ..........      87      40      15       7       2
March 2008 ..........      84      35      12       5       2
March 2009 ..........      82      31       9       4       1
March 2010 ..........      80      28       7       3       1
March 2011 ..........      77      24       6       2       *
March 2012 ..........      74      21       5       1       *
March 2013 ..........      71      19       4       1       *
March 2014 ..........      68      16       3       1       *
March 2015 ..........      65      14       2       *       *
March 2016 ..........      61      12       2       *       *
March 2017 ..........      57      10       1       *       *
March 2018 ..........      53       9       1       *       *
March 2019 ..........      48       7       1       *       *
March 2020 ..........      43       6       *       *       *
March 2021 ..........      38       5       *       *       *
March 2022 ..........      32       4       *       *       *
March 2023 ..........      26       3       *       *       *
March 2024 ..........      20       2       *       *       *
March 2025 ..........      13       1       *       *       *
March 2026 ..........       5       *       *       *       *
March 2027 ..........       0       0       0       0       0

Weighted Average Life
   (in years)** .....     18.9    8.9     5.2     4.1     3.2


  *      Represents a percentage greater than 0% but less than 0.5%.

 ** The weighted average life of a Bond is determined by (a) multiplying the amount of the reduction, if any, of the principal balance (or notional amount) of such Bond from one Payment Date to the next Payment Date by the number of years from the date of issuance to the second such Payment Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance (or notional amount) of such Bond referred to in clause (a).

                   PERCENT OF INITIAL CLASS PRINCIPAL BALANCE
                      OR CLASS NOTIONAL BALANCE OUTSTANDING



                     CLASS 3-B-1, CLASS 3-B-2 AND CLASS 3-B-3 BONDS
PAYMENT DATE              0%     150%    315%    425%    550%
------------              --     ----    ----    ----    ----
Initial Percentage ..     100     100     100     100     100
March 1999 ..........      99      99      99      99      99
March 2000 ..........      98      98      98      98      98
March 2001 ..........      96      96      96      96      96
March 2002 ..........      95      95      95      95      95
March 2003 ..........      94      94      94      94      94
March 2004 ..........      92      89      86      84      82
March 2005 ..........      90      85      78      74      68
March 2006 ..........      88      78      67      61      53
March 2007 ..........      87      71      56      47      38
March 2008 ..........      84      63      44      34      25
March 2009 ..........      82      56      35      25      16
March 2010 ..........      80      49      27      18      10
March 2011 ..........      77      43      22      13       7
March 2012 ..........      74      38      17       9       4
March 2013 ..........      71      33      13       7       3
March 2014 ..........      68      29      10       5       2
March 2015 ..........      65      25       8       3       1
March 2016 ..........      61      21       6       2       1
March 2017 ..........      57      18       5       2       *
March 2018 ..........      53      15       3       1       *
March 2019 ..........      48      13       3       1       *
March 2020 ..........      43      10       2       1       *
March 2021 ..........      38       8       1       *       *
March 2022 ..........      32       6       1       *       *
March 2023 ..........      26       5       1       *       *
March 2024 ..........      20       3       *       *       *
March 2025 ..........      13       2       *       *       *
March 2026 ..........       5       1       *       *       *
March 2027 ..........       0       0       0       0       0

Weighted Average Life
   (in years)** .....     18.9    13.0    10.2    9.2     8.4


  *      Represents a percentage greater than 0% but less than 0.5%.

 ** The weighted average life of a Bond is determined by (a) multiplying the amount of the reduction, if any, of the principal balance (or notional amount) of such Bond from one Payment Date to the next Payment Date by the number of years from the date of issuance to the second such Payment Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance (or notional amount) of such Bond referred to in clause (a).

                   PERCENT OF INITIAL CLASS PRINCIPAL BALANCE
                      OR CLASS NOTIONAL BALANCE OUTSTANDING


                       CLASS R-1, CLASS R-2 AND CLASS R-3 BONDS
PAYMENT DATE              0%     125%    250%    375%    500%
------------              --     ----    ----    ----    ----
Initial Percentage ..     100     100     100     100     100
March 1999 ..........       0       0       0       0       0

Weighted Average Life
   (in years)** .....     0.1     0.1     0.1     0.1     0.1


** The weighted average life of a Bond is determined by (a) multiplying the amount of the reduction, if any, of the principal balance (or notional amount) of such Bond from one Payment Date to the next Payment Date by the number of years from the date of issuance to the second such Payment Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance (or notional amount) of such Bond referred to in clause (a).

YIELD ON CLASS P BONDS

        The Class P Bonds will be "principal only" Bonds, will not bear interest and will be offered at a substantial discount to their initial Class Current Principal Balance. As indicated in the table below, a low rate of principal payments (including prepayments) will have a material negative effect on the yield to investors in the Class P Bonds.

        The significance of the effects of prepayments on the Class P Bonds is illustrated in the following table entitled "Sensitivity of the Class P Bonds to Prepayments", which shows the pre-tax yield (on a corporate bond equivalent basis) to the holders of such Bonds under different constant percentages of SPA. The yields of such Bonds set forth in the following table were calculated using the assumptions specified above under "--Decrement Tables" and assuming that the purchase price of the Class P Bonds is approximately 65% of the initial Class Current Principal Balance and such Bonds are purchased on March 31, 1998.

        It is not likely that the Discount Mortgage Loans in Mortgage Loan Groups 1 and 2 and the Mortgage Loans in Mortgage Loan Group 3 will prepay at a constant rate until maturity or that all such Mortgage Loans will prepay at the same rate or that they will have the characteristics assumed. There can be no assurance that the Discount Mortgage Loans in Mortgage Loan Groups 1 and 2 and the Mortgage Loans in Mortgage Loan Group 3 will prepay at any of the rates shown in the table or at any other particular rate. The timing of changes in the rate of prepayments may affect significantly the yield realized by a holder of a Class P Bond and there can be no assurance that the pre-tax yield to an investor in the Class P Bonds will correspond to any of the pre-tax yields shown herein. Each investor must make its own decision as to the appropriate prepayment assumptions to be used in deciding whether or not to purchase a Class P Bond.

                SENSITIVITY OF THE CLASS P BONDS TO PREPAYMENTS
                        (PRE-TAX YIELDS TO MATURITY)

                                                                    % of SPA
                                           -----------------------------------------------------------

                                                 0%        125%       250%       375%    500%
                                                 --        ----       ----       ----    ----
Pre-Tax Yields to Maturity  . . . . . . .        3.53%      6.12%     8.82%      11.42%  13.90%

         The yields set forth in the preceding table were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on the Class P Bonds, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of the Class P Bonds indicated above and converting such monthly rates to corporate bond equivalent rates. Such calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as payments on the Class P Bonds and consequently does not purport to reflect the return on any investment in the Class P Bonds when such reinvestment rates are considered.

YIELD ON INTEREST ONLY BONDS

         The significance of the effects of prepayments on the Class A-7, Class A-9, Class X and Class 2-X Bonds is illustrated in the following table entitled "Sensitivity of the Class A-7, Class A-9, Class X and Class 2-X Bonds to Prepayments", which shows the pre-tax yield (on a corporate bond equivalent basis) to holders of such Bonds under different constant percentages of SPA. The yields of such Bonds set forth in the following table were calculated using the assumptions specified above under "--Decrement Tables" and assuming that the purchase price of the Class A-7, Class A-9, Class X and Class 2-X Bonds is approximately 20.171875%, 11.453125%, 2.058% and 1.421875%, respectively, of the related initial Class Notional Balance (plus accrued interest) and such Bonds are purchased on March 31, 1998.

         As indicated in the following tables, the yield to investors in the Class A-7, Class A-9, Class X and Class 2-X Bonds will be highly sensitive to the rate of principal payments (including prepayments) on (i) in the case of the Class A-7, Class A-9 and Class X Bonds, the Group 1 Mortgage Loans (especially, in the case of the Class X Bonds, those with high Net Rates) and (ii) in the case of the Class 2-X Bonds, the Group 2 Mortgage Loans (especially those with high Net Rates), which, in each case, generally can be prepaid at any time without penalty. On the basis of the assumptions described above, the yield to maturity on the Class A-7, Class A-9, Class X and Class 2-X Bonds would be 0% if prepayments were to occur at a constant rate of approximately 796%, 666%, 474% and 484% SPA, respectively.

         It is not likely that the Mortgage Loans will prepay at a constant rate until maturity or that all of the Mortgage Loans will prepay at the same rate or that they will have the characteristics assumed. There can be no assurance that the Mortgage Loans will prepay at any of the rates shown in the table or at any other particular rate. The timing of changes in the rate of prepayments may affect significantly the yield realized by a holder of a Class A-7, Class A-9, Class X or Class 2-X Bond and there can be no assurance that the pre-tax yield to an investor in the Class A- 7, Class A-9, Class X or Class 2-X Bonds will correspond to any of the pre-tax yields shown herein. Each investor must make its own decision as to the appropriate prepayment assumptions to be used in deciding whether or not to purchase a Class A-7, Class A-9, Class X or Class 2-X Bond.

     SENSITIVITY OF THE CLASS A-7, CLASS A-9, CLASS X AND CLASS 2-X BONDS
                                TO PREPAYMENTS
                          (PRE-TAX YIELDS TO MATURITY)

                                                                    % of SPA
                                           -----------------------------------------------------------

                                                 0%        125%       250%       375%       500%
                                                 --        ----       ----       ----       ----
Class A-7 Bonds . . . . . . . . . . . . .        31.65%     12.98%    12.98%     12.98%     12.98%
Class A-9 Bonds . . . . . . . . . . . . .        60.93%     51.18%    41.94%     31.21%     15.67%
Class X Bonds . . . . . . . . . . . . . .        24.83%     18.48%    12.00%      5.37%    (1.39)%
Class 2-X Bonds . . . . . . . . . . . . .        24.13%     18.13%    11.97%      5.65%    (0.84)%

         The yields set forth in the preceding table were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on the Class A-7, Class A-9, Class X and Class 2-X Bonds, respectively, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of such Bonds indicated above, and converting such monthly rates to corporate bond equivalent rates. Such calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as payments of interest on the Class A-7, Class A-9, Class X and Class 2-X Bonds and consequently does not purport to reflect the return on any investment in the Class A-7, Class A-9, Class X and Class 2-X Bonds when such reinvestment rates are considered.

YIELD ON CLASS A-12 BONDS

         The significance of the effects of prepayments and changes in LIBOR on the Class A-12 Bonds is illustrated in the following tables, which show the pre-tax yield (on a corporate bond equivalent basis) to the holders of such Bonds under different constant percentages of SPA and constant levels of LIBOR. The yields of such Bonds set forth in the following tables were calculated using the assumptions specified above under "--Decrement Tables" and assuming that (i) on each LIBOR Determination Date, LIBOR will be at the level shown,
(ii) the purchase price of the Class A-12 Bonds is approximately 90% of their initial Class Current Principal Balance (plus accrued interest), and (iii) such Bonds are purchased on March 31, 1998.

         The yield to investors in the Class A-12 Bonds will be highly sensitive to the level of LIBOR and to the rate and timing of principal payments (including prepayments) of the Group 1 Mortgage Loans, which generally can be prepaid at any time without penalty.

         Changes in LIBOR may not correlate with changes in prevailing mortgage interest rates. It is possible that lower prevailing mortgage interest rates, which might be expected to result in faster prepayments, could occur concurrently with an increased level of LIBOR.

                      SENSITIVITY OF THE CLASS A-12 BONDS
                            TO PREPAYMENTS AND LIBOR
                          (PRE-TAX YIELDS TO MATURITY

                                                              % of SPA
                   ------------------------------------------------------------------------------------------------
       LIBOR                    0%                125%               250%               375%               500%
-------------------             --                ----               ----               ----               ----
         3.6875%             17.40%             17.44%              19.34%             22.89%             24.86%
         4.6875%             12.96%             13.03%              14.93%             18.65%             20.66%
         5.6875%              8.60%              8.70%              10.55%             14.48%             16.51%
         6.6875%              4.34%              4.46%               6.22%             10.36%             12.42%
         7.6500%              0.37%              0.49%               2.08%              6.45%              8.53%


         The yields set forth in the preceding tables were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on the Class A-12 Bonds would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of the Class A-12 Bonds indicated above and converting such monthly rates to corporate bond equivalent rates. Such calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as payments of principal of and interest on the Class A-12 Bonds and consequently does not purport to reflect the return on any investment in the Class A-12 Bonds when such reinvestment rates are considered.

                                   INDENTURE

GENERAL

         The Bonds will be issued pursuant to the Indenture. Reference is made to the Prospectus for important information in addition to that set forth herein regarding the terms and conditions of the Indenture. The Offered Bonds will be transferable and exchangeable at the Corporate Trust Office of the Indenture Trustee. The Indenture Trustee will provide a prospective or actual Bondholder without charge, on written request, a copy (without exhibits) of the Indenture. Requests should be addressed to the Corporate Trust Office of the Indenture Trustee at 1 National Plaza, Suite 0126, Chicago, Illinois 60670 (the "CORPORATE TRUST OFFICE").

INDENTURE EVENT OF DEFAULT

         Under the Indenture, an Indenture Event of Default will not occur solely by reason of the allocation of Realized Losses to any Class of Subordinate Bonds or the Principal Balance of any Class of Subordinate Bonds being reduced to zero by reason of the allocation thereto of Realized Losses or by failure to pay the amount of accrued interest on any Class of the Subordinate Bonds or the Subordinate Optimal Principal Amount for the Subordinate Bonds of any Bond Group on any Payment Date as long as all Available Funds are paid on the Bonds on such Payment Date. In addition, an Indenture Event of Default will not occur solely by the failure to pay the amount of accrued interest on the Senior Bonds or the Senior P&I Optimal Principal Payment Amount for the Senior Bonds of any Bond Group, on any Payment Date, or by the allocation of any Realized Losses on any Payment Date, so long as all Available Funds are paid on the Bonds on such Payment Date. For purposes of determining whether an Indenture Event of Default occurs under the Indenture, a default in the payment of principal of any Bonds, or a default for five days or more in the payment of interest on any Bond will occur only if all Available Funds for such Payment Date were not paid on the Bonds as required by the Indenture. For purposes of determining whether an Event of Default has occurred, the Stated Maturity Date of each Class of Bonds shall be deemed to be the Payment Date occurring in April 2028.

         For a description of payments on the Bonds after an acceleration of the Bonds following the occurrence of an Indenture Event of Default, see "Description of the Bonds -- Payments on the Bonds -- Acceleration of the Bonds" herein.

REPORTS TO BONDHOLDERS

         On each Payment Date, a written report will be provided to each holder of Bonds setting forth certain information with respect to the composition of the payment being made, the Class Current Principal Balance or Class Notional Balance represented by an individual Bond following the payment and certain other information relating to the Bonds and the Mortgage Loans.

                        POOLING AND SERVICING AGREEMENT


GENERAL

         The Certificates will be issued pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement will be subject to amendment without the consent of the Certificateholders in certain circumstances. The Certificate Trustee will provide a prospective or actual Bondholder without charge, on written request, a copy (without exhibits) of the Pooling and Servicing Agreement. Requests should be addressed to the Corporate Trust Office of the Certificate Trustee at 1 National Plaza, Suite 0126, Chicago, Illinois 60670.

ASSIGNMENT OF MORTGAGE LOANS

         The Issuer will cause the Mortgage Loans, together with all principal and interest on the Mortgage Loans other than principal and interest due on or before the Cut-off Date to be assigned to the Certificate Trustee. The Certificate Trustee will, concurrently with such assignment, authenticate and deliver the Certificates or cause the Certificates to be authenticated and delivered to or upon the order of the Issuer. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Pooling and Servicing Agreement. Such schedule will include, among other things, information as of the close of business on the Cut-off Date as to the principal balance of each Mortgage Loan, the Mortgage Rate and the maturity of each Mortgage Note, the Master Servicing Fee, whether a Primary Mortgage Insurance Policy has been obtained for each Mortgage Loan, and the original value of each Mortgaged Property.

         In addition, BSMCC will, as to each Mortgage Loan, deliver or cause to be delivered to the Certificate Trustee the original mortgage note, an assignment to the Certificate Trustee of the Mortgage in a form for recording or filing as may be appropriate in the state where the Mortgaged Property is located, the original recorded Mortgage with evidence of recording or filing indicated thereon, a copy of the title insurance policy or other evidence of title, and the buydown agreement, if applicable (collectively, the "MORTGAGE FILE"); provided, however, that in lieu of the foregoing, BSMCC may deliver certain other documents under the circumstances set forth in the Pooling and Servicing Agreement. In particular, with respect to approximately 11 Mortgage Loans with an aggregate Scheduled Principal Balance of approximately $3,953,829 as of the Cut-off Date, BSMCC will not deliver original mortgage notes but will provide lost note affidavits in lieu thereof.

         The Certificate Trustee will review each item of the Mortgage File within 45 days of the Closing Date (and will review each document permitted to be delivered to the Certificate Trustee after the Closing Date, if received by the Certificate Trustee after the initial 45-day period, promptly after its deliver to the Certificate Trustee). If, as a result of its review, the Certificate Trustee determines that any document is missing, does not appear regular on its face, or appears to be unrelated to the Mortgage Loans identified in the Mortgage Loan schedules (a "MATERIAL DEFECT"), the Certificate Trustee shall notify BSMCC of such Material Defect. BSMCC shall correct or cure any such Material Defect within 90 days from the date of notice from the Certificate Trustee of the Material Defect and if BSMCC does not correct or cure such Material Defect within such period and such defect materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, BSMCC will, within 120 days of the date of notice, provide the Certificate Trustee with a substitute Mortgage Loan (if within two years of the Closing Date) or purchase the related Mortgage Loan at the applicable Repurchase Price. The foregoing repurchase obligation shall not apply in the event that BSMCC cannot deliver such original or copy of any document submitted for recording to the appropriate recording office in the applicable jurisdiction because such document has not been returned by such office; provided that BSMCC shall instead deliver a recording receipt of such recording office or, if such receipt is not available, a certificate of a Servicing Officer confirming that such documents have been accepted for recording, and delivery to the Certificate Trustee shall be effected by BSMCC within 30 days after its receipt of the original recorded document.

         The Certificate Trustee also will review the Mortgage Files within 180 days after the Closing Date. If the Certificate Trustee discovers a Material Defect, the Certificate Trustee shall notify BSMCC of such Material Defect. BSMCC shall correct or cure any such Material Defect within 90 days from the date of notice from the Certificate Trustee of the Material Defect and if BSMCC does not correct or cure such Material Defect within such period and such defect materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, BSMCC will, within 120 days after the date of notice, provide the Certificate Trustee with a substitute Mortgage Loan (if within two years of the Closing Date) or purchase the related Mortgage Loan at the applicable Repurchase Price.

         Notwithstanding the foregoing, if a Mortgage Loan is discovered to have a defect which, had such defect been discovered before the Closing Date, would have prevented the Mortgage Loan from being eligible to be included in a REMIC, BSMCC shall within 90 days after the date such defect is discovered purchase such Mortgage Loan at the applicable Repurchase Price, unless BSMCC delivers to the Certificate Trustee an opinion of counsel to the effect that continuing to hold such Mortgage Loan will not adversely affect the status of each of REMIC I, REMIC II and REMIC III as a REMIC for federal income tax purposes.

         The "REPURCHASE PRICE" means, with respect to any Mortgage Loan required to be repurchased, an amount equal to 100% of the Outstanding Principal Balance of such Mortgage Loan plus accrued but unpaid interest on the Outstanding Principal Balance at the related Mortgage Rate through and including the last day of the month of repurchase.

         As of any time of determination, the "OUTSTANDING PRINCIPAL BALANCE" of a Mortgage Loan is the principal balance of such Mortgage Loan remaining to be paid by the related Mortgagor or, in the case of an REO Property, the principal balance of the related Mortgage Loan remaining to be paid by the Mortgagor at the time such property was acquired by the applicable Trust, less any insurance proceeds with respect thereto to the extent such proceeds are applied to principal.

         Buydown Funds provided by Cendant or other parties for any Buydown Loans included in a Mortgage Pool will be deposited on the Closing Date into a separate account (the "BUYDOWN ACCOUNT") maintained (i) with the Certificate Trustee or another financial institution approved by the related Master Servicer, (ii) within FDIC insured accounts (or other insured accounts acceptable to Moody's and DCR), created, maintained and monitored by Cendant or
(iii) in a separate non-trust account without FDIC or other insurance in an institution having (A) the highest short-term debt rating, and one of the two highest long-term debt ratings of the Rating Agencies, or (B) the highest unsecured long-term debt rating of the Rating Agencies. Since Buydown Funds may be funded at either the par values of future payment subsidies, or funded in an amount less than the par values of future payment subsidies, and determined by discounting such par values in accordance with interest accruing on such amounts, Buydown Accounts may be non-interest bearing or may bear interest. In the event that Buydown Funds are deposited into an FDIC-insured account, the amount held in such account shall not exceed the level of deposit insurance covering such account. Accordingly, more than one such account may be established.

SUBSTITUTION OF MORTGAGE LOANS

         BSMCC may, at its option, substitute an eligible mortgage loan for a defective Mortgage Loan in lieu of repurchasing such defective Mortgage Loan or the related Mortgaged Property within two years after such Closing Date. Any mortgage loan, to be eligible for substitution, must fit within the general description of the Mortgage Loans set forth herein and must be a "qualified replacement mortgage" for purposes of the REMIC Regulations (as defined herein).

REPRESENTATIONS AND WARRANTIES

         In the Purchase Agreement pursuant to which CCC purchased the Mortgage Loans from BSMCC, BSMCC made certain representations and warranties to CCC concerning the Mortgage Loans. CCC will assign to the Issuer all of its right, title and interest in such Purchase Agreement insofar as it relates to such representations and warranties, as well as the remedies provided for breach of such representations and warranties and the Issuer will, in turn, assign such right, title and interest to the Certificate Trustee. The representations and warranties of BSMCC include, among other things, that as of the Closing Date or such other date as may be specified below:

                 (a)      The information set forth in the Mortgage Loan
         Schedule is true, complete and correct in all material respects as of the Cut-off Date;

                 (b) The related mortgage creates a first lien or a first priority ownership interest in an estate in fee simple in real property securing the related mortgage note, free and clear of all adverse claims, liens and encumbrances having priority over the first lien of the Mortgage subject only to certain permitted exceptions;

                 (c) The Mortgage Loan has not been delinquent thirty (30) days or more on more than one occasion during the 12 months preceding the Cut-off Date. As of the Closing Date, the Mortgage Loan is not delinquent in payment more than 30 days and has not been dishonored; there are no defaults under the terms of the Mortgage Loan; and, except in the case of a Buydown Loan, BSMCC has not advanced funds, or induced, solicited or knowingly received any advance of funds from a party other than the owner of the Mortgaged Property subject to the related mortgage, directly or indirectly, for the payment of any amount required by the Mortgage Loan;

                 (d) There are no delinquent taxes, assessments or other outstanding charges affecting the related Mortgaged Property;

                 (e) The related mortgage note and the mortgage are not subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the related mortgage note and the mortgage, or the exercise of any right thereunder, render the related mortgage note or mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

                 (f) The related mortgage has not been satisfied, canceled or subordinated, in whole or in part, or rescinded, and the Mortgaged Property has not been released from the lien of such mortgage, in whole or in part, except with respect to certain releases in part that do not materially affect the value of the Mortgaged Property, nor has any instrument been executed that would effect any such satisfaction, release, cancellation, subordination or rescission;

                 (g) Immediately prior to the transfer and assignment to CCC, the related mortgage note and mortgage were not subject to an assignment or pledge, and BSMCC had good and marketable title to and was the sole owner of, and had full right to transfer and sell, the Mortgage Loan to the Issuer free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest;

                 (h) There is no default, breach, violation or event of acceleration existing under the related mortgage or mortgage note and no event, which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event permitting acceleration; and neither BSMCC nor any prior mortgagee has waived any default, breach, violation or event permitting acceleration;

                 (i) There are no mechanics' or similar liens or claims which have been filed for work, labor or material affecting the related Mortgaged Property which are or may be liens prior to or equal to the lien of the related mortgage;

                 (j) All improvements subject to the related mortgage lie wholly within the boundaries and building restriction lines of the Mortgaged Property (and wholly within the project with respect to a condominium unit) except for de minimis encroachments permitted by the FNMA Guide (MBS Special Servicing Option) and noted on the appraisal, and no improvements on adjoining properties encroach upon the Mortgaged Property except those which are insured against by a title insurance policy and all improvements on the property comply with all applicable zoning and subdivision laws and ordinances;

                 (k) The Mortgaged Property at origination of the Mortgage Loan was and currently is free of material damage and waste or any such damage and waste is adequately covered by an insurance policy, and at origination of the Mortgage Loan there was, and there currently is, no proceeding pending for the total or partial condemnation thereof; and

                 (l) No Mortgage Loan has a Loan-to-Value Ratio in excess of 95.00%. The original Loan-to-Value Ratio of each Mortgage Loan either was not more than 95.00% or the excess over 80.00% is insured as to payments defaults by a Primary Mortgage Insurance Policy issued by a primary mortgage insurer acceptable to FNMA and Freddie Mac until the Loan-to-Value Ratio of such Mortgage Loan is reduced to 80.00%.

         Upon any substitution for a Mortgage Loan, the representations and warranties set forth above shall be deemed to be made as to any substitute Mortgage Loan as of the date of substitution.

         Upon discovery or receipt of notice by BSMCC, the Issuer, a Master Servicer or the Certificate Trustee of a breach of any representation or warranty set forth above which materially and adversely affects the value of the interests of Bondholders or the Certificate Trustee in any of the Mortgage Loans, the party discovering or receiving notice of such breach shall give prompt written notice to the others. In the case of any such breach, within 90 days from the date of discovery by BSMCC, or the date BSMCC is notified by the party discovering or receiving notice of such breach (whichever occurs earlier), BSMCC will (i) cure such breach in all material respects, (ii) purchase or cause to be purchased the affected Mortgage Loan at the applicable Repurchase Price or (iii) if within two years of the Closing Date, substitute a qualifying substitute Mortgage Loan in exchange for such Mortgage Loan. The obligations of BSMCC to cure, purchase or substitute a qualifying substitute Mortgage Loan shall constitute the Issuer's, Certificate Trustee's and the Certificateholder's sole and exclusive remedy respecting a breach of such representations or warranties.

COLLECTION AND OTHER SERVICING PROCEDURES

         Each Master Servicer shall follow collection procedures comparable to the collection procedures of prudent mortgage lenders servicing mortgage loans for their own account, to the extent such procedures shall be consistent with the Pooling and Servicing Agreement. Consistent with the foregoing, a Master Servicer may in its discretion (i) waive or permit to be waived any late payment charge, assumption fee or any penalty interest in connection with the prepayment of a Mortgage Loan and (ii) suspend or temporarily reduce or permit to be suspended or temporarily reduced regular monthly payments for a period of up to six months or arrange or permit an arrangement with a Mortgagor for a schedule for the liquidation of delinquencies. In the event a Master Servicer shall consent to the deferment of due dates for payments due on a Mortgage Note, such Master Servicer shall nonetheless continue to make advances through liquidation of the Mortgaged Property as described herein to the same extent as if such installment were due, owing and delinquent and had not been deferred, but the obligation of a Master Servicer to advance shall apply only to the extent that such Master Servicer believes, in good faith, that such advances are recoverable from future payments on any Mortgage Loan.

         If a Mortgaged Property has been or is about to be conveyed by the Mortgagor and a Master Servicer or its designee has knowledge thereof, such Master Servicer will accelerate the maturity of the Mortgage Loan, to the extent permitted by the terms of the related Mortgage Note and applicable law. If it reasonably believes that the due-on-sale clause cannot be enforced under applicable law, the Master Servicer may enter into, or cause to be entered into, an assumption agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and the Mortgagor, to the extent permitted by applicable law, remains liable thereon. The applicable Master Servicer will retain any fee collected for entering into an assumption agreement, as additional servicing compensation. In regard to circumstances in which a Master Servicer may be unable to enforce, or cause to be enforced, due-on-sale clauses, see "Certain Legal Aspects of Mortgage Loans -- Enforceability of Certain Provisions " in the Prospectus. In connection with any such assumption, the Mortgage Rate borne by the related Mortgage Note may not be changed. No Mortgage Loan may be assumed unless coverage under any existing Primary Mortgage Insurance Policy continues as to that Mortgage Loan after such assumption.

         Each Master Servicer will establish and maintain, in addition to the Protected Account described below under "-- Protected Account", one or more accounts (each, a "SERVICING ACCOUNT") in a depository institution the deposits of which are insured by the FDIC to the maximum extent permitted by law. Each Master Servicer will deposit and retain therein all collections from the applicable Mortgagors for the payment of taxes, assessments, insurance premiums or comparable items as agent of the Mortgagors as provided in the Pooling and Servicing Agreement. Amounts in any Servicing Account may relate to mortgage loans in more than one mortgage pool or to mortgage loans not yet included in a mortgage pool. Each Servicing Account shall be fully insured by the FDIC and to the extent that the balance in such account exceeds the limits of such insurance, such excess must be transferred to another fully-insured account in another institution the accounts of which are insured by the FDIC or must be invested in certain investments permitted by the Pooling and Servicing Agreement ("PERMITTED INVESTMENTS"). In addition, the Master Servicer may establish Servicing Accounts not conforming to the foregoing requirements to the extent that such Servicing Accounts meet the requirements of each of Moody's and DCR for the maintenance of the ratings on the Bonds. Withdrawals of amounts from the Servicing Accounts may be made to effect timely payment of taxes, assessments, insurance premiums, or comparable items, to reimburse the applicable Master Servicer for any advances made with respect to such items, to refund to any Mortgagors any sums as may be determined to be overages, to pay interest, if required, to Mortgagors on balances in the Servicing Accounts, to pay earnings not required to be paid to Mortgagors to the applicable Master Servicer or to clear and terminate the Servicing Accounts at or at any time after the termination of the Pooling and Servicing Agreement.

         For each Mortgage Loan which as of the Cut-off Date was covered by a Primary Mortgage Insurance Policy, the applicable Master Servicer will maintain and keep, or cause to be maintained and kept, with respect to each such Mortgage Loan, in full force and effect a Primary Mortgage Insurance Policy with respect to the portion of each such Mortgage Loan, if any, in excess at origination of the percentage of value set forth in the Pooling and Servicing Agreement, at least until such excess has been eliminated. Pursuant to applicable state law, a Master Servicer may permit the Primary Mortgage Insurance Policy to be terminated if a reappraisal of the Mortgaged Property indicates a new appraised value of which the then outstanding principal balance of the Mortgage Loan does not exceed 80%. Primary Insurance Policies may be replaced by substantially equivalent insurance but such replacement is subject to the condition, to be evidenced by a writing from each Rating Agency, that it would not cause the ratings on the Bonds to be downgraded or withdrawn.

         Each Master Servicer will maintain errors and omissions insurance and fidelity bonds in certain specified amounts as required under the Pooling and Servicing Agreement.

HAZARD INSURANCE

         Each Master Servicer will maintain and keep, with respect to each Mortgage Loan for which it is acting as Master Servicer, in full force and effect for each Mortgaged Property a hazard insurance policy equal to at least the lesser of the Outstanding Principal Balance of the Mortgage Loan or the current replacement cost of the Mortgaged Property and containing a standard mortgagee clause; provided, however, that the amount of hazard insurance may not be less than the amount necessary to prevent loss due to the application of any co-insurance provision of the related policy. Unless a higher deductible is required by law, the deductible on such hazard insurance policy may be no more than $1,000 or 1% of the applicable amount of coverage, whichever is less. In the case of a condominium unit or a unit in a planned unit development, required hazard insurance will take the form of a multiple policy covering the entire condominium project or planned unit development, in an amount equal to at least 100% of the insurable value based on replacement cost. Any amounts collected by a Master Servicer under any such hazard insurance policy (other than amounts to be applied to the restoration or repair of the Mortgaged Property or amounts released to the Mortgagor in accordance with normal servicing procedures) shall be deposited in a Protected Account. Any cost incurred in maintaining any such hazard insurance policy shall not be added to the amount owing under the Mortgage Loan for the purpose of calculating monthly payments to Bondholders, notwithstanding that the terms of the Mortgage Loan so permit. Such costs shall be recoverable by a Master Servicer out of related late payments by the Mortgagor or out of Insurance Proceeds or Liquidation Proceeds or any other amounts in the Certificate Account. The right of a Master Servicer to reimbursement for such costs incurred will be prior to the right of Bondholders to receive any related Insurance Proceeds or Liquidation Proceeds or any other amounts in the Certificate Account.

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the mortgaged property by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the Mortgage Loans will be underwritten by different insurers and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by state law. Such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism and malicious mischief. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. Unless required under applicable law or regulations, no earthquake or additional insurance will be maintained in respect of a Mortgaged Property.

         Hazard insurance policies covering properties similar to the Mortgaged Properties typically contain a clause which in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause provides that the insurer's liability in the event of partial loss does not exceed the greater of (i) the replacement cost of the improvements less physical depreciation, or (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

         Since the amount of hazard insurance to be maintained on the improvements securing the Mortgage Loans may decline as the principal balances owing thereon decrease, and since residential properties have historically appreciated in value over time, in the event of partial loss, hazard insurance proceeds may be insufficient to restore fully the damaged property.

         Where the Mortgaged Property securing a Mortgage Loan is located at the time of origination in a federally designated flood area, the applicable Master Servicer will cause flood insurance, to the extent available and in accordance with industry practices, to be maintained. Such flood insurance will be in an amount equal to the lesser of (i) the Outstanding Principal Balance of the related Mortgage Loan and (ii) the minimum amount required under the terms of coverage to compensate for any damage or loss on a replacement cost basis, but not more than the maximum amount of such insurance available for the related Mortgaged Property under either the regular or emergency programs of the National Flood Insurance Program (assuming that the area in which such Mortgaged Property is located is participating in such program). Unless applicable state law requires a higher deductible, the deductible on such flood insurance may not exceed $1,000 or 1% of the applicable amount of coverage, whichever is less.

         Each Master Servicer, on behalf of the Certificate Trustee and Bondholders, will present, or cause to be presented, claims to the insurer under any applicable Primary Mortgage Insurance Policy or hazard insurance policy. As set forth above, all collections under such policies that are not applied to the restoration or repair of the related Mortgaged Property or released to the Mortgagor in accordance with normal servicing procedures are to be deposited in a Protected Account.

REALIZATION UPON DEFAULTED MORTGAGE LOANS; PURCHASES OF DEFAULTED MORTGAGE
LOANS

         Each Master Servicer will use its reasonable efforts to maximize the receipt of principal and interest on Defaulted Mortgage Loans and foreclose upon or otherwise comparably convert the ownership of properties securing such Defaulted Mortgage Loans as to which no satisfactory collection arrangements can be made, provided that neither Master Servicer shall be required to foreclose upon or otherwise comparably convert a Mortgaged Property if there is evidence of environmental hazards or toxic waste thereon and such Master Servicer determines that it would be imprudent to do so or not in accordance with appropriate servicing standards. A Master Servicer will service, or cause to be serviced, the property acquired by a Trust through foreclosure or deed in lieu of foreclosure and use its reasonable efforts to maximize the receipt of principal and interest on each Mortgage Loan as to which the related Mortgagor has failed to make unexcused payment in full of three or more consecutive scheduled payments (a "Defaulted Mortgage Loan"); provided, however, that a Master Servicer will not be required to expend its own funds in connection with any foreclosure or towards the restoration of any property unless it determines in good faith (i) that such foreclosure or restoration will increase the proceeds of liquidation of the Mortgage Loan to the Bondholders after reimbursement to itself for such expenses and (ii) that such expenses will be recoverable to it through Liquidation Proceeds or insurance proceeds (respecting which it shall have priority for purposes of reimbursements from the Certificate Account).

         Since Insurance Proceeds cannot exceed deficiency claims and certain expenses incurred by or on behalf of a Master Servicer, no insurance payments will result in a recovery to Bondholders which exceeds the principal balance of the Defaulted Mortgage Loan together with accrued interest thereon at its Net Rate.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

         The applicable Master Servicer will be entitled to a fee (the "MASTER SERVICING FEE") which is expected to equal 0.25% per annum of the Outstanding Principal Balance of each Mortgage Loan serviced by BAFSB and between 0.20% and 1.075% per annum of the Outstanding Principal Balance of each Mortgage Loan serviced by Cendant, in each case payable from full payments of accrued interest on each such Mortgage Loan, as compensation for its activities under the Pooling and Servicing Agreement. However, Interest Shortfalls on Mortgage Loans serviced by a Master Servicer resulting from prepayments in full or in part in any calendar month will be offset by the applicable Master Servicer on the Payment Date in the following calendar month to the extent such Interest Shortfalls do not exceed the related Master Servicing Fees in connection with such Payment Date (the amount of a Master Servicing Fee used to offset Interest Shortfalls is referred to herein as "COMPENSATING INTEREST PAYMENTS"). No Master Servicer will be required to make Compensating Interest Payments with respect to Interest Shortfalls relating to Mortgage Loans of the other Master Servicer. The remaining amount of Interest Shortfalls after applying Compensating Interest Payments is referred to herein as "NET INTEREST SHORTFALLS". Any Cendant Master Servicing Fee in excess of 0.20% will be set aside to pay for lender-funded Primary Mortgage Insurance Policy premiums and will not be treated as servicing compensation to Cendant and will not be available to make Compensating Interest Payments.

         In addition to the primary compensation described above, each Master Servicer will retain, with respect to each Mortgage Loan for which it acts as Master Servicer, all assumption fees, tax service fees, fees for statement of account payoff and late payment charges, all to the extent collected from Mortgagors. Each Master Servicer will also be entitled to retain, as additional servicing compensation with respect to each Mortgage Loan it services, any Excess Liquidation Proceeds (i.e., the amount, if any, by which Liquidation Proceeds with respect to a Liquidated Mortgage Loan exceeds the sum of (i) the Outstanding Principal Balance of such Mortgage Loan and accrued but unpaid interest at the related Mortgage Rate through the related Liquidation Date, plus (ii) related liquidation expenses, to the extent that such amount is not required by law to be paid to the related Mortgagor), but only to the extent that transfers or withdrawals from the Certificate Account with respect thereto are permitted under the Pooling and Servicing Agreement.

         Each Master Servicer will pay all expenses incurred in connection with its servicing responsibilities (subject to limited reimbursement as described herein).

         In the event a successor Certificate Trustee is appointed by the Bondholders pursuant to the Pooling and Servicing Agreement, that portion, if any, of the successor Certificate Trustee's fees which exceeds the Certificate Trustee's fees established at the time of issuance of the Bonds will be borne by the Bondholders.

PROTECTED ACCOUNTS

         Each Master Servicer will establish and maintain an account or accounts (collectively, with respect to each Master Servicer, the "PROTECTED ACCOUNT") into which it will deposit, or cause to be deposited, within two Business Days after receipt all collections of principal and interest on any Mortgage Loan, including Principal Prepayments, Insurance Proceeds, Liquidation Proceeds, the Repurchase Price for any such Mortgage Loans repurchased, and advances made from such Master Servicer's own funds (less servicing compensation as permitted above). All Protected Accounts shall be held in a depository institution, the accounts of which are insured by the FDIC to the maximum extent permitted by law, segregated on the books of such institution and held in trust. The amount at any time credited to a Protected Account shall be fully insured by the FDIC to the maximum extent permitted by law or, to the extent that such balance exceeds the limits of such insurance, such excess must be transferred to an account meeting the requirements of the Rating Agencies or to the Certificate Account or invested in Permitted Investments.
In addition, the Master Servicer may establish Protected Accounts not conforming to the foregoing requirements to the extent that such Protected Accounts meet the requirements of each of the Rating Agencies for the maintenance of the ratings on the Bonds.

CERTIFICATE ACCOUNT

         The Certificate Trustee shall establish and maintain in the name of the Certificate Trustee, for the benefit of the Certificateholders, an account (the "CERTIFICATE ACCOUNT") as a non-interest bearing trust account. The Certificate Account shall have three separate subaccounts, one each for all funds with respect to each Mortgage Loan Group.

         Not later than the 18th day of each month, or if such day is not a Business Day, the preceding Business Day (each, a "MASTER SERVICER REMITTANCE DATE"), each Master Servicer shall withdraw from the Protected Accounts and any other permitted accounts and shall remit to the Certificate Trustee for deposit into the Certificate Account amounts representing the following collections and payments (other than with respect to principal of or interest on the Mortgage Loans due on or before the Cut-off Date):

                 (i) Scheduled payments on the related Mortgage Loans received or advanced by the related Master Servicer which were due on the related Due Date, net of Master Servicing Fees due the related Master Servicer and less any amounts to be withdrawn later by the applicable Master Servicer from the applicable Buydown Accounts;

                 (ii) Full principal prepayments and any Liquidation Proceeds received by or on behalf of the Master Servicer with respect to such Mortgage Loans in the related Prepayment Period, with interest to the date of prepayment or liquidation, net of the portion of the Master Servicing Fees due the related Master Servicer that exceeds the related Compensating Interest Payments;

                 (iii) Partial prepayments of principal received by or on behalf of the related Master Servicer with respect to such Mortgage Loans in the related Prepayment Period; and

                 (iv)     any amount to be used as a Certificate Account
         Advance.

         The Certificate Trustee will deposit in the appropriate subaccount of the Certificate Account, as received, the following amounts:

                 (i) Any amounts withdrawn from a Protected Account or Certificate Account, a Servicing Account or other permitted account;

                 (ii)     Any Monthly Advance and Compensating Interest
         Payments;

                 (iii) Any Insurance Proceeds or Liquidation Proceeds received by or on behalf of the Master Servicer which were not deposited in a Protected Account or other permitted account less any amounts to be withdrawn later by the applicable Master Servicer from the applicable Buydown Accounts;

                 (iv) The Repurchase Price with respect to any Mortgage Loans or REO Property repurchased and all proceeds of any Mortgage Loans or property acquired in connection with the optional termination of the Trust;

                 (v) Any amounts required to be deposited with respect to losses on Permitted Investments; and

                 (vi) Any other amounts received by or on behalf of a Master Servicer or the Certificate Trustee and required to be deposited in the Certificate Account pursuant to the Pooling and Servicing Agreement.

         Under the Pooling and Servicing Agreement, each Master Servicer (if such Master Servicer holds and maintains a Buydown Account) is authorized to make withdrawals from the Buydown Account or Protected Account, of the following amounts of Buydown Funds:

                 (i) to deposit in the Protected Account the amount necessary to supplement payments received on Buydown Loans;

                 (ii) in the event of a Principal Prepayment of any Mortgage Loan having a related Buydown Fund, to apply amounts remaining in Buydown Accounts to reduce the required amount of such Principal Prepayment (or, if the Mortgagor has made a Principal Prepayment, to refund such remaining Buydown Fund amounts to the person entitled thereto);

                 (iii) in the event of foreclosure or liquidation of any Mortgage Loan having a related Buydown Fund, to deposit remaining Buydown Fund amounts in the Protected Account or Certificate Account as Liquidation Proceeds; and

                 (iv) to clear and terminate the portion of any account representing Buydown Funds.

         All amounts deposited to the Certificate Account shall be held by the Certificate Trustee in the name of the Certificate Trustee in trust for the benefit of the Certificateholders in accordance with the terms and provisions of the Pooling and Servicing Agreement, subject to the right of each Master Servicer to require the Certificate Trustee to make withdrawals therefrom as provided below. The amount at any time credited to the Certificate Account shall be in general (i) fully insured by the FDIC to the maximum coverage provided thereby or (ii) invested, in the name of the Certificate Trustee, in such Permitted Investments as the Certificate Trustee may select or deposited in demand deposits with such depository institutions as selected by the Certificate Trustee, provided that time deposits of such depository institutions would be a Permitted Investment.

         The Certificate Trustee will, from time to time on demand of the related Master Servicer, make or cause to be made such withdrawals or transfers from the appropriate subaccount of the Certificate Account as such Master Servicer has designated for such transfer or withdrawal for the following purposes:

                 (i) to reimburse the related Master Servicer for any Monthly Advance of its own funds, the right of such Master Servicer to reimbursement pursuant to this subclause (i) being limited to amounts received on a particular Mortgage Loan (including, for this purpose, the Repurchase Proceeds, Insurance Proceeds and Liquidation Proceeds) which represent late payments or recoveries of the principal of or interest on such Mortgage Loan respecting which such Monthly Advance or advance was made;

                 (ii) to reimburse the related Master Servicer from Insurance Proceeds or Liquidation Proceeds relating to a particular Mortgage Loan for amounts expended by such Master Servicer in good faith in connection with the restoration of the related Mortgaged Property which was damaged by an uninsured cause or in connection with the liquidation of such Mortgage Loan;

                 (iii) to reimburse the related Master Servicer to the extent permitted by the Pooling and Servicing Agreement from Insurance Proceeds relating to a particular Mortgage Loan for expenses incurred with respect to such Mortgage Loan and to reimburse such Master Servicer from Liquidation Proceeds from a particular Mortgage Loan for liquidation expenses incurred with respect to such Mortgage Loan;

                 (iv) to pay the related Master Servicer to the extent permitted by the Pooling and Servicing Agreement from Liquidation Proceeds or Insurance Proceeds received in connection with the liquidation of a Mortgage Loan, the amount which such Master Servicer would have been entitled to receive under subclause (ix) below as servicing compensation on account of each defaulted scheduled payment on such Mortgage Loan if paid in a timely manner by the related Mortgagor;

                 (v) to pay the related Master Servicer to the extent permitted by the Pooling and Servicing Agreement from the Repurchase Price for any Mortgage Loan, the amount which such Master Servicer would have been entitled to receive under subclause (ix) below as servicing compensation;

                 (vi) to reimburse the related Master Servicer for certain advances of funds made to protect a Mortgaged Property, the right to reimbursement pursuant to this subclause being limited to amounts received on the related Mortgage Loan (including, for this purpose, Repurchase Proceeds, Insurance Proceeds and Liquidation Proceeds) which represent late recoveries of the payments for which such advances were made;

                 (vii) to pay the related Master Servicer with respect to each Mortgage Loan that has been repurchased, all amounts received thereon representing recoveries of principal that reduce the Outstanding Principal Balance of the related Mortgage Loan below the Outstanding Principal Balance used in calculating the Repurchase Price or representing interest included in the calculation of the Repurchase Price or accrued after the end of the month during which such repurchase occurs;

                 (viii) to reimburse the Master Servicer for any Monthly Advance or advance, if a Realized Loss is to be allocated with respect to the related Mortgage Loan on the related Payment Date, if such Monthly Advance or advance has not been reimbursed pursuant to clauses
         (i) and (vi);

                 (ix) to pay the related Master Servicer servicing compensation as set forth above;

                 (x) to reimburse the related Master Servicer for expenses, costs and liabilities incurred by and reimbursable to it pursuant to the Pooling and Servicing Agreement, which, if not specifically allocable to a particular Mortgage Loan Group, shall be allocated to each subaccount, pro rata, based on the Scheduled Principal Balances of the Mortgage Loans in each of the Mortgage Loan Groups;

                 (xi) to pay to the related Master Servicer, as additional servicing compensation, any Excess Liquidation Proceeds;

                 (xii) to reimburse each Master Servicer for any amounts to which it is entitled to reimbursement under the terms of the Pooling and Servicing Agreement;

                 (xiii)   to clear and terminate the Certificate Account; and

                 (xiv)    to remove amounts deposited in error.

         On each Payment Date, Available Funds for such Payment Date will be transferred from the Certificate Account to the Collection Account as distributions on the Certificates, and the amount payable to the Bondholders on such Payment Date shall be paid by the Indenture Trustee from amounts on deposit in the Collection Account in accordance with the provisions set forth under "Description of the Bonds -- Payments on the Bonds" herein.

CERTAIN MATTERS REGARDING THE MASTER SERVICERS

         The Pooling and Servicing Agreement will provide that the Master Servicers may not resign from their respective obligations and duties thereunder, except upon determination that the performance of such duties is no longer permissible under applicable law. No such resignation will become effective until the Certificate Trustee or a successor has assumed the obligations and duties of such Master Servicer to the extent required under the Pooling and Servicing Agreement. The Master Servicers, however, have the right to assign, sell or transfer their respective rights and delegate their respective duties and obligations under the Pooling and Servicing Agreement; provided that the rating of the Bonds in effect immediately prior to such assignment, sale, transfer or delegation is not qualified, downgraded or withdrawn as a result of such assignment, sale, transfer or delegation and the purchaser or transferee accepting such assignment, sale, transfer or delegation
(i) is qualified to service mortgage loans for FNMA or Freddie Mac, (ii) is reasonably satisfactory to the Certificate Trustee, (iii) has a net worth of not less than $10,000,000 and (iv) executes and delivers to the Certificate Trustee an agreement, in form and substance reasonably satisfactory to the Certificate Trustee, which contains an assumption by such purchaser or transferee of the due and punctual performance and observance of each covenant and condition to be performed or observed by the applicable Master Servicer under the Pooling and Servicing Agreement from and after the date of such agreement.

         The Pooling and Servicing Agreement will further provide that neither Master Servicer nor any of their directors, officers, employees and agents shall be under any liability to the Certificate Trustee, a Trust or the Certificateholders for taking any action or for refraining from taking any action in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment; provided, however, that neither Master Servicer nor any such person will be protected against any breach of warranties or representations made in the Pooling and Servicing Agreement or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. The Pooling and Servicing Agreement will further provide that each Master Servicer and its directors, officers, employees and agents are entitled to indemnification from each Trust and will be held harmless thereby against any loss, liability or expense incurred in connection with any legal proceeding relating to the Pooling and Servicing Agreement or the Certificates, other than any loss, liability or expense related to its failure to perform its duties in strict compliance with the Pooling and Servicing Agreement (except as otherwise reimbursable under the Pooling and Servicing Agreement) or incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, the Pooling and Servicing Agreement will provide that neither Master Servicer is under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties under the Pooling and Servicing Agreement and which in its opinion may involve it in any expense or liability. The Master Servicers may, however, in their discretion, with the consent of the Certificate Trustee, undertake any such action which they may deem necessary or desirable in respect of the Pooling and Servicing Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the applicable Trust, and the Master Servicer will be entitled to be reimbursed therefor from the related Protected Account or the Certificate Account. Any such indemnification or reimbursement to the Master Servicers which is not specifically related to a Mortgage Loan Group shall be charged against the subaccounts of the Certificate Account pro rata based upon the respective Scheduled Principal Balances of the Mortgage Loans in each of the Mortgage Loan Groups.

         Any corporation into which a Master Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which a Master Servicer is a party, or any corporation succeeding to the business of such Master Servicer will be the successor of such Master Servicer under the Pooling and Servicing Agreement, provided that any such successor to the Master Servicer shall be qualified to service Mortgage Loans on behalf of FNMA or Freddie Mac.

EVENTS OF DEFAULT

         "Events of Default" under the Pooling and Servicing Agreement consist of (i) failure by a Master Servicer to cause to be deposited in the Certificate Account amounts required to be deposited by such Master Servicer pursuant to the Pooling and Servicing Agreement, and such failure continues unremedied for two Business Days, (ii) failure by a Master Servicer to observe or perform in any material respect any other material covenants and agreements set forth in the Pooling and Servicing Agreement to be performed by it, and such failure continues unremedied for 60 days after the date on which written notice of such failure has been given to such Master Servicer by the Certificate Trustee or to such Master Servicer and the Certificate Trustee by the Indenture Trustee as the sole Certificateholder, (iii) the entry against a Master Servicer of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days, or the commencement of an involuntary case against a Master Servicer under any applicable insolvency or reorganization statute which case is not dismissed within 60 days, (iv) consent by a Master Servicer to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such Master Servicer or substantially all of its property, admission by a Master Servicer in writing of its inability to pay its debts generally as they become due, filing of a petition to take advantage of any applicable insolvency or reorganization statute, any assignment for the benefit of its creditors, or voluntary suspension of payment of its obligations or (v) assignment or delegation by a Master Servicer of its duties or rights under the Pooling and Servicing Agreement in contravention of the provisions permitting such assignment or delegation under the Pooling and Servicing Agreement.

         In each and every such case, so long as such Event of Default with respect to a Master Servicer shall not have been remedied, the Certificate Trustee or the Indenture Trustee as the sole Certificateholder may in each case by notice in writing to the applicable Master Servicer (and to the Certificate Trustee if given by the Indenture Trustee as sole Certificateholder), with a copy to the Rating Agencies, terminate all of the rights and obligations (but not the liabilities) of such Master Servicer under the Pooling and Servicing Agreement and in and to the Mortgage Loans and the proceeds thereof. Upon the receipt by a Master Servicer of such written notice, all authority and power of such Master Servicer under the Pooling and Servicing Agreement, whether with respect to the Certificates, the Mortgage Loans or under any other related agreements (but only to the extent that such other agreements relate to the Mortgage Loans) shall, subject to the provisions of the Pooling and Servicing Agreement, automatically and without further action pass to and be vested in the Certificate Trustee.

         Upon the receipt by a Master Servicer of a notice of termination or an opinion of counsel to the effect that such Master Servicer is legally unable to act or to delegate its duties to a person which is legally able to act, the Certificate Trustee shall automatically become the successor in all respects to such Master Servicer in its capacity under the Pooling and Servicing Agreement and the transactions set forth or provided for therein and shall thereafter be subject to all the responsibilities, duties, liabilities and limitations on liabilities relating thereto placed on such Master Servicer by the terms and provisions hereof; provided, however, that the Certificate Trustee (i) shall be under no obligation to repurchase any Mortgage Loan; and (ii) shall have no obligation whatsoever with respect to any liability incurred by such Master Servicer at or prior to the time of receipt by such Master Servicer of such notice or of such opinion of counsel. As compensation therefor, the Certificate Trustee shall be entitled to all funds relating to the Mortgage Loans which such Master Servicer would have been entitled to retain if such Master Servicer had continued to act as such, except for those amounts due the Master Servicer as reimbursement for advances previously made. Notwithstanding the above, the Certificate Trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution which is a FNMA or Freddie Mac approved servicer having a net worth of not less than $10,000,000, as the successor to such Master Servicer under the Pooling and Servicing Agreement in the assumption of all or any part of the responsibilities, duties or liabilities of Master Servicer under the Pooling and Servicing Agreement. Pending appointment of a successor to a Master Servicer under the Pooling and Servicing Agreement, the Certificate Trustee shall act in such capacity as provided under the Pooling and Servicing Agreement. In connection with such appointment and assumption, the Certificate Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Certificate Trustee as provided above, and that such successor shall undertake and assume the obligations of the Certificate Trustee to pay compensation to any third person acting as an agent or independent contractor in the performance of master servicing responsibilities under the Pooling and Servicing Agreement.

MONTHLY ADVANCES

         If the scheduled payment on an a Mortgage Loan which was due on a related Due Date is delinquent other than as a result of application of the Relief Act, the applicable Master Servicer will deposit in the Protected Account on the applicable Master Servicer Remittance Date an amount equal to such deficiency, net of the related Master Servicing Fee, except to the extent the applicable Master Servicer determines any such advance to be nonrecoverable from Liquidation Proceeds, Insurance Proceeds or from future payments on the Mortgage Loan for which such advance was made. Subject to the foregoing, such advances will be made through liquidation of the related Mortgaged Property. Any amount used as a Certificate Account Advance shall be replaced by the applicable Master Servicer by deposit in the appropriate subaccount of the Certificate Account on or before any future date to the extent that funds in the appropriate subaccount of the Certificate Account on such date are less than the amount required to be transferred to the appropriate subaccount of the Certificate Account. If applicable, on the Business Day preceding the Master Servicer Remittance Date, the applicable Master Servicer shall present an officer's certificate to the Certificate Trustee (i) stating that the Master Servicer elects not to make a Monthly Advance in a stated amount and (ii) detailing the reason it deems the advance to be nonrecoverable. Failure by a Master Servicer to deposit in the Certificate Account any advance required to be deposited by such Master Servicer under the Pooling and Servicing Agreement, which failure goes unremedied for two Business Days, would constitute an Event of Default with respect to such Master Servicer as discussed under "--Events of Default" above.

         As of any Determination Date, a "CERTIFICATE ACCOUNT ADVANCE" is the amount on deposit in a Protected Account or another permitted account which is not required to be transferred to the Certificate Account for payment during the calendar month in which such Determination Date occurs but which is used to make a payment on the Certificates during such calendar month on account of scheduled payments on the Mortgage Loans due on the Due Date for such month not being paid on or before the Determination Date except insofar as such unpaid amounts are the result of application of the Relief Act.

TERMINATION

         The obligations of the Master Servicers and the Certificate Trustee created by the Pooling and Servicing Agreement will terminate upon the later of
(i) the making of the final payment or other liquidation, or any advance with respect thereto, of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or acceptance of a deed in lieu of foreclosure of any such Mortgage Loans and
(ii) the distribution to Certificateholders of all amounts required to be distributed on the Certificates pursuant to such Pooling and Servicing Agreement.

         On any Payment Date on which the aggregate Outstanding Principal Balance of the Mortgage Loans in any Mortgage Loan Group is less than 5% of the aggregate Cut-off Date Scheduled Principal Balance of the Mortgage Loans in such Mortgage Loan Group, BSMCC or its designee may repurchase from the applicable Trust all Mortgage Loans in such Mortgage Loan Group remaining outstanding and any REO Property remaining in such Trust relating to such Mortgage Loan Group at a purchase price equal to (a) the aggregate Outstanding Principal Balance of such Mortgage Loans (other than Mortgage Loans related to REO Property) plus accrued but unpaid interest thereon at the applicable Mortgage Rate to the next Due Date, plus (b) the appraised value of any REO Property, less the good faith estimate of the related Master Servicer of liquidation expenses to be incurred in connection with its disposal thereof (but not more than the unpaid principal balance of the related Mortgage Loan, together with accrued but unpaid interest on that balance at the applicable Mortgage Rate to the next Due Date). Any such repurchase will result in the retirement of the related Group of Bonds (except that all Residual Bonds will remain outstanding until all other Bonds are retired). A Trust may also be terminated and the related Bonds retired on any Payment Date upon the Issuer's determination, based upon an opinion of counsel, that the real estate mortgage investment conduit status of the related REMIC has been lost or that a substantial risk exists that such status will be lost for the then current taxable year.

THE CERTIFICATE TRUSTEE

         The Certificate Trustee may resign at any time, in which event the Master Servicers will be obligated to appoint a successor Certificate Trustee. The Master Servicers may also remove the Certificate Trustee if the Certificate Trustee ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if the Certificate Trustee becomes incapable of acting, bankrupt, insolvent or if a receiver or public officer takes charge of the Certificate Trustee or its property. Upon becoming aware of such circumstances, the Master Servicers will be entitled to appoint a successor Certificate Trustee. The Certificate Trustee may also be removed at any time by the Indenture Trustee as the sole Certificateholder. Any resignation or removal of the Certificate Trustee and appointment of a successor Certificate Trustee will not become effective until acceptance of the appointment by the successor Certificate Trustee.

                           SPECIAL TAX CONSIDERATIONS


RESIDUAL BONDHOLDERS

         THE CLASS R-1, CLASS R-2 AND CLASS R-3 BONDS, WHICH REPRESENT THE RESIDUAL INTEREST IN REMIC I, REMIC II AND REMIC III, RESPECTIVELY, MAY EXPERIENCE A HIGHLY NEGATIVE AFTER-TAX RETURN. ACCORDINGLY, PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR OWN TAX ADVISERS AND CONSIDER THE AFTER-TAX EFFECT OF OWNERSHIP OF A RESIDUAL BOND AND THE SUITABILITY OF THE RESIDUAL BONDS TO THEIR INVESTMENT OBJECTIVES.

         Holders of Class R-1, Class R-2 and Class R-3 Bonds will be treated as owners of the "residual interest" in REMIC I, REMIC II and REMIC III, respectively, for federal income tax purposes. Accordingly, Residual Bondholders will not be treated as holders of debt instruments for such purposes, and their taxable income will not be computed with reference to the stated interest or amortization of premium on the Residual Bonds, but rather will be computed as described in "Certain Federal Income Tax Consequences -- Special Tax Considerations Applicable to Residual Bonds" in the Prospectus. Taxable income to Residual Bondholders may exceed principal and interest payments received by such Bondholders with respect to their Residual Bonds for the corresponding period, which would result in a highly negative after-tax return for such period. See "Certain Federal Income Tax Consequences -- Special Tax Considerations Applicable to Residual Bonds" in the Prospectus. Consequently, such Bondholders should have other sources of funds sufficient to pay any federal or state income taxes due as a result of ownership of the Residual Bonds.

         Each of REMIC I, REMIC II and REMIC III may generate income, a portion of which will be treated as "excess inclusion" income. Excess inclusion income
(a) is taxable to a tax-exempt Class R-1, Class R-2 or Class R-3 Bondholder, respectively, as unrelated business taxable income ("UBTI"), (b) in the case of foreign holders, is subject to withholding tax at a rate of 30% (regardless of any statutory of treaty exemptions or rate reduction that otherwise would apply), and (c) generally cannot be offset by any net operating losses or current deductions of Residual

Bondholders. Furthermore, Residual Bondholders who are individuals, estates or trusts may be subject to limitations on the deductibility of administrative expenses of REMIC I, REMIC II or REMIC III, as applicable, for purposes of determining their taxable income and alternative minimum taxable income. See "Certain Federal Income Tax Consequences -- Special Tax Considerations Applicable to Residual Bonds --Restrictions on Transfer of a Residual Bond" in the Prospectus.

         Prospective purchasers of Residual Bonds should be aware that the REMIC Regulations provide that the transfer of noneconomic residual interests to United States persons may be disregarded for federal income tax purposes if any significant purpose of the transfer was to impede the assessment and collection of tax. For purposes of the REMIC Regulations, a residual interest is considered to be a noneconomic residual interest if, at the time of transfer, either (a) the present value of the expected payments is less than the present value of the expected tax on the excess inclusions or (b) the transferee is not to receive cash payments at or after the time that tax accrues on the anticipated excess inclusions in an amount sufficient to pay the accrued tax. See "Certain Federal Income Tax Consequences -- Special Tax Considerations Applicable to Residual Bonds" in the Prospectus. If a transfer of a Residual Bond is disregarded, the transferor would be liable for any federal income tax imposed upon taxable income derived by the transferee from REMIC I, REMIC II or REMIC III, as applicable. A significant purpose to impede the assessment or collection of tax will exist if the transferor fails to establish that it neither knew nor should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of such REMIC. See "Certain Federal Income Tax Consequences -- Special Tax Considerations Applicable to Residual Bonds" in the Prospectus. It is expected that the Class R-3 Bonds would be treated as noneconomic residual interests for purposes of the REMIC Regulations on the Closing Date. Each Class R-3 Bondholder considering the transfer of such Bond to a United States person (i.e., a citizen or resident of the United States, a domestic corporation, partnership, estate or trust) should consult with its tax advisor to determine whether (a) the Class R-3 Bond to be transferred would be considered to be a noneconomic residual interest at the time of the transfer thereof and (b) any significant purpose of the transfer is to impede the collection and assessment of tax within the meaning of the REMIC Regulations.

         The REMIC Regulations also provide that the transfer of a residual interest to a foreign person will be disregarded if the residual interest has tax avoidance potential (is a "TAPRI") and the income derived from the residual interest is not effectively connected with the conduct of a United States trade or business. A Residual Bond will be deemed to have tax avoidance potential under the REMIC Regulations unless, at the time of the transfer, the transferor reasonably expects that the applicable REMIC will pay to the transferee amounts that are sufficient to pay the tax on the excess inclusion accruing during each calendar year with respect to the related residual interest not later than the close of the calendar year following the calendar year of accrual. Moreover, if a foreign person transfers a Residual Bond to a United States person and otherwise would avoid withholding tax on accrued excess inclusion income, the transfer will be disregarded for tax purposes and payments with respect to the Residual Bond will continue to be subject to 30% withholding as though the foreign person still owned the Residual Bond. See "Certain Federal Income Tax Consequences -- Special Tax Considerations Applicable to Residual Bonds -- Restrictions on Transfer of a Residual Bond" in the Prospectus. It is expected that the Class R-3 Bonds would be treated as TAPRIs for purposes of the REMIC Regulations on the Closing Date. A Class R-3 Bondholder should consult with its tax counsel, before transferring the Class R-3 Bond to a foreign person, to determine whether the Class R-3 Bond would be considered a TAPRI under the REMIC Regulations at the time of the proposed transfer. A transferee that is a foreign person will be required to deliver to the Indenture Trustee certain certifications (and to satisfy certain other conditions) in connection with the transfer of the Class R-3 Bond.

         The Taxpayer Relief Act of 1997 provides, for taxable years beginning after December 31, 1997, that if an "electing large partnership" holds a Residual Bond, all interests in the electing large partnership are treated as held by disqualified organizations for purposes of the tax imposed upon a pass-through entity by section 860(E)(e) of the Code. An exception to this tax, otherwise available to a pass-through entity that is furnished certain affidavits by record holders of interests in the entity that does not know such affidavits are false, is not available to an electing large partnership. An "electing large partnership" is a partnership that had 100 or more partners during the preceding taxable year and that has filed an election with the Internal Revenue Service to be so treated.

REGULAR BONDHOLDERS

         Under section 166 of the Code, both corporate holders of the Subordinate Bonds and noncorporate holders that acquire such Bonds in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their Subordinate Bonds become wholly or partially worthless as the result of one or more Realized Losses. However, a noncorporate holder that does not acquire a Subordinate Bond in connection with its trade or business will not be entitled to deduct a loss under Code section 166 until its Subordinate Bond becomes wholly worthless, and the loss will be characterized as a short-term capital loss.

         Each holder of a Subordinate Bond will be required to accrue interest and original issue discount income ("CURRENT INCOME") with respect to such Bond without giving effect to any reduction in payments attributable to a default or delinquency on the Mortgage Loans until a related Realized Loss is allocated to such Bond or until such earlier time as it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of Current Income reported in any period by the holder of a Subordinate Bond could exceed significantly the amount of economic income actually realized by the holder in such period. Although the holder of a Subordinate Bond eventually will recognize a loss or a reduction in income attributable to previously included Current Income that, as the result of a Realized Loss, ultimately will not be realized, the law is unclear with respect to the timing of such loss or reduction in income. Accordingly, holders of the Subordinate Bonds should consult their own tax advisors with respect to the federal income tax consequences of Realized Losses on Current Income.

         The Indenture Trustee intends to adjust the accrual of Current Income on the Subordinate Bonds in a manner that it believes to be appropriate to take account of Realized Losses. However, there can be no assurance that the Internal Revenue Service will not contend successfully that a different method of accounting for the effect of Realized Losses is correct and that such method will not have an adverse effect upon the holders of the Subordinate Bonds.

NON-U.S. HOLDERS

         Final regulations dealing with withholding tax on income paid to foreign persons and related matters (the "NEW WITHHOLDING REGULATIONS") were issued by the Treasury Department on October 6, 1997. The New Withholding Regulations will generally be effective for payments made after December 31, 1998, subject to certain transition rules. Prospective Non-U.S. Holders are strong urged to consult their own tax advisors with respect to the New Withholding Regulations.


          RESTRICTIONS ON PURCHASE AND TRANSFER OF THE RESIDUAL BONDS


         The Residual Bonds are not offered for sale to any investor that is
(a) a "disqualified organization" as described in "Certain Federal Income Tax Consequences -- Special Tax Considerations Applicable to Residual Bonds -- Restrictions on Transfer of a Residual Bond" in the Prospectus or (b) a Plan or a Plan Investor.

         A Residual Bond may not be transferred except in compliance with the restrictions on transfer set forth in the Indenture. As a prerequisite to any such transfer, the proposed transferee must provide the Indenture Trustee with
(a) a transferee affidavit and agreement to the effect that the transferee is not a disqualified organization or a Non-U.S. Person, (b) one or more investor representation letters to the effect that the transferee is not a Plan Investor described in or subject to the Plan Asset Regulations (as defined herein), and that the proposed transferee either is not an insurance company or is an insurance company and that none of the funds used by it in connection with its purchase of the Residual Bonds will constitute "plan assets" as defined in the Plan Asset Regulations, and (c) a certificate, signed by transferor, stating that the purpose of the proposed transfer is not to impede the assessment or collection of taxes, confirming its investigation of the transferee and absence of actual knowledge on the part of the transferor that the proposed transferee is a disqualified organization or a Non-U.S. Person. A "NON-U.S. PERSON" is a person other than (a) a citizen or resident of the United States, (b) a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof (except, in the case of a partnership, as otherwise provided by Treasury regulations), (c) an estate, the income of which is includible in gross income for United States federal income tax purposes regardless of its source, or (d) a trust whose administration is subject to the primary supervision of a United States Court and which has one or more United States persons who have authority to control all substantial decisions of the trust. Notwithstanding the fulfillment of the prerequisites described above, the Indenture Trustee may withhold registration of a proposed transfer if it has actual knowledge that the proposed transferee is a Non-U.S. Person or a disqualified organization. A transfer in violation of the restrictions set forth herein may subject a Residual Bondholder to taxation and the payment of certain fees to the Indenture Trustee. See "Certain Federal Income Tax Consequences -- Special Tax Considerations Applicable to Residual Bonds -- Restrictions on Transfer of a Residual Bond" in the Prospectus.


                              ERISA CONSIDERATIONS


         Fiduciaries of employee benefit plans and certain other retirement plans and arrangements that are subject to ERISA or corresponding provisions of the Code, including individual retirement accounts and annuities, Keogh plans and collective investment funds in which such plans, accounts, annuities or arrangements are invested (any of the foregoing a "PLAN"), persons acting on behalf of a Plan, or persons using the assets of a Plan ("PLAN INVESTORS"), should review carefully with their legal advisors whether the purchase or holding of the Bonds could either give rise to a transaction that is prohibited under ERISA or the Code or cause the collateral securing the Bonds to be treated as plan assets for purposes of regulations of the Department of Labor set forth in 29 C.F.R. 2510.3-101 (the "PLAN ASSET REGULATIONS").

PROHIBITED TRANSACTIONS

         GENERAL. Section 406 of ERISA prohibits parties in interest or disqualified persons ("PARTIES IN INTEREST") with respect to a Plan from engaging in certain transactions (including loans) involving a Plan and its assets unless a statutory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes (or, in some cases, a civil penalty may be assessed pursuant to section 502(i) of ERISA) on Parties in Interest which engage in non-exempt prohibited transactions.

         PLAN ASSET REGULATION AND THE BONDS. The United States Department of Labor (the "DOL") has issued the Plan Asset Regulations concerning the definition of what constitutes the assets of a Plan for purposes of ERISA and the prohibited transaction provisions of the Code. The Plan Asset Regulations describe the circumstances under which the assets of an entity in which a Plan invests will be considered to be "plan assets" such that any person who exercises control over such assets would be subject to ERISA's fiduciary standards. Under the Plan Asset Regulations, generally when a Plan invests in another entity, the Plan's assets do not include, solely by reason of such investment, any of the underlying assets of the entity. However, the Plan Asset Regulations provide that, if a Plan acquires an "equity interest" in an entity, the assets of the entity will be treated as assets of the Plan investor unless certain exceptions not applicable here apply.

         Under the Plan Asset Regulations, the term "equity interest" is defined as any interest in an entity other than an instrument that is treated as indebtedness under "applicable local law" and which has no "substantial equity features". If the Bonds are not treated as equity interests in the Issuer for purposes of the Plan Asset Regulation, a Plan's investment in the Bonds would not cause the assets of the Issuer to be deemed Plan assets. However, the Issuer, a Master Servicer, the Certificate Trustee, the Indenture Trustee and the Underwriter may be the sponsor of or investment advisor with respect to one or more Plans. Because such parties may receive certain benefits in connection with the sale of Bonds, the purchase of Bonds using Plan assets over which any such parties have investment authority might be deemed to be a violation of the prohibited transaction rules of ERISA and the Code for which no exemption may be available.

         The Bonds may not be purchased with the assets of a Plan if the Issuer, a Master Servicer, the Certificate Trustee, the Indenture Trustee, the Underwriter or any of their respective affiliates (a) has investment or administrative discretion with respect to such Plan assets; (b) has authority or responsibility to give, or regularly gives, investment advice with respect to such Plan assets, for a fee and pursuant to an agreement or understanding that such advice (i) will serve as a primary basis for investment decisions with respect to such Plan assets and (ii) will be based on the particular investment needs for such Plan; or (c) is an employer maintaining or contributing to such Plan.

         If the Bonds are deemed to be equity interests in the Issuer, the Issuer could be considered to hold Plan assets by reason of a Plan's investment in the Bonds. In such an event, the Master Servicers and other persons exercising management or discretionary control over the assets of the Issuer may be deemed to be fiduciaries with respect to investing Plans and thus subject to the fiduciary responsibility provisions of Title I of ERISA, including the prohibited transaction provisions of Section 406 of ERISA, and
Section 4975 of the Code with respect to transactions involving the Issuer's assets. There can be no assurance that any statutory or administrative exemption will apply to all prohibited transactions that might arise in connection with the purchase or holding of an equity interest in the Issuer by a Plan.

         The Residual Bonds are expected to have "substantial equity
characteristics."   Accordingly, no Residual Bond may be acquired by a Plan or
Plan Investor. Although the matter is not entirely clear, the Class B-3, Class 2-B-3 and Class 3-B-3 Bonds and the Interest Only Bonds may have "substantial equity characteristics." Consequently, no transfer of the Class B-3, Class 2-B-3 or Class 3-B-3 Bonds or the Interest Only Bonds will be permitted to be made to any person unless the proposed transferee delivers to the Indenture Trustee either (i) a certificate from such transferee to the effect that such transferee is not a Plan Investor or, in the case of an insurance company, is either not a Plan Investor or is eligible for an exemption from the applicable prohibited transaction provisions of ERISA and the Code, or (ii) an opinion of counsel satisfactory to the Indenture Trustee and the Issuer to the effect that the purchase and holding of such Bonds will not constitute or result in a prohibited transaction under ERISA or the Code and will not subject the Master Servicers, the Certificate Trustee, the Indenture Trustee, the Issuer or their respective affiliates to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in the Indenture (a "BENEFIT PLAN OPINION").

         In addition, without regard to whether the Bonds are considered to be equity interests in the Issuer, certain affiliates of the Issuer or the Master Servicers might be considered or might become Parties in Interest with respect to a Plan. In either case, the acquisition or holding of Bonds by or on behalf of such a Plan could be considered to give rise to an indirect prohibited transaction within the meaning of ERISA and the Code, unless it is subject to one or more exemptions such as Prohibited Transaction Class Exemption ("PTCE") 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager", PTCE 90-1, which exempts certain transactions involving insurance company pooled separate accounts, PTCE-91-38, which exempts certain transactions involving bank collective investment funds, PTCE 95-60, which exempts certain transactions involving insurance company general accounts, or PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by certain "in-house asset managers". Each purchaser or transferee of a Senior Bond, other than the Interest Only Bonds, or Class B-1, Class B-2, Class 2-B-1, Class 2-B-2, Class 3-B-1 or Class 3-B-2 Bond that is a Plan Investor shall be deemed to have represented that the relevant conditions for exemptive relief under at least one of the foregoing exemptions have been satisfied.

         The sale of Offered Bonds to a Plan is in no respect a representation by the Issuer or the Underwriter that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

         ANY PLAN INVESTOR PROPOSING TO INVEST IN THE BONDS SHOULD CONSULT WITH ITS COUNSEL TO CONFIRM THAT SUCH INVESTMENT WILL NOT RESULT IN A PROHIBITED TRANSACTION THAT IS NOT SUBJECT TO AN EXEMPTION AND WILL SATISFY THE OTHER REQUIREMENTS OF ERISA AND THE CODE APPLICABLE TO PLANS.

                                LEGAL INVESTMENT

         The Senior Bonds and the Class B-1, Class 2-B-1 and Class 3-B-1 Bonds will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"), so long as they are rated in at least the second highest rating category by any Rating Agency or another nationally recognized statistical rating organization.

         THE CLASS B-2, CLASS B-3, CLASS 2-B-2, CLASS 2-B-3, CLASS 3-B-2 AND CLASS 3-B-3 BONDS WILL NOT CONSTITUTE "MORTGAGE RELATED SECURITIES" FOR PURPOSES OF SMMEA, BECAUSE THOSE CLASSES ARE NOT RATED IN THE TWO HIGHEST RATING CATEGORIES BY A NATIONALLY RECOGNIZED RATING ORGANIZATION.

         Any financial institution that is subject to the jurisdiction of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Office of Thrift Supervision, the National Credit Union Administration, any state insurance commission, or any other federal or state agencies with similar authority should review any applicable rules, guidelines and regulations prior to purchasing any Bonds. Financial institutions should review and consider the applicability of the Federal Financial Institutions Examination Council Supervisory Policy Statement on the Selection of Securities Dealers and Unsuitable Investment Practices (to the extent adopted by their respective federal regulators), which, among other things, sets forth guidelines for investing in certain types of mortgage related securities and prohibits investment in certain "high-risk" mortgage securities.

         Except as to the status of certain Classes of Offered Bonds as "mortgage related securities", no representations are made as to the proper characterization of any Class of Offered Bonds for legal investment, financial institution registry or other purposes, or as to the ability of particular investors to purchase any Class of Offered Bonds under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of the Offered Bonds. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent any Class of the Offered Bonds constitutes a legal investment or is subject to investment, capital or other restrictions.

         See "Legal Investment" in the Prospectus.

                                  UNDERWRITING


         Subject to the terms and conditions set forth in the underwriting agreement (the "UNDERWRITING AGREEMENT") between the Issuer and Bear, Stearns & Co. Inc. (the "UNDERWRITER"), the Issuer has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase from the Issuer, the Offered Bonds.

         The Underwriting Agreement provides that the obligation of the Underwriter to pay for and accept delivery of the Offered Bonds is subject to, among other things, the receipt of certain legal opinions and to the conditions, among others, that no stop order suspending the effectiveness of the Issuer's Registration Statement shall be in effect, and that no proceedings for such purpose shall be pending before or threatened by the Commission.

         The payment of the Offered Bonds by the Underwriter will be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined, in each case, at the time of sale. The proceeds to the Issuer from the sale of the Offered Bonds will be in an amount set forth on the cover page hereof. The Underwriter may effect such transactions by selling the Offered Bonds to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter for whom they act as agent. In connection with the sale of the Offered Bonds, the Underwriter may be deemed to have received compensation from the Issuer in the form of an underwriting discount. The Underwriter and any dealers that participate with the Underwriter in the payment of the Offered Bonds may be deemed to be underwriters and any profit on the resale of the Offered Bonds positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

         The Underwriting Agreement provides that the Issuer and CMC will indemnify the Underwriter, and under limited circumstances the Underwriter will indemnify the Issuer and CMC, against certain civil liabilities under the Securities Act of 1933, as amended, or, in each case, contribute to payments required to be made in respect thereof.

         There can be no assurance that a secondary market for the Offered Bonds will develop or, if it does develop, that it will continue or will provide investors with a sufficient level of liquidity. The primary source of information available to investors concerning the Offered Bonds will be the monthly statements discussed in the Prospectus under "The Indenture -- Reports by Indenture Trustee to Bondholders", which will include information as to the outstanding principal balance of the Offered Bonds and the status of the applicable form of credit enhancement. There can be no assurance that any additional information regarding the Offered Bonds will be available through any other source. In addition, the Issuer is not aware of any source through which price information about the Offered Bonds will be generally available on an ongoing basis. The limited nature of such information regarding the Offered Bonds may adversely affect the liquidity of the Offered Bonds, even if a secondary market for the Offered Bonds becomes available.

                                USE OF PROCEEDS


         The Issuer will apply the net proceeds from the sale of the Offered Bonds against the purchase price of the Mortgage Loans.

                                 LEGAL MATTERS


         Certain legal matters relating to the Bonds will be passed upon for the Issuer by Andrews & Kurth L.L.P., Dallas, Texas and for the Underwriter by Brown & Wood LLP, New York, New York.

                                     RATING


         It is a condition to the issuance of each Class of Offered Bonds that it receives the ratings set forth below from Moody's and DCR.

Class                          Moody's                DCR
-----                     -----------------     ---------------
Class P                          Aaa                  AAA

Class A-1                        Aaa                  AAA

Class A-2                        Aaa                  AAA

Class A-3                        Aaa                  AAA

Class A-4                        Aaa                  AAA

Class A-5                        Aaa                  AAA

Class A-6                        Aaa                  AAA

Class A-7                        Aaa                  AAA

Class A-8                        Aaa                  AAA

Class A-9                        Aaa                  AAA

Class A-10                       Aaa                  AAA

Class A-11                       Aaa                  AAA

Class A-12                       Aaa                  AAA

Class A-13                       Aaa                  AAA

Class A-14                       Aaa                  AAA

Class A-15                       Aaa                  AAA

Class A-16                       Aaa                  AAA

Class A-17                       Aaa                  AAA

Class A-18                       Aaa                  AAA

Class A-19                       Aaa                  AAA

Class X                          Aaa                  AAA

Class B-1                        -                    AA

Class B-2                        -                    A

Class B-3                        -                    BBB

Class 2-A                        Aaa                  AAA

Class 2-X                        Aaa                  AAA

Class 2-B-1                      -                    AA

Class 2-B-2                      -                    A

Class 2-B-3                      -                    BBB

Class 3-A                        Aaa                  AAA

Class 3-B-1                      -                    AA

Class 3-B-2                      -                    A

Class 3-B-3                      -                    BBB

Class R-1                        Aaa                  AAA

Class R-2                        Aaa                  AAA

Class R-3                        Aaa                  AAA

         The ratings assigned by Moody's and DCR to collateralized mortgage obligations address the likelihood of the receipt of all payments on the underlying collateral by the related bondholders under the agreements pursuant to which such bonds were issued. Moody's and DCR's ratings take into consideration the credit quality of the related mortgage pool, structural and legal aspects associated with such bonds, and the extent to which the payment stream in the mortgage pool is adequate to make payments required under such bonds. Moody's and DCR's ratings on such Bonds do not, however, constitute a statement regarding frequency of prepayments on the mortgages.

         The ratings of the Rating Agencies do not address the possibility that, as a result of principal prepayments or recoveries (i) Bondholders might suffer a lower than anticipated yield and (ii) if there is a rapid rate of principal payments (including principal prepayments) on the Mortgage Loans in Mortgage Loan Group 1 or Mortgage Loan Group 2, investors in the Class A-7, Class A-9 and Class X Bonds, in the case of Mortgage Loan Group 1, or the Class 2-X Bonds, in the case of Mortgage Loan Group 2, could fail to fully recover their initial investment. The ratings on the Class P Bonds only address the return of their principal balance. The ratings on the Residual Bonds address only the return of their principal balance and interest thereon at their respective Bond Interest Rates.

         The ratings assigned to the Offered Bonds should be evaluated independently from similar ratings on other types of securities. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the Rating Agencies.

         The Issuer has not requested a rating of the Offered Bonds by any rating agency other than the Rating Agencies. However, there can be no assurance as to whether any other rating agency will rate the Offered Bonds or, in such event, what rating would be assigned to the Offered Bonds by such other rating agency. The ratings assigned by such other rating agency to the Offered Bonds may be lower than the ratings assigned by the Rating Agencies.

                             PRINCIPAL DEFINITIONS


                                                                                                                     Page
                                                                                                                     ----

"Accrued Bond Interest" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-51
"Adjustment Amount" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-63
"Allocable Share" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-59
"Available Funds" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-45
"BA Loan Sale Agreement"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3
"BA Mortgage Loans" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3, S-34
"BAFSB" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-3, S-13, S-34
"BANTSA"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3, S-34
"Beneficial Owner"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-43
"Benefit Plan Opinion"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-111
"Bond Group"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-11
"Bond Interest Rate"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-17
"Bonds" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-1, S-8, S-11
"Bood-Entry Bonds"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-12
"Book-Entry Termination"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-44
"BSMCC" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3
"Buydown Account" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-96
"Buydown Funds" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-34
"Buydown Loans" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-34
"CCC" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3
"CCC Assignment Agreement"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3
"Cede"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-6
"Cendant" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3, S-13, S-34
"Cendant Loan Sale Agreement" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3
"Cendant Mortgage Loans"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3, S-34
"Certificate Account" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-101
"Certificate Account Advance" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-106
"Certificate Trustee" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3
"Certificates"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3
"Class 2-X Notional Balance"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-2, S-10, S-52
"Class A-15 Incremental Interest Amount"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-46
"Class A-19 Optimal Principal Amount" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-49
"Class A-19 Pro Rata Optimal Principal Amount"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-49
"Class A-7 Notional Balance"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-2, S-9, S-52
"Class A-9 Notional Balance"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-2, S-9, S-52
"Class Current Principal Balance" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-52
"Class Notional Balance"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-52
"Class Prepayment Payment Trigger"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-59
"Class X Notional Balance"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-2, S-10, S-52
"Closing Date"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3
"CMC" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3
"Code"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-27
"Collection Account"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-33
"Commission"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-6
"Compensating Interest Payments"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-53, S-101
"Companion Bonds" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-12
"Component Current Principal Balance" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-52
"Component P Cash Shortfall"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-50
"Component P Deferred Amount" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-61
"Component P Deferred Payment Writedown Amount" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-61
"Component P Principal Payment Amount"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-57

                             PRINCIPAL DEFINITIONS
                                  (Continued)

                                                                                                                     Page
                                                                                                                     ----

"Component P-1" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-2, S-9
"Component P-1 Cash Shortfall"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-49
"Component P-2" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-2, S-9
"Component P-2 Cash Shortfall"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-50
"Component P-3" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-2, S-9
"Corporate Trust Office"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-94
"Cross-Over Date" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-51
"Current Income"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-109
"Current Principal Balance" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-52
"Cut-off Date"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3
"Cypress Center"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-35
"DCR" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-1, S-30
"Debt Service Reduction"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-61
"Defaulted Mortgage Loan" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-100
"Deficient Valuation" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-61
"Determination Date"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-59
"Discount Mortgage Loan"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-54
"DOL" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-110
"Due Date"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-16
"Due Period"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-17
"ERISA" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-29
"Events of Default" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-105
"Excess Recoveries" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-37, S-38
"Excess Special Hazard Loss"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-20, S-62
"Flood Policy"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-42
"FNMA"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-14
"Freddie Mac" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-14
"Group 1 Available Funds" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-45
"Group 1 Bonds" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-11
"Group 1 Mortgage Loans"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-13, S-34
"Group 1 Senior Bonds"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-11
"Group 1 Senior P&I Bonds"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-12
"Group 1 Senior P&I Optimal Principal Amount" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-56
"Group 1 Subordinate Bonds" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-11
"Group 2 Available Funds" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-45
"Group 2 Bonds" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-11
"Group 2 Mortgage Loans"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-13, S-34
"Group 2 Senior Bonds"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-11
"Group 2 Senior P&I Bonds"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-12
"Group 2 Senior P&I Optimal Principal Amount" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-56
"Group 2 Subordinate Bonds" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-11
"Group 3 Available Funds" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-45
"Group 3 Bonds" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-11
"Group 3 Mortgage Loans"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-13, S-34
"Group 3 Senior Bonds"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-11
"Group 3 Senior P&I Bonds"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-12
"Group 3 Senior P&I Optimal Principal Amount" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-56
"Group 3 Subordinate Bonds" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-12
"Group Available Funds" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-45
"Indenture" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3, S-13, S-43
"Indenture Event of Default"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-44, S-51

                             PRINCIPAL DEFINITIONS
                                  (Continued)

                                                                                                                     Page
                                                                                                                     ----

"Indenture Trustee" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3
"Insurance Proceeds"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-59
"Interest Accrual Period" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-17
"Interest Only Bonds" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-11
"Interest Shortfall"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-53
"Issuer"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-3, S-8
"Jumbo Loans" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-14
"LIBOR" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-17
"LIBOR Bonds" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-12
"LIBOR Determination Date"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-53
"Liquidated Mortgage Loan"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-61
"Liquidation Proceeds"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-61
"Loan Sale Agreements"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3
"Loan Seller" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3
"Loan-to-Value Ratio" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-34
"Loss Allocation Limitation"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-62
"Master Servicer" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3
"Master Servicer Remittance Date" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-102
"Master Servicing Fee"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-101
"Material Defect" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-95
"Monthly Advance" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-19
"Monthly Payment" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-60
"Moody's" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-1, S-30
"Mortgage File" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-95
"Mortgage Loan Group" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3, S-13
"Mortgage Loan Group 1" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3
"Mortgage Loan Group 2" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3
"Mortgage Loan Group 3" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3
"Mortgage Loans"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3
"mortgage pool" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3
"Mortgage Pool" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3, S-13
"Mortgage Rate" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-33
"Mortgaged Properties"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-34
"NERDs" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-28
"Net Interest Shortfalls" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-53, S-101
"Net Liquidation Proceeds"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-61
"Net Rate"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-16, S-33
"New Withholding Regulations" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-109
"No Asset, No Income Program" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-40
"Non-Agency Certificates" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3
"Non-Discount Mortgage Loan"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-54
"Non-PO Percentage" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-54
"Non-PO Realized Losses"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-62
"Non-SMMEA Bonds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-31
"Non-U.S. Person" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-109
"Offered Bonds" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-1, S-11
"Offered Subordinate Bonds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-12
"Optional Redemption Date"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-26
"Original Subordinate Principal Balance"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-57
"Other Subordinate Bonds" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-10, S-12
"Outstanding Principal Balance" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-96

                             PRINCIPAL DEFINITIONS
                                  (Continued)

                                                                                                                     Page
                                                                                                                     ----

"P Component" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-11
"PAC Bonds" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-60
"PAC I Bonds" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-60
"PAC II Bonds"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-60
"Parties in Interest" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-110
"Payment Date"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-4, S-17
"Permitted Investments" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-99
"Plan"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-29, S-110
"Plan Asset Regulations"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-110
"Plan Investor" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-5, S-29
"Planned Balance" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-60
"PO Percentage" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-54
"Pooling and Servicing Agreement" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3, S-33
"Prepayment Period" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-17
"Primary Mortgage Insurance Policy" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-42
"Principal Prepayment"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-60
"pro rata"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-51
"Prohibited Transaction Provisions" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-29
"Protected Account" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-101
"PTCE"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-111
"Purchase Agreement"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3, S-33
"Rating Agencies" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-30
"Realized Loss" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-61
"Record Date" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-17
"Redemption Price"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-26
"Reduced Documentation Program" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-40
"Reference Banks" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-53
"Regular Bonds" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-12
"REITs" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-27
"Relief Act"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-53
"Relocation Loans"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-14
"REMIC I" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-26
"REMIC II"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-26
"REMIC III" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-26
"REMIC Regulations" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-28
"REMIC" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-5
"REO Property"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-60
"Repurchase Price"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-96
"Repurchase Proceeds" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-60
"Reserve Interest Rate" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-53
"Residual Bondholders"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-27
"Residual Bonds"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-12
"Richmond Center" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-35
"Rules" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-44
"Scheduled Principal Balance" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-16
"Senior Bonds"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3
"Senior Class"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3
"Senior P&I Bonds"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-12
"Senior P&I Optimal Principal Amount" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-55, S-59
"Senior Percentage" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-56
"Senior Prepayment Percentage"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-57

                             PRINCIPAL DEFINITIONS
                                  (Continued)

                                                                                                                     Page
                                                                                                                     ----

"Senior Prepayment Percentage Stepdown Limitation"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-57
"Servicing Account" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-98
"SMMEA" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-5, S-31, S-111
"SPA" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-66
"Special Allocation Bonds"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3
"Special Hazard Loss" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-61
"Special Hazard Loss Amount"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-62
"Special Hazard Termination Date" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-62
"Standard Hazard Policy"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-42
"Stated Maturity" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-30
"Streamlined Documentation Program" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-40
"Stripped P Components" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-11
"Subordinate Bond Writedown Amount" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-52
"Subordinate Bonds" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-12
"Subordinate Optimal Principal Amount"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-58, S-59
"Subordinate Percentage"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-58
"Subordinate Prepayment Percentage" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-58
"TAPRI" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-108
"Title Insurance Policy"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-43
"Trust" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-3, S-33
"Trust Estate"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3
"UBTI"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-28, S-107
"Underwriter" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-1, S-112
"Underwriting Agreement"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-112

                                                                         ANNEX A


                  CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

         The description herein of the Mortgage Loans and the Mortgage Loan Groups is based upon estimates of the composition of the Mortgage Loans and the Mortgage Loan Groups as of the Cut-off Date, as adjusted for all scheduled principal payments due on or before the Cut-off Date. Prior to the issuance of the Bonds, Mortgage Loans may be removed as a result of (i) Principal Prepayments thereof in full prior to the dates on which BSMCC acquired the Mortgage Loans, (ii) requirements of Moody's or DCR or (iii) delinquencies or otherwise. In any such event, other mortgage loans may be included in the Trusts. The Issuer believes that the estimated information set forth herein with respect to the Mortgage Loans and the Mortgage Loan Groups as currently constituted is generally representative of the characteristics of the Mortgage Loans and the Mortgage Loan Groups as they will be constituted at the time the Bonds are issued, although certain characteristics of the Mortgage Loans and the Mortgage Loan Groups may vary.


     ORIGINAL PRINCIPAL BALANCES OF MORTGAGE LOANS IN MORTGAGE LOAN GROUP 1
                                AVERAGE: $339,483

                                                                                            Aggregate
                                                                         Number of      Principal Balance         % of
                                                                          Mortgage      Outstanding as of       Mortgage
Original Principal Balance                                                 Loans          Cut-off Date         Loan Group
--------------------------                                                 -----          ------------         ----------
Less than $100,000...........................................                  8         $     682,913               0.16%
$100,000 - $149,999..........................................                  8               995,984               0.24
$150,000 - $199,999..........................................                  3               560,512               0.13
$200,000 - $249,999..........................................                146            34,793,244               8.37
$250,000 - $299,999..........................................                388           105,804,328              25.44
$300,000 - $349,999..........................................                242            77,356,952              18.60
$350,000 - $399,999..........................................                150            55,349,567              13.31
$400,000 - $449,999..........................................                 92            38,652,400               9.29
$450,000 - $499,999..........................................                 69            32,576,691               7.83
$500,000 - $599,999..........................................                 79            42,364,451              10.19
$600,000 - $699,999..........................................                 36            22,805,620               5.48
$700,000 or greater..........................................                  5             3,979,208               0.96
                                                                           -----         -------------             -------
         Total...............................................              1,226         $ 415,921,869             100.00%
                                                                           =====         =============             =======

      UNPAID PRINCIPAL BALANCES OF MORTGAGE LOANS IN MORTGAGE LOAN GROUP 1
                                AVERAGE: $339,251

                                                                                            Aggregate
                                                                         Number of      Principal Balance         % of
                                                                          Mortgage      Outstanding as of       Mortgage
Unpaid Principal Balance                                                   Loans          Cut-off Date         Loan Group
------------------------                                                   -----          ------------         ----------
Less than $100,000...........................................                  8         $     682,913               0.16%
$100,000 - $149,999..........................................                  8               995,984               0.24
$150,000 - $199,999..........................................                  3               560,512               0.13
$200,000 - $249,999..........................................                155            37,041,066               8.91
$250,000 - $299,999..........................................                398           109,250,833              26.27
$300,000 - $349,999..........................................                238            76,908,628              18.49
$350,000 - $399,999..........................................                140            52,102,050              12.53
$400,000 - $449,999..........................................                 91            38,449,652               9.24
$450,000 - $499,999..........................................                 72            34,276,813               8.24
$500,000 - $599,999..........................................                 76            41,262,328               9.92
$600,000 - $699,999..........................................                 32            20,411,883               4.91
$700,000 or greater..........................................                  5             3,979,208               0.96
                                                                           -----         -------------             ------
         Total...............................................              1,226         $ 415,921,869             100.00%
                                                                           =====         =============             =======


      MORTGAGE INTEREST RATES AS OF THE CUT-OFF DATE OF MORTGAGE LOANS IN
                             MORTGAGE LOAN GROUP 1
                            WEIGHTED AVERAGE: 7.503%

                                                                                            Aggregate
                                                                         Number of      Principal Balance         % of
                                                                          Mortgage      Outstanding as of       Mortgage
Mortgage Interest Rate                                                     Loans          Cut-off Date         Loan Group
----------------------                                                     -----          ------------         ----------
7.000% or less ..............................................                 60        $   20,025,615               4.81%
7.001% - 7.250%..............................................                224            80,252,163              19.30
7.251% - 7.500%..............................................                386           134,445,872              32.32
7.501% - 7.750%..............................................                430           143,629,402              34.53
7.751% - 8.000%..............................................                 96            29,695,673               7.14
8.001% - 8.250%..............................................                 18             4,782,977               1.15
8.251% - 8.500%..............................................                  9             2,465,627               0.59
8.501% - 8.750%..............................................                  2               309,140               0.07
8.751% - 9.000%..............................................                  1               315,400               0.08
                                                                        --------      ----------------           --------
         Total...............................................              1,226         $ 415,921,869             100.00%
                                                                           =====         =============             =======

 LOAN-TO-VALUE RATIOS AT ORIGINATION OF MORTGAGE LOANS IN MORTGAGE LOAN GROUP 1
                            WEIGHTED AVERAGE: 73.62%

                                                                                            Aggregate
                                                                         Number of      Principal Balance         % of
                                                                          Mortgage      Outstanding as of       Mortgage
Original Loan-to-Value Ratio                                               Loans          Cut-off Date         Loan Group
----------------------------                                               -----          ------------         ----------
50.00% or less    ...........................................                 67         $  25,396,952               6.11%
50.01% - 55.00%..............................................                 28             9,652,822               2.32
55.01% - 60.00%..............................................                 56            19,438,290               4.67
60.01% - 65.00%..............................................                 64            21,793,398               5.24
65.01% - 70.00%..............................................                101            37,935,185               9.12
70.01% - 75.00%..............................................                208            67,602,943              16.25
75.01% - 80.00%..............................................                537           185,635,962              44.63
80.01% - 85.00%..............................................                 26             7,579,848               1.82
85.01% - 90.00%..............................................                107            31,949,930               7.68
90.01% - 95.00%..............................................                 32             8,936,540               2.15
                                                                           -----         -------------             -------
         Total...............................................              1,226         $ 415,921,869             100.00%
                                                                           =====         =============             =======


         PROPERTY TYPES OF MORTGAGED PROPERTIES IN MORTGAGE LOAN GROUP 1

                                                                                            Aggregate
                                                                         Number of      Principal Balance         % of
                                                                          Mortgage      Outstanding as of       Mortgage
Property Type                                                              Loans          Cut-off Date         Loan Group
-------------                                                              -----          ------------         ----------
Single Family Detached.......................................              1,176         $ 400,050,615              96.18%
Two-Family to Four-Family....................................                 13             4,694,518               1.13
Condo    ....................................................                 33            10,112,543               2.43
PUD Attached.................................................                  4             1,064,193               0.26
                                                                           -----         -------------             -------
         Total...............................................              1,226         $ 415,921,869             100.00%
                                                                           =====         =============             =======


            LOAN PURPOSES OF MORTGAGE LOANS IN MORTGAGE LOAN GROUP 1

                                                                                            Aggregate
                                                                         Number of      Principal Balance         % of
                                                                          Mortgage      Outstanding as of       Mortgage
Loan Purpose                                                               Loans          Cut-off Date         Loan Group
------------                                                               -----          ------------         ----------
Purchase.....................................................                431         $ 146,001,382              35.10%
Rate and Term Refinance......................................                561           187,726,789              45.14
Cash Out Refinance...........................................                234            82,193,698              19.76
                                                                           -----         -------------             -------
         Total...............................................              1,226         $ 415,921,869             100.00%
                                                                           =====         =============             =======

        OCCUPANCY STATUS OF MORTGAGED PROPERTIES IN MORTGAGE LOAN GROUP 1

                                                                                            Aggregate
                                                                         Number of      Principal Balance         % of
                                                                          Mortgage      Outstanding as of       Mortgage
Occupancy Status*                                                          Loans          Cut-off Date         Loan Group
----------------                                                           -----          ------------         ----------
Primary Residence............................................              1,187         $ 402,859,113              96.86%
Second/Vacation Home.........................................                 33            11,320,081               2.72
Investor Owned...............................................                  6             1,742,676               0.42
                                                                           -----         -------------             -------
         Total...............................................              1,226         $ 415,921,869             100.00%
                                                                           =====         =============             =======

*  As represented by the Mortgagor.


            ORIGINAL TERMS OF MORTGAGE LOANS IN MORTGAGE LOAN GROUP 1
                          WEIGHTED AVERAGE: 356 MONTHS

                                                                                            Aggregate
                                                                         Number of      Principal Balance         % of
                                                                          Mortgage      Outstanding as of       Mortgage
Original Term                                                              Loans          Cut-off Date         Loan Group
-------------                                                              -----          ------------         ----------
240 Months...................................................                 20         $   6,231,477               1.50%
241 - 359 Months.............................................                 58            15,020,726               3.61
360 Months...................................................              1,148           394,669,666              94.89
                                                                           -----         -------------             -------
         Total...............................................              1,226         $ 415,921,869             100.00%
                                                                           =====         =============             =======


         CALCULATED REMAINING TERMS TO MATURITY OF MORTGAGE LOANS IN
                            MORTGAGE LOAN GROUP 1
                          WEIGHTED AVERAGE: 355 MONTHS

                                                                                            Aggregate
                                                                         Number of      Principal Balance         % of
                                                                          Mortgage      Outstanding as of       Mortgage
Calculated Remaining Term to Maturity                                      Loans          Cut-off Date         Loan Group
-------------------------------------                                      -----          ------------         ----------
181 - 240 Months.............................................                 20         $   6,231,477               1.50%
241 - 300 Months.............................................                 20             4,988,760               1.20
301 - 360 Months.............................................              1,186           404,701,632              97.30
                                                                           -----         -------------             -------
         Total...............................................              1,226         $ 415,921,869             100.00%
                                                                           =====         =============             =======

    GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES IN MORTGAGE LOAN GROUP 1*

                                                                                         Aggregate
                                                                                         Principal
                                                                                          Balance
                                                                    Number of          Outstanding as           % of Mortgage
State                                                             Mortgage Loans      of Cut-off Date            Loan Group
-----                                                             --------------      ---------------            ----------
California..............................................                   713        $ 247,472,495                 59.50%
Massachusetts...........................................                    57           18,369,082                  4.42
New Jersey..............................................                    41           13,128,534                  3.16
Illinois................................................                    31           10,088,166                  2.43
New York................................................                    30            9,689,562                  2.33
Arizona.................................................                    24            9,617,318                  2.31
Texas...................................................                    30            9,410,077                  2.26
Maryland................................................                    27            9,341,280                  2.25
Washington..............................................                    30            9,157,234                  2.20
Virginia................................................                    27            8,933,772                  2.15
Pennsylvania............................................                    22            7,484,401                  1.80
Oregon..................................................                    23            6,879,013                  1.65
Connecticut.............................................                    20            6,737,919                  1.62
Wisconsin...............................................                    12            4,465,912                  1.07
Michigan................................................                    14            4,229,090                  1.02
Colorado................................................                    14            4,224,840                  1.02
Other (no more than 1% in any one of 27 states).........                   111           36,693,175                  8.82
                                                                         -----        -------------                -------
         Total..........................................                 1,226        $ 415,921,869                100.00%
                                                                         =====        =============                =======

----------
* No more than 1.16% (Menlo Park, CA) of the Mortgage Loans in Mortgage Loan Group 1 by unpaid principal balance will be secured by Mortgaged Properties located in any one five-digit ZIP code area in California and no more than 0.50% of the Mortgage Loans in Mortgage Group 1 will be secured by Mortgage Properties located in any one five-digit ZIP code area outside of California.


         DOCUMENTATION TYPES OF MORTGAGE LOANS IN MORTGAGE LOAN GROUP 1

                                                                                           Aggregate
                                                                        Number of      Principal Balance            % of
                                                                         Mortgage      Outstanding as of          Mortgage
Documentation Type                                                        Loans          Cut-off Date            Loan Group
------------------                                                        -----          ------------            ----------
Full/Alternative Documentation..................................           1,211         $ 413,035,031              99.31%
Limited Documentation...........................................              11             2,395,052               0.58
Limited Documentation: No Ratio.................................               4               491,786               0.12
                                                                               -         -------------            --------
         Total..................................................           1,226         $ 415,921,869             100.00%
                                                                           =====         =============             =======

     ORIGINAL PRINCIPAL BALANCES OF MORTGAGE LOANS IN MORTGAGE LOAN GROUP 2
                                AVERAGE: $338,573

                                                                                              Aggregate
                                                                           Number of      Principal Balance         % of
                                                                            Mortgage      Outstanding as of       Mortgage
Original Principal Balance                                                   Loans          Cut-off Date         Loan Group
--------------------------                                                   -----          ------------         ----------
Less than $100,000..............................................               2          $    145,747               0.17%
$100,000 - $149,999.............................................               2               263,342               0.30
$150,000 - $199,999.............................................               2               362,879               0.41
$200,000 - $249,999.............................................              30             7,140,956               8.09
$250,000 - $299,999.............................................              79            21,249,003              24.06
$300,000 - $349,999.............................................              60            18,938,593              21.44
$350,000 - $399,999.............................................              25             9,123,500              10.33
$400,000 - $449,999.............................................              20             8,366,922               9.47
$450,000 - $499,999.............................................              18             8,415,430               9.53
$500,000 - $599,999.............................................              15             7,809,538               8.84
$600,000 - $699,999.............................................               8             5,033,537               5.70
$700,000 or greater.............................................               2             1,468,459               1.66
                                                                             ---          ------------             -------
         Total..................................................             263          $ 88,317,906             100.00%
                                                                             ===          ============             =======


       UNPAID PRINCIPAL BALANCE OF MORTGAGE LOANS IN MORTGAGE LOAN GROUP 2
                                AVERAGE: $335,810

                                                                                              Aggregate
                                                                           Number of      Principal Balance         % of
                                                                            Mortgage      Outstanding as of       Mortgage
Unpaid Principal Balance                                                     Loans          Cut-off Date         Loan Group
------------------------                                                    -----          ------------         ----------
Less than $100,000..............................................               2          $    145,747               0.17%
$100,000 - $149,999.............................................               2               263,342               0.30
$150,000 - $199,999.............................................               2               362,879               0.41
$200,000 - $249,999.............................................              37             8,880,008              10.05
$250,000 - $299,999.............................................              83            22,778,522              25.79
$300,000 - $349,999.............................................              54            17,343,944              19.64
$350,000 - $399,999.............................................              23             8,640,535               9.78
$400,000 - $449,999.............................................              21             8,938,841              10.12
$450,000 - $499,999.............................................              17             8,067,003               9.13
$500,000 - $599,999.............................................              14             7,591,390               8.60
$600,000 - $699,999.............................................               7             4,532,806               5.13
$700,000 or greater.............................................               1               772,889               0.88
                                                                             ---          ------------             -------
         Total..................................................             263          $ 88,317,906             100.00%
                                                                             ===          ============             =======

        MORTGAGE INTEREST RATES AS OF THE CUT-OFF DATE OF MORTGAGE LOANS
                            IN MORTGAGE LOAN GROUP 2
                            WEIGHTED AVERAGE: 7.113%

                                                                                            Aggregate
                                                                         Number of      Principal Balance         % of
                                                                          Mortgage      Outstanding as of       Mortgage
Mortgage Interest Rate                                                     Loans          Cut-off Date         Loan Group
----------------------                                                     -----          ------------         ----------
7.000% or less..................................................             107         $  36,304,237              41.11%
7.001% - 7.250%.................................................              91            31,627,097              35.81
7.251% - 7.500%.................................................              36            11,953,012              13.53
7.501% - 7.750%.................................................              25             7,310,770               8.28
7.751% - 8.000%.................................................               4             1,122,789               1.27
                                                                             ---         -------------             -------
         Total..................................................             263         $  88,317,906             100.00%
                                                                             ===         =============             =======


 LOAN-TO-VALUE RATIOS AT ORIGINATION OF MORTGAGE LOANS IN MORTGAGE LOAN GROUP 2
                            WEIGHTED AVERAGE: 69.42%

                                                                                            Aggregate
                                                                         Number of      Principal Balance         % of
                                                                          Mortgage      Outstanding as of       Mortgage
Original Loan-to-Value Ratio                                               Loans          Cut-off Date         Loan Group
----------------------------                                               -----          ------------         ----------
50.00% or less..................................................              28         $   9,504,726              10.76%
50.01% - 55.00%.................................................              10             3,807,047               4.31
55.01% - 60.00%.................................................              22             7,231,375               8.19
60.01% - 65.00%.................................................              18             7,096,830               8.04
65.01% - 70.00%.................................................              21             8,060,210               9.13
70.01% - 75.00%.................................................              42            13,963,554              15.81
75.01% - 80.00%.................................................              99            31,727,343              35.92
80.01% - 85.00%.................................................               3               786,077               0.89
85.01% - 90.00%.................................................              16             5,001,535               5.66
90.01% - 95.00%.................................................               4             1,139,208               1.29
                                                                             ---         -------------             -------
         Total..................................................             263         $  88,317,906             100.00%
                                                                             ===         =============             =======


          PROPERTY TYPES MORTGAGED PROPERTIES IN MORTGAGE LOAN GROUP 2

                                                                                            Aggregate
                                                                         Number of      Principal Balance            % of
                                                                          Mortgage      Outstanding as of          Mortgage
Property Type                                                              Loans          Cut-off Date            Loan Group
-------------                                                              -----          ------------            ----------
Single Family Detached..........................................             247          $ 82,777,327              93.73%
Two-Family to Four-Family.......................................               2               735,966               0.83
Condo...........................................................              11             3,852,812               4.36
PUD Attached....................................................               3               951,801               1.08
                                                                             ---          ------------             -------
         Total..................................................             263          $ 88,317,906             100.00%
                                                                             ===          ============             =======

            LOAN PURPOSES OF MORTGAGE LOANS IN MORTGAGE LOAN GROUP 2

                                                                                             Aggregate
                                                                          Number of      Principal Balance         % of
                                                                           Mortgage      Outstanding as of       Mortgage
Loan Purpose                                                                Loans          Cut-off Date         Loan Group
------------                                                                -----          ------------         ----------
Purchase........................................................              89         $  28,938,652              32.77%
Rate and Term Refinance.........................................             126            44,430,893              50.31
Cash Out Refinance..............................................              48            14,948,361              16.93
                                                                             ---         -------------             ------
         Total..................................................             263         $  88,317,906             100.00%
                                                                             ===         =============             =======


        OCCUPANCY STATUS OF MORTGAGED PROPERTIES IN MORTGAGE LOAN GROUP 2

                                                                                          Aggregate
                                                                        Number of      Principal Balance            % of
                                                                         Mortgage      Outstanding as of          Mortgage
Occupancy Status*                                                         Loans          Cut-off Date            Loan Group
----------------                                                          -----          ------------            ----------
Primary Residence...............................................             251         $  84,801,419              96.02%
Second/Vacation Home............................................              11             3,467,761               3.93
Investor Owned..................................................               1                48,726               0.06
                                                                             ---         -------------             -------
         Total..................................................             263         $  88,317,906             100.00%
                                                                             ===         =============             =======

*  As represented by the Mortgagor.


            ORIGINAL TERMS OF MORTGAGE LOANS IN MORTGAGE LOAN GROUP 2
                          WEIGHTED AVERAGE: 180 MONTHS

                                                                                             Aggregate
                                                                         Number of      Principal Balance            % of
                                                                          Mortgage      Outstanding as of          Mortgage
Original Term                                                              Loans          Cut-off Date            Loan Group
-------------                                                              -----          ------------            ----------
180 Months......................................................             263           $88,317,906             100.00%
                                                                             ---           -----------             -------
         Total..................................................             263           $88,317,906             100.00%
                                                                             ===           ===========             =======


         CALCULATED REMAINING TERMS OF MATURITY OF MORTGAGE LOANS IN
                            MORTGAGE LOAN GROUP 2
                          WEIGHTED AVERAGE: 178 MONTHS

                                                                                            Aggregate
                                                                         Number of      Principal Balance            % of
                                                                          Mortgage      Outstanding as of          Mortgage
Calculated Remaining Term to Maturity                                      Loans          Cut-off Date            Loan Group
-------------------------------------                                      -----          ------------            ----------
180 Months or less..............................................             263           $88,317,906             100.00%
                                                                             ---           -----------             -------
         Total..................................................             263           $88,317,906             100.00%
                                                                             ===           ===========             =======

    GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES IN MORTGAGE LOAN GROUP 2*

                                                                                            Aggregate
                                                                         Number of      Principal Balance            % of
                                                                          Mortgage      Outstanding as of          Mortgage
State                                                                      Loans          Cut-off Date            Loan Group
-----                                                                      -----          ------------            ----------
California..................................................                 110          $ 39,959,411              45.24%
New Jersey..................................................                  20             6,212,948               7.03
Wisconsin...................................................                  19             5,623,687               6.37
Massachusetts...............................................                  11             3,957,873               4.48
Florida.....................................................                   9             3,309,262               3.75
Colorado....................................................                   8             2,518,024               2.85
Georgia.....................................................                   6             2,238,730               2.53
Virginia....................................................                   7             2,055,730               2.33
Pennsylvania................................................                   8             1,949,483               2.21
Connecticut.................................................                   5             1,796,623               2.03
Maryland....................................................                   6             1,725,050               1.95
New York .......................................................               5             1,710,702               1.94
Washington......................................................               5             1,649,337               1.87
Illinois........................................................               5             1,477,350               1.67
Missouri........................................................               4             1,439,491               1.63
Texas...........................................................               4             1,222,591               1.38
Arizona.........................................................               3             1,169,555               1.32
Louisiana.......................................................               3             1,034,690               1.17
Other (no more than 1% in any one of 19 states).................              25             7,267,367               8.23
                                                                             ---          ------------             -------
  Total.....................................................                 263          $ 88,317,906             100.00%
                                                                             ===          ============             =======


* No more than 1.35% (Lafayette, CA) of the Mortgage Loans in Mortgage Loan Group 2 by unpaid principal balance will be secured by Mortgaged Properties located in any one five-digit ZIP code area in California and no more than 0.95% of the Mortgage Loans in Mortgage Loan Group 2 will be secured by Mortgaged Properties located in any one five-digit ZIP code area outside of California.


         DOCUMENTATION TYPES OF MORTGAGE LOANS IN MORTGAGE LOAN GROUP 2

                                                                                            Aggregate
                                                                         Number of      Principal Balance           % of
                                                                          Mortgage      Outstanding as of         Mortgage
Documentation Type                                                         Loans          Cut-off Date           Loan Group
------------------                                                         -----          ------------           ----------
Full / Alternative Documentation............................                 261          $ 87,895,078              99.52%
Limited Documentation.......................................                   1               300,606               0.34
Limited Documentation:  No Ratio............................                   1               122,222               0.14
                                                                             ---          ------------             -------
  Total.....................................................                 263          $ 88,317,906             100.00%
                                                                             ===          ============             =======

     ORIGINAL PRINCIPAL BALANCES OF MORTGAGE LOANS IN MORTGAGE LOAN GROUP 3
                                AVERAGE: $312,643

                                                                                           Aggregate
                                                                        Number of      Principal Balance            % of
                                                                         Mortgage      Outstanding as of          Mortgage
Original Principal Balance                                                Loans          Cut-off Date            Loan Group
--------------------------                                                -----          ------------            ----------
$200,000 - $249,999.........................................                  65          $ 15,480,798              17.29%
$250,000 - $299,999.........................................                  92            24,950,204              27.86
$300,000 - $349,999.........................................                  58            18,302,612              20.44
$350,000 - $399,999.........................................                  35            12,917,517              14.42
$400,000 - $449,999.........................................                  16             6,739,291               7.53
$450,000 - $499,999.........................................                   9             4,179,904               4.67
$500,000 - $599,999.........................................                   7             3,815,110               4.26
$600,000 - $699,999.........................................                   5             3,171,450               3.54
                                                                             ---          ------------             -------
  Total.....................................................                 287          $ 89,556,886             100.00%
                                                                             ===          ============             =======


      UNPAID PRINCIPAL BALANCES OF MORTGAGE LOANS IN MORTGAGE LOAN GROUP 3
                                AVERAGE: $312,045

                                                                                             Aggregate
                                                                          Number of      Principal Balance         % of
                                                                           Mortgage      Outstanding as of       Mortgage
Unpaid Principal Balance                                                    Loans          Cut-off Date         Loan Group
------------------------                                                    -----          ------------         ----------
$200,000 - $249,999.........................................                  74         $  17,723,845              19.79%
$250,000 - $299,999.........................................                  93            25,700,036              28.70
$300,000 - $349,999.........................................                  53            17,055,461              19.04
$350,000 - $399,999.........................................                  33            12,369,684              13.81
$400,000 - $449,999.........................................                  14             5,990,675               6.69
$450,000 - $499,999.........................................                   8             3,730,626               4.17
$500,000 - $599,999.........................................                   8             4,413,589               4.93
$600,000 - $699,999.........................................                   4             2,572,971               2.87
                                                                             ---         -------------             -------
  Total.....................................................                 287         $  89,556,886             100.00%
                                                                             ===         =============             =======


        MORTGAGE INTEREST RATES AS OF THE CUT-OFF DATE OF MORTGAGE LOANS
                            IN MORTGAGE LOAN GROUP 3
                            WEIGHTED AVERAGE: 7.110%

                                                                                             Aggregate
                                                                          Number of      Principal Balance         % of
                                                                           Mortgage      Outstanding as of       Mortgage
Mortgage Interest Rate                                                      Loans          Cut-off Date         Loan Group
----------------------                                                      -----          ------------         ----------
7.000% or less..............................................                 133          $ 42,355,776              47.29%
7.001% - 7.250%.............................................                  89            27,205,721              30.38
7.251% - 7.500%.............................................                  41            12,674,957              14.15
7.501% - 7.750%.............................................                  22             6,721,383               7.51
7.751% - 8.000%.............................................                   2               599,049               0.67
                                                                             ---          ------------             -------
  Total.....................................................                 287          $ 89,556,886             100.00%
                                                                             ===          ============             =======

 LOAN-TO-VALUE RATIOS AT ORIGINATION OF MORTGAGE LOANS IN MORTGAGE LOAN GROUP 3
                            WEIGHTED AVERAGE: 79.98%

                                                                                             Aggregate
                                                                          Number of      Principal Balance         % of
                                                                           Mortgage      Outstanding as of       Mortgage
Original Loan-to-Value Ratio                                                Loans          Cut-off Date         Loan Group
----------------------------                                                -----          ------------         ----------
50.00% or less..............................................                   4          $  1,269,465               1.42%
50.01% - 55.00%.............................................                   6             1,685,433               1.88
55.01% - 60.00%.............................................                   2               570,767               0.64
60.01% - 65.00%.............................................                  12             3,564,320               3.98
65.01% - 70.00%.............................................                  12             3,484,869               3.89
70.01% - 75.00%.............................................                  19             5,788,668               6.46
75.01% - 80.00%.............................................                 145            47,999,627              53.60
80.01% - 85.00%.............................................                   7             1,967,756               2.20
85.01% - 90.00%.............................................                  57            16,558,350              18.49
90.01% - 95.00%.............................................                  23             6,667,630               7.45
                                                                             ---          ------------             -------
  Total.....................................................                 287          $ 89,556,886             100.00%
                                                                             ===          ============             =======


         PROPERTY TYPES OF MORTGAGED PROPERTIES IN MORTGAGE LOAN GROUP 3

                                                                                            Aggregate
                                                                         Number of      Principal Balance            % of
                                                                          Mortgage      Outstanding as of          Mortgage
Property Type                                                              Loans          Cut-off Date            Loan Group
-------------                                                              -----          ------------            ----------
Single Family Detached......................................                 277         $  86,375,921              96.45%
Condo.......................................................                  10             3,180,965               3.55
                                                                             ---         -------------             -------
  Total.....................................................                 287         $  89,556,886             100.00%
                                                                             ===         =============             =======


            LOAN PURPOSES OF MORTGAGE LOANS IN MORTGAGE LOAN GROUP 3

                                                                                             Aggregate
                                                                          Number of      Principal Balance         % of
                                                                           Mortgage      Outstanding as of       Mortgage
Loan Purpose                                                                Loans          Cut-off Date         Loan Group
------------                                                                -----          ------------         ----------
Purchase....................................................                 286          $ 89,259,651              99.67%
Cash Out Refinance..........................................                   1               297,235               0.33
                                                                             ---          ------------             -------
  Total.....................................................                 287          $ 89,556,886             100.00%
                                                                             ===          ============             =======


        OCCUPANCY STATUS OF MORTGAGED PROPERTIES IN MORTGAGE LOAN GROUP 3

                                                                                             Aggregate
                                                                          Number of      Principal Balance         % of
                                                                           Mortgage      Outstanding as of       Mortgage
Occupancy Status*                                                           Loans          Cut-off Date         Loan Group
----------------                                                            -----          ------------         ----------
Primary Residence...........................................                 287          $ 89,556,886             100.00%
                                                                             ---          ------------             -------
  Total.....................................................                 287          $ 89,556,886             100.00%
                                                                             ===          ============             =======

*  As represented by the Mortgagor.

            ORIGINAL TERMS OF MORTGAGE LOANS IN MORTGAGE LOAN GROUP 3
                          WEIGHTED AVERAGE: 346 MONTHS

                                                                                             Aggregate
                                                                          Number of      Principal Balance         % of
                                                                           Mortgage      Outstanding as of       Mortgage
Original Term                                                               Loans          Cut-off Date         Loan Group
-------------                                                               -----          ------------         ----------
180 Months..................................................                  22         $   6,712,608               7.50%
240 Months..................................................                   2               586,348               0.65
360 Months..................................................                 263            82,257,930              91.85
                                                                             ---         -------------             -------
  Total.....................................................                 287         $  89,556,886             100.00%
                                                                             ===         =============             =======



           CALCULATED REMAINING TERMS TO MATURITY OF MORTGAGE LOANS IN
                              MORTGAGE LOAN GROUP 3
                          WEIGHTED AVERAGE: 344 MONTHS

                                                                                             Aggregate
                                                                          Number of      Principal Balance         % of
                                                                           Mortgage      Outstanding as of       Mortgage
Calculated Remaining Term to Maturity                                       Loans          Cut-off Date         Loan Group
-------------------------------------                                       -----          ------------         ----------
180 Months or less..........................................                  22         $   6,712,608               7.50%
181 - 240 Months............................................                   2               586,348               0.65
301 - 360 Months............................................                 263            82,257,930              91.85
                                                                             ---         -------------             -------
  Total.....................................................                 287         $  89,556,886             100.00%
                                                                             ===         =============             =======

    GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES IN MORTGAGE LOAN GROUP 3*

                                                                                             Aggregate
                                                                          Number of      Principal Balance         % of
                                                                           Mortgage      Outstanding as of       Mortgage
State                                                                       Loans          Cut-off Date         Loan Group
-----                                                                       -----          ------------         ----------
California..................................................                  72        $   24,376,919              27.22%
Illinois....................................................                  21             7,048,983               7.87
Texas.......................................................                  24             6,689,614               7.47
Washington..................................................                  20             5,681,987               6.34
Georgia.....................................................                  16             4,739,406               5.29
New Jersey..................................................                  16             4,433,432               4.95
Connecticut.................................................                  12             4,190,629               4.68
Pennsylvania................................................                  12             3,676,719               4.11
Massachusetts...............................................                  11             3,472,315               3.88
North Carolina..............................................                  11             3,303,799               3.69
Colorado....................................................                   9             2,462,376               2.75
Arizona ........................................................               7             2,411,874               2.69
Virginia........................................................               8             2,380,657               2.66
New York........................................................               5             2,089,433               2.33
Florida.........................................................               6             2,016,871               2.25
Maryland........................................................               5             1,681,413               1.88
Tennessee.......................................................               6             1,608,337               1.80
Michigan........................................................               4             1,138,505               1.27
Other (no more than 1% in any one of 15 states).................              22             6,153,619               6.87
                                                                             ---        --------------             -------
  Total.....................................................                 287        $   89,556,886             100.00%
                                                                             ===        ==============             =======

------------
* No more than 1.51% (Coto De Caz, CA) of the Mortgage Loans in Mortgage Loan Group 3 by unpaid principal balance will be secured by Mortgaged Properties located in any one five-digit ZIP code area in California and no more than 1.46% of the Mortgage Loans in Mortgage Loan Group 3 will be secured by Mortgaged Properties located in any one five-digit ZIP code area outside of California.


         DOCUMENTATION TYPES OF MORTGAGE LOANS IN MORTGAGE LOAN GROUP 3

                                                                                             Aggregate
                                                                         Number of      Principal Balance         % of
                                                                           Mortgage      Outstanding as of       Mortgage
Documentation Type                                                          Loans          Cut-off Date         Loan Group
------------------                                                          -----          ------------         ----------
Full / Alternative Documentation............................                 286         $  89,129,573              99.52%
Limited Documentation.......................................                   1               427,313               0.48
                                                                             ---         -------------             -------
  Total.....................................................                 287         $  89,556,886             100.00%
                                                                             ===         =============             =======

                                                                         ANNEX B

                                PLANNED BALANCES

        The Planned Balance of the Bonds set forth below for each Payment Date will be used to determine the allocation of principal and interest on the Bonds as described in "Description of the Bonds -- Payments on the Bonds". The actual Class Current Principal Balances of the Bonds could be substantially higher or lower than the Planned Balance for any Payment Date set forth below.

                 CLASS A-1        CLASS A-2        CLASS A-3        CLASS A-4        CLASS A-5       CLASS A-6
                  PLANNED          PLANNED          PLANNED          PLANNED          PLANNED         PLANNED
PAYMENT DATE      BALANCE          BALANCE          BALANCE          BALANCE          BALANCE         BALANCE
------------      -------          -------          -------          -------          -------         -------

Mar-98        $11,738,000.00   $13,947,904.00   $24,555,000.00   $40,938,000.00   $24,875,000.00   $7,610,000.00
Apr-98         11,738,000.00    13,947,904.00    24,555,000.00    40,938,000.00    24,875,000.00    7,610,000.00
May-98         11,738,000.00    13,947,904.00    24,555,000.00    40,938,000.00    24,875,000.00    7,610,000.00
Jun-98         11,738,000.00    13,947,904.00    24,555,000.00    40,938,000.00    24,875,000.00    7,610,000.00
Jul-98         11,738,000.00    13,947,904.00    24,555,000.00    40,938,000.00    24,875,000.00    7,610,000.00
Aug-98         11,738,000.00    13,947,904.00    24,555,000.00    40,938,000.00    24,875,000.00    7,610,000.00
Sep-98         11,738,000.00    13,947,904.00    24,555,000.00    40,938,000.00    24,875,000.00    7,610,000.00
Oct-98         11,738,000.00    13,947,904.00    24,555,000.00    40,938,000.00    24,875,000.00    7,610,000.00
Nov-98         11,738,000.00    13,947,904.00    24,555,000.00    40,938,000.00    24,875,000.00    7,610,000.00
Dec-98         11,738,000.00    13,947,904.00    24,555,000.00    40,938,000.00    24,875,000.00    7,610,000.00
Jan-99         11,738,000.00    13,947,904.00    24,555,000.00    40,938,000.00    24,875,000.00    7,610,000.00
Feb-99         11,738,000.00    13,947,904.00    24,555,000.00    40,938,000.00    24,875,000.00    7,610,000.00
Mar-99         11,738,000.00    13,947,904.00    24,555,000.00    40,938,000.00    24,875,000.00    7,610,000.00
Apr-99         11,738,000.00    13,947,904.00    24,555,000.00    40,938,000.00    24,875,000.00    7,610,000.00
May-99         11,738,000.00    13,947,904.00    24,555,000.00    40,938,000.00    24,875,000.00    7,610,000.00
Jun-99         11,738,000.00    13,947,904.00    24,555,000.00    40,938,000.00    24,875,000.00    7,610,000.00
Jul-99         11,738,000.00    13,947,904.00    24,555,000.00    40,938,000.00    24,875,000.00    7,610,000.00
Aug-99         11,738,000.00    13,947,904.00    24,555,000.00    40,938,000.00    24,875,000.00    7,610,000.00
Sep-99         11,738,000.00    13,947,904.00    24,555,000.00    40,938,000.00    24,875,000.00    7,610,000.00
Oct-99         11,738,000.00    13,947,904.00    24,555,000.00    40,938,000.00    24,875,000.00    7,610,000.00
Nov-99         11,738,000.00    13,947,904.00    24,555,000.00    40,938,000.00    24,875,000.00    7,610,000.00
Dec-99         11,738,000.00    13,947,904.00    24,555,000.00    40,938,000.00    24,875,000.00    7,610,000.00
Jan-2000       11,738,000.00    13,947,904.00    24,555,000.00    40,938,000.00    24,875,000.00    7,610,000.00
Feb-2000       11,738,000.00    13,947,904.00    24,555,000.00    40,938,000.00    24,875,000.00    7,610,000.00
Mar-2000       11,738,000.00    13,947,904.00    24,555,000.00    40,938,000.00    24,875,000.00    7,610,000.00
Apr-2000       10,042,954.82    13,947,904.00    24,555,000.00    40,938,000.00    24,875,000.00    7,610,000.00
May-2000        8,286,884.93    13,947,904.00    24,555,000.00    40,938,000.00    24,875,000.00    7,610,000.00
Jun-2000        6,483,737.67    13,947,904.00    24,555,000.00    40,938,000.00    24,875,000.00    7,610,000.00
Jul-2000        4,635,190.44    13,947,904.00    24,555,000.00    40,938,000.00    24,875,000.00    7,610,000.00
Aug-2000        2,746,004.94    13,947,904.00    24,555,000.00    40,938,000.00    24,875,000.00    7,610,000.00
Sep-2000          843,073.27    13,947,904.00    24,555,000.00    40,938,000.00    24,875,000.00    7,610,000.00
Oct-2000                0.00    13,259,617.82    24,555,000.00    40,938,000.00    24,875,000.00    7,610,000.00
Nov-2000                0.00    12,025,462.10    24,555,000.00    40,938,000.00    24,875,000.00    7,610,000.00
Dec-2000                0.00    10,799,445.17    24,555,000.00    40,938,000.00    24,875,000.00    7,610,000.00
Jan-2001                0.00     9,581,514.97    24,555,000.00    40,938,000.00    24,875,000.00    7,610,000.00
Feb-2001                0.00     8,371,619.75    24,555,000.00    40,938,000.00    24,875,000.00    7,610,000.00

                 CLASS A-1        CLASS A-2        CLASS A-3        CLASS A-4        CLASS A-5       CLASS A-6
                  PLANNED          PLANNED          PLANNED          PLANNED          PLANNED         PLANNED
PAYMENT DATE      BALANCE          BALANCE          BALANCE          BALANCE          BALANCE         BALANCE
------------      -------          -------          -------          -------          -------         -------

Mar-2001         $   0.00      $7,169,708.11   $ 24,555,000.00  $ 40,938,000.00  $ 24,875,000.00  $ 7,610,000.00
Apr-2001             0.00       5,975,729.00     24,555,000.00    40,938,000.00    24,875,000.00    7,610,000.00
May-2001             0.00       4,789,631.68     24,555,000.00    40,938,000.00    24,875,000.00    7,610,000.00
Jun-2001             0.00       3,611,365.77     24,555,000.00    40,938,000.00    24,875,000.00    7,610,000.00
Jul-2001             0.00       2,440,881.19     24,555,000.00    40,938,000.00    24,875,000.00    7,610,000.00
Aug-2001             0.00       1,278,128.23     24,555,000.00    40,938,000.00    24,875,000.00    7,610,000.00
Sep-2001             0.00         123,057.46     24,555,000.00    40,938,000.00    24,875,000.00    7,610,000.00
Oct-2001             0.00               0.00     22,708,337.50    40,938,000.00    24,875,000.00    7,610,000.00
Nov-2001             0.00               0.00     20,653,510.24    40,938,000.00    24,875,000.00    7,610,000.00
Dec-2001             0.00               0.00     18,612,268.05    40,938,000.00    24,875,000.00    7,610,000.00
Jan-2002             0.00               0.00     16,584,524.17    40,938,000.00    24,875,000.00    7,610,000.00
Feb-2002             0.00               0.00     14,570,192.42    40,938,000.00    24,875,000.00    7,610,000.00
Mar-2002             0.00               0.00     12,569,187.18    40,938,000.00    24,875,000.00    7,610,000.00
Apr-2002             0.00               0.00     10,581,423.39    40,938,000.00    24,875,000.00    7,610,000.00
May-2002             0.00               0.00      8,606,816.57    40,938,000.00    24,875,000.00    7,610,000.00
Jun-2002             0.00               0.00      6,645,282.76    40,938,000.00    24,875,000.00    7,610,000.00
Jul-2002             0.00               0.00      4,696,738.58    40,938,000.00    24,875,000.00    7,610,000.00
Aug-2002             0.00               0.00      2,761,101.18    40,938,000.00    24,875,000.00    7,610,000.00
Sep-2002             0.00               0.00        838,288.27    40,938,000.00    24,875,000.00    7,610,000.00
Oct-2002             0.00               0.00              0.00    39,901,838.58    24,875,000.00    7,610,000.00
Nov-2002             0.00               0.00              0.00    38,067,489.99    24,875,000.00    7,610,000.00
Dec-2002             0.00               0.00              0.00    36,245,304.09    24,875,000.00    7,610,000.00
Jan-2003             0.00               0.00              0.00    34,435,203.42    24,875,000.00    7,610,000.00
Feb-2003             0.00               0.00              0.00    32,637,110.98    24,875,000.00    7,610,000.00
Mar-2003             0.00               0.00              0.00    30,850,950.30    24,875,000.00    7,610,000.00
Apr-2003             0.00               0.00              0.00    29,180,973.18    24,875,000.00    7,610,000.00
May-2003             0.00               0.00              0.00    27,522,568.57    24,875,000.00    7,610,000.00
Jun-2003             0.00               0.00              0.00    25,875,661.74    24,875,000.00    7,610,000.00
Jul-2003             0.00               0.00              0.00    24,240,178.47    24,875,000.00    7,610,000.00
Aug-2003             0.00               0.00              0.00    22,616,045.00    24,875,000.00    7,610,000.00
Sep-2003             0.00               0.00              0.00    21,003,188.05    24,875,000.00    7,610,000.00
Oct-2003             0.00               0.00              0.00    19,125,058.69    24,875,000.00    7,610,000.00
Nov-2003             0.00               0.00              0.00    17,144,856.00    24,875,000.00    7,610,000.00
Dec-2003             0.00               0.00              0.00    15,230,152.29    24,875,000.00    7,610,000.00
Jan-2004             0.00               0.00              0.00    13,384,331.97    24,875,000.00    7,610,000.00
Feb-2004             0.00               0.00              0.00    11,605,230.30    24,875,000.00    7,610,000.00
Mar-2004             0.00               0.00              0.00     9,890,748.02    24,875,000.00    7,610,000.00
Apr-2004             0.00               0.00              0.00     8,398,441.30    24,875,000.00    7,610,000.00
May-2004             0.00               0.00              0.00     6,963,286.97    24,875,000.00    7,610,000.00
Jun-2004             0.00               0.00              0.00     5,583,425.12    24,875,000.00    7,610,000.00
Jul-2004             0.00               0.00              0.00     4,257,053.07    24,875,000.00    7,610,000.00
Aug-2004             0.00               0.00              0.00     2,982,423.63    24,875,000.00    7,610,000.00
Sep-2004             0.00               0.00              0.00     1,757,843.47    24,875,000.00    7,610,000.00
Oct-2004             0.00               0.00              0.00       581,671.48    24,875,000.00    7,610,000.00

                 CLASS A-1        CLASS A-2        CLASS A-3        CLASS A-4        CLASS A-5          CLASS A-6
                  PLANNED          PLANNED          PLANNED          PLANNED          PLANNED            PLANNED
PAYMENT DATE      BALANCE          BALANCE          BALANCE          BALANCE          BALANCE            BALANCE
------------      -------          -------          -------          -------          -------            -------

Nov-2004        $    0.00         $    0.00        $    0.00        $    0.00      $24,875,000.00    $ 7,062,317.21
Dec-2004             0.00              0.00             0.00             0.00       24,875,000.00      5,978,239.30
Jan-2005             0.00              0.00             0.00             0.00       24,875,000.00      4,937,944.05
Feb-2005             0.00              0.00             0.00             0.00       24,875,000.00      3,939,983.97
Mar-2005             0.00              0.00             0.00             0.00       24,875,000.00      2,982,956.38
Apr-2005             0.00              0.00             0.00             0.00       24,875,000.00      2,340,809.73
May-2005             0.00              0.00             0.00             0.00       24,875,000.00      1,728,426.97
Jun-2005             0.00              0.00             0.00             0.00       24,875,000.00      1,144,725.98
Jul-2005             0.00              0.00             0.00             0.00       24,875,000.00        588,660.33
Aug-2005             0.00              0.00             0.00             0.00       24,875,000.00         59,218.16
Sep-2005             0.00              0.00             0.00             0.00       24,875,000.00              0.00
Oct-2005             0.00              0.00             0.00             0.00       24,875,000.00              0.00
Nov-2005             0.00              0.00             0.00             0.00       24,875,000.00              0.00
Dec-2005             0.00              0.00             0.00             0.00       24,875,000.00              0.00
Jan-2006             0.00              0.00             0.00             0.00       24,875,000.00              0.00
Feb-2006             0.00              0.00             0.00             0.00       24,875,000.00              0.00
Mar-2006             0.00              0.00             0.00             0.00       24,875,000.00              0.00
Apr-2006             0.00              0.00             0.00             0.00       24,875,000.00              0.00
May-2006             0.00              0.00             0.00             0.00       24,875,000.00              0.00
Jun-2006             0.00              0.00             0.00             0.00       24,875,000.00              0.00
Jul-2006             0.00              0.00             0.00             0.00       24,875,000.00              0.00
Aug-2006             0.00              0.00             0.00             0.00       24,875,000.00              0.00
Sep-2006             0.00              0.00             0.00             0.00       24,875,000.00              0.00
Oct-2006             0.00              0.00             0.00             0.00       24,875,000.00              0.00
Nov-2006             0.00              0.00             0.00             0.00       24,875,000.00              0.00
Dec-2006             0.00              0.00             0.00             0.00       24,875,000.00              0.00
Jan-2007             0.00              0.00             0.00             0.00       24,875,000.00              0.00
Feb-2007             0.00              0.00             0.00             0.00       24,875,000.00              0.00
Mar-2007             0.00              0.00             0.00             0.00       24,875,000.00              0.00
Apr-2007             0.00              0.00             0.00             0.00       24,875,000.00              0.00
May-2007             0.00              0.00             0.00             0.00       24,875,000.00              0.00
Jun-2007             0.00              0.00             0.00             0.00       24,875,000.00              0.00
Jul-2007             0.00              0.00             0.00             0.00       24,875,000.00              0.00
Aug-2007             0.00              0.00             0.00             0.00       24,875,000.00              0.00
Sep-2007             0.00              0.00             0.00             0.00       24,875,000.00              0.00
Oct-2007             0.00              0.00             0.00             0.00       24,875,000.00              0.00
Nov-2007             0.00              0.00             0.00             0.00       24,875,000.00              0.00
Dec-2007             0.00              0.00             0.00             0.00       24,875,000.00              0.00
Jan-2008             0.00              0.00             0.00             0.00       24,875,000.00              0.00
Feb-2008             0.00              0.00             0.00             0.00       24,875,000.00              0.00
Mar-2008             0.00              0.00             0.00             0.00       24,875,000.00              0.00
Apr-2008             0.00              0.00             0.00             0.00       24,591,581.71              0.00
May-2008             0.00              0.00             0.00             0.00       23,906,275.20              0.00
Jun-2008             0.00              0.00             0.00             0.00       23,231,864.24              0.00

                 CLASS A-1        CLASS A-2        CLASS A-3        CLASS A-4        CLASS A-5          CLASS A-6
                  PLANNED          PLANNED          PLANNED          PLANNED          PLANNED            PLANNED
PAYMENT DATE      BALANCE          BALANCE          BALANCE          BALANCE          BALANCE            BALANCE
------------      -------          -------          -------          -------          -------            -------

Jul-2008        $     0.00        $    0.00        $    0.00        $    0.00      $22,568,180.40       $     0.00
Aug-2008              0.00             0.00             0.00             0.00       21,915,057.85             0.00
Sep-2008              0.00             0.00             0.00             0.00       21,272,333.26             0.00
Oct-2008              0.00             0.00             0.00             0.00       20,639,845.79             0.00
Nov-2008              0.00             0.00             0.00             0.00       20,017,437.04             0.00
Dec-2008              0.00             0.00             0.00             0.00       19,404,951.06             0.00
Jan-2009              0.00             0.00             0.00             0.00       18,802,234.23             0.00
Feb-2009              0.00             0.00             0.00             0.00       18,209,135.29             0.00
Mar-2009              0.00             0.00             0.00             0.00       17,625,505.29             0.00
Apr-2009              0.00             0.00             0.00             0.00       17,051,197.53             0.00
May-2009              0.00             0.00             0.00             0.00       16,486,067.57             0.00
Jun-2009              0.00             0.00             0.00             0.00       15,929,973.17             0.00
Jul-2009              0.00             0.00             0.00             0.00       15,382,774.25             0.00
Aug-2009              0.00             0.00             0.00             0.00       14,844,332.85             0.00
Sep-2009              0.00             0.00             0.00             0.00       14,314,513.14             0.00
Oct-2009              0.00             0.00             0.00             0.00       13,793,181.36             0.00
Nov-2009              0.00             0.00             0.00             0.00       13,280,205.75             0.00
Dec-2009              0.00             0.00             0.00             0.00       12,775,456.63             0.00
Jan-2010              0.00             0.00             0.00             0.00       12,278,806.25             0.00
Feb-2010              0.00             0.00             0.00             0.00       11,790,128.80             0.00
Mar-2010              0.00             0.00             0.00             0.00       11,309,300.44             0.00
Apr-2010              0.00             0.00             0.00             0.00       10,836,199.17             0.00
May-2010              0.00             0.00             0.00             0.00       10,370,704.87             0.00
Jun-2010              0.00             0.00             0.00             0.00        9,912,699.27             0.00
Jul-2010              0.00             0.00             0.00             0.00        9,462,065.91             0.00
Aug-2010              0.00             0.00             0.00             0.00        9,018,690.07             0.00
Sep-2010              0.00             0.00             0.00             0.00        8,582,458.80             0.00
Oct-2010              0.00             0.00             0.00             0.00        8,153,260.90             0.00
Nov-2010              0.00             0.00             0.00             0.00        7,730,986.84             0.00
Dec-2010              0.00             0.00             0.00             0.00        7,315,528.79             0.00
Jan-2011              0.00             0.00             0.00             0.00        6,906,780.54             0.00
Feb-2011              0.00             0.00             0.00             0.00        6,504,637.52             0.00
Mar-2011              0.00             0.00             0.00             0.00        6,108,996.75             0.00
Apr-2011              0.00             0.00             0.00             0.00        5,719,756.84             0.00
May-2011              0.00             0.00             0.00             0.00        5,336,817.95             0.00
Jun-2011              0.00             0.00             0.00             0.00        4,960,081.74             0.00
Jul-2011              0.00             0.00             0.00             0.00        4,589,451.41             0.00
Aug-2011              0.00             0.00             0.00             0.00        4,224,831.63             0.00
Sep-2011              0.00             0.00             0.00             0.00        3,866,128.50             0.00
Oct-2011              0.00             0.00             0.00             0.00        3,513,249.61             0.00
Nov-2011              0.00             0.00             0.00             0.00        3,166,103.92             0.00
Dec-2011              0.00             0.00             0.00             0.00        2,824,601.81             0.00
Jan-2012              0.00             0.00             0.00             0.00        2,488,655.03             0.00
Feb-2012              0.00             0.00             0.00             0.00        2,158,176.67             0.00

                 CLASS A-1        CLASS A-2        CLASS A-3        CLASS A-4        CLASS A-5          CLASS A-6
                  PLANNED          PLANNED          PLANNED          PLANNED          PLANNED            PLANNED
PAYMENT DATE      BALANCE          BALANCE          BALANCE          BALANCE          BALANCE            BALANCE
------------      -------          -------          -------          -------          -------            -------

Mar-2012         $    0.00        $    0.00        $    0.00        $     0.00      $ 1,833,081.16      $    0.00
Apr-2012              0.00             0.00             0.00              0.00        1,513,284.24           0.00
May-2012              0.00             0.00             0.00              0.00        1,198,702.94           0.00
Jun-2012              0.00             0.00             0.00              0.00          889,255.57           0.00
Jul-2012              0.00             0.00             0.00              0.00          584,861.67           0.00
Aug-2012              0.00             0.00             0.00              0.00          285,442.05           0.00
Sep-2012              0.00             0.00             0.00              0.00                0.00           0.00

                 CLASS A-8       CLASS A-13       CLASS A-14       CLASS A-16        CLASS A-16
                  PLANNED          PLANNED          PLANNED          PLANNED           PLANNED
PAYMENT DATE      BALANCE          BALANCE          BALANCE          BALANCE           BALANCE
------------      -------          -------          -------          -------           -------

Mar-98        $75,183,096.00   $ 3,054,625.00   $ 7,614,250.00   $ 3,500,000.00    $ 2,024,125.00
Apr-98         74,860,945.84     3,054,625.00     7,614,250.00     3,500,000.00      2,024,125.00
May-98         74,462,001.62     3,054,625.00     7,614,250.00     3,500,000.00      2,024,125.00
Jun-98         73,986,412.54     3,054,625.00     7,614,250.00     3,500,000.00      2,024,125.00
Jul-98         73,434,334.01     3,054,625.00     7,614,250.00     3,500,000.00      2,024,125.00
Aug-98         72,805,989.92     3,054,625.00     7,614,250.00     3,500,000.00      2,024,125.00
Sep-98         72,101,672.84     3,054,625.00     7,614,250.00     3,500,000.00      2,024,125.00
Oct-98         71,321,743.89     3,054,625.00     7,614,250.00     3,500,000.00      2,024,125.00
Nov-98         70,466,632.70     3,054,625.00     7,614,250.00     3,500,000.00      2,024,125.00
Dec-98         69,536,837.14     3,054,625.00     7,614,250.00     3,500,000.00      2,024,125.00
Jan-99         68,532,923.01     3,054,625.00     7,614,250.00     3,500,000.00      2,024,125.00
Feb-99         67,455,523.60     3,054,625.00     7,614,250.00     3,500,000.00      2,024,125.00
Mar-99         66,305,339.17     3,054,625.00     7,614,250.00     3,500,000.00      2,024,125.00
Apr-99         65,083,136.30     3,054,625.00     7,614,250.00     3,500,000.00      2,024,125.00
May-99         63,789,747.16     3,054,625.00     7,614,250.00     3,500,000.00      2,024,125.00
Jun-99         62,426,068.70     3,054,625.00     7,614,250.00     3,500,000.00      2,024,125.00
Jul-99         60,993,061.65     3,054,625.00     7,614,250.00     3,500,000.00      2,024,125.00
Aug-99         59,491,749.53     3,054,625.00     7,614,250.00     3,500,000.00      2,024,125.00
Sep-99         57,923,217.51     3,054,625.00     7,614,250.00     3,500,000.00      2,024,125.00
Oct-99         56,288,611.17     3,054,625.00     7,614,250.00     3,500,000.00      2,024,125.00
Nov-99         54,589,135.15     3,054,625.00     7,614,250.00     3,500,000.00      2,024,125.00
Dec-99         52,826,051.78     3,054,625.00     7,614,250.00     3,500,000.00      2,024,125.00
Jan-2000       51,000,679.54     3,054,625.00     7,614,250.00     3,500,000.00      2,024,125.00
Feb-2000       49,114,391.44     3,054,625.00     7,614,250.00     3,500,000.00      2,024,125.00
Mar-2000       47,168,661.25     3,054,625.00     7,614,250.00     3,500,000.00      2,024,125.00
Apr-2000       46,668,621.89     3,054,625.00     7,614,250.00     3,500,000.00      2,024,125.00
May-2000       46,167,128.12     3,054,625.00     7,614,250.00     3,500,000.00      2,024,125.00
Jun-2000       45,654,087.14     3,054,625.00     7,614,250.00     3,500,000.00      2,024,125.00
Jul-2000       45,130,453.30     3,054,625.00     7,614,250.00     3,500,000.00      2,024,125.00
Aug-2000       44,598,237.96     3,054,625.00     7,614,250.00     3,500,000.00      2,024,125.00
Sep-2000       44,066,991.89     3,054,625.00     7,614,250.00     3,500,000.00      2,024,125.00
Oct-2000       43,545,831.70     3,054,625.00     7,614,250.00     3,500,000.00      2,024,125.00
Nov-2000       43,034,632.58     3,054,625.00     7,614,250.00     3,500,000.00      2,024,125.00
Dec-2000       42,533,271.04     3,054,625.00     7,614,250.00     3,500,000.00      2,024,125.00
Jan-2001       42,041,624.94     3,054,625.00     7,614,250.00     3,500,000.00      2,024,125.00
Feb-2001       41,559,573.47     3,054,625.00     7,614,250.00     3,500,000.00      2,024,125.00
Mar-2001       41,086,997.13     3,054,625.00     7,614,250.00     3,500,000.00      2,024,125.00
Apr-2001       40,623,777.70     3,054,625.00     7,614,250.00     3,500,000.00      2,024,125.00
May-2001       40,169,798.26     3,054,625.00     7,614,250.00     3,500,000.00      2,024,125.00
Jun-2001       39,724,943.15     3,054,625.00     7,614,250.00     3,500,000.00      2,024,125.00
Jul-2001       39,289,097.96     3,054,625.00     7,614,250.00     3,500,000.00      2,024,125.00
Aug-2001       38,862,149.53     3,054,625.00     7,614,250.00     3,500,000.00      2,024,125.00

                 CLASS A-8        CLASS A-13       CLASS A-14        CLASS A-16         CLASS A-16
                  PLANNED           PLANNED          PLANNED           PLANNED            PLANNED
PAYMENT DATE      BALANCE           BALANCE          BALANCE           BALANCE            BALANCE
------------      -------           -------          -------           -------            -------

Sep-2001      $38,443,985.94    $ 3,054,625.00    $ 7,614,250.00    $ 3,500,000.00     $ 2,024,125.00
Oct-2001       38,034,496.49      3,054,625.00      7,614,250.00      3,500,000.00       2,024,125.00
Nov-2001       37,633,571.67      3,054,625.00      7,614,250.00      3,500,000.00       2,024,125.00
Dec-2001       37,241,103.15      3,054,625.00      7,614,250.00      3,500,000.00       2,024,125.00
Jan-2002       36,856,983.84      3,054,625.00      7,614,250.00      3,500,000.00       2,024,125.00
Feb-2002       36,481,107.77      3,054,625.00      7,614,250.00      3,500,000.00       2,024,125.00
Mar-2002       36,113,370.12      3,054,625.00      7,614,250.00      3,500,000.00       2,024,125.00
Apr-2002       35,753,667.26      3,054,625.00      7,614,250.00      3,500,000.00       2,024,125.00
May-2002       35,401,896.66      3,054,625.00      7,614,250.00      3,500,000.00       2,024,125.00
Jun-2002       35,057,956.92      3,054,625.00      7,614,250.00      3,500,000.00       2,024,125.00
Jul-2002       34,721,747.76      3,054,625.00      7,614,250.00      3,500,000.00       2,024,125.00
Aug-2002       34,393,169.99      3,054,625.00      7,614,250.00      3,500,000.00       2,024,125.00
Sep-2002       34,072,125.51      3,054,625.00      7,614,250.00      3,500,000.00       2,024,125.00
Oct-2002       33,758,517.31      3,054,625.00      7,614,250.00      3,500,000.00       2,024,125.00
Nov-2002       33,452,249.42      3,054,625.00      7,614,250.00      3,500,000.00       2,024,125.00
Dec-2002       33,153,226.95      3,054,625.00      7,614,250.00      3,500,000.00       2,024,125.00
Jan-2003       32,861,356.04      3,054,625.00      7,614,250.00      3,500,000.00       2,024,125.00
Feb-2003       32,576,543.88      3,054,625.00      7,614,250.00      3,500,000.00       2,024,125.00
Mar-2003       32,298,698.67      3,054,625.00      7,614,250.00      3,500,000.00       2,024,125.00
Apr-2003       32,057,836.57      3,054,625.00      7,614,250.00      3,500,000.00       2,024,125.00
May-2003       31,823,582.43      3,054,625.00      7,614,250.00      3,500,000.00       2,024,125.00
Jun-2003       31,595,847.86      3,054,625.00      7,614,250.00      3,500,000.00       2,024,125.00
Jul-2003       31,374,545.42      3,054,625.00      7,614,250.00      3,500,000.00       2,024,125.00
Aug-2003       31,159,588.69      3,054,625.00      7,614,250.00      3,500,000.00       2,024,125.00
Sep-2003       30,950,892.19      3,054,625.00      7,614,250.00      3,500,000.00       2,024,125.00
Oct-2003       30,748,371.37      3,054,625.00      7,614,250.00      3,500,000.00       2,024,125.00
Nov-2003       30,551,942.66      3,054,625.00      7,614,250.00      3,500,000.00       2,024,125.00
Dec-2003       30,329,345.86      3,054,625.00      7,614,250.00      3,500,000.00       2,024,125.00
Jan-2004       30,078,338.77      3,054,625.00      7,614,250.00      3,500,000.00       2,024,125.00
Feb-2004       29,800,132.18      3,054,625.00      7,614,250.00      3,500,000.00       2,024,125.00
Mar-2004       29,495,897.45      3,054,625.00      7,614,250.00      3,500,000.00       2,024,125.00
Apr-2004       29,103,272.68      3,054,625.00      7,614,250.00      3,500,000.00       2,024,125.00
May-2004       28,688,744.12      3,054,625.00      7,614,250.00      3,500,000.00       2,024,125.00
Jun-2004       28,253,339.01      3,054,625.00      7,614,250.00      3,500,000.00       2,024,125.00
Jul-2004       27,798,050.21      3,054,625.00      7,614,250.00      3,500,000.00       2,024,125.00
Aug-2004       27,323,837.25      3,054,625.00      7,614,250.00      3,500,000.00       2,024,125.00
Sep-2004       26,831,627.36      3,054,625.00      7,614,250.00      3,500,000.00       2,024,125.00
Oct-2004       26,322,316.47      3,054,625.00      7,614,250.00      3,500,000.00       2,024,125.00
Nov-2004       25,796,770.16      3,054,625.00      7,614,250.00      3,500,000.00       2,024,125.00
Dec-2004       25,255,824.61      3,054,625.00      7,614,250.00      3,500,000.00       2,024,125.00
Jan-2005       24,703,796.84      3,054,625.00      7,614,250.00      3,500,000.00       2,024,125.00
Feb-2005       24,146,363.62      3,054,625.00      7,614,250.00      3,500,000.00       2,024,125.00
Mar-2005       23,584,064.59      3,054,625.00      7,614,250.00      3,500,000.00       2,024,125.00

                 CLASS A-8        CLASS A-13       CLASS A-14        CLASS A-16         CLASS A-16
                  PLANNED           PLANNED          PLANNED           PLANNED            PLANNED
PAYMENT DATE      BALANCE           BALANCE          BALANCE           BALANCE            BALANCE
------------      -------           -------          -------           -------            -------

Apr-2005      $22,947,830.87    $ 3,054,625.00    $ 7,614,250.00   $ 3,500,000.00     $ 2,024,125.00
May-2005       22,311,375.89      3,054,625.00      7,614,250.00     3,500,000.00       2,024,125.00
Jun-2005       21,675,073.75      3,054,625.00      7,614,250.00     3,500,000.00       2,024,125.00
Jul-2005       21,039,281.06      3,054,625.00      7,614,250.00     3,500,000.00       2,024,125.00
Aug-2005       20,404,337.55      3,054,625.00      7,614,250.00     3,500,000.00       2,024,125.00
Sep-2005       19,494,024.54      3,054,625.00      7,614,250.00     3,500,000.00       2,024,125.00
Oct-2005       18,563,720.00      3,054,625.00      7,614,250.00     3,500,000.00       2,024,125.00
Nov-2005       17,649,983.26      3,054,625.00      7,614,250.00     3,500,000.00       2,024,125.00
Dec-2005       16,752,542.46      3,054,625.00      7,614,250.00     3,500,000.00       2,024,125.00
Jan-2006       15,871,129.96      3,054,625.00      7,614,250.00     3,500,000.00       2,024,125.00
Feb-2006       15,005,482.38      3,054,625.00      7,614,250.00     3,500,000.00       2,024,125.00
Mar-2006       14,155,340.49      3,054,625.00      7,614,250.00     3,500,000.00       2,024,125.00
Apr-2006       13,411,112.21      3,054,625.00      7,614,250.00     3,500,000.00       2,024,125.00
May-2006       12,679,817.44      3,054,625.00      7,614,250.00     3,500,000.00       2,024,125.00
Jun-2006       11,961,242.41      3,054,625.00      7,614,250.00     3,500,000.00       2,024,125.00
Jul-2006       11,255,176.81      3,054,625.00      7,614,250.00     3,500,000.00       2,024,125.00
Aug-2006       10,561,413.68      3,054,625.00      7,614,250.00     3,500,000.00       2,024,125.00
Sep-2006        9,879,749.35      3,054,625.00      7,614,250.00     3,500,000.00       2,024,125.00
Oct-2006        9,209,983.47      3,054,625.00      7,614,250.00     3,500,000.00       2,024,125.00
Nov-2006        8,551,918.87      3,054,625.00      7,614,250.00     3,500,000.00       2,024,125.00
Dec-2006        7,905,361.54      3,054,625.00      7,614,250.00     3,500,000.00       2,024,125.00
Jan-2007        7,270,120.59      3,054,625.00      7,614,250.00     3,500,000.00       2,024,125.00
Feb-2007        6,646,008.20      3,054,625.00      7,614,250.00     3,500,000.00       2,024,125.00
Mar-2007        6,032,839.55      3,054,625.00      7,614,250.00     3,500,000.00       2,024,125.00
Apr-2007        5,508,146.61      3,054,625.00      7,614,250.00     3,500,000.00       2,024,125.00
May-2007        4,991,749.65      3,054,625.00      7,614,250.00     3,500,000.00       2,024,125.00
Jun-2007        4,483,520.84      3,054,625.00      7,614,250.00     3,500,000.00       2,024,125.00
Jul-2007        3,983,334.26      3,054,625.00      7,614,250.00     3,500,000.00       2,024,125.00
Aug-2007        3,491,065.91      3,054,625.00      7,614,250.00     3,500,000.00       2,024,125.00
Sep-2007        3,006,593.67      3,054,625.00      7,614,250.00     3,500,000.00       2,024,125.00
Oct-2007        2,529,797.31      3,054,625.00      7,614,250.00     3,500,000.00       2,024,125.00
Nov-2007        2,060,558.38      3,054,625.00      7,614,250.00     3,500,000.00       2,024,125.00
Dec-2007        1,598,760.27      3,054,625.00      7,614,250.00     3,500,000.00       2,024,125.00
Jan-2008        1,144,288.10      3,054,625.00      7,614,250.00     3,500,000.00       2,024,125.00
Feb-2008          697,028.79      3,054,625.00      7,614,250.00     3,500,000.00       2,024,125.00
Mar-2008          256,870.94      3,054,625.00      7,614,250.00     3,500,000.00       2,024,125.00
Apr-2008                0.00      3,054,625.00      7,614,250.00     3,500,000.00       2,024,125.00
May-2008                0.00      3,054,625.00      7,614,250.00     3,500,000.00       2,024,125.00
Jun-2008                0.00      3,054,625.00      7,614,250.00     3,500,000.00       2,024,125.00
Jul-2008                0.00      3,054,625.00      7,614,250.00     3,500,000.00       2,024,125.00
Aug-2008                0.00      3,054,625.00      7,614,250.00     3,500,000.00       2,024,125.00
Sep-2008                0.00      3,054,625.00      7,614,250.00     3,500,000.00       2,024,125.00
Oct-2008                0.00      3,054,625.00      7,614,250.00     3,500,000.00       2,024,125.00

                 CLASS A-8        CLASS A-13       CLASS A-14        CLASS A-16         CLASS A-16
                  PLANNED           PLANNED          PLANNED           PLANNED            PLANNED
PAYMENT DATE      BALANCE           BALANCE          BALANCE           BALANCE            BALANCE
------------      -------           -------          -------           -------            -------

Nov-2008        $     0.00      $ 3,054,625.00   $ 7,614,250.00    $ 3,500,000.00     $ 2,024,125.00
Dec-2008              0.00        3,054,625.00     7,614,250.00      3,500,000.00       2,024,125.00
Jan-2009              0.00        3,054,625.00     7,614,250.00      3,500,000.00       2,024,125.00
Feb-2009              0.00        3,054,625.00     7,614,250.00      3,500,000.00       2,024,125.00
Mar-2009              0.00        3,054,625.00     7,614,250.00      3,500,000.00       2,024,125.00
Apr-2009              0.00        3,054,625.00     7,614,250.00      3,500,000.00       2,024,125.00
May-2009              0.00        3,054,625.00     7,614,250.00      3,500,000.00       2,024,125.00
Jun-2009              0.00        3,054,625.00     7,614,250.00      3,500,000.00       2,024,125.00
Jul-2009              0.00        3,054,625.00     7,614,250.00      3,500,000.00       2,024,125.00
Aug-2009              0.00        3,054,625.00     7,614,250.00      3,500,000.00       2,024,125.00
Sep-2009              0.00        3,054,625.00     7,614,250.00      3,500,000.00       2,024,125.00
Oct-2009              0.00        3,054,625.00     7,614,250.00      3,500,000.00       2,024,125.00
Nov-2009              0.00        3,054,625.00     7,614,250.00      3,500,000.00       2,024,125.00
Dec-2009              0.00        3,054,625.00     7,614,250.00      3,500,000.00       2,024,125.00
Jan-2010              0.00        3,054,625.00     7,614,250.00      3,500,000.00       2,024,125.00
Feb-2010              0.00        3,054,625.00     7,614,250.00      3,500,000.00       2,024,125.00
Mar-2010              0.00        3,054,625.00     7,614,250.00      3,500,000.00       2,024,125.00
Apr-2010              0.00        3,054,625.00     7,614,250.00      3,500,000.00       2,024,125.00
May-2010              0.00        3,054,625.00     7,614,250.00      3,500,000.00       2,024,125.00
Jun-2010              0.00        3,054,625.00     7,614,250.00      3,500,000.00       2,024,125.00
Jul-2010              0.00        3,054,625.00     7,614,250.00      3,500,000.00       2,024,125.00
Aug-2010              0.00        3,054,625.00     7,614,250.00      3,500,000.00       2,024,125.00
Sep-2010              0.00        3,054,625.00     7,614,250.00      3,500,000.00       2,024,125.00
Oct-2010              0.00        3,054,625.00     7,614,250.00      3,500,000.00       2,024,125.00
Nov-2010              0.00        3,054,625.00     7,614,250.00      3,500,000.00       2,024,125.00
Dec-2010              0.00        3,054,625.00     7,614,250.00      3,500,000.00       2,024,125.00
Jan-2011              0.00        3,054,625.00     7,614,250.00      3,500,000.00       2,024,125.00
Feb-2011              0.00        3,054,625.00     7,614,250.00      3,500,000.00       2,024,125.00
Mar-2011              0.00        3,054,625.00     7,614,250.00      3,500,000.00       2,024,125.00
Apr-2011              0.00        3,054,625.00     7,614,250.00      3,500,000.00       2,024,125.00
May-2011              0.00        3,054,625.00     7,614,250.00      3,500,000.00       2,024,125.00
Jun-2011              0.00        3,054,625.00     7,614,250.00      3,500,000.00       2,024,125.00
Jul-2011              0.00        3,054,625.00     7,614,250.00      3,500,000.00       2,024,125.00
Aug-2011              0.00        3,054,625.00     7,614,250.00      3,500,000.00       2,024,125.00
Sep-2011              0.00        3,054,625.00     7,614,250.00      3,500,000.00       2,024,125.00
Oct-2011              0.00        3,054,625.00     7,614,250.00      3,500,000.00       2,024,125.00
Nov-2011              0.00        3,054,625.00     7,614,250.00      3,500,000.00       2,024,125.00
Dec-2011              0.00        3,054,625.00     7,614,250.00      3,500,000.00       2,024,125.00
Jan-2012              0.00        3,054,625.00     7,614,250.00      3,500,000.00       2,024,125.00
Feb-2012              0.00        3,054,625.00     7,614,250.00      3,500,000.00       2,024,125.00
Mar-2012              0.00        3,054,625.00     7,614,250.00      3,500,000.00       2,024,125.00
Apr-2012              0.00        3,054,625.00     7,614,250.00      3,500,000.00       2,024,125.00
May-2012              0.00        3,054,625.00     7,614,250.00      3,500,000.00       2,024,125.00

                 CLASS A-8        CLASS A-13       CLASS A-14        CLASS A-16         CLASS A-16
                  PLANNED           PLANNED          PLANNED           PLANNED            PLANNED
PAYMENT DATE      BALANCE           BALANCE          BALANCE           BALANCE            BALANCE
------------      -------           -------          -------           -------            -------

Jun-2012        $     0.00     $ 3,054,625.00    $ 7,614,250.00    $ 3,500,000.00     $ 2,024,125.00
Jul-2012              0.00       3,054,625.00      7,614,250.00      3,500,000.00       2,024,125.00
Aug-2012              0.00       3,054,625.00      7,614,250.00      3,500,000.00       2,024,125.00
Sep-2012              0.00       3,046,678.86      7,614,250.00      3,500,000.00       2,022,989.84
Oct-2012              0.00       2,793,187.98      7,614,250.00      3,500,000.00       1,986,776.85
Nov-2012              0.00       2,543,847.98      7,614,250.00      3,500,000.00       1,951,156.85
Dec-2012              0.00       2,298,593.71      7,614,250.00      3,500,000.00       1,916,120.53
Jan-2013              0.00       2,057,361.00      7,614,250.00      3,500,000.00       1,881,658.71
Feb-2013              0.00       1,820,086.70      7,614,250.00      3,500,000.00       1,847,762.39
Mar-2013              0.00       1,586,708.61      7,614,250.00      3,500,000.00       1,814,422.66
Apr-2013              0.00       1,357,165.49      7,614,250.00      3,500,000.00       1,781,630.78
May-2013              0.00       1,131,397.03      7,614,250.00      3,500,000.00       1,749,378.15
Jun-2013              0.00         909,343.87      7,614,250.00      3,500,000.00       1,717,656.27
Jul-2013              0.00         690,947.55      7,614,250.00      3,500,000.00       1,686,456.79
Aug-2013              0.00         476,150.49      7,614,250.00      3,500,000.00       1,655,771.50
Sep-2013              0.00         264,896.02      7,614,250.00      3,500,000.00       1,625,592.29
Oct-2013              0.00          57,128.34      7,614,250.00      3,500,000.00       1,595,911.19
Nov-2013              0.00               0.00      7,513,399.76      3,453,642.73       1,566,720.36
Dec-2013              0.00               0.00      7,375,725.59      3,390,358.81       1,538,012.06
Jan-2014              0.00               0.00      7,240,328.97      3,328,121.80       1,509,778.68
Feb-2014              0.00               0.00      7,107,173.97      3,266,915.18       1,482,012.74
Mar-2014              0.00               0.00      6,976,225.21      3,206,722.69       1,454,706.84
Apr-2014              0.00               0.00      6,847,447.85      3,147,528.32       1,427,853.74
May-2014              0.00               0.00      6,720,807.61      3,089,316.30       1,401,446.27
Jun-2014              0.00               0.00      6,596,270.71      3,032,071.11       1,375,477.40
Jul-2014              0.00               0.00      6,473,803.89      2,975,777.47       1,349,940.19
Aug-2014              0.00               0.00      6,353,374.43      2,920,420.33       1,324,827.82
Sep-2014              0.00               0.00      6,234,950.08      2,865,984.87       1,300,133.56
Oct-2014              0.00               0.00      6,118,499.12      2,812,456.50       1,275,850.80
Nov-2014              0.00               0.00      6,003,990.29      2,759,820.86       1,251,973.02
Dec-2014              0.00               0.00      5,891,392.83      2,708,063.82       1,228,493.81
Jan-2015              0.00               0.00      5,780,676.46      2,657,171.44       1,205,406.84
Feb-2015              0.00               0.00      5,671,811.34      2,607,130.01       1,182,705.91
Mar-2015              0.00               0.00      5,564,768.12      2,557,926.05       1,160,384.88
Apr-2015              0.00               0.00      5,459,517.88      2,509,546.26       1,138,437.73
May-2015              0.00               0.00      5,356,032.17      2,461,977.55       1,116,858.53
Jun-2015              0.00               0.00      5,254,282.95      2,415,207.06       1,095,641.43
Jul-2015              0.00               0.00      5,154,242.65      2,369,222.09       1,074,780.68
Aug-2015              0.00               0.00      5,055,884.09      2,324,010.15       1,054,270.61
Sep-2015              0.00               0.00      4,959,180.53      2,279,558.97       1,034,105.64
Oct-2015              0.00               0.00      4,864,105.64      2,235,856.42       1,014,280.29
Nov-2015              0.00               0.00      4,770,633.50      2,192,890.60         994,789.16
Dec-2015              0.00               0.00      4,678,738.58      2,150,649.77         975,626.91

                 CLASS A-8        CLASS A-13       CLASS A-14        CLASS A-16         CLASS A-16
                  PLANNED           PLANNED          PLANNED           PLANNED            PLANNED
PAYMENT DATE      BALANCE           BALANCE          BALANCE           BALANCE            BALANCE
------------      -------           -------          -------           -------            -------

Jan-2016        $    0.00        $      0.00     $ 4,588,395.76    $ 2,109,122.39     $ 956,788.31
Feb-2016             0.00               0.00       4,499,580.31      2,068,297.09       938,268.20
Mar-2016             0.00               0.00       4,412,267.84      2,028,162.65       920,061.50
Apr-2016             0.00               0.00       4,326,434.41      1,988,708.07       902,163.21
May-2016             0.00               0.00       4,242,056.39      1,949,922.50       884,568.41
Jun-2016             0.00               0.00       4,159,110.54      1,911,795.24       867,272.25
Jul-2016             0.00               0.00       4,077,573.99      1,874,315.78       850,269.97
Aug-2016             0.00               0.00       3,997,424.20      1,837,473.78       833,556.85
Sep-2016             0.00               0.00       3,918,638.99      1,801,259.02       817,128.29
Oct-2016             0.00               0.00       3,841,196.54      1,765,661.48       800,979.72
Nov-2016             0.00               0.00       3,765,075.35      1,730,671.27       785,106.66
Dec-2016             0.00               0.00       3,690,254.25      1,696,278.67       769,504.70
Jan-2017             0.00               0.00       3,616,712.41      1,662,474.10       754,169.50
Feb-2017             0.00               0.00       3,544,429.33      1,629,248.14       739,096.78
Mar-2017             0.00               0.00       3,473,384.80      1,596,591.50       724,282.33
Apr-2017             0.00               0.00       3,403,558.96      1,564,495.04       709,722.00
May-2017             0.00               0.00       3,334,932.22      1,532,949.77       695,411.71
Jun-2017             0.00               0.00       3,267,485.33      1,501,946.83       681,347.45
Jul-2017             0.00               0.00       3,201,199.31      1,471,477.50       667,525.26
Aug-2017             0.00               0.00       3,136,055.51      1,441,533.22       653,941.25
Sep-2017             0.00               0.00       3,072,035.54      1,412,105.51       640,591.58
Oct-2017             0.00               0.00       3,009,121.30      1,383,186.07       627,472.48
Nov-2017             0.00               0.00       2,947,294.98      1,354,766.71       614,580.24
Dec-2017             0.00               0.00       2,886,539.05      1,326,839.37       601,911.20
Jan-2018             0.00               0.00       2,826,843.66      1,299,399.52       589,463.31
Feb-2018             0.00               0.00       2,768,214.93      1,272,449.98       577,237.84
Mar-2018             0.00               0.00       2,710,777.15      1,246,047.87       565,260.72
Apr-2018             0.00               0.00       2,654,692.42      1,220,267.72       553,565.73
May-2018             0.00               0.00       2,599,581.05      1,194,934.98       542,073.72
Jun-2018             0.00               0.00       2,545,427.34      1,170,042.45       530,781.40
Jul-2018             0.00               0.00       2,492,215.82      1,145,583.00       519,685.55
Aug-2018             0.00               0.00       2,439,931.26      1,121,549.65       508,782.99
Sep-2018             0.00               0.00       2,388,558.65      1,097,935.49       498,070.59
Oct-2018             0.00               0.00       2,338,083.25      1,074,733.74       487,545.28
Nov-2018             0.00               0.00       2,288,490.53      1,051,937.73       477,204.04
Dec-2018             0.00               0.00       2,239,766.18      1,029,540.88       467,043.87
Jan-2019             0.00               0.00       2,191,896.13      1,007,536.72       457,061.84
Feb-2019             0.00               0.00       2,144,866.53        985,918.88       447,255.06
Mar-2019             0.00               0.00       2,098,663.71        964,681.09       437,620.69
Apr-2019             0.00               0.00       2,053,274.26        943,817.17       428,155.92
May-2019             0.00               0.00       2,008,684.97        923,321.06       418,858.00
Jun-2019             0.00               0.00       1,964,882.81        903,186.77       409,724.23
Jul-2019             0.00               0.00       1,921,854.97        883,408.40       400,751.91

                 CLASS A-8        CLASS A-13       CLASS A-14        CLASS A-16         CLASS A-16
                  PLANNED           PLANNED          PLANNED           PLANNED            PLANNED
PAYMENT DATE      BALANCE           BALANCE          BALANCE           BALANCE            BALANCE
------------      -------           -------          -------           -------            -------

Aug-2019        $     0.00       $     0.00     $ 1,879,588.85      $ 863,980.17       $ 391,938.43
Sep-2019              0.00             0.00       1,838,072.05        844,896.37         383,281.20
Oct-2019              0.00             0.00       1,797,292.34        826,151.39         374,777.68
Nov-2019              0.00             0.00       1,757,237.69        807,739.69         366,425.34
Dec-2019              0.00             0.00       1,717,896.27        789,655.84         358,221.73
Jan-2020              0.00             0.00       1,679,256.44        771,894.48         350,164.42
Feb-2020              0.00             0.00       1,641,306.71        754,450.34         342,251.01
Mar-2020              0.00             0.00       1,604,035.80        737,318.23         334,479.15
Apr-2020              0.00             0.00       1,567,432.61        720,493.04         326,846.52
May-2020              0.00             0.00       1,531,486.19        703,969.75         319,350.85
Jun-2020              0.00             0.00       1,496,185.76        687,743.40         311,989.88
Jul-2020              0.00             0.00       1,461,520.75        671,809.12         304,761.41
Aug-2020              0.00             0.00       1,427,480.72        656,162.13         297,663.26
Sep-2020              0.00             0.00       1,394,055.40        640,797.70         290,693.30
Oct-2020              0.00             0.00       1,361,234.70        625,711.19         283,849.41
Nov-2020              0.00             0.00       1,329,008.65        610,898.02         277,129.52
Dec-2020              0.00             0.00       1,297,367.48        596,353.70         270,531.60
Jan-2021              0.00             0.00       1,266,301.54        582,073.79         264,053.62
Feb-2021              0.00             0.00       1,235,801.37        568,053.95         257,693.62
Mar-2021              0.00             0.00       1,205,861.95        554,291.86         251,450.54
Apr-2021              0.00             0.00       1,176,469.66        540,781.27         245,321.56
May-2021              0.00             0.00       1,147,615.46        527,518.02         239,304.78
Jun-2021              0.00             0.00       1,119,290.46        514,498.03         233,398.36
Jul-2021              0.00             0.00       1,091,485.89        501,717.26         227,600.45
Aug-2021              0.00             0.00       1,064,193.13        489,171.74         221,909.27
Sep-2021              0.00             0.00       1,037,413.40        476,862.05         216,325.06
Oct-2021              0.00             0.00       1,011,128.42        464,779.78         210,844.03
Nov-2021              0.00             0.00         985,329.98        452,921.16         205,464.45
Dec-2021              0.00             0.00         960,009.99        441,282.46         200,184.64
Jan-2022              0.00             0.00         935,160.49        429,860.03         195,002.93
Feb-2022              0.00             0.00         910,773.67        418,650.27         189,917.71
Mar-2022              0.00             0.00         886,850.36        407,653.58         184,929.13
Apr-2022              0.00             0.00         863,374.24        396,862.44         180,033.81
May-2022              0.00             0.00         840,342.36        386,275.50         175,231.12
Jun-2022              0.00             0.00         817,742.74        375,887.26         170,518.57
Jul-2022              0.00             0.00         795,568.17        365,694.40         165,894.65
Aug-2022              0.00             0.00         773,826.40        355,700.48         161,360.98
Sep-2022              0.00             0.00         752,517.14        345,905.37         156,917.50
Oct-2022              0.00             0.00         731,611.08        336,295.60         152,558.10
Nov-2022              0.00             0.00         711,101.46        326,868.06         148,281.36
Dec-2022              0.00             0.00         691,000.94        317,628.56         144,089.93
Jan-2023              0.00             0.00         671,318.01        308,581.02         139,985.58
Feb-2023              0.00             0.00         652,027.85        299,714.02         135,963.12

                 CLASS A-8        CLASS A-13       CLASS A-14        CLASS A-16         CLASS A-16
                  PLANNED           PLANNED          PLANNED           PLANNED            PLANNED
PAYMENT DATE      BALANCE           BALANCE          BALANCE           BALANCE            BALANCE
------------      -------           -------          -------           -------            -------

Mar-2023        $    0.00        $     0.00       $ 633,150.96      $ 291,036.98       $ 132,026.85
Apr-2023             0.00              0.00         614,645.77        282,530.81         128,168.08
May-2023             0.00              0.00         596,521.25        274,199.61         124,388.69
Jun-2023             0.00              0.00         578,814.67        266,060.52         120,696.46
Jul-2023             0.00              0.00         561,524.63        258,112.91         117,091.08
Aug-2023             0.00              0.00         544,584.97        250,326.35         113,558.76
Sep-2023             0.00              0.00         527,991.35        242,698.85         110,098.60
Oct-2023             0.00              0.00         511,719.36        235,219.20         106,705.51
Nov-2023             0.00              0.00         495,805.01        227,903.93         103,386.99
Dec-2023             0.00              0.00         480,207.41        220,734.27         100,134.53
Jan-2024             0.00              0.00         464,914.25        213,704.55          96,945.54
Feb-2024             0.00              0.00         449,920.35        206,812.39          93,818.96
Mar-2024             0.00              0.00         435,220.63        200,055.45          90,753.73
Apr-2024             0.00              0.00         420,819.97        193,435.98          87,750.85
May-2024             0.00              0.00         406,703.31        186,947.05          84,807.19
Jun-2024             0.00              0.00         392,873.63        180,590.04          81,923.38
Jul-2024             0.00              0.00         379,332.36        174,365.60          79,099.71
Aug-2024             0.00              0.00         366,060.29        168,264.90          76,332.17
Sep-2024             0.00              0.00         353,059.57        162,288.93          73,621.21
Oct-2024             0.00              0.00         340,318.74        156,432.42          70,964.45
Nov-2024             0.00              0.00         327,833.37        150,693.34          68,360.96
Dec-2024             0.00              0.00         315,599.07        145,069.67          65,809.82
Jan-2025             0.00              0.00         303,611.52        139,559.42          63,310.13
Feb-2025             0.00              0.00         291,866.48        134,160.64          60,861.02
Mar-2025             0.00              0.00         280,359.77        128,871.42          58,461.60
Apr-2025             0.00              0.00         269,087.30        123,689.86          56,111.02
May-2025             0.00              0.00         258,045.00        118,614.11          53,808.44
Jun-2025             0.00              0.00         247,228.92        113,642.34          51,553.04
Jul-2025             0.00              0.00         236,649.82        108,779.51          49,347.05
Aug-2025             0.00              0.00         226,288.84        104,016.93          47,186.54
Sep-2025             0.00              0.00         216,142.18         99,352.88          45,070.72
Oct-2025             0.00              0.00         206,206.12         94,785.62          42,998.82
Nov-2025             0.00              0.00         196,477.02         90,313.50          40,970.07
Dec-2025             0.00              0.00         186,951.26         85,934.85          38,983.73
Jan-2026             0.00              0.00         177,631.67         81,650.96          37,040.38
Feb-2026             0.00              0.00         168,508.25         77,457.25          35,137.93
Mar-2026             0.00              0.00         159,577.57         73,352.14          33,275.67
Apr-2026             0.00              0.00         150,836.27         69,334.07          31,452.91
May-2026             0.00              0.00         142,281.01         65,401.52          29,668.93
Jun-2026             0.00              0.00         133,908.55         61,553.00          27,923.08
Jul-2026             0.00              0.00         125,715.67         57,787.02          26,214.67
Aug-2026             0.00              0.00         117,699.21         54,102.14          24,543.05
Sep-2026             0.00              0.00         109,856.06         50,496.92          22,907.57

                 CLASS A-8        CLASS A-13       CLASS A-14        CLASS A-16         CLASS A-16
                  PLANNED           PLANNED          PLANNED           PLANNED            PLANNED
PAYMENT DATE      BALANCE           BALANCE          BALANCE           BALANCE            BALANCE
------------      -------           -------          -------           -------            -------

Oct-2026        $    0.00        $      0.00      $ 102,183.18      $ 46,969.97       $ 21,307.59
Nov-2026             0.00               0.00         94,677.55        43,519.90         19,742.49
Dec-2026             0.00               0.00         87,336.20        40,145.35         18,211.65
Jan-2027             0.00               0.00         80,156.26        36,844.98         16,714.46
Feb-2027             0.00               0.00         73,134.83        33,617.48         15,250.33
Mar-2027             0.00               0.00         66,278.75        30,465.98         13,820.68
Apr-2027             0.00               0.00         59,588.30        27,390.62         12,425.56
May-2027             0.00               0.00         53,047.53        24,384.06         11,061.66
Jun-2027             0.00               0.00         46,653.78        21,445.08          9,728.41
Jul-2027             0.00               0.00         40,422.75        18,580.90          8,429.09
Aug-2027             0.00               0.00         34,333.09        15,781.70          7,159.26
Sep-2027             0.00               0.00         28,398.31        13,053.69          5,921.71
Oct-2027             0.00               0.00         22,625.59        10,400.18          4,717.97
Nov-2027             0.00               0.00         17,048.40         7,836.54          3,554.99
Dec-2027             0.00               0.00         11,658.68         5,359.08          2,431.11
Jan-2028             0.00               0.00          6,487.36         2,982.01          1,352.77
Feb-2028             0.00               0.00          1,833.22           842.67            382.27
Mar-2028             0.00               0.00              0.00             0.00              0.00

======================================================

  NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND PROSPECTUS SUPPLEMENT, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS AND PROSPECTUS SUPPLEMENT DO NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY IN ANY SECURITIES OTHER THAN THE SECURITIES DESCRIBED IN THIS PROSPECTUS OR PROSPECTUS SUPPLEMENT OR AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS OR PROSPECTUS SUPPLEMENT, NOR ANY SALE MADE HEREUNDER OR THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF SUCH INFORMATION.
                             ---------------------
                               TABLE OF CONTENTS
                             PROSPECTUS SUPPLEMENT

                                                  PAGE
                                                  -----
Reports to Bondholders..........................    S-6
Table of Contents...............................    S-7
Summary of Terms................................    S-8
Risk Factors....................................   S-32
Description of the Certificates.................   S-33
Description of the Mortgage Loans...............   S-34
The Master Servicers............................   S-34
Description of Insurance........................   S-42
Description of the Bonds........................   S-43
Yield and Prepayment Considerations.............   S-64
Indenture.......................................   S-94
Pooling and Servicing Agreement.................   S-95
Special Tax Considerations......................  S-107
Restrictions on Purchase and Transfer of the
  Residual Bonds................................  S-109
ERISA Considerations............................  S-110
Legal Investment................................  S-111
Underwriting....................................  S-112
Use of Proceeds.................................  S-113
Legal Matters...................................  S-113
Ratings.........................................  S-113
Principal Definitions...........................  S-115
Annex A.........................................    A-1
Annex B.........................................    B-1

                                   PROSPECTUS


Available Information............................    3
Incorporation of Certain Documents by
  Reference......................................    3
Summary of Prospectus............................    5
Risk Factors.....................................   15
Use of Proceeds..................................   20
Description of the Bonds.........................   20
Security for the Bonds...........................   26
Certain Legal Aspects of the Mortgage Loans......   33
The Issuer.......................................   39
Certain Federal Income Tax Consequences..........   40
Legal Investment.................................   57
ERISA Matters....................................   58
The Indenture....................................   59
Plan of Distribution.............................   63
Legal Matters....................................   63
Experts..........................................   63
Additional Information...........................   63

  UNTIL 90 DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT ALL DEALERS EFFECTING TRANSACTIONS IN THE OFFERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS TO WHICH IT RELATES. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

======================================================

======================================================

                                  $589,490,892
                                 (APPROXIMATE)
                                 CMC SECURITIES
                                CORPORATION III

                            COLLATERALIZED MORTGAGE
                                  OBLIGATIONS,

                                 SERIES 1998-1
                         CMC SECURITIES CORPORATION III
                                     ISSUER
                ------------------------------------------------
                             PROSPECTUS SUPPLEMENT
                ------------------------------------------------
                            BEAR STEARNS & CO. INC.
                                 MARCH 27, 1998

======================================================

PROSPECTUS

                                 $1,877,882,912

                         CMC SECURITIES CORPORATION III
            COLLATERALIZED MORTGAGE OBLIGATIONS (ISSUABLE IN SERIES)

                           -------------------------

         This Prospectus relates to $1,877,882,912 aggregate principal amount of Collateralized Mortgage Obligations (the "Bonds"), which may be sold from time to time in one or more Series on terms determined at the time of sale and described in the related Prospectus Supplement or Supplements. Each Series of Bonds will consist of one or more Classes of Bonds, which may include one or more Classes of Compound Interest Bonds. Interest on each Class of Bonds other than a Class of Compound Interest Bonds will be payable on the dates specified in the related Prospectus Supplement. Interest payments on each Class of Compound Interest Bonds will commence only when all Bonds of the related Series having a Stated Maturity prior to the Stated Maturity of such Class of Compound Interest Bonds have been paid in full, unless the related Prospectus Supplement provides otherwise. Prior to such time, interest on such Class of Compound Interest Bonds will accrue and the amount of interest so accrued will be added to the principal thereof on each Payment Date. The amount of principal required to be paid on a Series of Bonds on each Payment Date will be applied to the Classes of Bonds of such Series in the manner specified in the related Prospectus Supplement. As more fully described herein, Bonds may constitute a Series of Special Allocation Bonds. Principal payments on each Class of Bonds of a Series will be made on a pro rata basis among all Bonds of such Class unless otherwise provided in the related Prospectus Supplement.

         The Bonds of each Series will be collateralized by Agency Certificates or Non-Agency Certificates, or a combination of such Certificates. "Agency Certificates" are either (i) "fully modified pass-through" mortgage-backed certificates ("GNMA Certificates") guaranteed as to timely payment of principal and interest by the Government National Mortgage Association, (ii) Guaranteed Mortgage Pass-Through Certificates ("FNMA Certificates") issued and guaranteed as to timely payment of principal and interest by the Federal National Mortgage Association, or (iii) Mortgage Participation Certificates ("FHLMC Certificates") issued and guaranteed as to timely payment of interest and ultimate collection (and to the extent specified in the related Prospectus Supplement, timely payment) of principal by the Federal Home Loan Mortgage Corporation. "Non-Agency Certificates" are private pass-through certificates or participation certificates which are neither issued nor guaranteed by any agency or instrumentality of the United States and which evidence undivided interests in Agency Certificates or pools of whole mortgage loans secured by single family or multi-family residences. The Non-Agency Certificates pledged to secure any Series of Bonds may be guaranteed as to payment of principal and interest by a third party insurer or guarantor, to the extent provided in the related Prospectus Supplement. The GNMA Certificates will be backed by the full faith and credit of the United States. The FNMA Certificates, the FHLMC Certificates and the Non-Agency Certificates will not be backed, directly or indirectly, by the full faith and credit of the United States.

         Scheduled distributions on the Certificates pledged as collateral for a Series of Bonds, together with the reinvestment earnings thereon, if applicable, at the assumed reinvestment rate for such Series specified in the related Prospectus Supplement (the "Assumed Reinvestment Rate") and, if applicable, the cash available to be withdrawn from any Reserve Fund established for such Series, will be sufficient to make timely payments of interest on the Bonds of such Series and to retire each such Class of Bonds not later than its Stated Maturity. The Bonds may be guaranteed as to payment of principal and interest by a third party insurer or guarantor, to the extent provided in the related Prospectus Supplement. Each Series of Bonds may be redeemable only under the limited circumstances described herein and in the related Prospectus Supplement.

         The Issuer with respect to a Series of Bonds (the "Issuer") will be CMC Securities Corporation III. The Bonds will be nonrecourse obligations of the Issuer and the Issuer will have no significant assets other than those pledged as collateral to secure separately each Series of the Issuer's Bonds. Unless otherwise specified in the Prospectus Supplement, the Bonds are not guaranteed or insured by GNMA, FNMA, FHLMC, or any other governmental organization or any other person or entity.

         The Issuer may elect to treat one or more segregated pools of assets securing any Series of Bonds as a "real estate mortgage investment conduit" ("REMIC"). See "Certain Federal Income Tax Consequences" herein. The Bonds of such Series ("REMIC Bonds") will include one or more Classes of regular interests in such REMIC ("REMIC Regular Bonds") and may include one Class of residual interests in such REMIC ("Residual Bonds").

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         This Prospectus may not be used to consummate sales of the Bonds unless accompanied by a Prospectus Supplement.

                            ------------------------
                 THE DATE OF THIS PROSPECTUS IS MARCH 27, 1998.

                              PROSPECTUS SUPPLEMENT

         The Prospectus Supplement or Supplements relating to a Series of Bonds to be offered hereunder will, among other things, set forth with respect to such Series of Bonds:

         i.     information regarding the issuance of such Series;

         ii. the aggregate principal amount, the interest rate or the method by which such interest rate may be determined, and the authorized denominations of each Class of such Bonds;

         iii. the identification and characteristics of the collateral securing such Bonds, including, if applicable, the amount of the Reserve Fund or Funds for such Series;

         iv. the order of the application of principal payments to the Classes of such Bonds and the allocation of principal to be so applied;

         v. the circumstances, if any, under which the Bonds of such Series are subject to special redemption or optional redemption;

         vi. any minimum principal payment requirements and the terms of any related minimum principal payment agreement with respect to such Series;

         vii. the Stated Maturity of each Class of such Bonds and the method used to determine such Stated Maturities;

         viii. the method used to calculate the aggregate amount of principal required to be paid on the Bonds of such Series on each Payment Date;

         ix. the principal amount of each Class of such Bonds that would be outstanding on specified Payment Dates if the mortgages underlying the Certificates pledged as security for such Bonds were prepaid at various assumed rates;

         x. the Payment Dates, record dates, redemption dates, if any, and the Assumed Reinvestment Rate for such Series of Bonds;

         xi. whether such Series is participating in the Issuer's Special Hazard and Bankruptcy Account and, if so, the Claim Ceiling for such Series (as defined herein);

         xii.   if applicable, the Issuer's ratio of earnings to fixed charges;

         xiii. whether such Series constitutes a Series of Special Allocation Bonds;

         xiv. if all or part of the collateral for the Bonds of such Series consists of Non-Agency Certificates, information concerning the Agency Certificates or mortgages evidenced by such Certificates and related servicing and, if applicable, insurance or guaranty arrangements;

         xv. whether ownership of Bonds of any Class of such Series will initially be available only in book entry form through a clearing agency and, if so, the duties to be performed by the clearing agency with respect to principal payments and redemptions and the conditions, if any, under which definitive Bonds will be available to beneficial owners;

         xvi. the investment rating agencies and ratings required with respect to such Series;

         xvii. the extent, if any, to which deposits, withdrawals or substitutions of Certificates securing the Bonds may be permitted;

         xviii. whether an election will be made to treat one or more segregated pools of assets securing such Series as a REMIC;

         xix.   the identity of the Indenture Trustee for such Series; and

         xx. additional information with respect to the plan of distribution of such Bonds.

                              AVAILABLE INFORMATION

         The Issuer was incorporated in Delaware on May 6, 1992. The Issuer is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith is required to file reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information filed by the Issuer with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington D.C. 20549; and at the following regional offices of the Commission: Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and New York Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can also be obtained from the Commission at prescribed rates through its Public Reference Section at 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission maintains a Web site that contains reports, proxy and information statements ad other information about registrants, including the Issuer, that file electronically with the Commission. The address of such Web site is http://www.sec.gov.

         The Issuer has filed with the Commission a Registration Statement (the "Registration Statement") under the Securities Act of 1933, as amended, with respect to the Bonds offered by this Prospectus and the related Prospectus Supplement. This Prospectus and Prospectus Supplement, which form a part of the Registration Statement, do not contain all of the information set forth in the Registration Statement, certain parts having been omitted pursuant to the rules and regulations of the Commission. The Registration Statement will be available for inspection and copying as set forth above.

         The Issuer does not plan to send any financial reports to holders of Bonds. The Indenture Trustee, however, will include with each payment on Bonds of a Series a statement containing certain information concerning the Bonds.

         The Issuer's principal executive offices are located at CityPlace Center East, 2711 N. Haskell Avenue, Suite 1000, Dallas, Texas 75204. Its telephone number is (214) 874-2500.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents heretofore filed by the Issuer with the Commission are incorporated herein by reference:

         1. The Issuer's Annual Report on Form 10-K for the year ended December 31, 1996.

         2. The Issuer's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997.


         All documents filed by the Issuer pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Bonds shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Issuer will provide without charge to each person to whom a copy of this Prospectus has been delivered, upon the request of such person, a copy of any of or all the documents referred to above which have been or may be incorporated in this Prospectus by reference (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into any such document). Requests for such copies should be directed to Andrew F. Jacobs, Senior Vice President--Control and Treasurer, CMC Securities Corporation III, 2711 N. Haskell Avenue, Suite 1000, Dallas, Texas 75204 (214/874-2500).

                              SUMMARY OF PROSPECTUS

         The following is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each Series of Bonds contained in the Prospectus Supplement or Supplements to be prepared and delivered in connection with the offering of Bonds of such Series.

Securities Offered ..........   Collateralized Mortgage Obligations (the
                                "Bonds") collateralized by certificates
                                ("Certificates") evidencing undivided interests in pools of residential mortgage loans. The
                                Certificates will consist of one or more of the following: (i) "fully modified pass-through" mortgage-backed certificates ("GNMA
                                Certificates") guaranteed as to timely payment of principal and interest by the Government
                                National Mortgage Association ("GNMA"),

                                (ii) Guaranteed Mortgage Pass-Through
                                Certificates ("FNMA Certificates") issued and guaranteed as to timely payment of principal and interest by the Federal National Mortgage Association ("FNMA"),

                                (iii) Mortgage Participation Certificates
                                ("FHLMC Certificates") issued and guaranteed as to timely payment of interest and ultimate collection (and to the extent specified in the related Prospectus Supplement, timely payment) of principal by the Federal Home Loan Mortgage Corporation ("FHLMC"),

                                (iv) pass-through certificates or participation certificates ("Non-Agency Certificates") which are neither issued nor guaranteed by an agency or instrumentality of the United States and which evidence undivided interests in Agency Certificates (defined hereafter) or pools of mortgage loans secured by single family (one- to four-units) or multi-family residences, or

                                (v) a combination of such Certificates.

                                The Non-Agency Certificates pledged to secure any Series of Bonds may be guaranteed as to payment of principal and interest by a third-party insurer or guarantor, to the extent provided in the related Prospectus Supplement. GNMA Certificates, FNMA Certificates and FHLMC Certificates are referred to collectively in this Prospectus as "Agency Certificates".

                                The Bonds will be issued from time to time in Series pursuant to an Indenture (an "Indenture") between the Issuer (as defined below) and the trustee for such Series (the "Indenture Trustee"), as supplemented by one or more supplemental indentures between the Issuer and the Indenture Trustee authorizing such Series (each a "Series Supplement"). Each Series will consist of one or more Classes of Bonds, which may include one or more Classes of Compound Interest Bonds ("Compound Interest Bonds").

                                The Bonds of a Class may differ from Bonds of other Classes of the same Series in the amounts allocated to and the priority of principal payments, maturity date and interest rate or in such other manner as specified in the related Prospectus Supplement. The Bonds of each Class of each Series will be issued either in definitive, fully registered form or book entry form in the authorized denominations specified in the related Prospectus Supplement. The Bonds may be insured or guaranteed as to payment of principal and interest by a third-party insurer or guarantor, to the extent provided in the related Prospectus Supplement. The Bonds will represent nonrecourse obligations solely of the Issuer of that Series of Bonds and will not be insured or guaranteed by any affiliate of the Issuer or by any other person or entity.

Issuer.......................   CMC Securities Corporation III (the
                                "Issuer") is a limited purpose finance
                                corporation wholly owned by Capstead Mortgage
                                Corporation, a Maryland corporation ("CMC"). The
                                Bonds represent nonrecourse obligations of the Issuer. Neither CMC nor any other affiliate of the Issuer will guarantee, or otherwise be obligated to pay, the Bonds of any Series.
                                Except to the extent specified otherwise in the related Prospectus Supplement, the assets pledged to collateralize the Bonds of any Series will be used only to collateralize the Bonds of such Series.

                                The Issuer was incorporated in the State of Delaware on May 6, 1992. The Issuer's principal executive offices are located at 2711 N. Haskell Avenue, Suite 1000, Dallas, Texas 75204. Its telephone number is (214) 874-2500. See "The Issuer".

Interest Payments............   Each Class of Bonds of a Series will bear
                                interest at the respective rate described for such Class in the related Prospectus Supplement.
                                Interest on any Class of Variable Interest Rate
                                Bonds (See "Description of the Bonds-- Payments of Interest") will be calculated and paid in accordance with provisions set forth in the related Prospectus Supplement, which provisions will include, among other things:

                                (a) the interest rate ("Variable Interest Rate") for the initial Interest Accrual Period (as defined below) on the Variable Interest Rate Bonds;

                                (b) the formula or index by which the Variable Interest Rate will be determined for subsequent Interest Accrual Periods;

                                (c) the intervals at which the Variable Interes Rate will be recalculated and the period over which the newly calculated Variable Interest Rate will be applicable; and

                                (d) any minimum or maximum Variable Interest
                                Rate or the method by which same may be
                                calculated.

                                Interest on each Class of Bonds will accrue over the respective periods and be paid on the respective dates for such Class as specified in the related Prospectus Supplement (each such period an "Interest Accrual Period" and each such date a "Payment Date"). Unless otherwise specified in the Prospectus Supplement for a Series, payments of interest on each Class of Compound Interest Bonds will commence only when all Bonds of such

                                Stated Maturity of such Class of Compound
                                Interest Bonds have been paid in full. Unless otherwise specified in the related Prospectus Supplement, upon maturity or earlier redemption of the Bonds of any Series, interest will be paid to the date specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement for a Series of Special Allocation Bonds, upon the occurrence of certain specified events the timing of interest payments in respect of a Class of Special Allocation Bonds may be modified. Unless interest is accrued to the Payment Date or the maturity date, as the case may be, for any Class of Bonds, the effective yield to the holder of such Bonds will be reduced to a level below the yield that would apply if interest were paid to the respective Payment Dates and maturity date of such Class of Bonds. See "Description of the Bonds-- Payments of Interest" herein.

                                Interest payments will be paid by check (unless otherwise specified in the related Prospectus Supplement) mailed by the Indenture Trustee or paying agent, if any, appointed by the Issuer for such purpose, to holders of definitive Bonds at their respective addresses appearing on the register on the applicable record date specified in the Prospectus Supplement. Beneficial owners of Bonds held in book entry form ("Book Entry Bonds") will receive interest payments according to procedures described under "Description of the Bonds -- Book Entry Registration" herein and the related Prospectus Supplement for any Series of Bonds having one or more Classes of Book Entry Bonds.

Principal Payments...........   Unless the Prospectus Supplement relating to a
                                Series of Bonds provides otherwise, principal payments on each Series of Bonds will be made on each Payment Date (each Payment Date on which principal is payable being a "Principal Payment
                                Date") in an aggregate amount equal to the sum of (i) the amount of interest, if any, accrued but not then payable on any Compound Interest
                                Bonds of such Series in the prior Interest
                                Accrual Period; (ii) an amount (the "Basic
                                Principal Payment"), determined on the basis of the Bond Values (as defined below) of the Certificates securing such Series in a specified period (a "Due Period") ending subsequent to the previous Principal Payment Date; and (iii) the percentage, if any, of the Spread (as defined below) specified in such Prospectus Supplement.

                                The Prospectus Supplement for each Series of
                                Bonds will specify the manner in which the amount of such aggregate principal payment will be determined. See "Description of the Bonds-- Payments of Principal."

                                The "Bond Value" for a Certificate represents the principal amount of Bonds of a Series that, based on certain assumptions, can be supported by the distributions on such Certificate, regardless of any prepayments on such Certificate, together with (depending on the type of Certificate and the method used to determine its Bond Value) the reinvestment income thereon at the Assumed Reinvestment Rate and/or, if applicable, the cash available to be withdrawn from any related Reserve Fund (as defined below). The Prospectus Supplement for a Series of Bonds will specify the method or methods (and related assumptions) used to determine the Bond Values of the Certificates pledged to secure such Series of Bonds.

                                Unless otherwise specified in the related
                                Prospectus Supplement, the "Spread" for a Series of Bonds as of any Payment Date is the excess, if any, of the sum of all amounts available on such Payment Date from certain items of collateral, as described in the following sentence, over the sum of all amounts due on such Payment Date for payments of principal and interest on such Bonds. Amounts available on any Payment Date from certain items of collateral may include, to the extent described in the related Prospectus Supplement, (i) all distributions received on the Certificates securing such Series of Bonds in the Due Period prior to such Payment Date for such Series of Bonds, (ii) the reinvestment income thereon, and
                                (iii) if applicable, the amount of cash, if any, initially deposited to the Collection Account (as defined below) or withdrawn from any related Reserve Fund in the Due Period prior to such Payment Date and reinvestment income thereon. Amounts due for payment on such Series of Bonds on any Payment Date may include, to the extent described in the related Prospectus Supplement,
                                (i) all interest payable on the Bonds of such Series on such Payment Date, (ii) the Basic Principal Payment for such Series of Bonds for such Principal Payment Date, including, if applicable, the amount (the "Scheduled Amortization Amount") to be paid on any Class of Scheduled Amortization Bonds (the "Scheduled Amortization Bonds"), (iii) interest, if any, accrued but not then payable on any Compound Interest Bonds of such Series in the prior Interest Accrual Period, (iv) the amounts, if any, paid with respect to special redemption on the Bonds of such Series, as described below, during such Due Period and (v) if applicable, an amount allocable to the payment of fees and expenses of the Indenture Trustee, independent accountants and/or other administrative expenses related to the Bonds of such Series. To the extent specified in the related Prospectus Supplement, Spread may be distributed to the Issuer following required payments of principal and interest on each Payment Date. Any Spread distributed to the Issuer will not be available for payment of principal and interest on the Bonds, and such distributions will no longer be subject to the lien of the Indenture.

                                Principal payments will be applied in the order and amounts specified in the Prospectus Supplement for each Class of a Series of Bonds. Unless otherwise specified in the related Prospectus Supplement for a Series of Special Allocation Bonds, upon the occurrence of certain specified events the priority of principal payments may be reordered. See "Description of the Bonds -- Payments of Principal."

                                The Stated Maturity for each Class of Bonds comprising a Series of Bonds is the date on which all the Bonds of such Class will be fully paid, assuming (i) timely receipt of scheduled payments (with no prepayments) on the Certificates securing such Bonds, (ii) all such scheduled payments are reinvested on receipt at the Assumed Reinvestment Rate specified in the related Prospectus Supplement, and (iii) no portion of the Spread is applied to the payment of principal on the Bonds, unless the related Prospectus Supplement provides otherwise, in which event such Stated Maturities will be based on the assumptions specified in such Prospectus Supplement. The Assumed Reinvestment Rate for a Series of Bonds will be specified in the related Prospectus Supplement, but in no event will it be more than the highest rate permitted by the nationally recognized statistical rating agency or agencies requested to rate such Series of Bonds or a rate insured by means of a surety bond or similar arrangement satisfactory to such rating agency or agencies. If the Assumed Reinvestment Rate is so insured, the related Prospectus Supplement will set forth the terms of such arrangement. The rate of prepayments on the Certificates securing any Series of Bonds will depend on the characteristics of the underlying mortgage loans, as well as on the prevailing level of interest rates and other economic factors, and no assurance can be given as to the actual prepayment experience of the Certificates. See "Description of the Bonds -- Maturity of the Bonds."

Redemption of Bonds .........   To the extent provided in the related
                                Prospectus Supplement, the Bonds of any Class of each Series may be subject to redemption as follows:

     A. Redemption at Request
          of Bondholders.....   To the extent permitted by the related
                                Prospectus Supplement and Series Supplement to the Indenture for a Series of Bonds, redemptions of one or more Classes of Bonds of such Series may be made pursuant to the request of Bondholders. See "Description of the Bonds
                                -- Redemption at Request of Bondholders."

     B.  Special Redemption..   The Bonds of each Series may be subject to
                                special redemption under the circumstances and in the manner described below and in the related
                                Prospectus Supplement. If applicable, Bonds of a
                                Series will be subject to special
                                redemption, in whole or in part, on a specified date in each month other than a month including a Principal Payment Date (each a "Special
                                Redemption Date"), at 100% of the principal amount of the Bonds so redeemed, plus accrued interest to the date designated in the Prospectus Supplement for a Series of Bonds, if, as a result of substantial principal payments on the underlying mortgages and/or low reinvestment yields, the Indenture Trustee determines, based on the assumptions specified in the Indenture, that the future debt service requirements on any portion of the Bonds cannot be met. Any such redemption will not exceed the principal amount of Bonds of such Series that would otherwise be required to be paid on the next Principal
                                Payment Date. Unless otherwise specified in the related Prospectus Supplement, Bonds of a Series subject to special redemption will be redeemable in the same priority and manner as payments of principal are made on a Principal Payment Date.
                                See "Description of the Bonds-- Special
                                Redemption."

     C. Redemption at the
         Option of the
         Issuer..............   The Bonds of any Class or Classes of a Series
                                may be subject to redemption at the option of the Issuer under the circumstances provided in the related Prospectus Supplement at the redemption set forth in such Prospectus
                                Supplement. See "Description of the Bonds --
                                Optional Redemption."


     D.  Optional Variable
          Interest Rate
          Bond Redemption....   Unless specified otherwise in the Prospectus
                                Supplement for a Series of Bonds, the Issuer, at its option, may use all or a portion of the Spread to redeem any Class of Variable Interest
                                Rate Bonds of such Series, in whole or in part
                                (an "Optional Variable Interest Rate Bond
                                Redemption"), on any Payment Date on such Class of Variable Interest Rate Bonds (a "Variable
                                Interest Rate Payment Date"), at 100% of the principal amount thereof, together with accrued and unpaid interest thereon to the date designated in the Prospectus Supplement for a Series of Bonds, if the Variable Interest Rate at which interest on such Variable Interest Rate
                                Bonds accrues during the period specified in the related Prospectus Supplement preceding such
                                Variable Rate Interest Payment Date (a "Variable
                                Interest Rate Period") is equal or, pursuant to the related Prospectus Supplement, deemed to be equal to the Maximum Variable Interest Rate at which interest may accrue on such Variable
                                Interest Rate Bonds, as set forth in the related
                                Prospectus Supplement (the "Maximum Variable
                                Interest Rate"). If any such Optional Variable
                                Interest Rate Bond Redemption occurs, the rate of principal payments on the Bonds of Classes with later Stated Maturities will not be affected thereby, unless otherwise provided in the related Prospectus Supplement. If so provided in a Prospectus Supplement, after a redemption in full of a Class of Variable
                                Interest Rate Bonds in which any Optional
                                Variable Interest Rate Bond Redemption has occurred, there may be a period of time, such period to include one or more
                                Principal Payment Dates, after the Class of
                                Variable Interest Rate Bonds has been fully redeemed and before principal payments on the Bonds of another Class are to commence (a
                                "Time-Out Period"). A Time-Out Period shall extend for the length of time required such that principal payments on the Bonds of other Classes shall commence on that Principal Payment Date on which they would otherwise have commenced if there had been no Optional Variable Interest
                                Rate Bond Redemption in that Series. See
                                "Description of the Bonds-- Optional Variable
                                Interest Rate Bond Redemption."

Security for the Bonds.......   Except to the extent specified otherwise in the
                                related Prospectus Supplement, each Series of Bonds will be separately secured by collateral
                                ("Collateral") consisting of the following:

     A.  Certificates           The Certificates securing a Series of Bonds may
                                consist of (i) GNMA Certificates, (ii) FNMA
                                Certificates, (iii) FHLMC Certificates, (iv)
                                Non-Agency Certificates, or (v) a combination of such Certificates. Any GNMA Certificates will be backed by the full faith and credit of the United States. Any FNMA and FHLMC Certificates will not be backed, directly or indirectly, by the full faith and credit of the United States.
                                Unless otherwise stated in the Prospectus
                                Supplement, Non-Agency Certificates will not be backed, directly or indirectly, by any agency or instrumentality of the United States. However, Non-Agency Certificates pledged to secure any Series of Bonds or the Agency Certificates or mortgage loans underlying any Non-Agency
                                Certificate (the "Mortgage Loans") may, be insured, guaranteed or otherwise backed in the manner described in the related Prospectus
                                Supplement. Any Agency Certificate and any Non-
                                Agency Certificate securing the Bonds of any Series will evidence an interest in a pool of Mortgage Loans secured by single-family (one- to four-units) or multi-family residences. The
                                Prospectus Supplement for each Series will specify (i) the aggregate approximate amount of the Collateral securing such Series that consists of GNMA, FNMA and FHLMC Certificates, of Certificates backed by level payment and graduated payment mortgages, and, if known to the Issuer, of Certificates that are backed by mortgages insured or guaranteed by a governmental entity and (ii) the aggregate approximate amount of the Collateral securing such Series that consists of Non-Agency
                                Certificates, including the principal
                                characteristics of the underlying Mortgage Loans and any insurance, guarantees or other backing for such Mortgage Loans, Certificates or both.
                                The Certificates securing each Series of Bonds will be registered in the name of the Indenture
                                Trustee or its nominee or in the name of a financial intermediary or its nominee acting on behalf of the Indenture Trustee and will be held by the Indenture Trustee as Collateral only for the specified Series of Bonds. If so provided in the Prospectus Supplement or Series Supplement for a Series of Bonds, the Issuer may deposit cash on the closing date for such Series, to secure such Series, in lieu of any Certificates which are not delivered on such closing date. See "Security for the Bonds --
                                Certificates Collateralizing the Bonds."

     B.  Collection Account..   Unless otherwise specified in the Prospectus
                                Supplement for a Series of Bonds, all
                                distributions on the Certificates pledged as security for a Series of Bonds will be remitted directly to a collection account (the
                                "Collection Account") to be established with the Indenture Trustee on the closing date for the sale of such Series of Bonds and, together with the reinvestment earnings thereon, the amount of cash, if any, initially deposited therein by the Issuer, and, if applicable, the cash withdrawn from any related Reserve Fund, will be available for application to the payment of principal of, and interest on, such Series of Bonds on the next Payment Date. Unless specified otherwise in the Prospectus Supplement for a Series of Bonds, any funds remaining in a Collection Account immediately following a Payment Date after deducting certain Indenture Trustee fees and administrative expenses will be either deposited in a related Reserve Fund if the Prospectus
                                Supplement for such Series of Bonds so provides or, if not so required, will be promptly paid over to the Issuer upon satisfaction of certain conditions contained in the Indenture and will be free from the lien of the Indenture. See
                                "Security for the Bonds-- Collection Account."

     C. Reserve Funds........   Cash, a letter of credit, surety bonds, Eligible
                                Investments or a combination thereof in the aggregate amount, if any, specified in the Prospectus Supplement for any Series of Bonds will be deposited in one or more accounts to be established by the Indenture Trustee (the
                                "Reserve Funds") on the closing date for the sale of such Series of Bonds if such cash, letters of credit, surety bonds or Eligible
                                Investments are required to make timely payments of principal of, and interest on, such Series of Bonds or are otherwise required to obtain the rating specified in the Prospectus Supplement by the nationally recognized statistical rating agency or agencies requested by the Issuer to rate such Series of Bonds, or if the Issuer determines to so minimize the likelihood of a special redemption of such Bonds. Following each Payment Date, amounts may be withdrawn from any related Reserve Fund and remitted to the persons entitled thereto free from the lien of the Indenture under the conditions and to the extent specified in the related Prospectus Supplement.
                                Additional information concerning any Reserve
                                Fund securing a Series of Bonds will be set forth in the related Prospectus Supplement. See
                                "Security for the Bonds -- Reserve Funds."

     D.  Minimum Principal
          Payment Agreement..   If provided in the Prospectus Supplement with
                                respect to a Series of Bonds, the Issuer will enter into an agreement with an institution pursuant to which such institution will provide such funds as may be necessary to enable the Issuer to make principal payments on the Bonds of such Series at a minimum rate set forth in the Prospectus Supplement relating to such Series. See "Security for the Bonds-- Minimum Principal Payment Agreement."

     E.  Deposits,
          Substitution and
          Withdrawal.........   If and to the extent provided in the related
                                Prospectus Supplement for a Series of Bonds, the Issuer may deposit or withdraw Certificates or substitute new Certificates for Certificates previously pledged as Collateral for a Series, in each case under the conditions described in the Indenture. See "Security for the Bonds--
                                Deposits, Substitution and Withdrawal of
                                Certificates."

Book Entry Registration......   If the Prospectus Supplement for a Series so
                                provides, Bonds of one or more Classes of such Series may be issued in book entry form in which case a single certificate will be issued in the name of a clearing agency (a "Clearing Agency") registered with the Securities and Exchange
                                Commission, or its nominee. Transfers and pledges of Book Entry Bonds may be made only through entries on the books of the Clearing
                                Agency in the name of brokers, dealers, banks and other organizations eligible to maintain accounts with the Clearing Agency ("Clearing
                                Agency Participants") or their nominees.
                                Transfers and pledges by purchasers and
                                beneficial owners of Book Entry Bonds
                                ("Beneficial Owners") other than Clearing Agency
                                Participants may be effected only through Clearing Agency Participants. Beneficial Owners will receive payments of principal and interest, and, if applicable, may tender Bonds for redemption to the Indenture Trustee, only through the Clearing Agency and Clearing Agency
                                Participants. Except as otherwise specified in this Prospectus or a related Prospectus
                                Supplement, the terms "Bondholders" and
                                "holders" shall be deemed to include Beneficial
                                Owners. See "Special Considerations-- Book Entry
                                Registration" and "Description of the Bonds--
                                Book Entry Registration."

Federal Income Tax
  Considerations.............   The Bonds, other than Residual Bonds (if any),
                                of each Series ("Regular Bonds") will be taxable obligations under the Internal Revenue Code of 1986 (the "Code"), and interest paid or accrued, including original issue discount with respect to any Compound Interest Bonds or Regular Bonds of any other Class issued with original issue discount, will be taxable to Bondholders. The
                                Issuer may elect to treat one or more segregated pools of assets securing any Series of Bonds as a REMIC. REMIC Bonds generally will be treated as "qualifying real property loans" for thrift institutions taxed as "mutual savings banks" or "domestic building and loan associations" and as "real estate assets" for real estate investment trusts. Bonds for which a REMIC election is not made ("Non- REMIC Bonds") will not be so characterized. Payments on Regular Bonds held by foreign persons will generally be exempt from United States withholding tax, provided that applicable procedures are satisfied or as otherwise specified in the related Prospectus
                                Supplement. Special tax considerations apply to an investment in Residual Bonds. See "Certain
                                Federal Income Tax Consequences."

Legal Investment.............   Unless otherwise specified in the Prospectus
                                Supplement, Bonds of each Series offered by this Prospectus and the related Prospectus Supplement will constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement
                                Act of 1984 ("SMMEA") and, as such, will be legal investments for certain types of investors to the extent provided in SMMEA, subject, in any case, to any other regulations which may govern investments by such investors. See "Legal
                                Investment".

ERISA Matters................   An acquisition or holding of Bonds by an
                                employee benefit plan or an individual
                                retirement account with respect to which certain affiliates of the Issuer, certain affiliates of an underwriter or an underwriter of the Bonds is a "party in interest" or "disqualified person" may constitute a "prohibited transaction" within the meaning of the Employee Retirement Income
                                Security Act of 1974, as amended, and the Code.
                                See "ERISA Matters". Under certain
                                circumstances, the acquisition or holding by an employee benefit plan or an individual retirement account of a Bond which is a Residual
                                Bond or which is characterized as an "equity interest" (as defined in Department of Labor regulations) in the Issuer of the related Series of Bonds, or in the collateral securing such Series of Bonds, could be deemed to give rise to one or more "prohibited transactions." Any employee benefit plan or an individual retirement account proposing to invest in the Bonds should consult with its counsel. Under certain circumstances, certain employee benefit plans and other persons may be prohibited from investing in one or more Classes, or in an entire Series, of Bonds.

Use of Proceeds..............   The Issuer will use substantially all of the net
                                proceeds from the issuance of each Series of Bonds either to pay certain indebtedness incurred in connection with the acquisition of, or to acquire, the Certificates or the underlying Mortgage Loans, as applicable, which are pledged as collateral for such Series of Bonds and, subsequently, may distribute all or a portion of any remaining net proceeds to CMC.
                                See "Use of Proceeds."

Ratings......................   The related Prospectus Supplement for each
                                series of Bonds will specify the respective ratings to be borne by each class of such series of Bonds and the nationally recognized statistical rating agency or agencies issuing each such rating.

                                  RISK FACTORS

         Investors should consider, among other things, the following risk factors in connection with the purchase of Bonds.

         General. An investment in Bonds evidencing interests in a Mortgage Pool may be affected, among other things, by a decline in real estate values or a decline in mortgage interest rates. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the Mortgage Loans, and any secondary financing on the related Mortgaged Properties, in a particular Mortgage Pool become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. To the extent that such losses are not covered by applicable insurance policies, if any, or by any credit enhancement as described herein, Holders of the Bonds of a series evidencing interests in such Mortgage Pool will bear all risk of loss resulting from default by mortgagors and will have to look primarily to the value of the Mortgaged Properties for recovery of the outstanding principal and unpaid interest of the defaulted Mortgage Loans.

         The actual rates of delinquencies, foreclosures and losses on the Mortgage Loans, particularly those secured by multifamily Mortgaged Properties, could be affected by adverse changes in general economic conditions and by local conditions including excessive building resulting in an oversupply of rental housing stock or a decrease in employment reducing the demand for rental units in the area, by federal, state or local regulations and controls affecting rents, prices of goods, fuel and energy consumption and prices, water and environmental restrictions affecting new construction, by increasing labor and materials costs, and by the relative attractiveness to tenants of the multifamily rental projects securing the Mortgage Loans and their neighborhoods. Repayment of a Mortgage Loan secured by an apartment building owned by a cooperative will depend primarily on the receipt of payments from the tenant-stockholders of the cooperative and its ability to refinance the loan at maturity. To the extent that such losses are not covered by applicable insurance policies, if any, or by any other credit enhancement, Holders of the Bonds of a series evidencing interests in the related Mortgage Pool will bear all risk of loss resulting from default by mortgagors and will have to look primarily to the value of the multifamily projects for recovery of the outstanding principal and unpaid interest of the defaulted Mortgage Loans.

         Limited Obligations. The Bonds will represent nonrecourse obligations of the Issuer. The Bonds of each series will not be insured or guaranteed by any government agency or instrumentality, the Issuer, any Servicer, the Administrator or, unless otherwise specified in the related Prospectus Supplement, by any other person.

         Prepayment and Yield Considerations. The prepayment experience on the Mortgage Loans and the mortgage loans underlying the Agency Securities (the "Underlying Mortgage Loans") will affect the average life of each class of Bonds secured by such Mortgage Loans or Underlying Mortgage Loans. Prepayments on the Mortgage Loans and the Underlying Mortgage Loans may be influenced by a variety of economic, geographic, social and other factors, including the difference between the interest rates on the Mortgage Loans or the Underlying Mortgage Loans (giving consideration to the cost of refinancing) and prevailing mortgage rates. In general, if mortgage interest rates fall below the interest rates on the Mortgage Loans or the Underlying Mortgage Loans, the rate of prepayment would be expected to increase and Bondholders of such series may be unable to reinvest such payments in securities of comparable quality having interest rates similar to those borne by the Bonds of such series. Conversely, if mortgage interest rates rise above the interest rates on the Mortgage Loans or the Underlying Mortgage Loans, the rate of prepayment would be expected to decrease. Prepayments on Mortgage Loans and Underlying Mortgage Loans secured by multifamily properties may also be influenced by a variety of economic factors affecting project sale or refinancing, including, without limitation, the relative tax benefits of continued ownership of the property as a result of changes in federal tax law, among other factors. Prepayments may be influenced by a variety of economic, geographic, social and other factors, including aging, seasonality and interest rate fluctuations. Other factors affecting prepayment of mortgage loans include changes in housing needs, job transfers, unemployment and servicing decisions. See "Certain Investment, Prepayment, Yield and Weighted Average Life Considerations" in the related Prospectus Supplement.

         Limited Liquidity. There will be no market for the Bonds of any Series prior to the issuance thereof, and there can be no assurance that a secondary market will develop or, if it does develop, that it will provide Bondholders with liquidity of investment or will continue for the life of the Bonds of such Series. The market value of the Bonds will fluctuate with changes in prevailing rates of interest. Consequently, the sale of Bonds by a Bondholder in any market that may develop may be at a discount from the Bonds' par value or such Bondholder's purchase price. Unless otherwise specified in the Prospectus Supplement for a Series of Bonds, Bondholders have no right to request redemption of Bonds, and the Bonds are subject to redemption by the Issuer only under the limited circumstances described in each such Prospectus Supplement.

         Limited Assets. The Bonds represent nonrecourse obligations of the Issuer. Consequently, Holders of Bonds of each Series must rely upon distributions on the Certificates securing such Series of Bonds, together with the reinvestment income thereon except as otherwise specified in the related Prospectus Supplement, and, if applicable, the cash to be withdrawn from the related Reserve Funds, for the payment of principal of, and interest on, that Series of Bonds. In addition, immediately after each required payment of principal of, and interest on, a Series of Bonds has been paid in full, any balance remaining in the related Collection Account, if not required to be deposited in a related Reserve Fund, will be promptly remitted to the Issuer or to the Residual Bond, in the case of a REMIC, and will no longer be subject to the lien of the Indenture. In addition, certain amounts remaining in related Reserve Funds may likewise be remitted to the Issuer following a Payment Date. If the Collateral securing a Series of Bonds is insufficient to make payments on such Bonds, no other assets of the Issuer will be available for payment of the deficiency. In the event of a sale of the Collateral securing any Series of Bonds as provided in the Indenture following an Event of Default, the Bonds of such Series will be payable pro rata, unless specified otherwise in the Prospectus Supplement for any Series of Special Allocation Bonds. Because payments of principal may, if so provided in the related Prospectus Supplement, be applied to Classes of outstanding Bonds of a Series in the order of their respective Stated Maturities (except in the case of Scheduled Amortization Bonds as described herein), a deficiency that arises after Bonds of any such Series having earlier Stated Maturities have been fully or partially repaid will have a disproportionately greater effect on the Bonds of Classes having later Stated Maturities. The disproportionate effect of any such deficiency is further increased in the case of Classes of Compound Interest Bonds of any Series because, prior to the retirement of all Classes of such Series having Stated Maturities earlier than the Stated Maturity of the Compound Interest Bonds, interest is not payable, unless otherwise provided in the Prospectus Supplement, but is accrued and added to the principal of such Compound Interest Bonds. In addition, due to the priority of payments and the allocation of losses, defaults experienced on the Collateral securing a Series of Special Allocation Bonds may have a disproportionate effect on a specified Class or Classes within such Series.

         Limitations, Reduction and Substitution of Credit Enhancement. With respect to each Series of Bonds secured by Non-Agency Certificates, credit enhancement will be provided, to the extent required by the rating agencies requested to rate such Series of Bonds, to cover certain types of losses on the Mortgage Loans pooled to form such Non-Agency Certificates. Credit enhancement will be provided in one or more of the forms described in the related Prospectus Supplement, including, but not limited to, overcollateralization, prioritization as to payments of one or more Classes of such Series, a letter of credit, a mortgage pool insurance policy, a special hazard insurance policy, a bankruptcy bond, a Reserve Fund, the participation of such Series in the Issuer's Special Hazard and Bankruptcy Account, or any combination thereof. Regardless of the form of credit enhancement provided, the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. Furthermore, such credit enhancements may provide only very limited coverage as to certain types of losses, and may provide no coverage as to certain other types of losses. The Indenture Trustee will generally be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any Series of Bonds, if the applicable rating agencies indicate that the then-current rating thereof will not be adversely affected.

         The Special Hazard and Bankruptcy Account. To the extent described in the related Prospectus Supplement, a Series of Bonds may have the benefits of the Issuer's Special Hazard and Bankruptcy Account. The Special Hazard and Bankruptcy Account is a joint trust account available to the holders of each Series of the Issuer's Bonds participating in such Account (each, a "Participating Series"). The Special Hazard and Bankruptcy Account will not be pledged, as a whole, to secure any Participating Series, but, rather, will be pledged to the Indenture Trustee for the benefit of holders of all Participating Series. The amount of cash or other assets on deposit in the Special Hazard and Bankruptcy Account will be determined in accordance with the requirements of the rating agencies requested to rate the Participating Series (the "Requisite Amount of the Special Hazard and Bankruptcy Account"). Each Participating Series will have a limit on the aggregate claims which can be made against the assets in the Special Hazard and Bankruptcy Account (each, a "Claim Ceiling"). The Trustee will make draws from the Special Hazard and Bankruptcy Account to pay special hazard and bankruptcy-related claims with respect to each Participating Series, in the order in which such claims are received by the Trustee from the Administrator. Should the aggregate draws made by the Trustee against the Special Hazard and Bankruptcy Account for the benefit of any Participating Series reach the then applicable Claim Ceiling for such Series, the holders of such Participating Series may have to bear future bankruptcy and special hazard-related losses, even though funds remain in the Special Hazard and Bankruptcy Account for the benefit of holders of other Participating Series. Conversely, there may be no funds available in the Special Hazard and Bankruptcy Account even though the Claim Ceiling has not been reached for any Participating Series, due to payments up to or approaching the respective Claim Ceilings of other Participating Series. This is due to the fact that the Requisite Amount of the Special Hazard and Bankruptcy Account is expected to be less than the sum of the respective Claim Ceilings for all Participating Series.

         Any funds in excess of the Requisite Amount of the Bankruptcy and Special Hazard Account, including reinvestment income, shall be remitted to the Issuer on a monthly basis, free from the lien of the Indenture. The Requisite Amount of the Bankruptcy and Special Hazard Account may be reduced, from time to time, to the extent permitted by the rating agencies requested to rate the Participating Series, as described in the Prospectus Supplement for each Participating Series.

         Special Allocation Bonds; Events of Default. To the extent described in the related Prospectus Supplement, a Series of Bonds may be "Special Allocation Bonds" in which, upon the occurrence of specified events, the timing and/or priority of principal and/or interest may be modified or reordered to favor one or more Classes of Bonds (the "Priority Bonds") over one or more other Classes of Bonds (the "Non-Priority Bonds"). Under certain circumstances, payments of available cash flow will be made to holders of Priority Bonds prior to the payment to holders of Non-Priority Bonds. Unless specified otherwise in the related Prospectus Supplement, prior to the declaration by the Bondholders that the Bonds are due and payable, the Non-Priority Bonds will not accrue interest on any payment shortfall of principal or interest experienced by such Non-Priority Bonds.

         The Non-Priority Bonds may have limited liquidity. There can be no assurance that a secondary market will develop for the Non-Priority Bonds or, if one does develop, that it will provide the holders of the Non-Priority Bonds with liquidity of investment or that it will remain for the term of the Non-Priority Bonds.

         Sale of Collateral on Default; Interest Rate Considerations. Upon an Event of Default with respect to a Series of Bonds, if the Collateral for such Series of Bonds is sold by the Indenture Trustee there is no assurance that the interest rates on the Collateral securing such Series of Bonds will be sufficiently high so that the proceeds of any such sale will be sufficient to pay in full the principal of, and interest on, such Series of Bonds. The rate of prepayment on the Certificates securing a Series of Bonds will directly affect the average life of such Series of Bonds. During periods of generally declining interest rates such prepayments are likely to accelerate, thereby increasing the rate of prepayment on the Bonds, and Bondholders may be unable to reinvest such payments in securities of comparable quality having interest rates similar to those borne by such Bonds.

         Deposits, Substitutions and Withdrawals of Collateral. To the extent provided in the Prospectus Supplement for a Series of Bonds, the Issuer of a Series of Bonds may, subsequent to the closing date for such Series, deposit additional Certificates and withdraw Certificates previously pledged to secure such Series. The effect of deposit or substitution of other Certificates as Collateral for a Series may be to alter the characteristics of the Mortgage Loans underlying the Certificates, which may alter the timing of principal payments on, and the maturity of, the Bonds of such Series. See "Security for the Bonds--Deposits, Substitution and Withdrawal of Certificates."

         Nature of Direct or Indirect Backing for Bonds. Only Agency Certificates are guaranteed by any agency or instrumentality of the United States and only the guarantee by GNMA of GNMA Certificates is entitled to the full faith and credit of the United States. The guarantees by FNMA and FHLMC of FNMA Certificates and FHLMC Certificates, respectively, are backed only by the credit of FNMA, a federally chartered, privately owned corporation, or by the credit of FHLMC, a federally chartered corporation controlled by the Federal Home Loan Banks. See "Security for the Bonds--FNMA" and "Security for the Bonds--FHLMC." Although payment of principal of, and interest on, any Agency Certificate securing a Series of Bonds will be guaranteed by either GNMA, FNMA or FHLMC, such guarantee will run only to such Agency Certificate and will not guarantee the payment of principal or interest on the Bonds of such Series. The Prospectus Supplement for a Series of Bonds which is secured in whole or in part by Non-Agency Certificates may describe certain arrangements through which such Bonds, such Certificates, and/or the Mortgage Loans underlying such Certificates are insured, guaranteed or otherwise backed. Any such backing may be subject to contingencies described in the applicable Prospectus Supplement and will be limited to the credit and assets of the particular specified insurer or guarantor and will not be entitled to the full faith and credit of the United States or to any agency or instrumentality thereof.

         Insurance Considerations for Non-Agency Certificates. Potential investors should be aware that (a) any decline in the value of a property securing a Mortgage Loan underlying a Non-Agency Certificate may result in a loss on such Certificate if the mortgagor on such Mortgage Loan defaults and the loss is not covered by any insurance policy or comparable instrument provided for such Mortgage Loan underlying a Non-Agency Certificate, and (b) any hazard loss not covered by a standard hazard insurance policy or any applicable special hazard insurance policy or comparable instrument covering a defaulted Mortgage Loan underlying a Non-Agency Certificate will result in a loss on such Certificate. Any such loss on a Non-Agency Certificate, if not covered by funds available in the Reserve Fund or Collection Account, also will result in a loss to Bondholders.

         Original Issue Discount; Residual Bonds. All of the Compound Interest Bonds will be, and certain of the other Bonds may be, issued with original issue discount for federal income tax purposes. A holder of a Bond issued with original issue discount will be required to include original issue discount in ordinary gross income for federal income tax purposes as it accrues, in advance of receipt of the cash attributable to such income. Accrued but unpaid interest on the Compound Interest Bonds generally will be treated as original issue discount for this purpose. At certain fast Mortgage Loan or Underlying Mortgage Loan prepayment rates, original issue discount may accrue on certain classes of Bonds, including certain Variable Rate Regular Bonds, that may never be received as cash, resulting in a subsequent loss on such Bonds. See "Certain Federal Income Tax Consequences--Taxation of Regular Bonds--Original Issue Discount."

         An election may be made to treat one or more segregated pools of assets securing any Series of Bonds as a REMIC for federal income tax purposes. Holders of Residual Bonds ("Residual Bondholders") must report on their federal income tax returns their pro rata share of REMIC taxable income or loss. All or a portion of the REMIC taxable income reportable by Residual Bondholders may be treated as such holders' "excess inclusion" subject to special rules for federal income tax purposes. The REMIC taxable income and, possibly the tax liabilities of the Residual Bondholders, may exceed the cash distributions on the Residual Bonds during the corresponding period. Residual Bondholders who are individuals may be subject to limitations on the deductibility of servicing fees on the Collateral and other REMIC administrative expenses. Hence, Residual Bondholders may experience an after-tax return that is significantly lower than would be anticipated based upon the stated interest rate of their Residual Bonds. See "Certain Federal Income Tax Considerations-- Special Tax Considerations Applicable to Residual Bonds."

         Funds Available for Redemptions at the Request of Bondholders. With respect to any Series of Bonds for which the related Prospectus Supplement provides for redemptions at the request of Bondholders there can be no assurance that amounts available for such redemption, if any, for such Series of Bonds will be sufficient to permit Bonds to be redeemed within a reasonable time after redemption is requested, for reasons including the following:

                  1. Scheduled principal payments on the Mortgage Loans underlying each Certificate pledged with respect to each Series of Bonds will be minimal in the early years and will increase in the later years of such Mortgage Loans. As a result, the scheduled principal payments on the Certificates and the amount thus available to be applied to payments of principal on the Bonds of such Series, including redemptions at the request of Bondholders, will be limited in the early years and will increase during the later years of each such Series. Accordingly, the availability of funds for redemption of Bonds of any Series at the request of Bondholders will depend largely upon the rates of prepayment of the Certificates securing such Series. See "Security for the Bonds."

                2. Prepayments of principal on Certificates are least likely to occur during periods of higher interest rates when it is expected the requests for redemption by Bondholders will be greatest. During periods in which prevailing interest rates are higher than the interest rate paid on a Series of Bonds, greater numbers of Bonds are expected to be tendered for redemption in order to take advantage of the higher interest rates payable on other investments then available. During such periods, there will likely also be a reduction in the rate of prepayments on the Certificates securing a Series of Bonds, thus limiting the funds available to satisfy requested redemption by Bondholders.

                  3. Certain Bondholders, such as personal representatives of deceased Bondholders, as specified in the related Prospectus Supplement may have certain priorities as to redemption at the request of Bondholders.


         Book Entry Registration. Because transfers and pledges of Book Entry Bonds can be effected only through book entries at a Clearing Agency through Clearing Agency Participants, the liquidity of the secondary market for Book Entry Bonds may be reduced to the extent that some investors are unwilling to hold Bonds in book entry form in the name of Clearing Agency Participants and the ability to pledge Book Entry Bonds may be limited due to lack of a physical certificate. Beneficial Owners of Book Entry Bonds may, in certain cases, experience delay in the receipt of payments of principal and interest since such payments will be forwarded by the Indenture Trustee to the Clearing Agency who will then forward payment to the Clearing Agency Participants who will thereafter forward payment to Beneficial Owners. In the event of the insolvency of the Clearing Agency or of a Clearing Agency Participant in whose name Bonds are recorded, the ability of Beneficial Owners to obtain timely payment and (if the limits of applicable insurance coverage by the Securities Investor Protection Corporation are exceeded, or if such coverage is otherwise unavailable) ultimate payment of principal and interest on Book Entry Bonds may be impaired.

         FNMA Guaranty. Full and timely payment of interest and principal on any FNMA Certificates relating to a series will be guaranteed by FNMA. This guarantee will be backed by the credit of FNMA, a federally chartered, privately owned corporation. The full faith and credit of the United States will not, however, guarantee any payments on any such FNMA Certificates. Neither the United States nor any agency thereof will be obligated to finance FNMA's operations or to assist FNMA in any other manner.

         FHLMC Guaranty. Payment of principal and interest on any FHLMC Certificates relating to a series will be guaranteed by FHLMC as specified herein. This guarantee will be backed by the credit of FHLMC, a federally chartered corporation. The full faith and credit of the United States will not, however, guarantee any payments on any such FHLMC Certificates. Neither the United States nor any agency thereof is obligated to finance FHLMC's operations or to assist FHLMC in any other manner.

         Other Legal Considerations. Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of the originators of the Mortgage Loans. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt recollection practices may apply to the origination, servicing and collection of the Mortgage Loans. Depending on the provisions of the applicable law and the specified facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the Indenture Trustee to collect all or part of the principal of or interest on the related Mortgage Loans, and may entitle the borrower to a refund of amounts previously paid. See "Certain Legal Aspects of the Mortgage Loans."

         The Mortgage Loans are also subject to federal laws, including:

                  (i) the Federal Truth in Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the borrowers regarding the terms thereof;

                  (ii) the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

                  (iii) the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience.

Violations of certain provisions of these federal laws may limit the ability of the Servicer or the

Administrator to collect all or part of the principal of or interest on the Mortgage Loans and in addition could subject the Servicer or the Administrator to damages and administrative enforcement. Unless otherwise specified in the related Prospectus Supplement, the related Seller or the Issuer will be required to repurchase any Mortgage Loan which, at the time of origination, did not comply with such federal laws or regulations.


                                 USE OF PROCEEDS

         Unless otherwise specified in an applicable Prospectus Supplement, substantially all of the net proceeds to be received from the sale of each series of Bonds will be applied to the simultaneous purchase of the Mortgage Loans to be pledged to secure such series or to reimburse the amounts previously used to effect such a purchase, the costs of carrying such Mortgage Loans until sale of the Bonds and other expenses connected with pooling the Mortgage Loans to be pledged to secure the Bonds and issuing the Bonds. Subsequently, the Issuer may distribute to its stockholders all or a portion of any remaining net proceeds.


                            DESCRIPTION OF THE BONDS

GENERAL

         The Bonds of each Series will be issued pursuant to the Indenture and the Series Supplement for such Series and will be secured by the Certificates pledged by the Issuer as security for such Series of Bonds as specified in the related Prospectus Supplement. The Indenture does not limit the amount of Bonds that can be issued thereunder and provides that Bonds of any Series may be issued thereunder up to the aggregate principal amount that may be authorized from time to time by the Issuer.

         The following summaries describe certain provisions common to each Series of the Bonds, unless otherwise noted. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the Prospectus Supplement and the provisions of the Indenture and the Series Supplement relating to each Series of Bonds. When particular provisions or terms used in the Indenture are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of such summaries.

         The Bonds are issuable in Series. Each Series will consist of one or more Classes of Bonds, which may include one or more Classes of Compound Interest Bonds. A Series of Bonds may constitute a Series of Special Allocation Bonds. Interest will accrue on Compound Interest Bonds but will not be payable until all Bonds having a Stated Maturity prior to the Stated Maturity of such Class of Compound Interest Bonds have been paid in full, unless the related Prospectus Supplement provides otherwise, in which event such interest payments will commence at the time specified in such Prospectus Supplement. Prior to such time, the amount of interest so accrued will be added to the principal of such Class of Compound Interest Bonds on each Payment Date.

         A Series of Bonds may include one or more Classes of "Scheduled Amortization Bonds" and "Companion Bonds." Scheduled Amortization Bonds are Bonds with respect to which payments of principal are to be made in specified amounts on specified Payment Dates, to the extent of funds available on such Payment Date. Companion Bonds are Bonds which receive payments of all or a portion of any funds available on a given Payment Date which are in excess of amounts required to be applied to payments on Scheduled Amortization Bonds on such Payment Date. Because of the manner of application of payments of principal to Companion Bonds, the weighted average lives of Companion Bonds of a Series may be expected to be more sensitive to the actual rate of prepayments on the Mortgage Loans underlying the Certificates securing such Series of Bonds than will the Scheduled Amortization Bonds of such Series.

         The Bonds of each Series will be issued as provided in the related Prospectus Supplement either in definitive, fully-registered form or in book entry form, in either case only in the minimum denominations and authorized denominations in excess of such amount specified in the related Prospectus Supplement. The Bonds may be transferred or exchanged without the payment of any service charge other than any tax or governmental charge payable in connection with such transfer or exchange except that, in the case of any exchange of a mutilated, lost, destroyed or

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

stolen Bond, the Issuer may charge such Bondholder an amount equal to the reasonable expenses incurred in connection therewith. (Indenture, Sections 2.7 and 2.8)

         Payments of principal of, and interest on, each Series of Bonds will be made on the Payment Dates set forth in the Prospectus Supplement relating to such Series. With respect to Bonds that are not Book Entry Bonds, such payments shall be made by (i) check mailed to Bondholders of such Series registered as such on the related record date preceding such Payment Date at the addresses appearing on the Bond Register, or (ii) upon written request made at least five business days prior to the applicable Record Date (as set forth in the related Prospectus Supplement) by any Bondholder of a Bond or Bonds of a Class having an initial outstanding principal balance that is in excess of the lesser of (x) $5,000,000 and (y) two-thirds of the initial outstanding principal balance of all Bonds of such Class, by wire to a US depository institution satisfactory to the Indenture Trustee, or by such other means of payment as such Bondholder and the Indenture Trustee may agree, except that final payments of principal in retirement of each Bond (other than a Book Entry Bond) will be made only upon presentation and surrender of such Bond at the New York office of the Paying Agent for such Series of Bonds. (Indenture, Sections 2.9 and 3.2) With respect to Book Entry Bonds, such payments will be made as described below under "Book Entry Registration" and in the related Prospectus Supplement.

         The Indenture Trustee will include with each payment on a Bond which includes both interest and principal a statement showing the amount of such payment that constitutes interest and principal, respectively, the remaining actual unpaid principal amount of such Bond and, in the case of a Bond that is a Senior Bond or a Junior Bond (in each case as set forth in the related Prospectus Supplement), the Imputed Principal Balance (as set forth in the related Prospectus Supplement) of such Bond. Payments on Bonds which include only interest will be accompanied by a statement showing the aggregate actual unpaid principal amount (if any) of the Bonds of each Class of the same Series and, if such Series includes Classes of Senior Bonds and Junior Bonds, the aggregate Imputed Principal Balance (if any) of the Bonds of each Class of such Series. On each Payment Date before payments of principal are first made on a particular Class of Compound Interest Bonds of such Series, the Indenture Trustee will furnish to each holder of a Bond of such Class a statement showing the aggregate unpaid principal amount of such Class of Bonds and the new principal balance of such holder's Compound Interest Bond. (Indenture, Section 8.7)

         Except to the extent specified otherwise in the related Prospectus Supplement, the Bonds of each Series will be secured by separate Collateral. Subject to certain assumptions explained more fully elsewhere in this Prospectus and the related Prospectus Supplement, the Certificates deposited as Collateral for each Series will have, on their date of issuance, an aggregate Bond Value that (a) will at least equal the aggregate principal amount of the Bonds of such Series and (b) will produce, together with other Collateral, if any, a cash flow sufficient to amortize each Class of Bonds of the Series through redemption and payment at their respective Stated Maturities and to timely make the interest payments required to be made on the Bonds of the Series while they are outstanding. See "Security for the Bonds."

         One or more Series of Bonds may constitute Series of "Special Allocation Bonds." Unless otherwise specified in the related Prospectus Supplement for a Series of Special Allocation Bonds, upon the occurrence of specified events, the timing and/or priority of payments of principal and/or interest may be modified or reordered. Unless otherwise specified in the related Prospectus Supplement for a Series of Special Allocation Bonds, losses on the Collateral securing such Series may be disproportionately borne by one or more Classes of such Series, and the proceeds of the sale of such Collateral may be applied to the payment in full of one or more Classes within such Series before the balance, if any, of such proceeds are applied to one or more other Classes within such Series.


PAYMENTS OF INTEREST

         To the extent specified in the related Prospectus Supplement, the Bonds of each Class will bear interest on their unpaid principal balances from the date and at the rate per annum (which may be zero) specified or described in the related Prospectus Supplement. Interest will be calculated on the basis of a 360-day year of twelve 30-day months, except to the extent specified otherwise in the related Prospectus Supplement. Interest on Bonds other than Compound Interest Bonds will be payable on the Payment Dates specified in the related Prospectus Supplement. Payments of interest on each Class of Compound Interest Bonds will commence only when all Bonds of such Series having a Stated Maturity prior to the Stated Maturity of such Class of Compound Interest Bonds have been paid in full, unless the related Prospectus Supplement provides otherwise, in which event such interest payments will commence at the time specified in such Prospectus Supplement. Prior to such time, interest on such Class of Compound Interest Bonds will accrue and the amount of interest so accrued will be added to the principal thereof on each Payment Date. Such Class of Compound Interest Bonds will thereafter accrue interest on the outstanding principal amount thereof as so adjusted.

         One or more Classes of Bonds of a Series may bear interest at a variable rate ("Variable Interest Rate Bonds"). The interest rate of a Class of Variable Interest Rate Bonds is a variable rate which may have an interest rate maximum (the "Maximum Variable Interest Rate") or an interest rate minimum (the "Minimum Variable Interest Rate") or both, subject to general market conditions. Certain Variable Interest Rate Bonds may accrue interest at a rate that varies directly with a variable rate based on an objective index ("Floating Interest Rate Bonds"). Other Variable Interest Rate Bonds may accrue interest at a rate that varies inversely with a variable rate based on an objective index ("Inverse Floating Interest Rate Bonds"). For each Class of Variable Interest Rate Bonds, the related Prospectus Supplement will set forth the interest rate ("Variable Interest Rate") for the initial Interest Accrual Period on the Variable Interest Rate Bonds, the intervals at which the Variable Interest Rate will be recalculated, and the periods (each such period, a "Variable Interest Rate Period") over which the initial Variable Interest Rate and each successively calculated Variable Interest Rate shall apply and the formula or index by which the Variable Interest Rate for each succeeding Variable Interest Rate Period will be determined. The interest payment dates on Variable Interest Rate Bonds will be set forth in the related Prospectus Supplement and may not be the same date or frequency as the Payment Dates for the other Bonds of such Series.

         Unless otherwise specified in the related Prospectus Supplement for a Series of Special Allocation Bonds, upon the occurrence of certain specified events the timing of interest payments in respect of a Class of Special Allocation Bonds may be modified.


PAYMENTS OF PRINCIPAL

         On each Principal Payment Date for a Series of Bonds, the Issuer will be obligated to make principal payments in the manner described below and in the related Prospectus Supplement to the holders of the Bonds of such Series for which principal is then due. The Prospectus Supplement will specify the manner in which principal payments will be applied among the Classes of Bonds of that Series. Principal payments on a Class of Bonds will be allocated pro rata among the Bonds of that Class unless otherwise provided in its related Prospectus Supplement. Except as otherwise specified in the related Prospectus Supplement, each Class of Bonds will be fully paid no later than the Stated Maturity for such Class of Bonds specified in such Prospectus Supplement.

         Unless otherwise specified in the Prospectus Supplement for a Series of Special Allocation Bonds, upon the occurrence of certain specified events the priority of principal payments may be reordered.

         Unless the related Prospectus Supplement provides otherwise, the total amount of each principal payment required to be made on the Bonds of a Series on a Principal Payment Date will be equal to the sum of (i) the amount of interest, if any, accrued but not then payable on any Compound Interest Bonds of such Series in the prior Interest Accrual Period; (ii) an amount determined on the basis of the Bond Values (as defined below) of the Certificates securing such Series in a specified period (a "Due Period") corresponding to such Principal Payment Date (the "Basic Principal Payment"); and (iii) the percentage, if any, of the Spread (as defined below) specified in such Prospectus Supplement. The Prospectus Supplement for each Series of Bonds will specify the manner in which the amount of such aggregate principal payment will be determined. The aggregate amount of principal payments required to be made on a Series of Bonds on any Principal Payment Date will be reduced by the principal amount of such Bonds of such Series redeemed pursuant to any special redemption occurring subsequent to the preceding Principal Payment Date. See "Description of the Bonds -- Special Redemption."

         The "Bond Value" for a Certificate represents the principal amount of Bonds of a Series that, based on certain assumptions and regardless of any prepayments on such Certificate, can be supported by the distributions on such Certificate, together with (depending on the type of Certificate and the method used to determine its Bond Value) the reinvestment income thereon at the Assumed Reinvestment Rate and/or, if applicable, the cash available to be withdrawn from any related Reserve Fund. For convenience of calculation, Certificates that are backed by the same pool of mortgage loans may be aggregated into one or more groups (a "Bond Value Group"), each of which will be assigned an aggregate Bond Value. Unless the related Prospectus Supplement provides otherwise, the aggregate Bond Value of such a Bond Value Group consisting of Certificates will be calculated as if the underlying Mortgage Loans constituted a single mortgage loan having such of the payment characteristics of the Mortgage Loans underlying the Certificates included in such Bond Value Group as would result in the lowest Bond Value being assigned to the Certificates included in such Bond Value Group. There are a number of alternative means of determining the Bond Value of a Certificate, including determinations based on the discounted present value of the remaining scheduled distributions on such Certificate and determinations based on the relationship of the interest rate borne by such Certificate and by the related Bonds. The Prospectus Supplement for a Series of Bonds will specify the method or methods (and related assumptions) used to determine the Bond Values of the Bond Value Groups securing such Series of Bonds. In any event, the aggregate of the Bond Values of all the Bond Value Groups securing a Series of Bonds will always be at least equal to the outstanding principal amount of the Bonds of such Series.

         The Assumed Reinvestment Rate for a Series of Bonds will be specified in the related Prospectus Supplement, but in no event will it be more than the highest rate permitted by the nationally recognized statistical rating agency or agencies rating such Series of Bonds or a rate insured by means of a surety bond or similar arrangement satisfactory to such rating agency or agencies. If the Assumed Reinvestment Rate is so insured, the related Prospectus Supplement will set forth the terms of such arrangement.

         Unless otherwise specified in the related Prospectus Supplement, the Spread for each Series of Bonds as of any Principal Payment Date is the excess, if any, of the sum of (i) the distributions received on the Certificates securing such Series of Bonds in the Due Period prior to such Principal Payment Date, (ii) the reinvestment income thereon, and (iii) if applicable, the amount of cash initially deposited to the Collection Account or withdrawn from any related Reserve Fund prior to such Principal Payment Date and reinvestment income thereon, over the sum of (i) all interest payable on the Bonds of such Series on such Principal Payment Date, (ii) the Basic Principal Payment required to be made on such Series of Bonds for such Principal Payment Date, (iii) interest, if any, accrued but not then payable on any Compound Interest Bonds of such Series in the prior Interest Accrual Period, (iv) the amounts, if any, paid with respect to special redemptions of the Bonds of such Series, as described below, during such Due Period and (v) if applicable, an amount allocable to the payment of fees and expenses of the Indenture Trustee, independent accountants and/or other administrative expenses related to the Bonds of such Series.


MATURITY OF THE BONDS

         All of the Mortgage Loans underlying any GNMA Certificates securing a Series of Bonds will consist of mortgage loans insured by the Federal Housing Administration ("FHA Loans") or guaranteed by the Farmers Home Administration ("FmHA Loans") or partially insured or guaranteed by the Veterans' Administration ("VA Loans"). The Mortgage Loans underlying any FNMA, FHLMC or Non-Agency Certificates securing a Series of Bonds will consist of conventional (that is, neither insured nor guaranteed by any government agency) mortgage loans ("Conventional Loans") and may consist of FHA, FmHA or VA Loans. Each Certificate will provide by its terms for monthly payments of principal and interest in the amounts described in "Security for the Bonds" and in the related Prospectus Supplement.

         Since the aggregate amount of the principal payment required to be made on a Series of Bonds on a Principal Payment Date will depend on the amount of the principal receipts received on the related Certificates in the preceding Due Period, the prepayment experience on the Mortgage Loans will affect the average life of each Class of Bonds and the extent to which such Class is paid prior to its Stated Maturity. The Stated Maturity for each Class of Bonds is the date on which the principal thereof will be fully paid, assuming (i) timely receipt of scheduled payments (with no prepayments) on the Certificates securing such Bonds, (ii) all such scheduled payments are reinvested on receipt at the Assumed Reinvestment Rate for such Series and (iii) no portion of the Spread is applied to the payment of principal on the Bonds, unless the related Prospectus Supplement provides otherwise, in which event such Stated Maturities will be based on the assumptions specified in such Prospectus Supplement.

         The Prospectus Supplement for each Series of Bonds may contain a table setting forth the projected weighted average life of each Class of Bonds of such Series offered in such Prospectus Supplement, other than those Class or Classes of Bonds of such Series (if any) on which no principal is payable, and the percentage of the original principal amount of each Class of such Bonds of such Series that would be outstanding on specified Principal Payment Dates for such Series based on the assumption that prepayments on the Mortgage Loans underlying the related Certificates are made at rates corresponding to various percentages of the prepayment model, and on such other assumptions, as may be specified in such Prospectus Supplement.


REDEMPTION AT THE REQUEST OF BONDHOLDERS

         To the extent permitted by the Prospectus Supplement and Series Supplement for a Series of Bonds, one or more Classes of Bonds of such Series may be subject to redemption at the request of Bondholders. Any such requested redemptions with respect to a Series will be conducted on the terms and conditions in the related Prospectus Supplement.

SPECIAL REDEMPTION

         The Bonds of each Series may be subject to special redemption under the circumstances and in the manner described below. The Prospectus Supplement for each Series of Bonds will specify the circumstances under which the Bonds of such Series are so redeemable or if the Bonds of such Series are not subject to special redemption. Unless otherwise specified in the related Prospectus Supplement, the Issuer will be required to redeem, on a specified day of any month other than a month including a Principal Payment Date (each, a "Special Redemption Date"), outstanding Bonds of a Series in the amount described below if, as a result of principal payments on the Mortgage Loans underlying the Certificates pledged as security for such Series of Bonds and/or low yields then available for reinvestment of distributions on such Certificates, the Indenture Trustee determines, based on the assumptions specified in the Indenture for such Series, that the future debt service on any portion of the Bonds cannot be met. The amount of Bonds required to be so redeemed will not exceed the principal amount of Bonds of such Series that would otherwise be required to be paid on the next Principal Payment Date.

         Unless otherwise specified in the related Prospectus Supplement or the related Prospectus Supplement states that the Bonds offered thereby are not subject to special redemption, all payments of principal pursuant to any special redemption will be made in the same priority and manner as payments of principal on Principal Payment Dates. Unless otherwise provided in the related Prospectus Supplement, Bonds of the same Class will be redeemed pro rata. Notice of any special redemption will be given by the Issuer or the Indenture Trustee prior to the Special Redemption Date. (Indenture, Section 10.2) The redemption price for any Bond so redeemed will be equal to 100% of the principal amount of such Bond so redeemed, together with accrued interest thereon to the date specified in the related Prospectus Supplement. (Indenture, Sections 10.1 and 10.2)


OPTIONAL REDEMPTION

         The Issuer may, at its option, redeem all, or a portion, of any Class or Classes of Bonds of any Series pursuant to conditions specified in the related Prospectus Supplement, which conditions may include that any such Class or Classes may be redeemed in whole, but not in part, on any Payment Date for such Bonds after a date specified in the related Prospectus Supplement and that any such Class or Classes may be redeemed in whole, but not in part, on any Payment Date after the aggregate principal amount of any such Class has declined below a specified percentage of the original aggregate principal amount of such Class. Notice of such redemption will be given by the Issuer or the Indenture Trustee prior to the redemption date. The redemption price, including accrued interest, for any Bond so redeemed will be specified in the related Prospectus Supplement. (Indenture, Sections 10.1 and 10.2)


OPTIONAL VARIABLE INTEREST RATE BOND REDEMPTION

         Unless specified otherwise in the related Prospectus Supplement, the Issuer, at its option, may use all or a portion of the Spread to redeem any Class of Variable Interest Rate Bonds, in whole or in part (an "Optional Variable Interest Rate Bond Redemption"), on any Variable Interest Rate Payment Date, at 100% of the principal amount thereof, together with accrued interest and unpaid thereon to the date specified in the related Prospectus Supplement, if the Variable Interest Rate at which interest on such Class of Variable Interest Rate Bonds accrues during the Variable

Interest Rate Period applicable to such Variable Interest Rate Payment Date is equal or, pursuant to the related Prospectus Supplement, deemed to be equal to the Maximum Variable Interest Rate set forth in the related Prospectus Supplement. If any such Optional Variable Interest Rate Bond Redemption occurs, the rate of principal payments on the Bonds of Classes with later Stated Maturities will not be thereby affected, unless otherwise provided in the related Prospectus Supplement. If so provided in the related Prospectus Supplement, after a redemption in full of a Class of Variable Interest Rate Bonds in which any Optional Variable Interest Rate Bond Redemption has occurred, there may be a period of time, such period to include one or more Principal Payment Dates, after the Class of Variable Interest Rate Bonds has been fully redeemed and before principal payments on the Bonds of another Class are to commence (a "TimeOut Period"). A Time-Out Period shall extend for the length of time required such that principal payments on the Bonds of other Classes shall commence on that Principal Payment Date on which they would otherwise have commenced if there had been no Optional Variable Interest Rate Bond Redemptions in that Series.

PROCEDURES AND REDEMPTION NOTICES

         With respect to any special or optional redemption of the Bonds, unless a Prospectus Supplement provides otherwise, the Indenture Trustee will mail to the holders of the Bonds to be redeemed a notice setting forth: (a) the Special Redemption Date on which a special redemption is to take place or the Payment Date on which an optional redemption is to take place, (b) the redemption price,
(c) if the Bonds of a Class are not to be redeemed in full, the amount of principal to be paid, that no interest will accrue on such principal amount thereafter and, except as otherwise provided herein and in the Prospectus Supplement with respect to Book Entry Bonds, that payment of the redemption price will be made by check mailed to the registered holders of the Bonds on the relevant record date and (d) in the case of Bonds other than Book Entry Bonds, if the Bonds are to be redeemed in full then the place where such Bonds should be surrendered for payment.


BOOK ENTRY REGISTRATION

         If the Prospectus Supplement for a Series so provides, Bonds of any Class of such Series may be issued in book entry form ("Book Entry Bonds") and held in the form of a single certificate issued in the name of a Clearing Agency ("Clearing Agency") registered with the Securities and Exchange Commission or its nominee. Transfers and pledges of Book Entry Bonds may be made only through entries on the books of the Clearing Agency in the name of brokers, dealers, banks and other organizations eligible to maintain accounts with the Clearing Agency ("Clearing Agency Participants") or their nominees. Clearing Agency Participants may also be Beneficial Owners (as defined below) of Book Entry Bonds.

         Purchasers and other beneficial owners of Book Entry Bonds ("Beneficial Owners") may not hold Book Entry Bonds directly, but may hold, transfer or pledge their ownership interest in the Bonds only through Clearing Agency Participants. Additionally, Beneficial Owners will receive all payments of principal and interest with respect to the Bonds, and, if applicable, may request redemption of Bonds, only through the Clearing Agency and the Clearing Agency Participants. Beneficial Owners will not be registered holders of Bonds or be entitled to receive definitive certificates representing their ownership interest in the Bonds except under the limited circumstances, if any, described in the related Prospectus Supplement. See "Risk Factors -- Book Entry Registration."

         If Bonds of a Series are issued as Book Entry Bonds, the Clearing Agency will be required to make book entry transfers among Clearing Agency Participants, to receive and transmit payments of principal and interest with respect to the Bonds of such Series, and to receive and transmit requests for redemption with respect to such Bonds. Clearing Agency Participants with whom Beneficial Owners have accounts with respect to such Book Entry Bonds will be similarly required to make book entry transfers and receive and transmit payments and redemption requests on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not be registered holders of Bonds and will not possess physical certificates, a method will be provided whereby Beneficial Owners may receive payments, transfer their interests, and submit redemption requests.

                             SECURITY FOR THE BONDS

GENERAL

         Each Series of Bonds will be secured by assignments to the Indenture Trustee of Collateral consisting of (i) Certificates, (ii) the distributions thereon, (iii) cash, letters of credit, surety bonds, Eligible Investments or a combination thereof in the aggregate amount, if any, required by the related Prospectus Supplement to be deposited by the Issuer in a related Reserve Fund,
(iv) the amount of cash, if any, specified in such Prospectus Supplement to be initially deposited by the Issuer in the related Collection Account, and (v) the reinvestment income on such distributions and cash. The Prospectus Supplement for a Series may specify that the Bonds of such Series are secured by collateral in addition to the Collateral referred to above. Scheduled distributions on the Certificates securing each Series of Bonds, together with the earnings on the reinvestment of such distributions at the Assumed Reinvestment Rate specified in the related Prospectus Supplement and, if applicable, amounts available to be withdrawn from any related Reserve Fund, will be sufficient to make timely payments of interest on the Bonds of such Series and to retire each Class of Bonds comprising such Series not later than the Stated Maturity of such Class of Bonds specified in the related Prospectus Supplement. See "Description of the Bonds -- Payments of Principal". Unless otherwise specified in the related Prospectus Supplement, the Collateral securing each Series of Bonds will equally and ratably secure the Bonds of each Class of such Series, and the Collateral securing such Series will secure only that Series of Bonds.


GNMA

         The Government National Mortgage Association is a wholly-owned corporate instrumentality of the United States within the Department of Housing and Urban Development. Section 306(g) of Title III of the National Housing Act of 1934, as amended (the "Housing Act"), authorizes GNMA to guarantee the timely payment of the principal of, and interest on, GNMA Certificates which are based on and backed by a pool of mortgage loans (i) insured by the FHA under the Housing Act, (ii) guaranteed by the FmHA under Title V of the Housing Act of 1949, or (iii) partially insured or guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code and other mortgage loans eligible for inclusion in mortgage pools underlying GNMA Certificates.

         Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guaranty under this subsection." In order to meet its obligations under such guarantees, GNMA is authorized, under Section 306(d) of the Housing Act, to borrow from the United States Treasury with no limitations as to amount.


GNMA CERTIFICATES

         Each GNMA Certificate (which may be a GNMA I Certificate or a GNMA II Certificate as referred to by GNMA) will be a "fully modified pass-through" mortgage-backed certificate issued and serviced by a mortgage banking company or other financial concern (the "GNMA Servicer") approved by GNMA or approved by FNMA as a seller-servicer of FHA Loans and/or VA Loans. Each GNMA Certificate will represent a fractional undivided interest in a pool of mortgage loans which may include FHA Loans, FmHA Loans and/or VA Loans, and will provide for the payment by or on behalf of the GNMA Servicer to the registered holder of such GNMA Certificate of monthly payments of principal and interest equal to the registered holder's proportionate interest in the aggregate amount of the scheduled monthly principal and interest payments on each such mortgage loan, less amounts to cover servicing and guarantee fees aggregating the excess of the interest on the mortgage loans over the GNMA Certificate's pass-through rate. In addition, each payment to a GNMA certificate holder will include proportionate pass-through payments of any unscheduled recoveries of principal of the mortgage loans underlying the GNMA Certificate including any prepayments of principal and proceeds in the event of a foreclosure or other disposition of any such mortgage loan.

         The full and timely payment of principal of and interest on each GNMA Certificate will be guaranteed by GNMA, which obligation will be backed by the full faith and credit of the United States.

         Each such GNMA Certificate will have an original maturity of not more than 30 years, but may have original maturities of substantially less than 30 years. In general, GNMA requires that at least 90% of the original principal amount of the mortgage pool underlying a GNMA Certificate must consist of mortgage loans with maturities of twenty years or more. However, in certain circumstances, GNMA Certificates may be backed by pools of mortgage loans at least 90% of the original principal amount of which have original maturities of at least 15 years. Each mortgage loan underlying a GNMA Certificate, at the time GNMA issues its guarantee commitment, must be originated no more than 12 months prior to such commitment date.

         All mortgage loans underlying a particular GNMA I Certificate must have the same interest rate (except for pools of mortgage loans secured by manufactured homes) over the term of the loan. The interest rate on such GNMA I Certificate will equal the interest rate on the mortgage loans included in the pool of mortgage loans underlying such GNMA I Certificate, less one-half percentage point per annum of the unpaid principal balance of the mortgage loans.

         Mortgage loans underlying a particular GNMA II Certificate may have per annum interest rates that vary from each other by up to one percentage point. The interest rate on each GNMA II Certificate will be between one-half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying such GNMA II Certificate (except for pools of mortgage loans secured by manufactured homes).

         Regular monthly installment payments of each GNMA Certificate will be comprised of interest due as specified on such GNMA Certificate plus the scheduled principal payments on the mortgage loans underlying such GNMA Certificate due on the first day of the month in which the scheduled monthly installment on such GNMA Certificate is due. Such regular monthly installments on each such GNMA Certificate will be paid to the registered holder by the 15th day of each month in the case of a GNMA I Certificate and will be mailed by the 20th day of each month in the case of a GNMA II Certificate. Any principal prepayments on any mortgage loans underlying a GNMA Certificate or any other unscheduled recovery of principal on such mortgage loans will be passed through to the registered holder of such GNMA Certificate and, in turn, a portion of such prepayments or other unscheduled recoveries will be paid to holders of the Bonds, secured thereby, as additional principal payments.

         GNMA will approve the issuance of each GNMA Certificate in accordance with a guaranty agreement (the "Guaranty Agreement") between GNMA and the GNMA Servicer of such GNMA Certificate. Pursuant to the Guaranty Agreement, the GNMA Servicer will service the underlying mortgage loans and be required to advance its own funds in order to make timely payments of all amounts due on the GNMA Certificate, even if the payments received by the GNMA Servicer on the mortgage loans underlying the GNMA Certificate are less than the amounts due on such GNMA Certificate.

         If a GNMA Servicer is unable to make payments on a GNMA Certificate as such payments become due, it is required promptly to notify GNMA and request GNMA to make such payments. Upon such notification and request, GNMA will make such payments directly to the registered holder of the GNMA Certificate. In the event no payment is made by a GNMA Servicer and the GNMA Servicer fails to notify and request GNMA to make such payment, the holder of the GNMA Certificate will have recourse only against GNMA to obtain such payment. In the case of GNMA Certificates issued in definitive form, the Indenture Trustee, as registered holder of the GNMA Certificates pledged to secure a Series of Bonds, will have the right to proceed directly against GNMA under the terms of the Guaranty Agreements relating to such GNMA Certificates for any amounts that are not paid when due. In the case of GNMA Certificates issued in book-entry form, The Participants Trust Corporation ("PTC"), or its nominee, will have the right to proceed against GNMA in such event.

         If specified in the related Prospectus Supplement, GNMA Certificates securing a Series of Bonds may be held on deposit at PTC, a newly established, limited purpose trust company organized under the banking law of the State of New York. PTC operates a private sector, industry-owned depository and settlement facility for the book-entry transfer of interests in GNMA Certificates. Distributions of principal of and interest on each GNMA Certificate held through PTC will be credited by PTC to the PTC participant to whose account the GNMA Certificate is credited.

FNMA

         FNMA is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act. FNMA was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder owned and privately managed corporation by legislation enacted in 1968.

         FNMA provides funds to the mortgage market primarily by purchasing home mortgage loans from local lenders, thereby replenishing their funds for additional lending. FNMA acquires funds to purchase home mortgage loans from many capital market investors that may not ordinarily invest in mortgages, thereby expanding the total amount of funds available for housing. Operating nationwide, FNMA helps to redistribute mortgage funds from capital-surplus to capital- short areas. In addition, FNMA issues mortgage-backed securities, primarily in exchange for pools of mortgage loans from lenders.

FNMA CERTIFICATES

         FNMA Certificates are Guaranteed Mortgage Pass-Through Certificates representing fractional undivided interests in a pool of mortgage loans formed by FNMA. Each mortgage loan must meet the applicable standards of the FNMA purchase program. Mortgage loans comprising a pool are either provided by FNMA from its own portfolio or purchased pursuant to the criteria of the FNMA purchase program.

         Mortgage loans underlying FNMA Certificates relating to a series will consist of conventional mortgage loans, FHA Loans or VA Loans. Original maturities of substantially all of the conventional, level payment mortgage loans underlying a FNMA Certificate are expected to be between either 8 to 15 years or 20 to 30 years. The original maturities of substantially all of the fixed rate level payment FHA Loans or VA Loans are expected to be 30 years.

         Mortgage loans underlying a FNMA Certificate may have annual interest rates that vary by as much as two percentage points from each other. The rate of interest payable on a FNMA Certificate is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and FNMA's guaranty fee. Thus, the annual interest rates on the mortgage loans underlying a FNMA Certificate will generally be between 50 basis points and 250 points greater than the annual FNMA Certificate pass-through rate. If specified in the Prospectus Supplement, FNMA Certificates may be backed by adjustable rate mortgages.

         Regular monthly installment payments on each FNMA Certificate will be comprised of interest due as specified by such FNMA Certificate plus the scheduled principal payments on the mortgage loans underlying such FNMA Certificate due during the period beginning on the second day of the month prior to the month in which the scheduled monthly installment on such FNMA Certificate is due and ending on the first day of such month in which the scheduled monthly installment on such FNMA Certificate is due. Such regular monthly installments on each such FNMA Certificate will be distributed to the holder of record on the 25th day of each month. Any principal prepayments on the mortgage loans underlying any FNMA Certificate securing a Series of Bonds or any other early recovery of principal on such mortgage loans will be passed through to the holder of record of such FNMA Certificate on the 25th day of the month next following such prepayment or recovery and, in turn, a portion of such amounts will be paid to holders of Bonds, secured thereby, as additional principal payments.

         FNMA guarantees to each registered holder of a FNMA Certificate that it will distribute amounts representing such holder's proportionate share of scheduled principal and interest payments at the applicable pass-through rate provided for by such FNMA Certificate on the underlying mortgage loans, whether or not received, and such holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not such principal amount is actually recovered. The obligations of FNMA under its guarantees are obligations solely of FNMA and are not backed by, nor entitled to, the full faith and credit of the United States. Although the Secretary of the Treasury of the United States has discretionary authority to lend FNMA up to $2.25 billion outstanding at any time, neither the United States nor any agency thereof is obligated to finance FNMA's operations or to assist FNMA in any other manner. If FNMA were unable to satisfy its obligations, distributions to holders of FNMA Certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly


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

distributions to holders of FNMA Certificates would be affected by delinquent payments and defaults on such mortgage loans.


FHLMC

         FHLMC is a corporate instrumentality of the United States created pursuant to Title III of the Emergency Home Finance Act of 1970, as amended, (the "FHLMC Act"). The common stock of FHLMC is owned by the Federal Home Loan Banks. FHLMC was established primarily for the purpose of increasing the availability of mortgage credit for the financing of needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of FHLMC currently consists of the purchase of first lien conventional mortgage loans or participation interests in such mortgage loans and the sale of the mortgage loans or participations so purchased in the form of mortgage securities, primarily FHLMC Certificates. FHLMC is confined to purchasing, so far as practicable, mortgage loans which it deems to be of such quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.

FHLMC CERTIFICATES

         Each FHLMC Certificate represents an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA Loans or VA Loans (a "FHLMC Certificate Pool"). FHLMC Certificates are sold under the terms of a mortgage participation certificate agreement. A FHLMC Certificate may be issued under either FHLMC's Cash Program or Guarantor Program.

         Each FHLMC Certificate represents an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA Loans or VA Loans (a "FHLMC Certificate Group"). FHLMC Certificates are sold under the terms of a Mortgage Participation Certificate Agreement. A FHLMC Certificate may be issued under either FHLMC's Cash Program or Guarantor Program.

         Unless otherwise described in the related Prospectus Supplement, mortgage loans underlying the FHLMC Certificates relating to a series will consist of mortgage loans with original terms to maturity of between 10 and 30 years. Each such mortgage loan must meet the applicable standards set forth in FHLMC Act. A FHLMC Certificate group may include whole loans, participation interest in whole loans and undivided interests in whole loans and/or participations comprising another FHLMC Certificate group. Under the Guarantor Program any such FHLMC Certificate group may include only whole loans or participation interest in whole loans.

         FHLMC guarantees to each registered holder of a FHLMC Certificate the timely payment of interest at the applicable certificate rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the mortgage loans in the related FHLMC Certificate Pool, whether or not received. FHLMC also guarantees to each registered holder of a FHLMC Certificate ultimate collection by such holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of such holder's pro rata share thereof, but does not guarantee the timely payment of scheduled principal. Under FHLMC's Gold PC Program, FHLMC guarantees the timely payment of principal based on the difference between the pool factor published in the month preceding the month of distribution and the pool factor published in such month of distribution. Pursuant to its guarantees, FHLMC indemnifies holders of FHLMC Certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. FHLMC may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than (i) 30 days following foreclosure sale, (ii) 30 days following payment of the claim by any mortgage insurer, or (iii) 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than the earlier of one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying FHLMC Certificates, including the timing of demand for acceleration, FHLMC reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans which it has purchased but not sold. The length of time necessary for FHLMC to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and FHLMC has not adopted standards which require that the demand be made within any specified period.

         In addition to FHLMC's guarantees of timely payment of interest and ultimate collection of principal, FHLMC guarantees with respect to FHLMC Certificates representing certain qualifying mortgage loans the timely payment by each mortgagor of the monthly principal scheduled to be paid under the amortization schedule applicable to each such mortgage loan ("Scheduled Principal"). Servicers of the mortgage loans comprising these FHLMC Certificates are required to pay Scheduled Principal to FHLMC whether or not received from the mortgagors. FHLMC, in turn, guarantees to pay Scheduled Principal to each registered holder of such FHLMC Certificates whether or not received from the servicers. FHLMC monthly payments of Scheduled Principal are computed based upon the servicer's monthly report to FHLMC of the amount of Scheduled Principal due to be paid on the related mortgage loans. The Prospectus Supplement for each Series of Bonds collateralized by FHLMC Certificates will set forth the nature of FHLMC's guarantee with respect to scheduled principal payments on the mortgage loans in the pools represented by such FHLMC Certificates.

         FHLMC Certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of FHLMC under its guarantee are obligations solely of FHLMC and are not backed by, nor entitled to, the full faith and credit of the United States. If FHLMC were unable to satisfy such obligations, distributions to holders of FHLMC Certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of FHLMC Certificates would be affected by delinquent payments and defaults on such mortgage loans.

         Requests for registration of ownership of FHLMC Certificates made on or before the last business day of a month are made effective as of the first day of that month. With respect to FHLMC Certificates sold by FHLMC on or after January 2, 1985, a Federal Reserve Bank which maintains book-entry accounts with respect thereto will make payments of interest and principal each month to holders in accordance with the holders' instructions. The first payment to a holder of a FHLMC Certificate will normally be received by the 15th day of the second month following the month in which the purchaser became recognized as the holder of such FHLMC Certificate. Thereafter, payments will normally be received by the 15th day of each month.

         A FHLMC Certificate may be issued under programs created by FHLMC, including its Cash Program or Guarantor Program. Under FHLMC's Cash Program, the pooled mortgage loans underlying a FHLMC Certificate are purchased for cash from a number of sellers. With respect to FHLMC Certificate Pools formed prior to June 1, 1987, under the Cash Program, there is no limitation on the amount by which interest rates on the mortgage loans underlying a FHLMC Certificate may exceed the interest rate on the FHLMC Certificate. Under such program, FHLMC purchases groups of whole mortgage loans at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which, when applied to the interest rate of the mortgage loans purchased, results in the yield (expressed as a percentage) required by FHLMC. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance of the mortgage loans, an assumed term and a prepayment period as determined by FHLMC. No mortgage loan is purchased by FHLMC at greater than 100% of its outstanding principal balance. Thus, the range of interest rates on the mortgage loans in a FHLMC Certificate Pool formed prior to June 1987 under the Cash Program will vary since mortgage loans are purchased and identified to a FHLMC Certificate Pool based upon their yield to FHLMC rather than on the interest rates on the mortgage loans. With respect to FHLMC Certificate Pools formed on or after June 1, 1987, the range of interest rates on the mortgage loans and participations in a FHLMC Certificate Pool which is comprised of 15- or 30-year fixed-rate single family mortgage loans bought by FHLMC under the Cash Program will be restricted to one percentage point. In addition, the minimum interest rate on any mortgage loan in a FHLMC Certificate Pool will be greater than or equal to the annual pass-through rate on the related FHLMC Certificate, and the maximum interest rate will not be more than two percentage points above such pass-through rate.

         Under FHLMC's Guarantor Program, the mortgage loans underlying a FHLMC Certificate are purchased from a single seller in exchange for such FHLMC Certificate. The interest rate on a FHLMC Certificate under such program is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of FHLMC's management and guaranty income as agreed upon between the seller and FHLMC. Under the Guarantor Program, the range between the lowest and highest annual interest rates on the mortgage loans in a FHLMC Certificate Pool may not exceed two percentage points. For some FHLMC Certificates issued pursuant to purchase contracts under the Guarantor Program on or after September 1, 1987, the range of the interest rates on the mortgage loans in a FHLMC Certificate Pool will not exceed one percentage point.

NON-AGENCY CERTIFICATES

         Each Non-Agency Certificate will evidence an undivided interest in Agency Certificates or a pool of Mortgage Loans secured by first liens on single-family (one- to four-unit) or multi-family (five or more units) residential properties. Unless otherwise specified in the Prospectus Supplement, the Non-Agency Certificates will have the characteristics described herein. Non-Agency Certificates will be issued pursuant to a Pooling and Administration Agreement (the "Pooling and Administration Agreement") among the entity delivering the Mortgage Loans to form such Non-Agency Certificates (the "Owner"), an administrator which will perform the functions of a master servicer (the "Administrator") and a trustee acting under such Pooling and Administration Agreement for the benefit of the holder or holders of the Non- Agency Certificates (the "Certificate Trustee"). The Mortgage Loans backing the Non-Agency Certificates will be serviced by one or more loan servicing institutions (the "Servicers") pursuant to servicing agreements between each Servicer and the Owner (each, a "Servicing Agreement"). All of the Owner's rights, title and interest in the Servicing Agreements with respect to the Mortgage Loans will be assigned to the Certificate Trustee. Pursuant to the Pooling and Administration Agreement, the Owner will be required to instruct the Servicers of the Mortgage Loans covered thereby to deposit with the Certificate Trustee all collections received by such Servicers on the Mortgage Loans (net of a servicing fee to be retained by the Servicers). Monthly distributions of the principal and interest (adjusted to the pass-through rate borne by such Non-Agency Certificate) components of such collections will be made to the Indenture Trustee for the Bonds for deposit into the Collection Account. The Mortgage Loans underlying any such Non-Agency Certificates may be covered by (i) individual policies of primary mortgage insurance insuring against all or a portion of any foreclosure losses on the particular Mortgage Loans covered thereby, (ii) a pool insurance policy insuring against foreclosure losses on all of the Mortgage Loans in the underlying pool up to a specified limit of liability, (iii) a policy of special hazard insurance insuring against losses from causes not covered by standard fire and extended coverage policies of insurance and/or (iv) such other policies of insurance or other forms of support (including, without limitation, obligations to advance delinquent payments and overcollateralization) as shall be specified in the Prospectus Supplement for the Bonds of a Series which are secured by Non-Agency Certificates.

         Any default by any insurer under a policy of insurance covering a Mortgage Loan, any loss or losses in excess of policy limits, any failure by a Servicer or other obligor to make advances in respect of delinquent payments or any loss occasioned by an uninsured cause will adversely affect distributions to the Indenture Trustee for the related Series of Bonds and, as a consequence, may result in there being insufficient funds in the related Collection Account with which to make required payments of principal and interest on the Bonds of such Series.


CERTIFICATES COLLATERALIZING THE BONDS

         All of the Certificates securing a Series of Bonds will be registered in the name of the Indenture Trustee or its nominee or in the name of a financial intermediary or its nominee acting on behalf of the Indenture Trustee and will be backed by Mortgage Loans secured by single-family (one- to four-unit) or multi-family residential properties. Certificates backed by graduated payment Mortgage Loans ("GPM Certificates"), "buydown" Mortgage Loans and adjustable rate Mortgage Loans may be included in the Collateral, as discussed below. If so provided in the Prospectus Supplement for a Series of Bonds, and in accordance with the terms of the related Series Supplement, the Issuer may deposit cash on an interim basis on the closing date for such Series in lieu of Certificates not delivered by such date.

         All of the Mortgage Loans underlying a Certificate will provide for monthly payments of principal and interest on a level debt service basis (that is, equal monthly payments consisting, over the term of such loans, of decreasing amounts of interest and increasing amounts of principal), except for
(i) the Mortgage Loans backing any GPM Certificates, (ii) the "buydown" Mortgage Loans for which funds will have been provided (and deposited into escrow accounts) for application to the payment of a portion of the borrower's monthly payments during the early years of such Mortgage Loan, or (iii) adjustable rate Mortgage Loans backing any Certificates. Payments due the registered holders of Certificates backed by pools containing "buydown" Mortgage Loans will be computed in the same manner as payments derived from non-"buydown" Certificates and will include amounts to be collected from both the borrower and the related escrow account. The graduated payment Mortgage Loans underlying a GPM Certificate will provide for graduated interest payments which, during the early years of such Mortgage Loans, will be less than the amount of stated interest on such Mortgage Loans. The interest not so paid will be added to the principal of such graduated payment Mortgage Loans and, together with interest thereon, will be paid in subsequent years. Interest on the adjustable rate Mortgage Loans underlying any Certificate will be subject to adjustment as described in the related Prospectus Supplement. The obligations of GNMA and the GNMA Servicers and of FNMA and FHLMC will be the same irrespective of whether any Agency Certificates securing a Series of Bonds include GPM, "buydown" or adjustable rate Mortgage Loans.

         Each Prospectus Supplement relating to a Series of Bonds may include information, as of the date of such Prospectus Supplement and to the extent then known to the Issuer as to (i) the approximate aggregate principal amount of any Agency Certificates securing such Series, including a breakdown as between GNMA, FNMA and FHLMC, (ii) the approximate aggregate principal amount of the Agency Certificates or of the Mortgage Loans, as the case may be, by type of loan, of the Mortgage Loans evidenced by any Non-Agency Certificates securing such Series, and (iii) the approximate weighted average remaining term to maturity of such Certificates.


RESERVE FUNDS

         Cash, a letter of credit, surety bonds, Eligible Investments or a combination thereof in the aggregate amount, if any, specified in the related Prospectus Supplement will be deposited by the Issuer in one or more Reserve Funds established by the Indenture Trustee on the closing date for such Series of Bonds if such cash, letters of credit, surety bonds or Eligible Investments are required to assure timely payment of principal of, and interest on, such Series of Bonds or are otherwise required as a condition to the rating of such Bonds in the category required by the Indenture for such Series by the nationally recognized statistical rating agency or agencies requested to rate the Bonds, or for any other purpose described in the related Prospectus Supplement. After the closing date of a Series, one or more related Reserve Funds may be funded over time through application of all or a portion of the Spread for such Series, to the extent described in the related Prospectus Supplement. The Indenture Trustee will invest any cash in any Reserve Fund in Eligible Investments maturing no later than the dates specified in the related Prospectus Supplement or Indenture. Eligible Investments include, among other investments, obligations of the United States and certain agencies thereof, federal funds, certificates of deposit, commercial paper carrying the highest rating of the agency or agencies requested to rate the Bonds, time deposits and bankers acceptances sold by eligible commercial banks, certain repurchase agreements of United States government securities and guaranteed investment contracts acceptable to each rating agency rating such Series of Bonds. If a letter of credit is deposited with the Indenture Trustee, such letter of credit will be irrevocable, will name the Indenture Trustee, in its capacity as trustee for the Bondholders, as the sole beneficiary and will be issued by a financial institution acceptable to the rating agency or agencies requested to rate such Series of Bonds. Following each Payment Date for such Series of Bonds, amounts may be withdrawn from the related Reserve Fund and remitted to the persons entitled thereto free from the lien of the Indenture under the conditions and to the extent specified in the related Prospectus Supplement. Additional information concerning any Reserve Fund securing a Series of Bonds will be set forth in the related Series Supplement.


OTHER INSURANCE, GUARANTEES AND SIMILAR INSTRUMENTS OR AGREEMENTS

         If specified in the Prospectus Supplement, the assets securing the Bonds may also include insurance, guarantees, surety bonds, letters of credit, guaranteed investment contracts, swap agreements, option agreements or similar arrangements for the purpose of (i) maintaining timely payments or providing additional protection against losses on the assets securing the Bonds, (ii) paying administrative expenses, (iii) establishing a minimum reinvestment rate on the payments made in respect of such assets or principal payment rate on such assets, (iv) guaranteeing timely payment of principal and interest under the Bonds, or (v) for such other purpose as is specified in such Prospectus Supplement. Such arrangements may include agreements under which Bondholders are entitled to receive amounts deposited in various accounts held by the Indenture Trustee upon the terms specified in the Prospectus Supplement.

MINIMUM PRINCIPAL PAYMENT AGREEMENT

         If provided in the Prospectus Supplement with respect to a Series of Bonds, the Issuer will enter into an agreement with an institution pursuant to which such institution will provide such funds as may be necessary to enable the Issuer to make principal payments on the Bonds of such Series at a minimum rate set forth in the Prospectus Supplement relating to such Series.


COLLECTION ACCOUNT

         A separate Collection Account will be established by the Indenture Trustee for each Series of Bonds for receipt of (i) all monthly interest and principal distributions on the Certificates securing such Series, (ii) the amount of cash, if any, to be initially deposited therein by the Issuer, (iii) the amount of cash, if any, withdrawn from any related Reserve Fund, and (iv) the reinvestment income thereon. The Indenture Trustee will invest the funds in the Collection Account in Eligible Investments maturing no later than the business day immediately preceding the next Payment Date for the related Series of Bonds. (Indenture, Section 8.2) Unless a Default or Event of Default with respect to a Series of Bonds has occurred and is continuing and unless specified otherwise in the Prospectus Supplement for a Series of Bonds, amounts remaining in the related Collection Account following a Payment Date for such Bonds will be either deposited in a related Reserve Fund if the Prospectus Supplement for such Series of Bonds so provides, or if not so required, will be promptly paid to the Issuer upon satisfaction of certain conditions contained in the Indenture and, upon such payment, will be free from the lien of the Indenture. Unless otherwise provided in the related Prospectus Supplement, any such payment to the Issuer will be made pursuant to a statement approved by the Indenture Trustee. The funds so paid to the Issuer of such Series may be used to pay such Issuer's general operating expenses and to make distributions to the beneficial owners of such Issuer and will not be an asset available to holders of the Bonds in the event of a default on the Bonds.


DEPOSITS, SUBSTITUTION AND WITHDRAWAL OF CERTIFICATES

         Subject to the limitations set forth in the Indenture and to the extent permitted under the related Series Supplement and Prospectus Supplement for a Series of Bonds, the Issuer may deposit or withdraw Certificates or substitute new Certificates for Certificates previously pledged as Collateral for such Series. Following any such deposit, substitution or withdrawal of Certificates, the Collateral securing such Series will have an aggregate Bond Value that is at least equal to the aggregate principal amount of the Bonds of such Series outstanding at the time of substitution.


                     CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

         The following discussion contains summaries of certain legal aspects of Mortgage Loans which are general in nature. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the real property securing the Mortgage Loans is situated. The summaries are qualified in their entirety by reference to the applicable federal laws governing the Mortgage Loans. The discussion under this heading applies only to Mortgage Loans underlying Non-Agency Certificates.

         The Mortgages will be either deeds of trust or mortgages, depending upon the prevailing practice in the state in which the property subject to a Mortgage Loan is located. A mortgage creates a lien upon the real property encumbered by the mortgage. It is not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of filing with a state or county office. There are two parties to a mortgage, the mortgagor, who is the borrower and homeowner, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-homeowner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale if permitted under local law, to the trustee to secure payment of the obligation. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by law, the express provisions of the deed of trust or mortgage, and, in some cases, the directions of the beneficiary.


FORECLOSURE

         Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust which authorizes the trustee to sell the property to a third party upon any default by the borrower under the terms of the note or deed of trust. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest in the real property, including any junior lienholders. In some states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Generally, state laws require that a copy of the notice of sale be posted at designated locations and sent to certain parties having an interest in the real property.

         Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Consequently, delays in completion of the foreclosure may occasionally result from difficulties in locating parties necessary to the proceeding. Judicial foreclosure proceedings may be contested by any of the parties defendant, and substantial delays in the foreclosure proceedings may result from any contest. At the completion of a judicial foreclosure action, the court issues a judgment of foreclosure and generally appoints a sheriff or other court officer to conduct the sale of the property to obtain proceeds with which to pay the holders of liens on the property.

         In the case of foreclosure under either a mortgage or a deed of trust, the sale by the sheriff or other designated officer or by the trustee is a public sale. However, because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, among other reasons, the property usually is not purchased by a third party at the foreclosure sale. Rather, the lender usually purchases the property from the trustee or sheriff. Thereafter, the lender will assume the burdens of ownership, including obtaining casualty insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the subsequent resale of the property. The lender may also have to make improvements to the property. Depending upon market conditions, the ultimate proceeds of the property may not equal the lender's investment in the property, which includes the unpaid principal balance of the mortgage loan, accrued and unpaid interest and the expenses incurred in connection with the foreclosure and subsequent ownership of the property.
Any loss may be reduced by the receipt of any mortgage insurance proceeds.


RIGHTS OF REINSTATEMENT AND REDEMPTION

         In some states, the borrower, or any other person having a junior lien on the real property, may, during a reinstatement or redemption period, cure the default by paying the entire amount in arrears plus certain of the costs and expenses incurred in enforcing the obligation. Certain state laws control the amount of foreclosure expenses and costs, including attorneys' fees, which may be recovered by a lender. In some states, the borrower has the right to reinstate the loan at any time following default until shortly before the foreclosure sale.

         In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the mortgaged property from the foreclosure sale. Depending upon state law, the right of redemption may apply to sale following judicial foreclosure or to sale pursuant to a non-judicial power of sale. In some states, redemption may occur only upon a payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The rights of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to foreclosure or sale under

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

a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has expired.


ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

         Certain states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit or prohibit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the foreclosure sale of the real property and the amount due to the lender under the deed of trust mortgage. Statutory provisions in some states may limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

         Some state statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, in the event of waste.

         In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, the filing of a petition acts as a stay against the enforcement of remedies for the collection of a debt. A court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default in respect of a mortgage loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the residence had yet occurred) prior to the filing of a debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

         Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified. These courts have suggested that such modification may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan.

         Federal tax law provides priority to certain tax liens over the lien of the mortgage. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans. Under the laws of many states and under federal statutes and regulations, an assignee of contracts arising out of consumer transactions takes such liens subject to claims or defense which would be available to the consumer in any proceeding between the consumer and contractor or broker who originated the contract.


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


ENFORCEABILITY OF CERTAIN PROVISIONS

         Certain of the Mortgage Loans contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers, or conveys the property. The enforceability of these clauses has been the subject of legislation and litigation in many states, and in some cases the clauses have been upheld, while in other cases their enforceability has been limited or denied. The ability of mortgage lenders and their assignees and transferees to enforce due-on-sale clauses was addressed by the Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St Germain Act") which was enacted on October 15, 1982. The legislation, subject to certain exceptions, preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses. Exempted from its preemption are mortgage loans (originated other than by federal savings and loan associations and federal savings banks) that were originated or assumed during the period beginning on the date a state, by statute or final appellate court decision having statewide effect, prohibited the exercise of due-on-sale clauses and ending on October 15, 1982 ("Window Period Loans"). Due-on-sale clauses contained in Mortgage Loans originated by federal savings and loan associations or federal savings banks are fully enforceable pursuant to regulations of the Federal Home Loan Bank Board which preempt state law restrictions on the enforcement of due-on-sale clauses. Mortgage loans originated by such institutions are therefore not deemed to be Window Period Loans. Under the Garn-St Germain Act, the exemption for Window Period Loans ended on October 15, 1985, although the Comptroller of the Currency, the National Credit Union Administration and state legislatures were given the authority to regulate enforcement of due-on-sale clauses in Window Period Loans originated by national banks, federal credit unions and all other types of lenders, respectively.

        With the expiration of the exemption for Window Period Loans, on October 15, 1985, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of such clauses with respect to mortgage loans that were (i) originated or assumed during the "Window Period", which ended in all cases not later than October 15, 1982, and (ii) originated by lenders other than national banks, federal savings institutions and federal credit unions. FHLMC has taken the position in its published mortgage servicing standard that, out of a total of eleven "window period states", five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of Window Period Loans. The Garn-St Germain Act also sets forth nine specific instances in which no mortgage lender covered by the Act (including federal savings and loan associations and federal savings banks) may exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. Certain of these instances include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act by the Federal Home Loan Bank Board also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause. The inability to enforce a due-on-sale clause may result in a mortgage loan bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may have an impact upon the average life of the Mortgage Loans and the number of Mortgage Loans which may be outstanding until their maturity, the extent of which cannot be predicted.

         The standard form of note, mortgage and deed of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. The enforceability, under the laws of a number of states of provisions provided for prepayment fees or penalties upon an involuntary prepayment is unclear, and no assurance can be given that, at the time a prepayment fee or penalty is required to be made on a Mortgage Loan in connection with an involuntary prepayment, the obligation to make such payment will be enforceable under applicable state law. The absence of a restraint on prepayment, particularly with respect to Mortgage Loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of the Mortgage Loans. Unless otherwise provided in the related Prospectus Supplement, late charges and prepayment fees (to the extent permitted by law and not waived by the Servicers) will be retained by the Servicers as additional servicing compensation.

         Upon foreclosure, some courts have imposed general equitable principles. These equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and

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

expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower failing to adequately maintain the property or the borrower executing a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily-prescribed minimum. For the most part, these cases have upheld the notice provision as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrowers.

         The Mortgage Loans may include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary default of the borrower, after the applicable cure period. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. However, courts of any state, exercising equity jurisdiction, may refuse to allow a lender to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust and the circumstances would render the acceleration unconscionable.

         Certain of the Mortgage Loans may not restrict secondary financing, thereby permitting the borrower to use the property securing such Mortgage Loans as security for one or more additional loans. Certain of the Mortgage Loans may preclude secondary financing (by permitting the first lender to accelerate the maturity of its loan if the borrower further encumbers the property or in some other fashion) or may require the consent of the senior lender to any junior or substitute financing; however, such provisions may be unenforceable in certain jurisdictions under certain circumstances.

         Where the borrower encumbers the Mortgage Premises with one or more junior liens, the senior lender is subjected to additional risk. For example, the borrower may have difficulty servicing and repaying multiple loans or acts of the senior lender which prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. In addition, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior and can interfere with, delay and in certain circumstances even prevent the taking of action by the senior lender. In addition, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.


ADJUSTABLE RATE LOANS

         The laws of certain states may provide that mortgage notes relating to adjustable rate Mortgage Loans are not negotiable instruments under the Uniform Commercial Code. In such event, the Certificate Trustee will not be deemed to be a "holder in due course" within the meaning of the Uniform Commercial Code and may take such a Mortgage Note subject to certain restrictions on its ability to foreclose and to certain contractual defenses available to a mortgagor.


ENVIRONMENTAL LEGISLATION

         The federal Comprehensive Environmental Response Compensation and Liability Act, as amended, ("CERCLA") imposes strict liability on present and past "owners" and "operator" of a contaminated mortgaged property if agents or employees of the lender have become sufficiently involved in the management of such mortgaged property or the operations of the borrower. Such liability may exist event if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. The magnitude of the CERCLA liability at any given contaminated site is a function of the actions required to address adequately the risks to human health and the environment posed by the particular conditions at the site. As a result, such liability is not constrained by the value

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of the property or the amount of the original or unamortized principal balance of any loans secured by the property. Moreover, under certain circumstances, liability under CERCLA may be joint and several -- i.e.,any liable party may be obligated to pay the entire cleanup costs regardless of its relative contribution to the contamination. If a lender is found to be liable, it is entitled to bring an action for contribution against other liable parties, such as the present or past owners and operators of the property. The lender nonetheless may have to bear a disproportionate share of the liability if such other parties are defunct or without substantial assets.

         Until recent legislation was adopted, it was uncertain what actions could be taken by a secured lender in the event of a loan default without incurring exposure under CERCLA in the event the property was environmentally contaminated. The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 (the "1996 Lender Liability Act") provides for a safe harbor for secured lenders from CERCLA liability even though the lender forecloses and sells the real estate securing the loan, provided the secured lender sells "at the earliest practicable, commercially reasonable time, at commercially reasonable terms, taking into account market conditions and legal and regulatory requirements." Although the 1996 Lender Liability Act provides significant protection to secured lenders, it has not been construed by the courts, and there are circumstances in which actions taken could expose a secured lender to CERCLA liability. The transferee from the secured lender is not entitled to the protections enjoyed by a secured lender. Thus, contamination may decrease the amount that prospective buyers are willing to pay for a Property and thus, decrease the likelihood that the Certificate Trustee will recover fully on the Mortgage Loan through foreclosure.

         Many states have environmental clean-up statutes similar to CERCLA, and not all of those statutes provide for a secured creditor exemption. In addition, underground storage tanks are commonly found on a wide variety of commercial and industrial properties. Federal and state laws impose liability on the owners and operators of underground storage tanks for any cleanup that may be required as a result of releases from such tanks. These laws also impose certain compliance obligations on the tank owners and operators, such as regular monitoring for leaks and upgrading of older tanks. A lender may become a tank owner or operator, and subject to compliance obligations and potential cleanup liabilities, either as a result of becoming involved in the management of a site at which a tank is located or, more commonly, by taking title to such a property. Federal and state laws also obligate property owners and operators to maintain and, under some circumstances, remove asbestos-containing building materials and lead based paint. As a result, the presence of these materials can increase the cost of operating a property and thus diminish its value. In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise may be required to clean up the contamination before selling or otherwise transferring the property.

         Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable in such cases, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

         Under the laws of many states, contamination of a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing security instruments. In these states, the lien of a security instrument may lose its priority to such a "superlien."

         In the event that title to a mortgaged property securing a Mortgage Loan in a Certificate were acquired by the Certificate Trustee and cleanup costs were incurred in respect of the mortgaged property, the holders of the related Series of Bonds might realize a loss if such costs were required to be paid by the Certificate Trustee on behalf of the Indenture Trustee as holder of the Certificates securing such Bonds. The Issuer, CMC, the Underwriters, the Servicers, and any of their respective affiliates (i) have not caused any environmental site assessments or evaluations to be conducted with respect to any mortgaged properties securing the Mortgage Loans, (ii) are not required to make any such assessments or evaluations and (iii) make no representations or warranties and assume no liability with respect to the absence or effect of hazardous wastes or hazardous substances on any mortgaged property or any casualty resulting from the presence or effect of hazardous wastes or hazardous substances.

APPLICABILITY OF USURY LAWS

         Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The Office of Thrift Supervision is authorized to issue rules and regulations and to publish interpretations governing implementation of Title
V. The statute authorizes any state to reimpose interest rate limits by adopting a law or constitutional provision which expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. As of the date hereof, certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

         In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, no Mortgage Loan originated after the effective date of such state action will be eligible for inclusion in a mortgage pool underlying a Non-Agency Certificate if such Mortgage Loan will bear interest or provide for discount points or charges in excess of permitted levels.


SOLDIERS' AND SAILORS' CIVIL RELIEF ACT

         Generally, under the terms of the Relief Act, a borrower who enters active military service after the origination of such borrower's Mortgage Loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the Mortgage Loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such interest rate limitation or similar limitations under state statutes could have an effect, for an indeterminate period of time, on the ability of the Administrator or other Servicers to collect full amounts of interest on certain of the Mortgage Loans. Further, such borrowers may have the maturity of their Mortgage Loans extended, the payments lowered and the payment schedule readjusted after the completion of military service. Unless otherwise provided in the Prospectus Supplement for a Series of Bonds, no person will be required to purchase any Mortgage Loan on which the mortgage coupon rate is reduced by the Relief Act or similar state legislation. Any shortfall in interest collections resulting from the application of the Relief Act or similar state legislation could result in losses to the holders of the Bonds. In addition, the Relief Act imposes limitations which would impair the ability of the Administrator or other Servicers to enforce the lien with respect to an affected Mortgage Loan during the borrower's period of active duty status. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned by the inability to enforce the lien with respect to the Mortgaged Property in a timely fashion.


                                   THE ISSUER

GENERAL

         The Issuer was incorporated in the State of Delaware on May 6, 1992. The Issuer is a limited purpose finance subsidiary of CMC. The Issuer's and CMC's principal executive offices are located at CityPlace Center East, 2711 N. Haskell Avenue, Suite 900, Dallas, Texas 75204. The Issuer's telephone number is
(214) 874-2500.

         The Issuer has not and will not engage in any business or investment activities other than (i) issuing and selling Bonds under the Indenture and purchasing, receiving, owning, holding and pledging as collateral therefor the related Certificates, Mortgage Loans or other mortgage-related securities, (ii) issuing and selling bonds under any other indenture, and receiving, owning, holding and pledging as collateral therefor any of the mortgage-related assets specified in its Certificate of Incorporation, (iii) investing cash balances on an interim basis in high quality short-term securities and (iv) engaging in other activities which are necessary or convenient to accomplish the foregoing and are incidental thereto. Article III of the Issuer's Certificate of Incorporation limits the Issuer's purposes to the foregoing. Article VIII of the Issuer's Certificate of Incorporation prohibits the Issuer, without obtaining the prior written consent of the Indenture Trustee, from amending Articles III or VIII of its Certificate of Incorporation, from dissolving or liquidating or from merging or consolidating with any corporation other than a corporation that has a certificate of incorporation containing provisions substantially identical to the provisions of Articles III and VIII of the Issuer's Certificate of Incorporation.

         The Issuer has no intent to file, and CMC has no intent to cause the filing of, a voluntary application under insolvency laws with respect to the Issuer so long as the Issuer is solvent and does not foresee becoming insolvent.

         CMC may contribute or sell to the Issuer all or a portion of the Certificates used to secure any Series of Bonds offered hereby and by the related Prospectus Supplement and may contribute or sell to the Issuer additional certificates evidencing Mortgage Loans and other mortgage-related collateral which will be used to secure other Series of Bonds which may be issued by the Issuer.


                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         The following is a general discussion of certain of the anticipated federal income tax consequences of the purchase, ownership, and disposition of Bonds. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. The discussion reflects the enactment of the Tax Reform Act of 1986 (the "1986 Act"), the Technical and Miscellaneous Revenue Act of 1988 ("TAMRA"), and the Small Business Job Protection Act of 1996 ("SBJPA") and the Revenue Reconciliation Act of 1993, as well as final Treasury regulations concerning REMICs ("Final REMIC Regulations") promulgated by the U.S. Department of the Treasury on December 23, 1992. The discussion below does not purport to address federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors should consult their own tax advisors in determining the federal, state, local, and other tax consequences to them of the purchase, ownership, and disposition of Bonds. The Prospectus Supplement for each Series of Bonds will discuss any special tax consideration applicable to any Class or Classes of Bonds of such Series, and the discussion below is qualified by any such discussion in the related Prospectus Supplement.

         For purposes of this discussion, (i) the term "Regular Bonds" includes Non-REMIC Bonds and REMIC Regular Bonds and (ii) the term "REMIC Bonds" includes REMIC Regular Bonds and Residual Bonds.


REMIC BONDS

         General

         With respect to each Series of Bonds, the Issuer may elect to treat one or more segregated pools of assets securing such Series of Bonds (each a "REMIC Pool") as a REMIC within the meaning of Code Section 860D. The tax consequences of purchase, ownership and disposition of the Bonds will depend in large part on whether such an election has been made. Qualification as a REMIC requires ongoing compliance with certain conditions. With respect to each Series of Bonds for which the Issuer intends to make a REMIC election, Andrews & Kurth L.L.P., counsel to the Issuer, will deliver its opinion generally to the effect that, assuming (i) the proper making of such an election, (ii) compliance with the Indenture and certain other documents, and (iii) continuing compliance with the applicable provisions of the Internal Revenue Code of 1986 (the "Code"), as it may be amended from time to time, and any applicable Treasury regulations adopted thereunder, each REMIC Pool, will qualify to be a REMIC in which the REMIC Regular Bonds and the Residual Bonds (if any) comprise the "regular interests" and "residual interests," respectively. Except as indicated below, for federal income tax purposes, REMIC Regular Bonds are treated as newly originated debt instruments issued by the REMIC on the day of their creation and not as ownership interests in the REMIC or the REMIC's assets. Residual Bonds are not treated as debt instruments for federal income tax purposes. See "Special Tax Considerations Applicable to Residual Bonds" below. The Prospectus Supplement for each such Series of Bonds will indicate whether the Issuer intends to make a REMIC election for that Series.

         In general (i) REMIC Bonds held by a thrift institution taxed as a "domestic building and loan association" will be treated as assets described in Code Section 7701(a)(19)(C); (ii) REMIC Bonds held by a real estate investment trust will be treated as "real estate assets" within the meaning of Code Section 856(c)(5)(A) and (iii) any amount includible in gross income with respect to REMIC Bonds will be interest described in Code Section 856(c)(3)(B) to the extent that the REMIC Bonds are treated as "real estate assets" within the meaning of the Code Section 856(c)(5)(A), in each case, in the same proportion that the assets of the REMIC Pool would be so treated. However, if at all times 95% or more of the assets held by the REMIC Pool are assets qualifying under any of the foregoing Code sections, the REMIC Bonds will be treated entirely as qualifying assets (and the income will be treated entirely as qualifying income). The Agency Certificates will be considered qualifying assets under the foregoing Code sections. The Final REMIC Regulations provide that, for purposes of Code Sections 593(d)(1) and 856(c)(5)(A), payments of principal and interest on the Mortgage Loans that are reinvested pending distribution to holders of REMIC Bonds constitute qualifying assets for such entities. Where two REMIC Pools are part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. Reserve assets will not be considered to be qualifying assets. REMIC Bondholders should be aware that (i) REMIC Bonds held by a real estate investment trust will not constitute "Government securities" within the meaning of Code Section 856(c)(5)(A), and (ii) REMIC Bonds held by a regulated investment company will not constitute "Government securities" within the meaning of Code Section 851(b)(4)(A)(i). However, REMIC Bonds acquired by another REMIC on its Startup Day (as defined below) in exchange for regular or residual interests in the REMIC will constitute "qualified mortgages" within the meaning of Code Section 860G(a)(3). Notwithstanding the foregoing, however, REMIC income received by a REIT owning a residual interest in a REMIC Pool could be treated in part as non-qualifying REIT income if the REMIC Pool holds Mortgage Loans with respect to which income is contingent on mortgagor profits on property appreciation. In addition, if the assets of the REMIC include buy-down Mortgage Loans, it is possible that the percentage of such assets constituting "loans . . . secured by an interest in real property" for purposes of Code Section 7701(a)(19)(C)(v) may be required to be reduced by the amount of the related buy-down funds. REMIC Bonds held by certain financial institutions will constitute an "evidence of indebtedness" within the meaning of Code Section 582(c)(1).


         Qualification as a REMIC

         In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis amount of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the "Startup Day" (which for purposes of this discussion is the date of issuance of the REMIC Bonds) and at all times thereafter, may consist of assets other than "qualified mortgages" and "permitted investments." The Final REMIC Regulations provide a "safe harbor" pursuant to which the de minimis requirement will be met if at all times the aggregate adjusted basis of any nonqualified assets (i.e., assets other than qualified mortgages and permitted investments) is less than 1% of the aggregate adjusted basis of all the REMIC Pool's assets.

         If a REMIC Pool fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the REMIC Pool will not be treated as a REMIC for such year and thereafter. In this event, the classification of the REMIC Pool for federal income tax purposes is uncertain. The REMIC Regular Bonds may continue to be treated as debt instruments for federal income tax purposes, but the REMIC Pool could be treated as a taxable mortgage pool (a "TMP"). If the REMIC Pool is treated as a TMP, any residual income of the REMIC Pool (i.e., income from the mortgage loans less interest and original issue discount expense allocable to the REMIC Regular Bonds and any administrative expenses of the REMIC Pool) would be subject to corporate income tax at the REMIC Pool level. On the other hand, the arrangement may be treated as a separate association taxable as a corporation under Treasury regulations and the REMIC Regular Bonds may be treated as stock interests therein, rather than debt instruments. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC would occur absent regulatory relief. However, the Conference Committee Report to the 1986 Act (the "Committee Report") indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool's income for the period of time in which the requirements for REMIC status are not satisfied.

NON-REMIC BONDS

         With respect to each Series of Bonds for which the Issuer does not make a REMIC election, no regulations, published rulings, or judicial decisions exist that discuss the characterization for federal income tax purposes of securities with terms substantially the same as the Non-REMIC Bonds. Andrews & Kurth L.L.P., as counsel to the Issuer, however, will deliver their opinion that the Non-REMIC Bonds will be treated for federal income tax purposes as indebtedness, and not as an ownership interest in the Collateral, or as an equity interest in the Issuer or in a separate association taxable as a corporation.

         For federal income tax purposes, (i) Non-REMIC Bonds held by a thrift institution taxed as a domestic building and loan association will not constitute "loans secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v); (ii) interest on Non-REMIC Bonds held by a real estate investment trust will not be treated as "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B); (iii) Non-REMIC Bonds held by a real estate investment trust will not constitute "real estate assets" or "Government securities" within the meaning of Code Section 856(c)(5)(A); and (iv) Non-REMIC Bonds held by a regulated investment company will not constitute "Government securities" within the meaning of Code Section 851(b)(4)(A)(i).


TAXATION OF REGULAR BONDS

         General

         The discussion under this caption, "Taxation of Regular Bonds," applies only to Regular Bonds and not to Residual Bonds. In general, interest paid or accrued, original issue discount, and market discount on a Bond will be treated as ordinary income to the Bondholder, and principal payments on a Bond will be treated as a return of capital to the extent of the Bondholder's basis in the Bond allocable thereto. A Bondholder must use the accrual method of accounting with regard to REMIC Bonds, regardless of the method of accounting otherwise used by such Bondholder.

         Original Issue Discount

         All Compound Interest Bonds will, and certain of the other Bonds may, be issued with "original issue discount" within the meaning of Code Section 1273(a). Holders of any Class of Bonds issued with original issue discount generally must include original issue discount in gross income for federal income tax purposes as it accrues, in accordance with a constant interest method based on a compounding of interest, in advance of receipt of the cash or a portion of the cash attributable to such income. Based in part on Treasury regulations issued on January 27, 1994, as amended on June 14, 1996, under Code Sections 1271 through 1273 and 1275 (the "OID Regulations"), and in part on the provisions of the 1986 Act, the Issuer anticipates that the amount of original issue discount required to be included in a Bondholder's income in any taxable year will be computed in a manner substantially as described below. Bondholders should be aware, however, that the OID Regulations either do not address, or are subject to varying interpretations with regard to, several issues relevant to obligations, such as the Bonds, that are subject to prepayment. The 1986 Act requires that the amount and rate of accrual of original issue discount be calculated based on a reasonable assumed prepayment rate for the mortgages backing the Certificates securing the Bonds in a manner prescribed by regulations not yet issued ("Prepayment Assumption") and provides for adjusting the amount and rate of accrual of such discount where the actual prepayment rate differs from the Prepayment Assumption. The Committee Report indicates that the regulations will require that the Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of such Bonds. The Prospectus Supplement for each Series of such Bonds will specify the Prepayment Assumption determined by the Issuer for the purposes of determining the amount and rate of accrual of original issue discount. No representation is made that the Certificates will prepay at the Prepayment Assumption or at any other rate. Moreover, the OID Regulations include an anti-abuse rule allowing the Internal Revenue Service to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Investors are advised to consult their own tax advisors as to the discussion herein and the appropriate method for reporting interest and original issue discount with respect to the Regular Bonds.

         Under the OID Regulations, each Bond (except to the extent described below with respect to a Regular Bond on which distributions of principal are made in a single installment or upon an earlier distribution by lot of a specified principal amount upon the request of a Bondholder or by random lot (a "Retail Class Bond")) will be treated as a single installment obligation issued with an amount of original issue discount equal to the excess of its stated redemption price at maturity over its issue price. The issue price of a Bond is the price at which a substantial amount of Bonds of that Class are first sold (other than to bond houses, brokers, underwriters or wholesalers). Unless specified otherwise in the Prospectus Supplement, the Issuer will determine original issue discount by including the amount paid by an initial Bondholder for accrued interest that relates to a period prior to the issue date of the Bond in the issue price of a Bond and will include in the stated redemption price at maturity any interest paid on the first Payment Date to the extent such interest is attributable to a period in excess of the number of days between the issue date and such first Payment Date. The stated redemption price at maturity of a Bond always includes the original principal amount of the Bond, but generally will not include payments of stated interest if such interest payments constitute "qualified stated interest." Under the OID Regulations, qualified stated interest generally means stated interest that is unconditionally payable in cash or in property (other than debt instruments of the issuer), or that will be constructively received, at least annually at a single fixed rate. Special rules apply for variable rate Bonds as described below. Any stated interest in excess of the qualified stated interest is included in the stated redemption price at maturity. If the amount of original issue discount is "de minimis" as described below, the amount of original issue discount is treated as zero, and all stated interest is treated as qualified stated interest. Payments of interest on Bonds with respect to which deferred interest will accrue may not constitute qualified stated interest, in which case the stated redemption price at maturity of such Bonds includes all payments of interest as well as principal thereon. Moreover, if the interval between the issue date and the first Payment Date on a Bond is longer than the interval between subsequent Payment Dates (and interest paid on the first Payment Date is less than would have been earned if the stated interest rate were applied to outstanding principal during each day in such interval), the stated interest distributions on such Bond technically do not constitute qualified stated interest. The OID Regulations provide that in such case a special rule, applying solely for the purpose of determining whether original issue discount is de minimis, provides that the interest shortfall for the long first period (i.e., the interest that would have been earned if interest had been paid on the first Payment Date for each day the Bond was outstanding) is treated as original issue discount assuming the stated interest would otherwise be qualified stated interest. Also in such case the stated redemption price at maturity is treated as equal to the issue price plus the greater of the amount of foregone interest or the excess, if any, of the Bond's stated principal amount over its issue price. The OID Regulations indicate that all interest on a long first period Bond that is issued with non-de minimis original issue discount will be included in the Bond's stated redemption price at maturity. Bondholders should consult their own tax advisors to determine the issue price and the stated redemption price at maturity of a Bond.

         Under a "de minimis" rule, original issue discount will be considered to be zero, however, if it equals less than 0.25% of the stated redemption price at maturity of the Bond multiplied by its weighted average maturity, computed, for this purpose, as the sum of the amounts determined by multiplying (i) the number of full years (rounding down for partial years) from the issue date until each payment (included in the stated redemption price at maturity) is scheduled to be made by (ii) a fraction, the numerator of which is the amount of each payment included in the stated redemption price at maturity of the Bond and the denominator of which is the Bond's stated redemption price at maturity. Although presently unclear, it appears that the schedule of such payments should be determined in accordance with the Prepayment Assumption. In addition, if the original issue discount is de minimis all stated interest (including stated interest that would otherwise be treated as original issue discount) is treated as qualified stated interest. Unless the holder of a Bond elects to accrue all discount under a constant yield to maturity method, as described below, the holder includes any de minimis original issue discount in income as capital gain recognized on retirement of the Bond pro rata as stated principal payments are received. If a subsequent holder of a Bond issued with de minimis original issue discount purchases the Bond at a premium, the subsequent holder does not include any original issue discount in income. If a subsequent holder purchases such Bond at a discount all discount is reported as market discount, as described below.

         Generally, a Bondholder must include in gross income the sum of the "daily portions," as defined below, of the original issue discount that accrues on the Bond for each day the Bondholder holds the Bond, including the purchase date but excluding the disposition date. In the case of an original Bondholder, the daily portions of original issue discount will be determined for each Bond by calculating the portion of original issue discount that accrues during each successive "accrual period" (or shorter period from the date of original issue). The Issuer will treat an

"accrual period" as the interval that ends on the day before a Payment Date and begins on the day after the end of the immediately preceding accrual period (or on the issue date in the case of the first accrual period). The original issue discount accruing in a full accrual period would be the excess, if any, of (i) the sum of (a) the present value of all of the remaining payments to be made on the Bond as of the end of that accrual period and (b) the payments made on the Bond during the accrual period that are included in the Bond's stated redemption price at maturity, over (ii) the adjusted issue price of the Bond at the beginning of the accrual period. The present value of the remaining payments referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Bonds as of the issue date giving effect to the Prepayment Assumption, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the Prepayment Assumption. The effect of these rules is to adjust the rate of original issue discount accrual to correspond to the actual prepayment experience. For these purposes, the adjusted issue price of a Bond at the beginning of any accrual period equals the issue price of the Bond, increased by the aggregate amount of original issue discount with respect to the Bond that accrued in all prior such periods and reduced by the amount of payments included in the Bond's stated redemption price at maturity made on the Bond in such prior periods. The original issue discount accruing during an accrual period will be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined using a reasonable method. Under the method described above, the daily portions of original issue discount required to be included in income by a holder of Regular Bonds generally will increase to take into account prepayments on the Regular Bonds as a result of prepayments on Mortgage Loans or that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. To the extent specified in the applicable Prospectus Supplement, an increase in prepayments on the Mortgage Loans with respect to a series of Regular Bonds can result in both a change in the priority of principal payments with respect to certain classes of Regular Bonds and either an increase or decrease in the daily portions of original issue discount with respect to such Regular Bonds.

         In the case of a Retail Class Bond, the yield to maturity of such Bond will be determined based upon the anticipated payment characteristics of the Class as a whole under the Prepayment Assumption. In general, the original issue discount accruing on each Retail Class Bond in a full accrual period would be its allocable share of the original issue discount with respect to the entire Class, as determined in accordance with the preceding paragraph. However, in the case of a payment of the entire principal amount of any Retail Class Bond (or portion thereof), (a) the remaining unaccrued original issue discount allocable to such Bond (or to such portion) will accrue at the time of such payment, and
(b) the accrual of original issue discount allocable to each remaining Bond of such Class (or the remaining principal amount of a Retail Class Bond after a payment in reduction of a portion of its principal amount has been received) will be adjusted by reducing the present value of the remaining payments on such Class and the adjusted issue price of such Class to the extent attributable to the portion of the principal amount thereof that was paid.

         A subsequent holder of a Compound Interest Bond or any other Bond issued with original issue discount who purchases the Bond at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of original issue discount on the Bond. In computing the daily portions of original issue discount for a subsequent purchaser (as well as an initial purchaser who purchases a Bond at a price higher than the issue price but less than the stated redemption price at maturity), however, the daily portion is reduced by the amount that would be the daily portion for such day (computed in accordance with the rules set forth above) multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by such holder for the Bond exceeds the excess of (i) the sum of its issue price and the aggregate amount of original issue discount that would have been includible in the gross income of an original Bondholder who purchased the Bond at its issue price (computed under the preceding paragraphs and without regard to any adjustment under this paragraph) over (ii) the amount of prior payments included in the stated redemption price at maturity of the Bond, and the denominator of which is the sum of the daily portions for the Bond for all days beginning on the date after the purchase date and ending on the date on which such Bond is expected to mature under the Prepayment Assumption. Alternatively, such a subsequent holder may accrue original issue discount by treating the purchase as a purchase at original issuance and applying the constant yield to maturity method.

         The OID Regulations provide that a holder that acquires a Bond on or after April 4, 1994 may elect to include in gross income all stated interest, original issue discount, de minimis original issue discount, market discount (as described below under "Market Discount"), de minimis market discount and unstated interest (as adjusted for any amortizable bond premium or acquisition premium), currently as it accrues using the constant yield to maturity method. If such an election were made with respect to a Bond with market discount, the Bondholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Bondholder acquires during the year of the election or thereafter. Similarly, a Bondholder that makes this election for a Bond that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Bondholder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a Bond can not be revoked without the consent of the Internal Revenue Service (the "IRS").

         One or more classes of Bonds may provide for interest based on a variable rate. The OID Regulations provide special rules for variable rate instruments that meet four requirements. First, the issue price must not exceed the noncontingent principal payments by more than the lesser of (i) 1.5% of the product of the noncontingent principal payments and the weight average maturity or (ii) 15% of the noncontingent principal payments. Second, the instrument must provide for stated interest (compounded or paid at least annually) at (i) one or more qualified floating rates, (ii) a single fixed rate and a single objective rate that is a qualified inverse floating rate, (iii) a single fixed rate and one or more qualified floating rates; or (iv) a single objective rate. Third, the instrument must provide that each qualified floating rate or objective rate in effect during the term of the Bond is set at a current value of that rate (one occurring in the interval beginning three months before and ending one year after the rate is first in effect on the Bond). Fourth, the debt instrument must not provide for contingent principal payments. If interest on a Bond is stated at a fixed rate for an initial period of less than 1 year followed by a variable rate that is either a qualified floating rate or an objective rate and the value of the variable rate on the issue date is intended to approximate the fixed rate, the fixed rate and the variable rate together constitute single qualified floating rate or objective rate. A rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the Bond's currency denomination. A multiple of a qualified floating rate is not a qualified floating rate unless it is a rate equal to (i) the product of a qualified floating rate as described in the previous sentence and a positive number not greater than 1.35 but greater than 0.65 for instruments issued on or after August 13, 1996, or (ii) a product described in (i) increased or decreased by a fixed rate. A variable rate is not a qualified floating rate if it is subject to a cap, floor or a restriction on the amount of increase or decrease in stated interest rate (governor) unless: (i) the cap, floor or governor is fixed throughout the Bond's term, (ii) the cap or floor is not reasonably expected to cause the yield on the Bond to be significantly less or more, respectively, that the expected yield without the cap or floor, or (iii) the governor is not reasonably expected to cause the yield to be significantly more or less than the expected yield without the governor. For instruments issued on or after August 13, 1996, an objective rate is a rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information. An objective rate is a qualified inverse floating rate if the rate is equal to a fixed rate minus a qualified floating rate in which the variations of such rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate. However, a variable rate is not an objective rate if it is reasonably expected that the average value of the rate during the first half of the Bond's term will be significantly less or greater than the average value of the rate during the final half of the Bond's term.

         If a variable rate Bond provides for stated interest at a single qualified floating rate or objective rate that is unconditionally payable in cash or property at least annually (i) all stated interest is qualified stated interest, (ii) the amount of qualified stated interest and original issue discount, if any, that accrues is determined as if the Bond had a fixed rate equal to (A) in the case of a qualified floating rate or qualified inverse floating rate, the value on the issue date of the qualified floating rate or qualified inverse floating rate or (B) in the case of any other objective rate, a fixed rate that reflects the yield that is reasonably expected for the Bond, and (iii) the qualified stated interest that accrues is adjusted for the interest actually paid. If a variable rate Bond is not described in the previous sentence, the Bond is treated as a fixed rate Bond with a fixed rate substitute or substitutes equal to the value of qualified floating rates or qualified inverse floating rate at the date of issue or, in the case of a Bond having an objective rate at a fixed rate that reflects the yield reasonably expected for the Bond. Qualified stated interest or original issue discount allocable to an accrual period is adjusted to reflect differences in the interest actually accrued or paid compared to the interest accrued or paid at the fixed rate substitute. If a variable rate Bond provides for stated interest either at one or more qualified floating rates or at a qualified inverse floating rate and also provides for interest at an initial fixed rate that is not intended to approximate the related floating rate or is fixed for a period of one year or more, original issue discount is determined as described in the previous two sentences except that the Bond is treated as if it provided for a qualified floating rate or qualified inverse floating rate, as applicable, rather than a fixed rate. The substitute rate must be one such that the fair market value of the Bond would be approximately the same as the fair market value of the hypothetical bond.

         Under the OID Regulations a variable rate Bond not qualifying for treatment under the variable rate rules described above is subject to the contingent payment rules. Regulations dealing with contingent payment debt obligations were issued on June 11, 1996 (the "Contingent Debt Regulations"), and are generally effective as of August 13, 1996. The Contingent Debt Regulations by their terms do not apply to REMIC regular interests. However, the following paragraph describes the applicable Contingent Debt Regulations as a method that may be considered reasonable.

         The Contingent Debt Regulations apply a "noncontingent bond method" to a debt instrument that is publicly traded or that is issued for cash or publicly traded property. Under the noncontingent bond method, the issuer is required to determine the comparable yield for the instrument and to construct a projected payment schedule for the Regular Bond consisting of all noncontingent payments and a projected amount for each contingent payment. The issuer is required to determine interest expense, and a holder is required to determine interest income, according to the projected payment schedule formulated by the issuer. Interest generally is accrued under the noncontingent bond method according to generally applicable rules of the OID Regulations as described above. Adjustments in the instrument's issue price and the holder's basis are determined as if the projected payment schedule were the actual payment schedule for the instrument. If the actual amount of a contingent payment differs from the projected amount of the payment, adjustments to interest accrual are generally taken into account at the time the payment is made in order to reflect this difference. Gain or loss recognized by a holder on the sale, exchange, or retirement of the instrument generally will be treated as interest income or ordinary loss to the holder. A loss will be treated as ordinary, however, only up to the amount of the holder's total interest inclusions with respect to the Regular Bond that were not offset by previous adjustments. Any additional loss generally will be a capital loss. Investors are urged to consult their tax advisors as to the proper accrual of original issue discount (including stated interest) on the Bonds, including Bonds which may be subject to the contingent payment rules.

         Although unclear at present, the Issuer intends to treat Bonds bearing an interest rate that is a weighted average of the net interest rates on the Certificates as having qualified stated interest if the underlying mortgage loans underlying the Certificates (the "Mortgage Loans") are adjustable rate mortgage loans. In such case, the applicable index used to compute interest on the Mortgage Loans in effect on the issue date (or possibly the pricing date) will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. If the Bond interest rate for one or more periods is less than it would be based upon the fully indexed rate, the excess of the interest payments projected at the assumed index over interest projected at such initial rate will be tested under the de minimis rules as described above. Adjustments will be made in each accrual period increasing or decreasing the amount of ordinary income reportable to reflect the actual Bond interest rate on the Bonds. It is possible, however, that the IRS may treat some or all of the interest on Bonds with a weighted average rate as taxable under the rules relating to obligations providing for contingent payments. Such treatment may effect the timing of income accruals on such Bonds.

         It is not clear how income should be accrued with respect to Regular Bonds issued at a significant premium and with respect to REMIC Regular Bonds the payments on which consist primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC ("Premium REMIC Regular Bonds"). One method of income accrual would be to treat the Premium REMIC Regular Bond as a Bond having qualified stated interest purchased at a premium equal to the excess of the price paid by such holder for the Premium REMIC Regular Bond over its stated principal amount. Under this approach, a holder would be entitled to amortize such premium only if it has in effect an election under Section 171 of the Code with respect to all bonds held by such holder, as described below. Alternatively, all of the income derived from a Premium REMIC Regular Bond could be reported as original issue discount by treating all future payments under the Prepayment Assumption as fixed payments, in which case the amount and rate of accrual of original issue discount would be computed by treating the Premium REMIC Regular Bond as a Bond which has no qualified stated interest, as described above. Finally, the IRS could assert that the Premium REMIC Regular Bonds should be taxable under the contingent payment rules governing bonds issued with contingent payments.

         Premium

         A Bond purchased at a cost greater than its remaining stated redemption price at maturity is generally considered to be purchased at a premium. Under the 1986 Act, if the Bondholder holds such Bond as a "capital asset" within the meaning of Code Section 1221, the Bondholder may elect to amortize such premium under the constant interest method. The Committee Report indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply in amortizing bond premium on installment obligations such as the Bonds, although it is unclear whether the alternatives to the constant interest method described under "Market Discount" are available. Except as provided in Treasury regulations yet to be issued, such amortizable bond premium is to be applied against (and operate to reduce) the amount of interest payments on the Bonds. This election, once made, applies to all taxable obligations held by the taxpayer at the beginning of the first taxable year to which such election applies and to all taxable debt obligations thereafter acquired and is irrevocable except with the approval of the IRS. Purchasers who pay a premium for their Regular Bonds should consult their tax advisors regarding the election to amortize premium and the method to be employed. The Treasury Department has issued final regulations concerning the amortization of premium but by their terms the regulations do not apply to REMIC Regular Bonds and bonds like the Regular Bonds.

         Sale or Redemption

         If a Bondholder sells or exchanges a Bond, the Bondholder will recognize gain or loss equal to the difference, if any, between the amount received and his adjusted basis in the Bond. The adjusted basis of a Bond generally will equal the cost of the Bond to the seller, increased by any original issue discount and market discount included in the seller's gross income with respect to the Bond and reduced by the portion of the basis in the Bond allocable to payments on the Bond previously received by the seller and by any amortized premium.

         Except as provided in this paragraph, under "Original Issue Discount" above and under "Market Discount" below, any such gain or loss will be capital gain or loss provided the Bond is held as a "capital asset" within the meaning of Code Section 1221. If the holder of a REMIC Bond or Regular Bond is a bank, thrift, or similar institution described in Section 582 of the Code, any gain or loss on the sale or exchange of such REMIC Bond or Regular Bond will be treated as ordinary income or loss. In the case of other types of holders, gain from the disposition of a Regular Bond that otherwise would be capital gain will be treated as ordinary income (i) if a Regular Bond is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Bondholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction,
(ii) in the case of a noncorporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates, or (iii) in the case of a REMIC Regular Bond, to the extent that the amount actually includible in income with respect to the REMIC Regular Bond by the Bondholder during his holding period is less than the amount that would have been includible in income if the yield on that Bond during the holding period had been 110% of a specified U.S. Treasury borrowing rate as of the date that the Bondholder acquired the REMIC Regular Bond. Although the legislative history to the 1986 Act indicates that the portion of the gain from disposition of a REMIC Regular Bond that will be recharacterized as ordinary income is limited to the amount of original issue discount (if any) on the REMIC Regular Bond that was not previously includible in income, the applicable Code provision contains no such limitation. In the case of a Regular Bond subject to the new contingent payment rules issued on January 19, 1993 as described above under "Original Issue Discount," any gain on the sale or exchange of such Bond is treated as interest income.



         Market Discount

         A purchaser of a Bond also may be subject to the market discount provisions of Code Sections 1276 through 1278. Under these provisions and the rules set forth in the OID Regulations with respect to original issue discount, "market discount" equals the amount by which the purchaser's basis in the Bond
(i) is exceeded by the stated

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

redemption price at maturity of the Bond, or (ii) in the case of a Bond having original issue discount, is exceeded by the sum of the issue price of such Bond plus any original issue discount that would have previously accrued thereon if held by an original Bondholder who purchased the Bond at its issue price, in either case less any prior payment that was included in the stated redemption price at maturity of the Bond. Such purchaser generally will be required to recognize accrued market discount as ordinary income as payments includible in the stated redemption price at maturity of such Bond are received, in an amount not exceeding any such payment. The computation of the accrual of market discount on debt instruments the principal of which is payable in more than one installment is to be provided by Treasury regulations and should take into account the Prepayment Assumption. Until such time that the regulations are issued, the Committee Report provides holders may elect to accrue market discount for a Bond either (i) on the basis of a constant interest rate or, (ii) for those Bonds that have original issue discount, in the proportion that the original issue discount accrued for the relevant period bears to the sum of the original issue discount for such period plus the remaining original issue discount as of the end of such period, and, for those Bonds that have no original issue discount, in the proportion that the amount of the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the Bond as of the beginning of the accrual period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Bond as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial payments in reduction of the stated redemption price at maturity of such Bond were received. Such purchaser also will be required to defer the interest deductions (to the extent they exceed the sum of the interest income (including original issue discount) on the Bond for such year) attributable to any indebtedness incurred or continued to purchase or carry the Bond. However, the amount of the net interest expense that must be deferred in a taxable year may not exceed the amount of market discount accrued on the Bond for the days in such year that such purchaser held such Bond. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Bond is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the holder may elect to include such market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, in which case the interest deferral rule will not apply. In Revenue Procedure 92-67, the IRS set forth procedures for taxpayers
(1) electing under Section 1278(b) of the Code to include market discount in income currently, (2) electing under rules of Section 1276(b) of the Code to use a constant interest rate to determine accrued market discount on a bond where the holder of the bond is required to determine the amount of accrued market discount at a time prior to the holder's disposition of the bond, and (3) requesting consent to revoke an election under Section 1278(b) of the Code. Market discount with respect to a Bond will be considered to be zero if the amount allocable to the Bond is less than 0.25% of the remaining stated redemption price at maturity of such Bond times the weighted average maturity of the Bond (determined as described above under "Original Issue Discount") remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules, as well as the advisability of making any of the elections discussed above.


         Taxation of Certain Foreign Investors

         Generally, payments of interest (including any payment with respect to accrued original issue discount) on the Bonds to a Bondholder who is a nonresident alien individual, foreign corporation or other non-United States person ("foreign person") not engaged in a trade or business within the United States, will not be subject to federal income or withholding tax if (i) such Bondholder does not actually or constructively own 10 percent or more of the combined voting power of all classes of equity in the Issuer (which may include the beneficial owners of the Issuer), (ii) such Bondholder is not a controlled foreign corporation (within the meaning of Code Section 957) related to the Issuer, and (iii) such Bondholder complies with applicable identification and certification requirements. If such identification and certification requirements are not satisfied and the interest on the Bonds is not effectively connected with the conduct of a trade or business within the United States by such foreign person, a 30 percent withholding tax will apply, unless reduced or eliminated pursuant to an applicable tax treaty. Payments on REMIC Regular Bonds may subject a foreign person to U.S. federal income and withholding tax where such foreign person also owns, actually or constructively, Residual Bonds which are residual interests in the same REMIC, notwithstanding compliance with the certification requirements discussed above.

         If a tax is withheld by the withholding agent, the Bondholder would be entitled to a refund of such tax if such Bondholder can prove it is a foreign person and it is not a 10 percent shareholder of the Issuer or a controlled foreign corporation related to the Issuer. A Bondholder may be required to file a U.S. federal income tax return to obtain a refund. Foreign investors should consult their tax advisors regarding the potential imposition of the 30 percent withholding tax.

         Final regulations dealing with withholding tax on income paid to foreign persons and related matters (the "New Withholding Regulations") were issued by the Treasury Department on October 6, 1997. The New Withholding Regulations will generally be effective for payments made after December 31, 1998, subject to certain transition rules. Prospective Bondholders who are foreign persons are strongly urged to consult their own tax advisors with respect to the New Withholding Regulations.


BACK-UP WITHHOLDING AND INFORMATION REPORTING

         Payments of interest, original issue discount, or other reportable payments (including, under certain circumstances, principal payments) made on the Bonds, and proceeds from the sale, including redemption, of the Bonds to or through certain brokers, including the Indenture Trustee, may be subject to a "back-up" withholding tax of 31% of reportable payments unless a Bondholder complies with certain reporting and/or certification procedures. Any amount so withheld from payments on the Bonds would be refunded or allowed as a credit against a Bondholder's federal income tax.

         To the extent required by law, reports of accrued interest, in the case of each Series of Bonds for which a REMIC election is made, and interest paid for each other Series of Bonds and original issue discount will be made annually to the Internal Revenue Service and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Bonds or beneficial owners who own Bonds through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Bonds (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in Internal Revenue Service Publication 938 with respect to a particular Series of Bonds. Holders through nominees must request such information from the nominee. Treasury regulations provide that information necessary to compute the accrual of any market discount on the Bonds must also be furnished.


SPECIAL TAX CONSIDERATIONS APPLICABLE TO RESIDUAL BONDS

         Allocation of the Income of the REMIC

         Generally, the REMIC will not be subject to federal income tax except with respect to income from prohibited transactions and with respect to certain contributions to the REMIC after the Startup Day (see "Taxes on Prohibited Transactions, Foreclosure Income and Certain Contributions" below). Instead, each original Residual Bondholder will report on its federal income tax return, as ordinary income, its share of the REMIC's taxable income for each day during the taxable year on which such Residual Bondholder owns any Residual Bonds. The REMIC's taxable income for each day will be determined by allocating the REMIC's taxable income for each calendar quarter ratably to each day in the quarter. Such a Residual Bondholder's share of the REMIC's taxable income for each day will be based on the portion of the outstanding Residual Bonds that such Residual Bondholder owns on that day. The REMIC's taxable income will be determined under an accrual method and will be taxable to the Residual Bondholders without regard to the timing or amounts of cash distributions by the REMIC. As residual interests, the Residual Bonds will be subject to tax rules, described below, that differ from those that would apply if the Residual Bonds were treated for federal income tax purposes as direct ownership interests in the Certificates, or as debt instruments issued by the REMIC. Under certain REMIC structures, a Residual Bondholder may be required to include taxable income from the Residual Bond in excess of the cash distributed with respect to one or more taxable years. For example, a structure where principal distributions are made serially on regular interests (that is, a fast-pay, slow-pay structure) may generate such a mismatching of income and cash distributions (that is, "phantom income"). This mismatching may be caused by the use of certain tax accounting methods by the REMIC, variations in the prepayment rate of the Mortgage Loans underlying the Certificates and certain other factors. Consequently, Residual Bondholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of such mismatching or have unrelated deductions against which to offset such income. Additionally, as noted in the subsequent paragraph, a purchaser of a Residual Bond may not be entitled to an adjustment in the amount of income allocable to the Residual Bond for the difference between the adjusted basis that the Residual Bond would have had in the hands of an original Residual Bondholder and the purchase price unless Treasury regulations are issued that permit such an adjustment. Depending upon the structure of a particular transaction, the aforementioned factors may significantly reduce the after-tax yield of a Residual Bond to a Residual Bondholder. Investors should consult their own tax advisors concerning the federal income tax treatment of a Residual Bond and the impact of such tax treatment on the after-tax yield of a Residual Bond.

         A subsequent Residual Bondholder also will report on its federal income tax return amounts representing a daily share of the REMIC's taxable income for each day that such Residual Bondholder owns such Residual Bond. Those daily amounts generally would equal the amounts that would have been reported for the same days by an original Residual Bondholder, as described above. The initial adjusted basis of a subsequent Residual Bondholder or a Residual Bondholder who purchases a Residual Bond at other than the issue price (defined below under "Excess Inclusions") may be greater than such Residual Bondholder's allocable share of the REMIC's basis in its assets, calculated as described below under "Taxable Income of the REMIC Attributable to Residual Bonds." Consequently such Residual Bondholder's basis may not be fully recovered by amortization of premium or reduction of market discount income with respect to the Mortgage Loans underlying the Certificates, and such Residual Bondholder may, therefore, have unrecovered basis on the termination of the REMIC. Such loss may be ordinary loss or capital loss. See "Sales of Residual Bonds," below. The legislative history of the 1986 Act indicates that certain adjustments may be appropriate to reduce (or increase) the income of a subsequent holder of a Residual Bond that purchased such Residual Bond at a price greater than (or less than) the adjusted basis (as defined below in "Sales of Residual Bonds") such Residual Bond would have in the hands of an original Residual Bondholder. It is not clear, however, whether such adjustments will in fact be permitted or required and, if so, how they would be made. The Final REMIC Regulations do not provide for an adjustment.


         Taxable Income of the REMIC Attributable to Residual Bonds

         REMIC taxable income generally means the REMIC's gross income, including interest, original issue discount income, and market discount income, if any, on the Mortgage Loans, plus income on reinvestment of cash flows and reserve assets, minus deductions, including interest and original issue discount expense on the REMIC Regular Bonds, servicing fees and other administrative expenses of the REMIC and amortization or deduction of any premium with respect to the Mortgage Loans. Special rules apply in certain cases for non-interest expenses as described below in "Non-Interest Expenses of the REMIC."

         For purposes of determining its taxable income, the REMIC will have an initial aggregate tax basis in its assets equal to the sum of the issue prices of the REMIC Regular Bonds and the Residual Bonds. Such aggregate basis will be allocated among the portion of the Mortgage Loans underlying the Certificates deemed to be owned by the REMIC and other assets of the REMIC in proportion to their respective fair market values. The issue price of the Residual Bonds and the REMIC Regular Bonds, in each case, will be the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of such Residual Bonds or REMIC Regular Bonds are sold. A Mortgage Loan will be deemed to have been acquired with discount or premium to the extent that the REMIC's basis therein is less than or greater than its principal balance, respectively. Any such discount (whether market discount or original issue discount) will be includible in the income of the REMIC as it accrues, in advance of the receipt of cash attributable to such income, under a method similar to the method described above for accruing original issue discount on the Regular Bonds. The REMIC expects to elect under Code Section 171 to amortize any premium on the Mortgage Loans. Premium on any Mortgage Loan to which such election applies would be amortized under a constant yield method. It is not clear whether the yield of a Mortgage Loan would be calculated for this purpose based on scheduled payments or taking account of the Prepayment Assumption. Such an election would not apply to any Mortgage Loan originated on or before September 27, 1985. Instead, premium on such a Mortgage Loan may be allocated among the principal payments thereon and should be deductible by the REMIC as those payments become due.

         The REMIC will be allowed a deduction for accrued interest including original issue discount on the REMIC Regular Bonds, regardless of whether the original issue discount on the REMIC Regular Bonds is considered to be de minimis. The amount and method of accrual of original issue discount will be calculated for this purpose in the same manner as described above (see "Certain Federal Income Tax Consequences--Taxation of Regular Bonds--Original Issue Discount") for inclusion of original issue discount on the REMIC Regular Bonds (except that the adjustments for a subsequent holder of the REMIC Regular Bonds will not apply).

         A Residual Bondholder will not be permitted to amortize the cost of its Residual Bonds as an offset to its share of the REMIC's taxable income. However, that taxable income will not include cash received by the REMIC that represents a recovery of the REMIC's basis in its assets, and, as described above, the issue price of the Residual Bonds will be added to the issue price of the REMIC Regular Bonds in determining the REMIC's initial basis in its assets. Such recovery of basis by the REMIC will have the effect of amortization of the issue price of the Residual Bonds over their life. Possible adjustments to income of a subsequent holder of a Residual Bond to reflect any difference between the actual cost of such Residual Bond to such holder and the adjusted basis such Residual Bond would have in the hands of an original Residual Bondholder are further discussed in "Allocation of the Income of the REMIC" above.


         Net Losses of the REMIC

         The REMIC will have a net loss for any calendar quarter in which its deductions exceed its gross income. Such net loss would be allocated among the Residual Bondholders in the same manner as taxable income of the REMIC. The net loss allocable to any Residual Bond will not be deductible by the holder to the extent that such net loss exceeds such holder's adjusted basis in such Residual Bond. Any net loss that is not currently deductible by reason of this limitation may be used by such Residual Bondholder to offset its share of the REMIC's taxable income in future periods (but not otherwise). The ability of Residual Bondholders that are individuals or closely held corporations to deduct net losses may be subject to additional limitations under the Code.


         Non-Interest Expenses of the REMIC

         All or a portion of the REMIC's servicing, administrative and other non-interest expenses will be allocated as a separate item to Residual Bondholders that are "pass-through interest holders". Such a holder would be required to add its allocable share, if any, of such expenses to its gross income and to treat the same amount as an item of investment expense. An individual, a trust or an estate would generally be allowed a deduction for such an expense item only as a miscellaneous itemized deduction subject to the limitations under Code section 67. That section allows such deductions only to the extent that in the aggregate all such expenses exceed two percent of an individual's adjusted gross income. In addition, in the case of Residual Bondholders who are individuals, certain otherwise allowable itemized deductions will be reduced, but not by more than 80%, by an amount equal to 3% of the Residual Bondholder's adjusted gross income in excess of a statutorily defined threshold. The REMIC is required to report to each pass-through interest holder and to the IRS such holder's allocable share, if any, of the REMIC's non-interest expenses. The term "pass-through interest holder" generally refers to individuals, entities taxed as individuals and certain pass-through entities, but does not include real estate investment trusts. Residual Bondholders that are "pass-through interest holders" should consult their own tax advisors about the impact of these rules on an investment in the Residual Bonds. Finally, non-interest expenses of a REMIC are not deductible by noncorporate taxpayers for alternative minimum tax purposes.


         Excess Inclusions

         A portion of the income allocable to a Residual Bond (referred to in the Code as an "excess inclusion") for any calendar quarter will be subject to federal income tax in all events. Thus, for example, an excess inclusion (i) cannot be offset by any unrelated losses or loss carryovers of a Residual Bondholder, (ii) will, as described under "Tax-Exempt Investors" below, be treated as "unrelated business taxable income" within the meaning of Code
Section 512 if the Residual Bondholder is a pension fund or any other organization that is subject to tax only on its unrelated business taxable income and (iii) is not eligible for any reduction in the rate of withholding tax in the case of a Residual Bondholder that is a foreign investor, as further discussed in "Foreign Investors" below. Members of an affiliated group are treated as one corporation for purposes of applying the limitations on offset of excess inclusion income.

         Except as discussed in the following paragraph with respect to excess inclusions from Residual Bonds without "significant value," for any Residual Bondholder, the excess inclusion for any calendar quarter is the excess, if any, of (i) the income of such Residual Bondholder for that calendar quarter from its Residual Bond, over (ii) the sum of the "daily accruals" (as defined below) for all days during the calendar quarter on which the Residual Bondholder holds such Residual Bond. For this purpose, the daily accruals with respect to a Residual Bond are determined by allocating to each day in the calendar quarter its ratable portion of the product of the "adjusted issue price" (as defined below) of the Residual Bond at the beginning of the calendar quarter and 120 percent of the "Federal long-term rate" in effect at the time the Residual Bond is issued. For this purpose, the "adjusted issue price" of a Residual Bond at the beginning of any calendar quarter equals the issue price of the Residual Bond (adjusted for contributions), increased by the amount of daily accruals for all prior quarters, and decreased (but not below zero) by the aggregate amount of payments made on the Residual Bond before the beginning of such quarter. The Federal long-term rate is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

         The Code provides that to the extent provided in regulations, as an exception to the general rule described above, the entire amount of income accruing on a Residual Bond will be treated as an excess inclusion if the Residual Bonds in the aggregate are considered not to have "significant value." The Treasury Department has not yet provided regulations in this respect and the Final REMIC Regulations have not adopted this rule. The SBJPA has eliminated the special rule permitting Section 593 institutions ("thrift institutions") to use net operating losses and other allowable deductions to offset their excess inclusion income from Residual Bonds that have significant value within the meaning of the Final REMIC Regulations effective for taxable years beginning after December 31, 1995, except with respect to Residual Bonds continuously held by thrift institutions since November 1, 1995.

         In addition, the SBJPA provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a Residual Bondholder. First, alternative minimum taxable income for a Residual Bondholder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, a Residual Bondholder's alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions. These rules are effective for taxable years beginning after December 31, 1986, unless a Residual Bondholder elects to have such rules apply only to taxable years beginning after August 20, 1996.

         Under Treasury regulations to be promulgated, a portion of the dividends paid by a real estate investment trust (a "REIT") which owns a Residual Bond are to be designated as excess inclusions in an amount corresponding to the Residual Bond's allocable share of the excess inclusions. Similar rules apply in the case of regulated investment companies, common trust funds and cooperatives. Thus, investors in such entities which own a Residual Bond will be subject to the limitations on excess inclusions described above. The Final REMIC Regulations do not provide guidance on this issue.

         There is imposed a tax at the highest corporate rate with respect to the present value of the total anticipated excess inclusion income on the transfer of any residual interest, such as a Residual Bond, to a Disqualified Organization (as defined below). Such tax is generally imposed on the transferor of the residual interest, except that where such transfer is through an agent for a Disqualified Organization, the tax is instead imposed on such agent. However, a transferor of a residual interest is in no event liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization, and as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. Furthermore, the Treasury Department may waive the tax on transfers if the Disqualified Organization promptly disposes of the residual interest and the transferor (or agent) pays the tax on the excess inclusion income for the period during which the Disqualified Organization held the residual interest. A Disqualified Organization means (i) the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (ii) any organization (other than a farmer's cooperative described in Section 521 of the Code) that is exempt from the tax imposed by Chapter 1 of the Code and not subject to the tax imposed by Section 511 of the Code; (iii) any rural electric or telephone cooperative described in Section 1381(a)(2)(C) of the Code; or (iv) any other person whose holding of the residual interests of the REMIC may cause the REMIC to incur a liability for any tax imposed under the Code that would not otherwise be imposed but for the purchase or transfer of the residual interests to such person. For purposes of clause (i) of the previous sentence, a corporation shall not be treated as an instrumentality of the United States or of any State or political subdivision thereof, if (i) all of the activities of such corporation are subject to the tax imposed by Chapter 1 of the Code, and
(ii) a majority of the board of directors of such corporation is not selected by the United States or any State or political subdivision thereof (except that this clause (ii) shall not apply to the Federal Home Loan Mortgage Corporation).

         In addition to the tax on transfers, a partnership, trust, estate, regulated investment company, real estate investment trust, common trust fund, or cooperative (a "Pass-Through Entity") that holds a residual interest is subject to tax at the highest corporate rate on the allocable portion of excess inclusion income of a Disqualified Organization that owns an equity interest in such an entity. The Pass-Through Entity would not be liable for such tax if it has received an affidavit from such record holder that (i) states under penalty of perjury that it is not a Disqualified Organization or (ii) furnishes a social security number and states under penalties of perjury that the social security number is that of the transferee, provided that during the period such person is the record holder of the Residual Bond, the Pass-Through Entity does not have actual knowledge that such affidavit is false. The Indenture and/or the agreements governing the Trusts with respect to a Series will provide for reasonable arrangements designed to ensure that Residual Bonds are not held by Disqualified Organizations and for the furnishing of information to residual holders to compute the foregoing taxes.

         The Taxpayer Relief Act of 1997 provides, for taxable years beginning after December 31, 1997, that if an "electing large partnership" holds a Residual Bond, all interests in the electing large partnership are treated as held by disqualified organizations for purposes of the tax imposed upon a pass-through entity by Section 860(E)(e) of the Code. An exception to this tax, otherwise available to a pass-through entity that is furnished certain affidavits by record holders of interests in the entity that does not know such affidavits are false, is not available to an electing large partnership. An "electing large partnership" is a partnership that had 100 or more partners during the preceding taxable year and that has filed an election with the IRS to be so treated.

         Mark to Market Rules

         A REMIC residual interest acquired after January 3, 1995 cannot be marked-to-market.

         Payments

         Any payment made on a Residual Bond to a Residual Bondholder will be treated as a non-taxable return of capital to the extent it does not exceed the Residual Bondholder's adjusted basis in such Residual Bond. To the extent a distribution exceeds such adjusted basis, it will be treated as gain from the sale of the Residual Bond.


         Sales of Residual Bonds

         If a Residual Bond is sold, the seller will recognize gain or loss equal to the difference between the amount realized in the sale and its adjusted basis in the Residual Bond (except that the recognition of loss may be limited under the "wash sale" rules described below). A holder's adjusted basis in a Residual Bond generally equals the cost of such Residual Bond to such Residual Bondholder, increased by the taxable income of the REMIC that was included in the income of such Residual Bondholder with respect to such Residual Bond, and decreased (but not below zero) first by the distributions received thereon by such Residual Bondholder, and second by the net losses that have been allowed as deductions to such Residual Bondholder with respect to such Residual Bond. In general, any such gain or loss will be capital gain or loss provided the Residual Bond is held as a capital asset. However, Residual Bonds will be

"evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from sale of a Residual Bond by a bank or thrift institution to which such section applies would be ordinary income or loss.

         Except as provided in Treasury regulations yet to be issued, if the seller of a Residual Bond reacquires such Residual Bond, or acquires any other Residual Bond, any residual interest in another REMIC or comparable interest in a "taxable mortgage pool" (as defined in Code Section 7701(i)) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Code Section 1091. In that event, any loss realized by the Residual Bondholder on the sale will not be deductible, but, instead, will increase such Residual Bondholder's adjusted basis in the newly acquired asset.


         Taxes on Prohibited Transactions, Foreclosure Income and Certain Contributions

         The REMIC is subject to a tax at a rate equal to 100 percent of the net income derived from "prohibited transactions." Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC or
(d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC property to prevent a default on Regular Bonds as a result of a default on qualified mortgages or to facilitate a clean-up call (generally, an optional termination to save administrative costs when no more than a small percentage of the Bonds is outstanding). The Final REMIC Regulations indicate that the modification of a Mortgage Loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the Mortgage Loan, the waiver of a due-on-sale or encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate Mortgage Loan. Final REMIC Regulations also provide that the modification of mortgage loans underlying Certificates will not be treated as a modification of the Certificates, provided that the trust including the Certificates was not created to avoid prohibited transaction rules.

         The REMIC must pay a tax at the highest corporate rate on its net income from foreclosure property. In general, net income from foreclosure property means gain from the disposition of foreclosure property that is considered held for sale to customers in the ordinary course of a trade or business (i.e., "dealer property") and other income from foreclosure property that is not real property rents, interest from mortgages, gains from non-dealer property or real property tax refunds, less the related expenses. In the usual circumstances it is not expected that the REMIC will have significant net income from foreclosure property.

         The REMIC will also be subject to a tax equal to 100 percent of any amount contributed to the REMIC after the Startup Day, except for cash contributions made (i) to facilitate a clean-up call or qualified liquidation,
(ii) in the nature of a guarantee, (iii) within 3 months after the Startup Day, or (iv) by a holder of a residual interest in the REMIC to a qualified reserve fund.

         In the event that the REMIC is subject to the tax on prohibited transactions, foreclosure income or non-exempt contributions, such tax would be borne by the Residual Bondholders to the extent of distributions remaining on the Residual Bonds.


         Termination

         The REMIC will terminate shortly following the retirement of the Certificates. If a Residual Bondholder's adjusted basis in its Residual Bond exceeds the amount of cash distributed to such Residual Bondholder in final liquidation of its interest, then, although the matter is not entirely free from doubt, it would appear that the Residual Bondholder is entitled to a loss equal to the amount of such excess. It is unclear whether such a loss, if allowed, will be a capital loss or an ordinary loss.

         Administrative Matters

         Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and the Residual Bondholders will be treated as the partners thereof. The REMIC will file an annual federal income tax return on Form 1066 and must maintain its books on a calendar year basis.

         The Internal Revenue Service's Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. The Final REMIC Regulations generally require that Schedule Q be furnished by the REMIC to each Residual Bondholder within one month of the close of each calendar quarter in which the REMIC is in existence. Under proposed REMIC regulations this date generally would be extended to the forty-first day after the close of each calendar quarter. If a Residual Bond is held by a nominee, the nominee must furnish Schedule Q to the person for whom it is nominee within 30 days after receiving the information.

         Treasury regulations provide that a holder of a Residual Bond is not required to treat items on its return consistently with their treatment on the REMIC's return if a holder owns 100% of the Residual Bonds for the entire calendar year. Otherwise each holder of a Residual Bond is required to treat items on its return consistently with their treatment on the REMIC's return, unless the holder of a Residual Bond either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. Any person that holds a Residual Bond as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other information.

         Foreign Investors

         Payments to Residual Bondholders who are foreign persons will generally be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Under temporary Treasury Regulations, such income (to the extent that it is not excess inclusion income) may qualify for exemption from United States withholding tax as "portfolio interest" provided that (i) the Certificates which constitute the assets of the REMIC would be eligible for such exemption and (ii) the conditions described under "Taxation of Regular Bonds--Taxation of Certain Foreign Investors" are met, but only to the extent that the Mortgage Loans underlying the Certificates, that are "pass-through certificates," were issued after July 18, 1984. Generally, uncertificated regular interests in another REMIC will not constitute assets eligible for such exemption. To the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, a Residual Bondholder will not be entitled to an exemption from or reduction of the 30% (or lower treaty rate) withholding tax rule. If the payments are subject to United States withholding tax, they generally will be taken into account for withholding tax purposes only when paid or distributed (or when the REMIC Residual Bond is disposed of). The Treasury has statutory authority, however, to promulgate regulations which would require such amounts to be taken into account at an earlier time in order to prevent the avoidance of tax. Such regulations could, for example, require withholding prior to the distribution of cash in the case of Residual Interest Bonds that do not have significant value. See "Excess Inclusions" above and "Restrictions on Transfer of a Residual Bond" below.


         Restrictions on Transfer of a Residual Bond

         The Residual Bonds will be subject to certain restrictions on transfer for federal income tax purposes. First, Residual Bonds may not be transferred to a Disqualified Organization, as described in "Excess Inclusions." The Indenture with respect to a series of REMIC Bonds will provide that neither legal title nor beneficial interest in a Residual Bond may be transferred or registered unless (i) the proposed transferee provides to the Issuer and the Indenture Trustee an affidavit to the effect that such transferee is not a Disqualified Organization, is not purchasing such Residual Bonds on behalf of a Disqualified Organization (i.e., as a broker, nominee or middleman thereof) and is not an entity that holds REMIC residual securities as nominee to facilitate the clearance and settlement of such securities through electronic book-entry changes in accounts of participating organizations and (ii) the transferor provides a statement in writing to the Issuer and the Indenture Trustee that it has no actual knowledge that such affidavit is false. Moreover, the Indenture will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Bond with respect to a series will bear a legend referring to such restrictions on transfer, and each Residual Bondholder will be deemed to have agreed, as a condition of ownership thereof, to any amendments to the Indenture required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions.

         Second, the Final REMIC Regulations provide that the transfer of a residual interest that has tax avoidance potential is disregarded for all federal income tax purposes if the transferee is a foreign person. This rule does not apply to income from a residual interest that is effectively connected to the residual holder's United States trade or business (in which case the residual holder is treated like a U.S. person). A proposed transfer has tax avoidance potential unless at the time the residual interest is transferred the transferor reasonably expects that, for each excess inclusion, (i) the REMIC will distribute to the transferee residual interest holder an amount that will equal at least 30% of the excess inclusions and (ii) that each such amount will be distributed at or after the time at which the excess inclusion accrues and not later than the close of the calendar year following the calendar year of accrual. In order to prevent a foreign person from transferring a residual interest of the type described in this paragraph to a U.S. person shortly before any tax is due, the Final REMIC Regulations provide that if the transfer has the effect of allowing the foreign person to avoid tax on accrued excess inclusions, the transfer is disregarded. The foreign person continues to be treated as owner of the residual interest for withholding tax purposes. To the extent provided in the Prospectus Supplement, the Issuer may restrict the transfer of a Residual Bond to a foreign person.

         The Final REMIC Regulations would also disregard certain transfers of residual interests, such that the transferor would continue to be treated as the owner of the residual interest and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC. Under the Final REMIC Regulations, a transfer of a "noneconomic residual interest" (as defined below) is disregarded for all federal income tax purposes unless no significant purpose of the transfer is to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with positive value at issuance) is a "noneconomic residual interest" unless, at the time of the transfer, (i) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The anticipated excess inclusions must be determined based on (i) events that have occurred up to the time of the transfer and (ii) the prepayment and reinvestment assumptions adopted under Section 1272(a)(6) of the Code, or that would have been adopted under the section had the regular interests of the REMIC been issued with original issue discount. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known (had "improper knowledge") that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. Under the Final REMIC Regulations, a transferor is presumed not to have improper knowledge if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor found that the transferee had historically paid its debts as they came due and found no significant evidence to indicate that the transferee will not continue to pay its debts as they come due in the future; and (ii) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of any cash flows generated by the residual interest and that the transferee intends to pay taxes associated with holding of the residual interest as they become due. The Indenture will require the transferee of a Residual Bond to state as part of the affidavit described above with respect to Disqualified Organizations that such transferee (i) has historically paid its debts as they come due, (ii) intends to continue to pay its debts as they come due in the future, (iii) understands that, as the holder of a noneconomic Residual Bond, it may incur tax liabilities in excess of any cash flows generated by the Residual Bond, and (iv) intends to pay any and all taxes associated with holding the Residual Bond as they become due. The transferor must have no reason to believe that such statement is untrue.

         If a Residual Bond has a negative value, it is not clear whether its issue price would be considered to be zero or such negative amount for purposes of determining the REMIC's basis in its assets. The Final REMIC Regulations do not address whether residual interests could have a negative basis and a negative issue price. The Issuer does not intend to treat a class of Residual Bonds as having a value of less than zero for purposes of determining the bases of the assets in the related REMIC Pool. The federal income tax consequences of any consideration paid to a transferee on a transfer of a Residual Bond are unclear; any transferee receiving such consideration should consult its tax advisors.


         Tax-Exempt Investors

         A qualified pension fund or other entity that is exempt from federal income taxation (a "Tax-Exempt Investor") under Code Section 501 nonetheless will be subject to tax on its income that is "unrelated business taxable income" ("UBTI") within the meaning of Code Section 512. Net income attributable to a Residual Bond beneficially owned by a Tax-Exempt Investor will be considered UBTI and thus will be subject to federal income tax, to the extent that any such income is considered an excess inclusion. See "Excess Inclusions" above.


                                LEGAL INVESTMENT

         Unless otherwise specified in the related Prospectus Supplement, the Bonds constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. As "mortgage related securities," such Bonds will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including but not limited to state-chartered savings banks, commercial banks, savings and loan associations and insurance companies, as well as trustees and state government employee retirement systems) created pursuant to or existing under the laws of the United States or any State (including the District of Columbia and Puerto
Rico) whose authorized investments are subject to State regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Pursuant to SMMEA, Alaska, Arkansas, Colorado, Connecticut, Delaware, Florida, Georgia, Illinois, Kansas, Louisiana, Maryland, Michigan, Missouri, Nebraska, New Hampshire, New York, North Carolina, Ohio, South Dakota, Utah, Virginia and West Virginia each enacted legislation prior to the October 4, 1991 deadline for such enactment, limiting to varying extent the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities," in most cases by requiring the affected investors to rely upon existing state law, and not SMMEA. Accordingly, the investors affected by such legislation will be authorized to invest in the Bonds only to the extent provided in such legislation.

         Institutions whose investment activities are subject to legal investment laws or regulations or review by certain regulatory authorities may be subject to restrictions on investment in certain Classes of the Bonds. Any financial institution which is subject to the jurisdiction of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation ("FDIC"), the Office of Thrift Supervision ("OTS"), the National Credit Union Administration ("NCUA") or other federal or state agencies with similar authority should review any applicable rules, guidelines and regulations prior to purchasing the Bonds. The Federal Financial Institutions Examination Council, for example, has issued a Supervisory Policy Statement on Securities Activities effective February 10, 1992 (the "Policy Statement"). The Policy Statement has been adopted by the Comptroller of the Currency, the Federal Reserve Board, the FDIC, the OTS and the NCUA (with certain modifications), with respect to the depository institutions that they regulate. The Policy Statement prohibits depository institutions from investing in certain "high-risk mortgage securities" (including securities such as certain Classes of Bonds), except under limited circumstances, and sets forth certain investment practices deemed to be unsuitable for regulated institutions. The NCUA issued final regulations effective December 2, 1991 that restrict and in some instances prohibit the investment by federal credit unions in certain types of mortgage related securities.

         Notwithstanding SMMEA, there may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Bonds or to purchase Bonds representing more than a specified percentage of the investors' assets.

         The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to "prudent investor" provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying" or in securities that are issued in book entry form.

         If specified in the related Prospectus Supplement, other Classes of Bonds offered pursuant to this Prospectus will not constitute "mortgage related securities" under SMMEA. The appropriate characterization of those Bonds under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Bonds, may be subject to significant interpretive uncertainties. No representation is made as to the proper characterization of Bonds not qualifying as "mortgage related securities" for legal investment or financial institution regulatory purposes, or as to the ability of particular investors to purchase such Bonds under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determination concerning legal investment or financial institution regulatory characteristics of such Bonds) may adversely affect the liquidity of such Bonds.

         Investors should consult their own legal advisors in determining whether and to what extent the Bonds constitute legal investments for such investors.


                                  ERISA MATTERS

         Title I of ERISA and section 4975 of the Code impose certain restrictions on employee benefit plans and other retirement plans or arrangements subject thereto ("Plans") and on persons who are parties in interest or disqualified persons ("Parties in Interest") with respect to such Plans. Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under section 410(d) of the Code) are not subject to the restrictions of ERISA, and assets of such plans may be invested in the Bonds without regard to the ERISA considerations described below, subject to other applicable Federal and state law. However, any such governmental or church plan which is qualified under section 401(a) of the Code and exempt from taxation under section 501(a) of the Code is subject to the prohibited transaction rules set forth in section 503 of the Code. Any Plan fiduciary which proposes to cause a Plan to acquire any of the Bonds should consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of the Bonds. Investments by Plans are also subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan.

         Section 406 of ERISA prohibits Parties in Interest with respect to a Plan from engaging in certain transactions (including loans) involving a Plan and its assets unless a statutory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes (or, in some cases, a civil penalty may be assessed pursuant to section 502(i) of ERISA) on Parties in Interest which engage in non-exempt prohibited transactions.

         Under certain circumstances, certain affiliates of the Issuer, certain affiliates of any underwriter or any underwriter of the Bonds may be or may become a "party in interest" within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a "disqualified person" within the meaning of the Code with respect to an individual retirement account or an employee benefit plan subject to such statutes (a "Plan"). In that case the acquisition or holding of Bonds by or on behalf of such a Plan may constitute a "prohibited transaction" within the meaning of ERISA and the Code. However, certain administrative exemptions from the prohibited transaction rules could be applicable depending in part on the type and circumstances of the Plan fiduciary making the decision to acquire a Bond. Included among these exemptions are: Prohibited Transaction Class Exemption ("PTCE") 90-1, regarding investments by insurance company pooled separate accounts; PTCE 91-38, regarding investments by bank collective investment funds; or PTCE 84-14, regarding transactions effected by a "qualified professional asset manager", PTCE 95-60, which exempts certain transactions involving insurance company general accounts, or PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by certain "in-house asset managers".

         Under regulations of the U.S. Department of Labor concerning the definition of the term "plan assets" for purposes of ERISA (the "Regulations"), the purchase by a Plan of certain types of Bonds, such as a Bond which is or is intended to be a Residual Bond or a Bond which might be characterized as an "equity interest" (as defined in the Regulations) in the Issuer of the related Series of Bonds, or in the collateral securing such Series of Bonds, could result in findings of ERISA prohibited transactions in the operation of the Issuer, other direct or indirect prohibited transactions or improper delegation of investment management responsibility by the Plan fiduciary choosing to invest in such Bond. Statutory exemptions, or the ERISA prohibited transaction exemptions referred to in the prior paragraph, or other such administrative exemptions, might or might not be applicable in such circumstances. For these reasons as described in the related Prospectus Supplement, certain Plans and other persons may be prohibited from investing in one or more Classes, or in an entire Series, of Bonds.

         Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential Plan investors consult with their counsel regarding the consequences under ERISA of their acquisition and ownership of Bonds.


                                  THE INDENTURE

         The following summaries describe certain provisions of the Indenture not described elsewhere in this Prospectus. The summaries do not purport to be complete and are qualified in their entirety by reference to the provisions of the Indenture. Where particular provisions or terms used in the Indenture are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of such summaries. The description set forth below is subject to modification in the Prospectus Supplement for a Series of Bonds to describe the terms and provisions of the particular Indenture relating to such Series of Bonds.


MODIFICATION OF INDENTURE

         With the consent of the holders of not less than two-thirds of the then aggregate principal amount of outstanding Bonds of each Series issued under an Indenture to be affected, the Indenture Trustee and the Issuer may execute a supplemental indenture to add provisions to, or change in any manner or eliminate any provisions of, the Indenture with respect to such Series or modify (except as provided below) in any manner the rights of the holders of the Bonds of such Series. In the case of a Series comprising Classes of Senior Bonds and Junior Bonds, as long as the Imputed Principal Balance (as defined below) of any Class of Senior Bonds is greater than zero, no amendment, variation or modification may be made to Article V of the Indenture, concerning defaults and remedies, without consent of the holders of 100% in the principal amount of the outstanding Senior Bonds.

         Without the consent of the holder of each outstanding Bond of such Series affected thereby, however, no supplemental indenture shall (a) change the Stated Maturity of the principal of, or any installment of interest on, any Bond of such Series or reduce the principal amount thereof, the interest rate specified thereon (except as provided in the related Series Supplement with respect to any Class of Variable Interest Rate Bonds), the redemption price with respect thereto or the earliest date on which any Bonds of such Series may be redeemed at the option of the Issuer, or change any place of payment where, or the coin or currency in which, any Bond of such Series or any interest thereon is payable, or impair the right to institute suit for the enforcement of certain provisions of the Indenture regarding payment, (b) reduce the percentage of the aggregate principal amount of the outstanding Bonds of such Series, the consent of the holders of which is required for any such supplemental indenture, or the consent of the holders of which is required for any waiver of compliance with certain provisions of the Indenture or of certain defaults thereunder and their consequences as provided for in the Indenture, (c) modify the provisions of the Indenture specifying the circumstances under which such a supplemental indenture may not change the provisions of the Indenture without the consent of the holders of each outstanding Bond of such Series affected thereby, or the provisions of the Indenture with respect to certain remedies available in an Event of Default (as described below), except to increase any percentage specified therein or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each outstanding Bond affected thereby, (d) modify or alter the provisions of the Indenture regarding the voting of Bonds held by the Issuer or an affiliate of the Issuer, (e) permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any part of the property subject to a lien under the Indenture or terminate the lien of the Indenture on any property at any time subject thereto or deprive the holder of any Bond of such Series of the security afforded by the lien of the Indenture, or (f) modify any of the provisions of the Indenture in such manner as to affect the calculation of the debt service requirement for any Bond or the rights of the holders of Bonds of such Series to the benefits of any provisions for the redemption at the request of Bondholders of Bonds of such Series contained therein. (Indenture, Section 9.2)

         The Issuer and the Indenture Trustee may also enter into supplemental indentures, without obtaining the consent of Bondholders of such Series, to cure ambiguities or make minor corrections, to provide for the issuance of Bonds in bearer or registered form or for the conversion of any outstanding Bonds to or from bearer form and to do such other things as would not adversely affect the interests of the Bondholders of such Series. (Indenture, Section 9.1)


EVENTS OF DEFAULT

         An Event of Default with respect to any Series of the Bonds is defined in the respective Indenture and Series Supplement under which such Bonds are issued as being: (a) a default in the payment of principal of any Bond of any Series or a default for five days or more in the payment of any interest on any Bond of such Series; (b) a default in the observance of certain negative covenants in the Indenture or in the observance of certain covenants relating to redemptions of bonds of such Series; or (c) certain events of bankruptcy, insolvency, receivership or reorganization of the Issuer. (Indenture, Section 5.1)


RIGHTS UPON EVENT OF DEFAULT

         Unless specified otherwise in the related Prospectus Supplement and Series Supplement, in case an Event of Default should occur and be continuing with respect to a Series of Bonds, the holders of 100% (or such other percentage specified in the related Prospectus Supplement) in principal amount of the outstanding Bonds (or such Classes of Bonds as are specified in the related Prospectus Supplement) of such Series or in certain cases, the holders of the Junior Class of such Series having the highest priority of payment (the "Highest Priority Junior Class") representing not less than 66 2/3% (or such other percentage specified in the related Prospectus Supplement) in principal amount of such Class may declare the principal of such Series of Bonds to be due and payable. Such declaration may under certain circumstances be rescinded by the holders of a majority in principal amount of the Bonds of such Series then outstanding (or, in the case of a Series comprising Classes of Senior Bonds and Junior Bonds, the holders of 100% in principal amount of the outstanding Senior Bonds of such Series or if the principal amount (less certain losses of the Trust Estate allocated thereto (as so reduced, the "Imputed Principal Balance")) of the Senior Bonds has been reduced to zero, by the holders of the Highest Priority Junior Class of such Series representing not less than 66 2/3% of the principal amount of such Class). (Indenture, Section 5.2)

         An Event of Default with respect to one Series of Bonds will not necessarily be an Event of Default with respect to any other Series of Bonds.

         Unless specified otherwise in the related Series Supplement, if, following an Event of Default, a Series of Bonds has been declared to be due and payable, the Indenture Trustee may, in its discretion, (provided that the holders of the Bonds of such Series have not directed the Indenture Trustee to sell the Collateral), refrain from selling the Collateral for such Series and continue to apply all amounts received on the Collateral to payments due on the Bonds of such Series as collections are received on the Collateral, notwithstanding the acceleration of the maturity of such Bonds. In addition, if a Series of Bonds has been declared due and payable upon an Event of Default, the Indenture Trustee may in its discretion under certain conditions, or will, if directed by the holders of the Bonds, sell the Collateral for such Series. Following an acceleration of the Bonds after an Event of Default all Bonds of such Series then outstanding will be payable pro rata (in accordance with Imputed Principal Balances in the case of Special Allocation Bonds and except to the extent provided otherwise in the related Series Supplement), without regard to their respective Stated Maturities, out of the collections on, or the proceeds from the sale of, such Collateral. (Indenture, Section 5.8)

         Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee, in case an Event of Default shall occur and be continuing, the Indenture Trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of Bonds, unless such holders have offered to the Indenture Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction. (Indenture, Section 6.1) Following an acceleration of the Bonds after an Event of Default, the Trustee shall be entitled to payment of its fees prior to payment of principal and interest on the Bonds. (Indenture, Section 6.7) Subject to such provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority in principal amount of the outstanding Bonds of a Series (or, in the case of a Series comprising Classes of Senior Bonds and Junior Bonds, the holders of a majority in principal amount of the outstanding Senior Bonds of such Series or in certain cases, the majority in principal amount of the holders of the Highest Priority Junior Class) shall have the right to direct the time, method, and place of conducting any proceeding or any remedy available to the Indenture Trustee or exercising any trust or power conferred on the Indenture Trustee with respect to the Bonds of such Series; and the holders of a majority in principal amount of the Bonds of a Series then outstanding (or, in the case of a Series comprising Classes of Senior Bonds and Junior Bonds, 100% of the outstanding Senior Bonds of such Series or, if the Imputed Principal Balance of the Senior Bonds has been reduced to zero, the holders of the Highest Priority Junior Class of such Series representing not less than 66 2/3% of the principal amount of such Class) may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of the holder of each outstanding Bond affected thereby. (Indenture, Sections 5.13 and 5.14). In the case of a Series of Bonds comprising Classes of Senior Bonds and Junior Bonds, the holders of Junior Bonds of such Series shall not be entitled to exercise any of the rights referred to in the preceding sentence until the Senior Bonds of such Series have been paid in full or the Imputed Principal Balance of each Class of the Senior Bonds of a Series has been reduced to zero.


LIST OF BONDHOLDERS

         Three or more holders of the Bonds of any Series (each of whom has owned a Bond of such Series for at least six months) may, by written request to the Indenture Trustee, obtain access to the list of all Bondholders maintained by the Indenture Trustee for the purpose of communicating with other Bondholders with respect to their rights under the Indenture. The Indenture Trustee may elect not to afford the requesting Bondholders access to the list of Bondholders if it agrees to mail the desired communication or proxy, on behalf of the requesting Bondholders, to all Bondholders.

ISSUER'S ANNUAL COMPLIANCE STATEMENT

         The Issuer will be required to file annually with the Indenture Trustee a brief certificate as to its compliance with all conditions and covenants under the Indenture. (Indenture, Section 3.9)


INDENTURE TRUSTEE'S ANNUAL REPORT

         Except to the extent provided otherwise in the related Series Supplement, the Indenture Trustee will be required to mail, in each year when required by the Trust Indenture Act of 1939, as amended ("TIA"), to all Bondholders a brief report relating to its eligibility and qualifications to continue as the Indenture Trustee under the Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by the Issuer to it in the Indenture Trustees's commercial capacity, the property and funds physically held by the Indenture Trustee as such, any release or substitution of property subject to the lien of the Indenture which has not been previously reported, any additional Series of Bonds not previously reported and any action taken by the Indenture Trustee which materially affects the Bonds and which has not been previously reported. (Indenture, Section 7.3)


SATISFACTION AND DISCHARGE OF INDENTURE

         The Indenture will be discharged with respect to the Collateral securing the Bonds of a Series upon the delivery to the Indenture Trustee for cancellation of all of the Bonds of such Series or, with certain limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all of the Bonds of such Series. (Indenture, Section 4.1)

THE INDENTURE TRUSTEE

         The Indenture Trustee for each Series of Bonds will be specified in the respective Prospectus Supplement. Pursuant to the TIA, the Trustee may have a "conflicting interest" if any Event of Default occurs with respect to one or more Classes of Special Allocation Bonds issued under the Indenture or if any Event of Default occurs with respect to a Series of Bonds that comprises Classes of Senior Bonds and Classes of Junior Bonds. In such event, the Trustee may be required to resign its trusteeship with respect to one or more Classes of such Special Allocation Bonds, Senior Bonds or Junior Bonds and a successor Trustee would be appointed for such Classes.


REPORTS BY INDENTURE TRUSTEE TO BONDHOLDERS

         On each Principal Payment Date or Special Redemption Date in respect of a Series, the Indenture Trustee for such Series will send a report to each Bondholder setting forth the respective amounts of such payment representing interest and principal and the remaining actual outstanding principal amount of an Individual Bond of each Class, the Imputed Principal Balance (as defined in the related Indenture) of any Individual Bond that is a Senior Bond or Junior Bond, and the aggregate principal amount of the Bonds of each relevant Class in the case of holders of Bonds on which payments of interest only are then being made or in the case of a Class of Bonds on which principal payments are applied by lot rather than pro rata, after giving effect to the payments made on such Principal Payment Date or Special Redemption Date. (Indenture, Section 8.7)


LIMITATION ON SUITS

         No holder of a Bond of any Series will have any right to institute any Proceedings with respect to the Indenture unless (1) such holder has previously given written notice to the Indenture Trustee for such Series of a continuing Event of Default with respect to such Series; (2) the holders of at least 25% in principal amount of the Bonds of such Series then outstanding (or in the case of a Series comprising Classes of Senior Bonds and Junior Bonds (a) all of the holders of the Classes of Senior Bonds of such Series having Imputed Principal Balances greater than zero or (b) in the event that no Class of Senior Bonds of such Series has an Imputed Principal Balance greater than zero, the holders of the Highest Priority Junior Class of such Series representing not less than 66 2/3% of the principal amount of such Class) shall have made written request to the Indenture Trustee to institute Proceedings in respect of such Event of Default in its own name as Indenture Trustee; (3) such holders have offered to the Indenture Trustee reasonable indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request; (4) for 60 days after its receipt of such notice, request and offer of indemnity the Indenture Trustee has failed to institute any such Proceedings; and (5) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the holders of at least 50% in principal amount of the Bonds of such Series then outstanding (or in the case of a Series comprising Classes of Senior Bonds and Junior Bonds (a) any holder of a Class of Senior Bonds of such Series having Imputed Principal Balances greater than zero or (b) in the event that no Class of Senior Bonds of such Series has an Imputed Principal Balance greater than zero, any holder of the Highest Priority Junior Class of such Series representing not less than 66 2/3% of the principal amount of such Class). (Indenture, Section 5.9)

         Notwithstanding any other provision of the Indenture, the Indenture incorporates Section 316(b) of the TIA which provides that the right of any holder of a Bond to receive payment of the principal of and interest on such Bond, on or after the respective due dates expressed in such Bond, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such holder, except as to a postponement of an interest payment consented to as provided in Section 316(a)(2) of the TIA, and except that such indenture may contain provisions limiting or denying the right of any such holder to institute any such suit, if and to the extent that the institution or prosecution thereof or the entry or judgment therein would, under applicable law, result in the surrender, impairment, waiver, or loss of the lien of such indenture upon any property subject to such lien. (Indenture, Section 5.20)

                              PLAN OF DISTRIBUTION

         The Issuer may sell the Bonds offered hereby through one or more underwriters or groups of underwriters (the "Underwriters"). The Prospectus Supplement with respect to each Series of Bonds will set forth the terms of the offering of such Series of Bonds and each Class within such Series, including the name or names of the Underwriters, the proceeds to and their intended use by the Issuer, and if applicable, either the initial public offering price, the discounts and commissions to the Underwriters and any discounts or concessions allowed or reallowed to certain dealers, or the method by which the price at which the Underwriters will sell the Bonds will be determined.

         The obligations of any Underwriters will be subject to certain conditions precedent, and such Underwriters will be obligated to purchase all of the Series of Bonds described in the Prospectus Supplement with respect to such Series if any such Bonds are purchased. The Bonds may be acquired by the Underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If the Bonds of a Series are offered other than through underwriters, the related Prospectus Supplement will contain information regarding the nature of such offering and any agreements to be entered into between the Issuer and the purchasers of the Bonds of such Series.

         The place and time of delivery for the Series of Bonds in respect of which this Prospectus is delivered will be set forth in the related Prospectus Supplement.


                                  LEGAL MATTERS

         The legality of the Bonds will be passed upon for the Issuer by Andrews & Kurth L.L.P., Dallas, Texas. Andrews & Kurth L.L.P. has also delivered its opinion to the Issuer as to certain federal income tax consequences with respect to the Bonds.


                                     EXPERTS

         The balance sheet of CMC Securities Corporation III, (formerly known as Capstead Securities Corporation VI), appearing in CMC Securities Corporation III's Annual Report on Form 10-K for the years ended December 31, 1994, 1995 and 1996 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such balance sheet is incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.


                             ADDITIONAL INFORMATION

         Copies of the Registration Statement of which this Prospectus forms a part and the exhibits thereto are on file at the offices of the Securities and Exchange Commission in Washington, D.C., and may be obtained at rates prescribed by the Commission upon request to the Commission and inspected, without charge, at the offices of the Commission.

         Copies of FHLMC's most recent Offering Circular for FHLMC Certificates, FHLMC's Information Statement and most recent Supplement thereto and any quarterly report made available by FHLMC can be obtained by writing or calling FHLMC's Investor Inquiry Department at 8200 Jones Branch Drive, McLean, Virginia 22102 (800-336-FMPC). The Issuer did not participate in the preparation of FHLMC's Offering Circular, Information Statement or any Supplement thereto or any such quarterly report.

         Copies of FNMA's most recent Prospectus for FNMA Certificates and FNMA's annual report and quarterly financial statements as well as other financial information are available from the Vice President for Investor Relations of FNMA, 3900 Wisconsin Avenue, N.W., Washington, D.C. 20016 (202-752-7585). The Issuer did not participate in the preparation of FNMA's Prospectus or any such report, financial statement or other financial information.

                           GLOSSARY OF PRINCIPAL TERMS



"Administrator"..................................................................................................31
"Agency Certificates"..........................................................................................1, 5
"Assumed Reinvestment Rate".......................................................................................1
"Basic Principal Payment".....................................................................................7, 22
"Beneficial Owners"..........................................................................................12, 25
"Bond Value Group"...............................................................................................22
"Bond Value"..................................................................................................7, 22
"Bondholders"....................................................................................................13
"Bonds"........................................................................................................1, 5
"Book Entry Bonds"............................................................................................7, 25
"Certificate Trustee"............................................................................................31
"Certificates"....................................................................................................5
"Claim Ceiling"..................................................................................................16
"Clearing Agency Participants"...............................................................................12, 25
"Clearing Agency"............................................................................................12, 25
"Code".......................................................................................................13, 40
"Collateral".....................................................................................................10
"Collection Account".............................................................................................11
"Commission"......................................................................................................3
"Committee Report"...............................................................................................41
"Compound Interest Bonds".........................................................................................5
"Conventional Loans".............................................................................................23
"Due Period"..................................................................................................7, 22
"ERISA"..........................................................................................................58
"Exchange Act"....................................................................................................3
"FDIC"...........................................................................................................57
"FHA Loans"......................................................................................................23
"FHLMC Act"......................................................................................................29
"FHLMC Certificate Group"........................................................................................29
"FHLMC Certificate Pool".........................................................................................29
"FHLMC Certificates"...........................................................................................1, 5
"FHLMC"...........................................................................................................5
"Final REMIC Regulations"........................................................................................40
"Floating Interest Rate Bonds"...................................................................................22
"FmHA Loans".....................................................................................................23
"FNMA"............................................................................................................5
"Garn-St Germain Act"............................................................................................36
"GNMA Certificates"............................................................................................1, 5
"GNMA Servicer"..................................................................................................26
"GNMA"............................................................................................................5
"GPM Certificates"...............................................................................................31
"Guaranty Agreement".............................................................................................27
"Housing Act"....................................................................................................26
"Indenture Trustee"...............................................................................................5
"Indenture".......................................................................................................5
"Interest Accrual Period".........................................................................................6
"Inverse Floating Interest Rate Bonds"...........................................................................22
"IRS"............................................................................................................45
"Issuer".......................................................................................................1, 6
"Maximum Variable Interest Rate".....................................................................10, 10, 22, 22
"Minimum Variable Interest Rate".............................................................................22, 22
"Mortgage Loans".............................................................................................11, 46
"Non-Agency Certificates"......................................................................................1, 5
"Non-Priority Bonds".............................................................................................17




"OID Regulations" ...............................................................................................42
"Optional Variable Interest Rate Bond Redemption"............................................................10, 24
"OTS"............................................................................................................57
"Owner"..........................................................................................................31
"Participating Series"...........................................................................................16
"Pass-Through Entity"............................................................................................53
"Payment Date"....................................................................................................6
"Plan"...........................................................................................................58
"Pooling and Administration Agreement"...........................................................................31
"Premium REMIC Regular Bonds"....................................................................................46
"Prepayment Assumption"..........................................................................................42
"Principal Payment Date"..........................................................................................7
"Priority Bonds".................................................................................................17
"PTCE"...........................................................................................................58
"PTC"............................................................................................................27
"Registration Statement"..........................................................................................3
"Regular Bonds"..............................................................................................13, 40
"Regulations"....................................................................................................58
"REIT"...........................................................................................................52
"REMIC Bonds".................................................................................................1, 40
"REMIC Pool".....................................................................................................40
"REMIC Regular Bonds".............................................................................................1
"REMIC"...........................................................................................................1
"Requisite Amount of the Special Hazard and Bankruptcy Account"..............................................16, 16
"Reserve Funds"..................................................................................................12
"Residual Bondholders"...........................................................................................18
"Residual Bonds"..................................................................................................1
"Retail Class Bond"..............................................................................................43
"Scheduled Amortization Amount"...................................................................................8
"Scheduled Amortization Bonds"................................................................................8, 20
"Scheduled Principal"............................................................................................30
"Series Supplement"...............................................................................................5
"Servicers"......................................................................................................31
"Servicing Agreement"............................................................................................31
"SMMEA"......................................................................................................13, 57
"Special Allocation Bonds".......................................................................................17
"Special Redemption Date".....................................................................................9, 24
"Spread"..........................................................................................................8
"Startup Day"....................................................................................................41
"TIA"............................................................................................................61
"Time-Out Period" ...............................................................................................10
"TMP"............................................................................................................41
"Underlying Mortgage Loans"......................................................................................15
"Variable Interest Rate Bonds"...................................................................................22
"Variable Interest Rate Payment Date"............................................................................10
"Variable Interest Rate Period"..............................................................................10, 22
"Variable Interest Rate"......................................................................................6, 22


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